UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
PRE-EFFECTIVE AMENDMENT NO. 1 TO
FORM SB-2
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
HOMELAND ENERGY SOLUTIONS, LLC
(Name of small business issuer in its charter)

Iowa	2860	20-3919356
State or jurisdiction of	Primary Standard Industrial	I.R.S. Employer Identification No.
incorporation or organization	Classification Code Number
951 North Linn Avenue
New Hampton, Iowa 50659
(641) 985-2147
(Address and telephone number of principal executive offices and principal place of business)
Stephen Eastman, President
951 North Linn Avenue
New Hampton, Iowa 50659
(641) 985-2147
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies of Communications to:
Valerie D. Bandstra
Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C.
666 Grand Avenue, Suite 2000,
Des Moines, Iowa 50309-2510
(515) 242-2400
     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐
CALCULATION OF REGISTRATION FEE

Title of each class	Maximum number of	Proposed maximum	Proposed maximum
of securities to be	units to be	offering price per	aggregate offering	Amount of
registered	registered	unit	price	registration fee
Membership Units	110,000	$1,000	$110,000,000	$11,770 (1)

(1)	Determined pursuant to Section 6(b) of the Securities Act of 1933 and Fee Rate Advisory #7 for Fiscal Year 2006, and Rule 457(o) of Regulation C.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities offered by this prospectus may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is neither an offer to sell these securities nor a solicitation of an offer to buy these securities in any state where an offer or sale is not permitted.
Preliminary Prospectus
Dated October 12, 2006
Homeland Energy Solutions, LLC
an Iowa Limited Liability Company
[Effective Date]
     The Securities being offered by Homeland Energy Solutions, LLC are Limited Liability Company Membership Units

Minimum Offering Amount	$55,000,000	Minimum Number of Units	55,000
Maximum Offering Amount	$110,000,000	Maximum Number of Units	110,000
Offering Price: $1,000 per Unit
Minimum Purchase Requirement: Twenty-Five Units ($25,000)
Additional Purchases in Increments of Five (5) Units
     We are offering limited liability company membership units in Homeland Energy Solutions, LLC, a development stage Iowa limited liability company. We intend to use the offering proceeds to develop, construct and operate a 100 million gallon per year dry mill corn-processing ethanol manufacturing plant in Chickasaw County, Iowa near the City of New Hampton, Iowa. We estimate the total project, including operating capital, will cost approximately $159,000,000. We expect to use debt financing to complete project capitalization. The offering will end no later than [twelve months from the effective date of this registration statement]. If we sell the maximum number of units prior to [twelve month date], the offering will end on or about the date that we sell the maximum number of units. We may also end the offering any time after we sell the minimum number of units and prior to [twelve month date]. In addition, if we abandon the project for any reason prior to [twelve month date], we will terminate the offering and return offering proceeds to investors. Proceeds from subscriptions for the units will be deposited in an interest-bearing escrow account under a written escrow agreement. We will not release funds from the escrow account until specific conditions are satisfied, such as the requirement that cash proceeds in our escrow account equal $55,000,000 (exclusive of interest), the requirement that we receive a written debt financing commitment, and the requirement that we have received consent (where required) from the state securities departments with which we are registered,
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
     These securities are speculative securities and involve a significant degree of risk. You should read this prospectus including the “RISK FACTORS” beginning on page 7. You should consider these risk factors before investing in us.
▪	Your investment in us will be an investment in illiquid securities;

▪	Our units will not be listed on a national exchange and are subject to restrictions on transfer imposed by our operating agreement, as well as applicable tax and securities laws;

▪	No public market or other market for the units now exists or is expected to develop; and

▪	Our directors and officers will be selling our units without the use of an underwriter.

▪	You should not assume that we will sell the 55,000 minimum number of units only to unaffiliated third party investors. We may sell units to affiliated investors, such as directors and officers, or institutional investors that may acquire enough units to influence the manner in which we are managed. These investors may influence our business in a manner more beneficial to them than to other investors.

PROSPECTUS SUMMARY
     This summary only highlights selected information from this prospectus and may not contain all of the information that is important to you. You should carefully read the entire prospectus, the financial statements, and attached exhibits before you decide whether to invest.
The Company
          Homeland Energy Solutions, LLC was formed as an Iowa limited liability company on December 7, 2005 for the purpose of developing a project to build and operate a 100 million gallon dry mill corn-processing ethanol plant in Chickasaw County, Iowa near New Hampton. A limited liability company (“LLC”) is a form of business organization that combines the features of limited partnerships and corporations. The members of an LLC receive the limited liability structure offered by a corporate form of ownership and the tax advantages of a partnership. In addition, the LLC offers flexible management and capital structures without the complicated requirements of S corporations or the restrictions of limited partnerships. We chose the LLC structure to provide us flexibility in project capitalization. We are a development-stage company with no prior operating history. We do not expect to generate any revenue until we begin operating the plant. Our ownership interests are represented by membership interests, which are designated as units. Our principal address and location is 951 North Linn Avenue, New Hampton, Iowa 50659. Our telephone number is (641) 985-2147.
The Offering

Minimum number of units offered	55,000 units

Maximum number of units offered	110,000 units

Purchase price per unit	$1,000

Minimum purchase amount	Twenty-Five units ($25,000)

Additional Purchases	Five unit increments

Maximum purchase amount	You may purchase any number of additional units subject to the 49% ownership limitation contained in our operating agreement. There are currently 2,850 units outstanding. If we sell the minimum number of units offered, the maximum number of units you may purchase is 28,346 units. If we sell the maximum number of units offered, the maximum number of units you may purchase is 55,296 units.

Use of proceeds	The purpose of this offering is to raise equity to help fund the construction and start-up costs of a 100 million gallon dry mill corn-processing ethanol plant to be located in Chickasaw County, Iowa.

Offering start date	We expect to start selling units as soon as possible following the declaration of effectiveness of this registration statement by the Securities and Exchange Commission.

Offering end date	The offering will end no later than [twelve month date]. If we sell the maximum number of units prior to [twelve month date], the offering will end on or about the date that we sell the maximum number of units. We may also end the offering any time after we sell the minimum number of units and prior to [twelve month date]. In addition, if we abandon the project for any reason prior to [twelve month date], we will terminate the offering and return offering proceeds to investors.

Units issued and outstanding if min. sold	57,850(1)

Units issued and outstanding if max. sold	112,850(1)

States in which we plan to register	Florida, Illinois, Iowa, Kansas, Minnesota, Missouri, South Dakota and Wisconsin

Risk Factors	See “Risk Factors” beginning on page 7 of this prospectus for a discussion of factors that you should carefully consider before deciding to invest in our units.

(1)	Includes 2,850 seed capital units currently issued and outstanding from our previous private placements.
     We may offer or sell our units in other states in reliance upon exemptions from the registration requirements of the laws of those other states. We may also decide to register our units in additional states. The directors and officers identified on page 9 of this prospectus will offer the securities on our behalf directly to investors without the use of an underwriter.
The Project
     If we are able to fully capitalize the project as described below, we will use the offering proceeds to build and operate a 100 million gallon per year dry mill corn-processing ethanol manufacturing plant in northeast Iowa in Chickasaw County near the City of New Hampton. Ethanol is an alcohol that can be burned in engines like gasoline. Ethanol can be blended with gasoline as an oxygenate to decrease harmful emissions and meet clean air standards. We plan to build an ethanol plant with a name plate capacity of 100 million gallons of denatured ethanol (fuel-grade) per year. Ethanol plants grind up the entire corn kernel, sending the non-fermentable corn oil, protein and fiber to the distillery along with the starch. These components, which make up one third of the kernel, remain after the starch is converted to alcohol and are dried and sold as distillers grains, also known by the acronyms DDG or DDGS (Distillers Dried Grains or Distillers Dried Grains with Solubles). Distillers grains are typically sold as a nutrient-rich ingredient for animal feed. Although the name plate capacity would be 100 million gallons per year, it is not unusual for plants to produce in excess of this capacity and we expect our plant to do the same. According to the engineering specifications from our anticipated design-builder, Fagen, Inc., we anticipate that on an annual basis, the plant may be able to produce a little over 100 million gallons of ethanol and 333,000 tons per year of 10% moisture DDGS. While we believe our production estimates are reasonable, we can offer no assurances that our plant will produce in excess of 100 million gallons of ethanol per year.
     We have entered into a non-binding letter of intent with Fagen, Inc. of Granite Falls, Minnesota for the design and construction of our proposed ethanol plant for a price of $109,706,788, subject to construction cost index increases. See “DESCRIPTION OF BUSINESS – Design-Build Team” for detailed information about our non-binding letter of intent with Fagen, Inc.
     Construction of the project is expected to take 16-18 months, depending on construction contingencies, after construction commences. We anticipate that construction will commence on or about August 1, 2007. Thus, depending on any unforeseen construction contingencies, our anticipated completion date is currently scheduled for winter 2008. The anticipated completion date in winter 2008 assumes that we are able to complete the organization of our financing arrangements, including this offering and debt financing in less than 12 months after the effective date of this registration statement. If we are not able to complete the equity offering and arrange debt financing in less than 12 months after the effective date of our registration statement, our plant will likely not be complete by winter 2008. Fagen, Inc.’s commitments to build other plants may also delay construction of our plant and postpone our start-up date. Except for our non-binding letter of intent with Fagen, Inc., we do not have any binding or non-binding agreements with any contractor or supplier for labor or materials necessary to construct the plant.
Our Financing Plan
     We estimate the total project will cost approximately $159,000,000. We expect that the design and construction of the plant will cost approximately $109,706,788, with additional start-up and development costs of approximately $49,293,212. This is a preliminary estimate based primarily upon the experience of our anticipated general contractor, Fagen, Inc. with other plants it has built. We expect our estimate to change as we continue to develop the project. . Under our non-binding letter of intent with Fagen, Inc., the contract price of $109,706,788 may be further increased if the construction cost index (“CCI”) published by Engineering News-Record Magazine reports a CCI greater than 7540.38 in the month in which we issue to Fagen, Inc., a notice to proceed with plant construction. The amount of the contract price increase will be equal to the increase in the CCI based upon the September 2005 CCI of 7540.38. The CCI is reported on a monthly basis and since September 2005 has shown a steady increase, with a slight decrease from the April 2006 index of 7695.40 to the May index of 7690.72. As of August, 2006, the CCI was reported at 7722.66, which is significantly higher than the September 2005 level stated in the letter of intent. If the CCI remains at the August, 2006 level or increases above that level in the month in which we issue to Fagen, Inc. a notice to proceed with plant construction, the contract price will accordingly increase by approximately $2,600,000 or more. Thus, we have allowed for a $5,500,000 contingency in our total estimated costs of the project. In addition, we have also included a Construction Contingency in the total estimated project cost of approximately $2,000,000 to account for any construction contingencies unrelated to an increase in the CCI. All costs that may fall under the CCI Contingency and the general Construction Contingency will be costs that will be allocated to us and not our general contractor. See “ESTIMATED USE OF PROCEEDS.” We expect to capitalize our project using a combination of equity and debt to supplement our seed capital proceeds. We raised $1,325,000 of seed capital equity in two private placements to fund our development, organizational and offering expenses. We intend to raise a minimum of $55,000,000 and a maximum of $110,000,000 of additional equity through this offering. See “MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION – Project Capitalization.”
     Depending on the level of equity raised in this offering and the amount of any bond financing and/or grants we may be awarded, we will need to obtain debt financing ranging from approximately $47,675,000 to $102,675,000 in order to supplement our seed capital proceeds of $1,325,000 and fully capitalize the project. We estimated the range of debt financing we will need by subtracting the minimum and maximum amount of equity in this offering and the $1,325,000 we raised as seed capital from the estimated total project cost. We are currently in discussions with potential lenders to provide us with the necessary debt financing for the project. Based on our initial conversations with lenders, we anticipate that we will be able to obtain the necessary debt financing so long as we raise the minimum of $55,000,000 in equity through this offering.
Financial Information
     We are a development-stage company with no operating history and no revenues. Please see “SELECTED FINANCIAL DATA” for a summary of our finances and the index to our financial statements for our detailed financial information.
Membership in Homeland Energy Solutions and Our Operating Agreement
     If you purchase 25 or more of our units, you will become a member in Homeland Energy Solutions and your rights as a member will be governed by our operating agreement. Each member will have one vote per unit owned. Members may vote on a limited number of issues, such as dissolving the company, amending the operating agreement, and electing future directors. Generally we will allocate our profits and losses based upon the ratio each unit holder’s units bear to total units outstanding.
     In the opinion of our counsel, we will be treated as a partnership for federal income tax purposes. As such, we will not pay any federal income taxes at the company level and will instead allocate net income to unit holders. Our unit holders must then include that income in his or her taxable income.
     The transfer of units is restricted by our operating agreement, which, except in limited circumstances, does not allow unit transfers until Financial Closing. Once we have reached Financial Closing, certain unit transfers will be permitted. However, our units will not be listed on any national exchange and may not be readily traded due to certain restrictions imposed by tax and securities laws. Please see “SUMMARY OF OUR OPERATING AGREEMENT” and “FEDERAL TAX CONSEQUENCES OF OWNING OUR UNITS.”
     You should not assume that we will sell the 55,000 minimum number of units only to unaffiliated third party investors. We may sell units to affiliated investors, such as directors and officers, or to institutional investors that may acquire enough units to influence the manner in which we are managed. For example, our operating agreement provides that each member who holds five thousand (5,000) or more units, all of which were purchased in our initial public offering filed with the SEC, is entitled to appoint one (1) director for each block of 5,000 units, but no appointing member may appoint more than two (2) directors in this manner. Investors holding this right may exercise their appointments within thirty (30) days of the financial closing of our debt financing for this project. These investors may influence our business in a manner more beneficial to them than to other investors. Our initial board of directors may need to add directors to our initial board or reject a subscription for a large investment if accepting such subscription would result in the appointed directors constituting a majority of our board of directors, as our operating agreement provides that the appointed directors shall not constitute a majority of our board and our board size is limited to a maximum of fifteen (15) directors. Alternatively, our board may seek a membership vote to amend the operating agreement.
Suitability of Investors
     Investing in the units offered hereby involves a high degree of risk. Due to the high degree of risk, you cannot invest in this offering unless you meet the following suitability test: (1) You have annual income from whatever source of at least $45,000 and you have a net worth of at least $45,000 exclusive of home, furnishings and automobiles; or (2) you have a net worth of at least $100,000 exclusive of home, furnishings and automobiles. Iowa investors must have a net worth of $60,000 (exclusive of home, auto and furnishings) and annual income of $60,000 or, in the alternative, a net worth of $150,000 (exclusive of home, auto and furnishings).

Kansas investors must have a net worth of $60,000 (exclusive of home, auto and furnishings) and annual income of $60,000 or, in the alternative, a net worth of $225,000 (exclusive of home, auto and furnishings). For married persons, the tests will be applied on a joint husband and wife basis regardless of whether the purchase is made by one spouse or the husband and wife jointly.
     Units will be sold only to persons that meet these and other specific suitability requirements. Even if you represent that you meet the required suitability standards, the board of directors reserves the right to reject any portion or all of your subscription for any reason, including if the board determines that the units are not a suitable investment for you. See “PLAN OF DISTRIBUTION – Suitability of Investors.”
Subscription Period and Procedures
     The offering will end no later than [twelve months from the effective date of this registration statement]. If we sell the maximum number of units prior to [twelve months from the effective date], the offering will end on or about the date that we sell the maximum number of units. We may also end the offering any time after we sell the minimum number of units and prior to [twelve months from the effective date of this registration statement]. In addition, if we abandon the project for any reason prior to [twelve months from the effective date of this registration statement], we will terminate the offering and return offering proceeds to investors, including nominal interest on your investment less fees. We may continue to offer any remaining units to reach the maximum number to be sold until the offering closes. We reserve the right to cancel or modify the offering and to reject subscriptions for units in whole or in part. Additionally, in our sole discretion, we may also determine that it is not necessary to sell all available units.
     Before purchasing any units, you must read and complete the subscription and signature page of our operating agreement, pay 10% of your total investment into our escrow account and sign a promissory note and security agreement for the remaining 90% balance of the purchase price.
     Once you have executed the subscription agreement, you will not be able to withdraw funds from escrow, sell or transfer your units or otherwise cancel this agreement. Any time after we sell the minimum aggregate offering amount of $55,000,000, we may give written demand for payment and you will have 20 calendar days to pay the balance of the purchase price. If you fail to pay the balance of the purchase price, you will forfeit your 10% cash deposit and you will not be entitled to any ownership interest in Homeland Energy Solutions. If we acquire sufficient equity cash proceeds to release funds from escrow prior to your initial investment, then you must pay the full purchase price at the time of subscription for the total number of units you wish to purchase. See “PLAN OF DISTRIBUTION – Subscription Period” and “PLAN OF DISTRIBUTION – Subscription Procedures.”
Escrow Procedures
     Proceeds from subscriptions for the units will be deposited in an interest-bearing escrow account that we have established with a banking institution. We have entered into an escrow agreement with Home Federal Savings Bank.
     We will not release funds from the escrow account until specific conditions are satisfied, such as the requirement that cash proceeds in our escrow account equal $55,000,000 (exclusive of interest), the requirement that we receive a written debt financing commitment, and the requirement that we have received consent (where required) from the state securities departments with which we are registered, See “PLAN OF DISTRIBUTION – Escrow Procedures” for a detailed discussion of the conditions we expect to be required of us before we release funds from escrow.
IMPORTANT NOTICES TO INVESTORS
     This prospectus does not constitute an offer to sell or the solicitation of an offer to purchase any securities in any jurisdiction in which, or to any person to whom, it would be unlawful to do so.
     Investing in our units involves significant risk. Please see “RISK FACTORS” to read about important risks you should consider before purchasing units in Homeland Energy Solutions. No representations or warranties of any kind are intended or should be inferred with respect to economic returns or tax benefits of any kind that may accrue to the investors of the securities.
     In making an investment decision, investors must rely upon their own examination of the entity creating the securities and the terms of the offering, including the merits and risks involved. Investors should not invest any funds in this offering unless they can afford to lose their entire investment. There is no public market for the resale of the units in the foreseeable future. Furthermore, state securities laws and our operating agreement place substantial restrictions on the transferability of the units. Investors should be aware that they will be required to bear the financial risks of this investment for an indefinite period of time.
     During the course of the offering of the units and prior to the sale of the units, each prospective purchaser and his or her representatives, if any, are invited to ask questions of, and obtain additional information from, our representatives concerning the terms and conditions of this offering, us, our business, and other relevant matters. We will provide the requested information to the extent that we possess such information or can acquire it without unreasonable effort or expense. In addition, our representatives will consult with our attorneys, accountants, or other advisors regarding any of the prospective purchasers’ questions that require additional assistance. Prospective purchasers or representatives having questions or desiring additional information should contact us at (641) 985-2147, or at our business address: Homeland Energy Solutions, LLC, 951 North Linn Avenue, New Hampton, Iowa 50659.
     If you would like more information, please contact the following directors and officers who are offering our units on behalf of the Company:

NAME	POSITION	PHONE NUMBER
Stephen Eastman	President and Director	(641) 985-2147
James Boeding	Vice President and Director	(563) 382-3000
Pat Boyle	VP Project Development and Director	(563) 547-3801
Bernard Retterath	Treasurer and Director	(641) 737-2398
Steve Dietz	Secretary and Director	(641) 423-3965
Chad Kuhlers	Director	(641) 423-8500
Steven H. Core	Director	(507) 261-2946
RISK FACTORS
     The purchase of units involves substantial risks and the investment is suitable only for persons with the financial capability to make and hold long-term investments not readily converted into cash. Investors must, therefore, have adequate means of providing for their current and future needs and personal contingencies. Prospective purchasers of the units should carefully consider the risk factors set forth below, as well as the other information appearing in this prospectus, before making any investment in the units. Investors should understand that there is a possibility that they could lose their entire investment in us.
Risks Related to the Offering
If we fail to sell the minimum number of units, the offering will fail and your investment may be returned to you with nominal interest or no interest.
     We may not be able to sell the minimum amount of units required to close on this offering. We must sell at least 55,000 units to close the offering. If we do not sell at least 55,000 units by [twelve months from the effective date of this registration statement], we cannot close the offering and must return investors’ money with nominal or no interest, less expenses for escrow agency fees. This means that from the date of your investment, you may earn a nominal rate of return on the money you deposit with us in escrow. If escrow fees exceed interest, investments may be returned without interest, but you will receive no less than the purchase price you paid for the units. We do not expect the termination date to be later than [twelve months from effective date of this prospectus].
We are not experienced in selling securities and no one has agreed to assist us or purchase any units that we cannot sell ourselves, which may result in the failure of this offering.
     We are making this offering as a direct primary offering, which means that we will not use an underwriter or placement agent and if we are unsuccessful in selling the minimum aggregate offering amount by [twelve months from the effective date of this registration statement], we will be required to return your investment. We have no firm commitment from any prospective buyer to purchase our units and there can be no assurance that the offering will be successful. We plan to offer the units directly to investors by registering our securities in the states of Florida, Illinois, Iowa, Kansas, Minnesota, Missouri, South Dakota and Wisconsin. We plan to advertise in local media in these states and by mailing information to area residents. We may also hold informational meetings throughout these states. Our directors have significant responsibilities in their primary occupations in addition to trying to raise capital. Directors Stephen Eastman, James Boeding, Pat Boyle, Bernard Retterath, Steve Dietz, Chad Kuhlers, and Steven H. Core will be selling our units. All of these Directors have full-time outside employment. See “BUSINESS EXPERIENCE OF OUR DIRECTORS AND OFFICERS.”
     Each of the directors involved in the sale of our units believes that he will be able to devote a significant portion (10-20 hours per week) of his time to the offering. Nonetheless, the time that these directors spend on our activities may prove insufficient to result in a successful equity offering.
     These individuals have minimal broker-dealer experience and minimal experience with public offerings of securities. There can be no assurance that our directors will be successful in securing investors for the offering.
Proceeds of this offering are subject to promissory notes due after the offering is closed and investors unable to pay the 90% balance on their investment may have to forfeit their 10% cash deposit.
     As much as 90% of the total offering proceeds of this offering could be subject to promissory notes that may not be due until after the offering is closed. If we sell the minimum number of units by [twelve months from the effective date of this registration statement], we will be able to close the offering. Nonetheless, we will not be able to release funds from escrow until the notes are paid off and the cash proceeds in escrow equal or exceed $55,000,000, we have received a written debt financing commitment, the escrow agent provides an affidavit to each state securities department in which we have registered our securities for sale stating that the escrow agreement requirements have been satisfied, and when required, the state securities commissioners have consented to release of the funds on deposit in each state.
     The success of our offering will depend on the investors’ ability to pay the outstanding balances on these promissory notes. We may choose to wait to call for payment on the notes for a variety of reasons related to construction and development of the project. Under the terms of the offering, we may wait until the first day of the 11th month to call the balance. If we wait to call the balance on the notes for a significant period of time after we sell the minimum, the risk of nonpayment on the notes may increase. In order to become a member in Homeland Energy Solutions, each investor must, among other requirements, submit a check in the amount of 10% of the total amount due for the number of units for which subscription is sought, and a promissory note for the remaining 90% of the total amount due for the units. Payment under the promissory notes will be due within 20 calendar days of the date of our notice that our sales of units, including the amounts owed under the promissory notes, have exceeded the minimum escrow deposit of $55,000,000. We will take a security interest in the units. We intend to retain the initial payment and to seek damages from any investor who defaults on the promissory note obligation. This means that if you are unable to pay the 90% balance of your investment within 20 calendar days of our notice, you may have to forfeit your 10% cash deposit. Accordingly, the success of the offering depends on the payment of these amounts by the obligors.
Investors will not be allowed to withdraw their investments, which means that you should invest only if you are willing to have your investment unavailable to you for an indefinite period of time.
     Absent a rescission offer tendered by Homeland Energy Solutions, investors will not be allowed to withdraw their investments for any reason. We do not anticipate making a rescission offer. You should only invest in us if you are willing to have your investment be unavailable until we break escrow, which could be up to one year after the effective date of our registration statement. If our offering succeeds, and we convert your cash investment into units of Homeland Energy Solutions, your investment will be denominated in our units until you transfer those units. There are significant transfer restrictions on our units. You will not have a right to withdraw from Homeland Energy Solutions and demand a cash payment from us. Therefore, your investment may be unavailable to you for an indefinite period of time.
Risks Related to the Units
There has been no independent valuation of the units, which means that the units may be worth less than the purchase price.
     The per unit purchase price has been determined by us without independent valuation of the units. We established the offering prices based on our estimate of capital and expense requirements, not based on perceived market value, book value, or other established criteria. We did not obtain an independent appraisal opinion on the valuation of the units. The units may have a value significantly less than the offering prices and there is no guarantee that the units will ever obtain a value equal to or greater than the offering price.

No public trading market exists for our units and we do not anticipate the creation of such a market, which means that it will be difficult for you to liquidate your investment.
     There is currently no established public trading market for our units and an active trading market will not develop despite this offering. To maintain partnership tax status, you may not trade the units on an established securities market or readily trade the units on a secondary market (or the substantial equivalent thereof). We therefore, will not apply for listing of the units on any national securities exchange or on the NASDAQ Stock Market. As a result, you will not be able to readily sell your units.
Public investors will experience immediate and substantial dilution as a result of this offering.
     Our seed capital investors and our founders paid substantially less per unit for our membership units than the current public offering price. Accordingly, if you purchase units in this offering, you will experience immediate and substantial dilution of your investment. We conducted two seed capital offerings of our membership units. The first offering was to our founders, in which we sold 600 units at a price of $333.34 per unit. This offering was complete prior to April 30, 2006, which is the date of our audited financial statements. In the second seed capital offering, we sold 2,250 of our membership units at a price of $500 per unit. However, this offering was not complete until May 10, 2006. Accordingly, the second seed capital offering in which we sold 2,250 units is not reflected in our audited financial statements as of April 30, 2006 but is reflected in our unaudited financial statements for the interim period ending July 31, 2006. Based upon the 2,850 units issued and outstanding as of July 31, 2006 and based upon the issuance and sale of the minimum number of units (55,000) at the public offering price of $1,000 per unit, you will incur immediate dilution of $28.96 in the net tangible book value per unit if you purchase units in this offering. If we sell the maximum number of units (110,000) at the public offering price of $1,000 per unit, you will incur immediate dilution of $14.85 in the net tangible book value per unit if you purchase units in this offering.
We have placed significant restrictions on transferability of the units, limiting an investor’s ability to withdraw from the company.
     The units are subject to substantial transfer restrictions pursuant to our operating agreement. In addition, transfers of the units may be restricted by state securities laws. As a result, you may not be able to liquidate your investment in the units and, therefore, may be required to assume the risks of investment in us for an indefinite period of time. See “SUMMARY OF OUR OPERATING AGREEMENT.”
     To help ensure that a secondary market does not develop, our operating agreement prohibits transfers without the approval of our board of directors. The board of directors will not approve transfers unless they fall within “safe harbors” contained in the publicly-traded partnership rules under the tax code, which include, without limitation, the following:
•	transfers by gift to the member’s spouse or descendants;

•	transfer upon the death of a member;

•	transfers between family members; and

•	transfers that comply with the “qualifying matching services” requirements.
There is no assurance that an investor will receive cash distributions which could result in an investor receiving little or no return on his or her investment.
     Distributions are payable at the sole discretion of our board of directors, subject to the provisions of the Iowa Limited Liability Company Act, our operating agreement and the requirements of our creditors. We do not know the amount of cash that we will generate, if any, once we begin operations. Cash distributions are not assured, and we may never be in a position to make distributions. See “DESCRIPTION OF MEMBERSHIP UNITS.” Our board may elect to retain future profits to provide operational financing for the plant, debt retirement and possible plant expansion or the construction of additional plants. This means that you may receive little or no return on your investment and be unable to liquidate your investment due to transfer restrictions and lack of a public trading market. This could result in the loss of your entire investment.
These units will be subordinate to company debts and other liabilities, resulting in a greater risk of loss for investors.

     The units are unsecured equity interests and are subordinate in right of payment to all our current and future debt. In the event of our insolvency, liquidation, dissolution or other winding up of our affairs, all of our debts, including winding-up expenses, must be paid in full before any payment is made to the holders of the units. In the event of our bankruptcy, liquidation, or reorganization, all units will be paid ratably with all our other equity holders, and there is no assurance that there would be any remaining funds after the payment of all our debts for any distribution to the holders of the units.
You may have limited access to information regarding our business because our operating agreement does not require us to deliver an annual report to security holders, we will not be required to furnish proxy statements, our directors, officers and beneficial owners will not be required to report their ownership of units, and our obligations to file periodic reports with the Securities and Exchange Commission could be automatically suspended under certain circumstances.
     Except for our duty to deliver audited annual financial statements to our members pursuant to our operating agreement, we are not required to deliver an annual report to security holders and currently have no plan to do so. We also will not be required to furnish proxy statements to security holders and our directors, officers and beneficial owners will not be required to report their beneficial ownership of units to the SEC pursuant to Section 16 of the Securities Exchange Act of 1934 until we have both 500 or more unit holders and greater than $10 million in assets. This means that your access to information regarding our business will be limited. However, as of effectiveness of our registration statement, we will be required to file periodic reports with the Securities and Exchange Commission which will be immediately available to the public for inspection and copying. Except during the fiscal year that our registration statement becomes effective, these reporting obligations will be automatically suspended under Section 15(d) of the Securities Exchange Act of 1934 if we have less than 300 members. If this occurs after the fiscal year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted.
The presence of members holding 30% or more of the outstanding units is required to take action at a meeting of our members.
     In order to take action at a meeting, a quorum of members holding at least 30% of the outstanding units must be represented in person, by proxy or by mail ballot. See “SUMMARY OF OUR OPERATING AGREEMENT.” Assuming a quorum is present, members take action by a vote of the majority of the units represented at the meeting and entitled to vote on the matter. The requirement of a 30% quorum protects the company from actions being taken when less than 30% of the members have not considered the matter being voted upon. However, this also means that the unit holders of a minority of outstanding units could pass a vote and take an action which would then bind all unit holders. Conversely, the requirement of a 30% quorum also means that members will not be able to take actions which may be in the best interests of the Company if we cannot secure the presence in person, by proxy, or by mail ballot of members holding 30% or more of the outstanding units.
Certain investors eligible to appoint directors to our board may seek to influence our business in a manner more beneficial to them than to other investors.
     Our operating agreement provides that each member who holds five thousand (5,000) or more units, all of which were purchased in our initial public offering filed with the SEC, is entitled to appoint one (1) director for each block of 5,000 units, but no appointing member may appoint more than two (2) directors in this manner. Investors holding this right may exercise their appointments within thirty (30) days of the financial closing of our debt financing for this project. These investors may seek to influence our business in a manner more beneficial to them than to other investors. Our initial board of directors may also need to add initial directors or reject a subscription for a large investment if accepting such subscription would result in the appointed directors constituting a majority of our board of directors, as our operating agreement provides that the appointed directors shall not constitute a majority of our board and our board size is not permitted to exceed a total of 15 directors.
After the plant is substantially operational, our operating agreement provides for staggered terms for our directors.
     The terms of our initial directors expire at the first annual meeting following substantial operations of the ethanol plant. At that time, our members will elect directors for staggered three-year terms. Because our directors will serve on the board for staggered terms, it will be difficult for our members to replace our board of directors. In that event, your only recourse to replace these directors would be through an amendment to our operating agreement which could be difficult to accomplish.
Risks Related to Our Financing Plan

Even if we raise the minimum amount of equity in this offering, we may not obtain the debt financing necessary to construct and operate our ethanol plant, which would result in the failure of the project and Homeland Energy Solutions and the potential loss of your investment.
     Our financing plan requires a significant amount of debt financing. We do not have contracts or commitments with any bank, lender, governmental entity, underwriter or financial institution for debt financing. We have not yet obtained any commitments for equity, debt or bond financing and there are no guarantees that we will be able to secure sufficient capital for the project.
     We will not release funds from escrow until we secure a written debt financing commitment sufficient to construct and operate the ethanol plant. While we are currently in discussions with potential lenders to provide us with the necessary debt financing, if debt financing on acceptable terms is not available for any reason, we will be forced to abandon our business plan and return your investment from escrow plus nominal interest less deduction for escrow agency fees. Depending on the level of equity raised in this offering, we expect to require approximately $47,675,000 to $102,675,000 (less any grants we are awarded and any bond financing we can procure) in senior or subordinated long term debt from one or more commercial banks or other lenders. Because the amounts of equity, bond financing and grant funding are not yet known, the exact amount and nature of total debt is also unknown. If we do not sell the minimum amount of units, the offering will not close. Even though we must receive a debt financing commitment as a condition of closing escrow, the agreements to obtain debt financing may not be fully negotiated when we close on escrow. Therefore, there is no assurance that such commitment will be received, or if it is received, that it will be on terms acceptable to us. If agreements to obtain debt financing are arranged and executed, we expect that we will be required to use the funds raised from this offering prior to receiving the debt financing funds.
If we decide to spend equity proceeds and begin plant construction before we have fulfilled all of the loan commitment conditions, signed binding loan agreements or received loan proceeds, we may be unable to close the loan and you may lose all of your investment.
     If we sell the aggregate minimum number of units prior to [one year from the effective date of this registration statement] and satisfy the other conditions of releasing funds from escrow, including our receipt of a written debt financing commitment, we may decide to begin spending the equity proceeds to begin plant construction or for other project-related expenses. If, after we begin spending equity proceeds, we are unable to close the loan, we may have to seek another debt financing source or abandon the project. If that happens, you could lose some or all of your investment.
If we successfully release funds from escrow but are unable to close our loan, we may decide to hold your investment while we search for alternative debt financing sources, which means your investment will continue to be unavailable to you and may decline in value.
     We must obtain a written debt financing commitment prior to releasing funds from escrow. However, a debt financing commitment does not guarantee that we will be able to successfully close the loan. If we fail to close the loan, we may choose to seek alternative debt financing sources. While we search for alternative debt financing, we may continue to hold your investment in another interest-bearing account. Your investment will continue to be unavailable while we search for alternative debt financing. It is possible that your investment will decline in value while we search for the debt financing necessary to complete our project.
Future loan agreements with lenders may hinder our ability to operate the business by imposing restrictive loan covenants, which could delay or prohibit us from making cash distributions to our unit holders.
     Our debt load and service requirements necessary to implement our business plan will result in substantial debt service requirements. Our debt load and service requirements could have important consequences which could hinder our ability to operate, including our ability to:
•	Incur additional indebtedness;

•	Make capital expenditures or enter into lease arrangements in excess of prescribed thresholds;

•	Make distributions to unit holders, or redeem or repurchase units;

•	Make certain types of investments;

•	Create liens on our assets;

•	Utilize the proceeds of asset sales; and

•	Merge or consolidate or dispose of all, or substantially all, of our assets.
     In the event that we are unable to pay our debt service obligations, our creditors could force us to (1) reduce or eliminate distributions to unit holders (even for tax purposes); or (2) reduce or eliminate needed capital expenditures. It is possible that we could be forced to sell assets, seek to obtain additional equity capital or refinance or restructure all or a portion of our debt. In the event that we would be unable to refinance our indebtedness or raise funds through asset sales, sales of equity or otherwise, our ability to operate our plant would be greatly affected and we may be forced to liquidate.
We do not have any bond financing commitments or contracts and if we are unable to obtain bond financing or if the bond financing is provided on unfavorable terms, our financial performance may suffer and the value of your investment may be reduced.
     We may use bond financing to help capitalize the project, however, we do not have contracts or commitments with any lender, bank, financial institution, governmental entity or underwriter to provide bond financing for our project. There is no assurance that we will be able to use bond financing or that bond financing, if available, will be secured on terms that are favorable to us. If we do not use bond financing, we may be charged a higher interest rate or our secured lenders may require a greater amount of equity financing in order to complete project capitalization. If bond financing is not available or is only available on terms that are not favorable to us, our financial performance may suffer and your investment could lose value.
Risks Related to Homeland Energy Solutions as a Development-Stage Company
We may seek to establish a business relationship or combination with additional entities operating ethanol plants, and there is no guarantee that such arrangement would be successful, causing a reduction in the value of your investment.
     Homeland Energy Solutions may seek a business combination with surrounding established ethanol plants, such as an acquisition, merger or joint venture. One such entity with whom we may seek such a relationship is Golden Grain Energy, LLC near Mason City, Iowa. Several of our board members and officers are also board members, officers or employees of Golden Grain Energy, LLC and we may seek a relationship with them and/or other ethanol projects. We do not have any agreement or arrangement with Golden Grain Energy, LLC or any other ethanol project at this time. We will continue to monitor and evaluate these opportunities as they present themselves to determine if participation in any other project is in our best interests. It is possible that there may be advantages to such an arrangement due to various synergies such as resource pooling, cost sharing and purchasing and marketing discounts, but there is not guarantee or assurance that we will enter into such an arrangement or that such an arrangement would produce benefits for Homeland Energy Solutions. If such a relationship was unsuccessful, you could lose all or a substantial part of your investment.
We have no operating history, which could result in errors in management and operations causing a reduction in the value of your investment.
     We were recently formed and have no history of operations. We cannot provide assurance that we can manage start-up effectively and properly staff operations, and any failure to manage our start-up effectively could delay the commencement of plant operations. A delay in start-up operations is likely to further delay our ability to generate revenue and satisfy our debt obligations. We anticipate a period of significant growth, involving the construction and start-up of operations of the plant. This period of growth and the start-up of the plant are likely to be a substantial challenge to us. If we fail to manage start-up effectively, you could lose all or a substantial part of your investment.
Many of our directors are experienced in business generally and have some experience in the ethanol industry, but have limited experience in raising capital from the public and operating a public company, which could result in errors in management, causing a reduction in the value of your investment.
     We are presently, and are likely for some time to continue to be, dependent upon our founding members, some of whom will serve as our initial directors. Some of these individuals are experienced in business generally but have little experience in raising capital from the public and governing and operating a public company. Though many of our directors have experience in the ethanol industry, our success will largely be dependent upon the management capabilities of our directors and our ability to successfully raise the capital that we need to complete our project. Once we have raised our necessary capital, we will also be dependent upon our directors to effectively operate the Company as a public company. If our directors fail to operate the Company effectively, you could lose all or a substantial part of your investment.
Many of our directors are currently involved as directors or employees of other ethanol plants in Iowa and Minnesota, which may limit the amount of time they will be able to devote to us
     Many of our directors are currently involved in or have been involved in the past in other ethanol plants in Iowa and Minnesota. For example, four of our directors are current directors of Golden Grain Energy, LLC, a working ethanol plant in Granite Falls, Minnesota. In addition, two of our directors are current employees of Golden Grain Energy, LLC. Steve Dietz is the commodities manager and Chad Kuhlers is the plant manager for Golden Grain Energy, LLC. These directors’ current relationships with Golden Grain Energy, LLC and other plants will impose substantial demand on the time these directors will be able to devote to us. Thus, if these directors are not able to devote the necessary time to ensure the success of our project, you could lose all or a substantial part of your investment. In addition, certain directors on our board are presently engaged in business and other activities which impose substantial demand on the time and attention of such directors. Because our Operating Agreement allows our initial directors to serve at least until the first annual or special members’ meeting following substantial operations, you should not purchase units unless you are willing to entrust all aspects of our management to our board of directors. See “Risks Related to Conflicts of Interest” and “DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.”
We will depend on Fagen, Inc. for expertise in beginning operations in the ethanol industry and any loss of this relationship could cause us delay and added expense, placing us at a competitive disadvantage.
     We will be dependent on our relationship with Fagen, Inc. and its employees. Any loss of this relationship with Fagen, Inc., particularly during the construction and start-up period for the plant, may prevent us from commencing operations and result in the failure of our business. The time and expense of locating new consultants and contractors would result in unforeseen expenses and delays. Unforeseen expenses and delays may reduce our ability to generate revenue and profits and significantly damage our competitive position in the ethanol industry such that you could lose some or all of your investment.
If we fail to finalize critical agreements, such as the design-build agreement, ethanol and co-product marketing agreements and utility supply agreements, or the final agreements are unfavorable compared to what we currently anticipate, our project may fail or be harmed in ways that significantly reduce the value of your investment.
     You should be aware that this prospectus makes reference to documents or agreements that are not yet final or executed, and plans that have not been implemented. In some instances such documents or agreements are not even in draft form. The definitive versions of those agreements, documents, plans or proposals may contain terms or conditions that vary significantly from the terms and conditions described. These tentative agreements, documents, plans or proposals may not materialize or, if they do materialize, may not prove to be profitable.
Our lack of business diversification could result in the devaluation of our units if our revenues from our primary products decrease.
     We expect our business to solely consist of ethanol and distillers grains, its co-product. We do not have any other lines of business or other sources of revenue if we are unable to complete the construction and operation of the plant. Our lack of business diversification could cause you to lose all or some of your investment if we are unable to generate revenue by the production and sale of ethanol and its co-products, since we do not expect to have any other lines of business or alternative revenue sources.
We have a history of losses and may not ever operate profitably.
     From our inception on December 7, 2005 through July 31, 2006, we incurred an accumulated net loss of $60,651. We will continue to incur significant losses until we successfully complete construction and commence operations of the plant. There is no assurance that we will be successful in completing this offering and/or in our efforts to build and operate an ethanol plant. Even if we successfully meet all of these objectives and begin operations at the ethanol plant, there is no assurance that we will be able to operate profitably.
Your investment may decline in value due to decisions made by our initial board of directors and until the plant is built, your only recourse to replace these directors will be through amendment to our operating agreement.

     Our operating agreement provides that the initial board of directors will serve until the first annual or special meeting of the members following commencement of substantial operations of the ethanol plant. The development phase of our project is critical to the overall success of the plant and may last for a substantial amount of time, especially if our project suffers delays due to financing or construction. In that event if you have significant disagreements with our initial directors, your only recourse to replace these directors would be through an amendment to our operating agreement which could be difficult to accomplish. As a result, you should not purchase units unless you are willing to entrust all aspects of management of our project throughout this development phase to our board of directors.
We may not be able to hire employees capable of effectively operating the ethanol plant, which may hinder our ability to operate profitably.
     Because we are a development-stage company, we do not have any full-time employees. If we are not able to hire employees who can effectively operate the plant, our ability to generate revenue will be significantly reduced or prevented altogether such that you could lose all or a substantial portion of your investment.
Risks Related to Construction of the Ethanol Plant
We will depend on Fagen, Inc. to design and build our ethanol plant using ICM, Inc.’s technology; however, we currently have no binding agreement with either Fagen, Inc. or ICM, Inc. and our failure to enter into binding agreements with either could force us to abandon our business or hinder our ability to operate profitably which could decrease the value of your investment.
     We will be highly dependent upon Fagen, Inc. to design and build the plant using technology provided by ICM, Inc., but we have no definitive binding agreement with either company. We have entered into a non-binding letter of intent with Fagen, Inc. for various design and construction services. Fagen, Inc. has indicated its intention to deliver to us a proposed design-build agreement, in which it will serve as our general contractor and will engage ICM, Inc. to provide design and engineering services. We anticipate that we will execute a definitive binding design-build agreement with Fagen, Inc. to construct the plant. However, we have not yet negotiated, reviewed or executed the design-build agreement and there is no assurance that such an agreement will be executed.
     If we do not execute a definitive, binding design-build agreement with Fagen, Inc., or if Fagen, Inc. terminates its relationship with us after initiating construction, there is no assurance that we would be able to obtain a replacement general contractor. Any such event may force us to abandon our business.
We are relying on Fagen, Inc. and ICM, Inc. to supply all of the technology necessary for the construction of our plant and the production of fuel-grade ethanol and distillers grains and we expect they will either own this technology or obtain a license to utilize it.
     We will be dependent upon Fagen, Inc. and ICM, Inc. for all of the technology used in our plant that relates to construction of the plant and the plant’s production of fuel-grade ethanol and distillers grains. While we may use technology that is separate from the Fagen/ICM technology for the purpose of coal gasification energy, we expect our dependency on the Fagen, Inc./ICM, Inc. technology to be the most critical to construction of the plant, plant operations and our financial performance. We expect that Fagen, Inc. and ICM, Inc. will either own the technology or obtain a license necessary for its use. If either Fagen, Inc. or ICM, Inc. fails to provide us with the necessary technology, we may not be able to build our plant or successfully operate it.
We may need to increase cost estimates for construction of the ethanol plant, and such increase could result in devaluation of our units if ethanol plant construction requires additional capital.
     We anticipate that Fagen, Inc. will construct the plant for a fixed contract price, based on the plans and specifications in the anticipated design-build agreement. We have based our capital needs on a design for the plant that will cost approximately $109,706,788 with additional start-up and development costs of approximately $49,293,212 for a total project completion cost of approximately $159,000,000. This price includes construction period interest. The estimated cost of the plant is based on preliminary discussions, and there is no assurance that the final cost of the plant will not be higher. . Under our letter of intent with Fagen, Inc., the contract price of $109,706,788 may be further increased if the construction cost index (“CCI”) published by Engineering News-Record Magazine reports a CCI greater than 7540.38 in the month in which we issue to Fagen, Inc., a notice to proceed with plant construction. The amount of the contract price increase will be equal to the increase in the CCI based upon the September 2005 CCI of 7540.38. The CCI is reported on a monthly basis and since September 2005 has shown a steady increase, with a slight decrease from the April 2006 index of 7695,40 to the May index of 7690.72. As of August, 2006, the CCI was reported at 7722.66, which is significantly higher than the September 2005 level stated in the letter of intent. If the CCI remains at the August, 2006 level or increases above that level in the month in which we issue to Fagen, Inc. a notice to proceed with plant construction, the contract price will accordingly increase by approximately $2,600,000 or more. Thus, we have allowed for a $5,500,000 contingency in our total estimated costs of the project.
     This contingency may not be sufficient to offset any upward adjustment in our construction cost. In addition, shortages of steel could affect the final cost and final completion date of the project. Any significant increase in the estimated construction cost of the plant could delay our ability to generate revenues and reduce the value of your units because our revenue stream may not be able to adequately support the increased cost and expense attributable to increased construction costs.
Construction delays could result in devaluation of our units if our production and sale of ethanol and its co-products are similarly delayed.
     We currently expect our plant to be complete and operating by winter 2008; however, construction projects often involve delays in obtaining permits, construction delays due to weather conditions, or other events that delay the construction schedule. In addition, Fagen, Inc.’s involvement in the construction of other plants while constructing our plant could cause delays in our construction schedule. Also, any changes in interest rates or the credit environment or any changes in political administrations at the federal, state or local level that result in policy change towards ethanol or this project, could also cause construction and operation delays. If it takes longer to construct the plant than we anticipate, it would delay our ability to generate revenue and make it difficult for us to meet our debt service obligations. This could reduce the value of the units.
Fagen and ICM may have current or future commitments to design and build other ethanol manufacturing facilities ahead of our plant and those commitments could delay construction of our plant and our ability to generate revenues.
     We do not know how many ethanol plants Fagen, Inc. and ICM, Inc. have currently contracted to design and build. It is possible that Fagen, Inc. and ICM, Inc. have outstanding commitments to other facilities that cause the construction of our plant to be delayed. It is also possible that Fagen, Inc. and ICM, Inc. will continue to contract with new facilities for plant construction and with operating facilities for expansion construction. These current and future building commitments may reduce the resources of Fagen, Inc. and ICM, Inc. to such an extent that construction of our plant is significantly delayed. If this occurs, our ability to generate revenue will also be delayed and the value of your investment will be reduced.
Defects in plant construction could result in devaluation of our units if our plant does not produce ethanol and its co-products as anticipated or could put us at increased risk for fire, leak or explosion.
     There is no assurance that defects in materials and/or workmanship in the plant will not occur. Under the terms of the anticipated design-build agreement with Fagen, Inc., Fagen, Inc. would warrant that the material and equipment furnished to build the plant will be new, of good quality, and free from material defects in material or workmanship at the time of delivery. Though we expect the design-build agreement to require Fagen, Inc. to correct all defects in material or workmanship for a period of one year after substantial completion of the plant, material defects in material or workmanship may still occur. Such defects could delay the commencement of operations of the plant, or, if such defects are discovered after operations have commenced, could cause us to halt or discontinue the plant’s operation. Halting or discontinuing plant operations could delay our ability to generate revenues and reduce the value or your units. In addition, defects in materials or workmanship could put us at an increased risk of loss due to fire, explosion or leak. Ethanol is a flammable substance and if there is a defect in the production process we could be at increased risk of an ethanol leak, which could lead to fire or explosion. Further, with natural gas as our energy source for ethanol production, there is a risk of fire or explosion due to a defect in materials and/or workmanship in the plant. A loss due to fire, explosion or leak could cause us to slow or halt production which could reduce the value of your investment.
The plant site may have unknown environmental problems that could be expensive and time consuming to correct, which may delay or halt plant construction and delay our ability to generate revenue.
     We have obtained options to a total of approximately 254 acres in Chickasaw County, Iowa owned by private landowners. We anticipate locating our plant on this site, however, our board of directors reserves the right to change the location of the plant site, in their sole discretion, for any reason. The historical use of the site has been rural agriculture. Given the historical agricultural use of the property, we have no reason to believe that there is a material risk of environmental problems. Nonetheless, there can be no assurance that we will not encounter hazardous environmental conditions at the Chickasaw County site or any alternative site that may delay the construction of the plant. We do not anticipate Fagen, Inc. being responsible for any hazardous environmental conditions encountered at the plant site. Upon encountering a hazardous environmental condition, Fagen, Inc. may suspend work in the affected area. If we receive notice of a hazardous environmental condition, we may be required to correct the condition prior to continuing construction. The presence of a hazardous environmental condition will likely delay construction of the plant and may require significant expenditure of our resources to correct the condition. In addition, Fagen, Inc. will be entitled to an adjustment in price and time of performance if it has been adversely affected by the hazardous environmental condition. If we encounter any hazardous environmental conditions during construction that require time or money to correct, such event could delay our ability to generate revenues and reduce the value or your units.
We have not received certain permits and failure to obtain these permits would prevent operation of the plant.
     We expect that we will use water to cool our closed circuit systems in the proposed plant based upon engineering specifications. Permits will need to be acquired for the discharge of certain cooling waters. There can be no assurances that these permits will be granted to us. If these permits are not granted, then our plant may not be allowed to operate.
     Before we can begin operation of our plant, we must apply to the Iowa Department of Natural Resources (“IDNR”) for a High Capacity Well Permit to construct two or three high capacity wells on our proposed site. Before issuing such a permit, the IDNR will require us to calculate the drawdown of water levels in the major stratigraphic units at various distances away from the pumping well and the effect of the well on the village well. In the event this permit is not approved, we would need to explore alternative water supply sources, however, the cost of alternative water supply sources could prohibit their use.
     Before we can begin operation of our plant, we must also obtain an Industrial Storm Water Discharge Permit from the IDNR. This general permit will be issued after two public notices and the preparation of a Storm Water Pollution Prevention Plan that outlines various measures we plan to implement to prevent storm water pollution. Other compliance and reporting requirements would also apply.
     Prior to the commencement of construction of the plant, we must file a notice of intent and application for a Construction Site Storm Water Discharge Permit. If the IDNR does not object to the notice of intent, we could begin construction and allow storm water discharge fourteen days after the filing. As part of the application for the Construction Site Storm Water Discharge Permit, we will need to prepare a construction site erosion control plan. We would also be subject to certain reporting and monitoring requirements. We anticipate, but there can be no assurances, that we will be able to obtain these permits.
     We anticipate that we will obtain a number of other permits related to air emissions and water discharges. While we anticipate receiving these permits, there is no assurance that we will obtain all of the necessary permits.
Risks Related to Conflicts of Interest
We will have no independent directors, which means that the agreements we enter into may not be negotiated on as favorable terms as they might have been if we had independent directors.
     Our board will have no independent directors as defined by the North American Securities Administrators Association, as all of our initial directors were directly or indirectly involved in founding or organizing Homeland Energy Solutions. Accordingly, any contracts or agreements we enter into, including those with Fagen, Inc. will not be approved by independent directors since there are none at this time.
Our directors and officers have other business and management responsibilities which may cause conflicts of interest in the allocation of their time and services to our project.
     Since our project is currently managed by the board of directors rather than a professional management group, the devotion of the directors’ time to the project is critical. However, the directors and officers have other management responsibilities and business interests apart from our project. As a result, our directors and officers may experience conflicts of interest in allocating their time and services between us and their other business responsibilities. In addition, conflicts of interest may arise if the directors and officers, either individually or collectively, hold a substantial percentage of the units because of their position to substantially influence our business and management.
We may have conflicting financial interests with Fagen, Inc., and ICM, Inc., which could cause Fagen, Inc. and ICM, Inc. to put their financial interests ahead of ours.

     Fagen, Inc. and ICM, Inc. and their respective affiliates may have conflicts of interest because Fagen, Inc., ICM, Inc. and their respective employees or agents are involved as owners, creditors and in other capacities with other ethanol plants in the United States. We cannot require Fagen, Inc. or ICM, Inc. to devote their full time or attention to our activities. As a result, Fagen, Inc. and ICM, Inc. may have, or come to have, a conflict of interest in allocating personnel, materials and other resources to our plant.
The fee we expect to pay to one of our directors, Pat Boyle, for assisting us with our project development may cause a conflict of interest if this director makes decisions based on his personal financial interest in obtaining these fees rather than our best interests.
     One of our directors, Pat Boyle, is serving as a project consultant and we are compensating him with a bonus of $40,000, of which twenty-five percent (25%) is payable upon Financial Closing, twenty-five percent (25%) is payable upon the date that concrete is started to be poured, and the remaining fifty percent (50%) is payable upon a date agreed to by the Board of Directors and Mr. Boyle. This arrangement could create a conflict of interest for Mr. Boyle with regards to decision-making related to our development. This conflict could threaten our ability to successfully complete the project if Mr. Boyle puts his personal interest in obtaining the bonus ahead of our best interests related to development of the project. See “EXECUTIVE COMPENSATION.”
Our director, Pat Boyle, may have an additional conflict of interest arising from his employment with Hawkeye REC, if he puts his interest in that relationship ahead of our best interests.
     Pat Boyle, who is a director and officer of Homeland Energy Solutions is also the Business Development and Member Services Manager for Hawkeye REC, with which we expect to enter into an agreement to provide us with our electricity needs to operate the plant. This arrangement could cause Mr. Boyle conflicts of interest in decision-making related to contracts and agreements between us and Hawkeye REC. These conflicts could threaten our ability to secure favorable contracts and agreements with Hawkeye REC if Mr. Boyle puts his personal interest in maintaining his employment with Hawkeye REC ahead of our best interests.
One of our directors, Steven H. Core, may have a conflict of interest arising from his relationship with Fagen, Inc. and his involvement with other ethanol plants in the region.
     One of our directors, Steven H. Core, serves as an employee for Fagen, Inc., on new ethanol plant construction. In addition, Mr. Core serves on the board of governors of Granite Falls Energy, LLC, a working ethanol plant located in Granite Falls, Minnesota. These relationships could create a conflict of interest for Mr. Core with regards to decision-making related to our development. This conflict could threaten our ability to successfully complete the project if Mr. Core puts the interests of Fagen, Inc. and Granite Falls Energy, LLC ahead of our best interests. Mr. Core is also a director for Lincolnland Agri-Energy, LLC in Robinson, Illinois. Furthermore, as described below, Mr. Core is also on the board of directors of Golden Grain Energy, LLC, an ethanol plant located near Mason City, Iowa, with which we expect to compete. These relationships could cause an additional conflict of interest if Mr. Core puts the interests of Lincolnland Agri-Energy, LLC and/or Golden Grain Energy, LLC ahead of our best interests.
Several of our directors are also directors or employees of Golden Grain Energy, LLC, a nearby ethanol plant, with whom we will directly compete.
     Several of our initial directors are involved with another ethanol plant located near Mason City, Iowa called Golden Grain Energy, LLC. Our President, Stephen Eastman, is currently serving as Vice President on the Board of Directors of Golden Grain Energy. Our Vice President, James Boeding, serves on the board of Golden Grain Energy and is currently chair of the audit committee of that board. Our treasurer, Bernard Retterath, serves on the board of Golden Grain Energy, and currently serves on the Public Relations Committee and the Political Action Committee. One of our directors, Steven H. Core is also on the board of directors for Golden Grain Energy. Our Secretary, Steve Dietz, is the commodities manager for Golden Grain Energy, and our director, Chad Kuhlers, is the Plant Manager for Golden Grain Energy. Our Vice President of Project Development, Pat Boyle, has served on the steering committee for Golden Grain Energy in the past. We will be directly competing with Golden Grain Energy for corn origination and sale of our ethanol and co-products. If these directors decide to put the interests of Golden Grain Energy ahead of our interests, this may harm our performance or the success of our business and the value of your investment could decrease as a result.
We do not have a formal policy for handling conflicts of interest that may arise as a result of our directors’ relationships with other ethanol plants and entities with which we may do business, which may negatively impact your investment.
     While we expect to fully disclose all conflicts of interest that may arise in our business transactions as a result of our directors’ existing relationships with other ethanol plants and entities with which we may do business, we do not have a formal policy in place for handling such conflicts of interest should they arise in any business transaction. Thus, our directors will not be bound by any formal procedures for handling such conflicts of interest and as a result, you should not purchase units unless you are willing to entrust all aspects of management of our project throughout this development phase to our board of directors.
Affiliated investors may purchase additional units and influence decisions in their favor.
     We may sell units to affiliated or institutional investors and they may acquire enough units to influence the manner in which we are managed, subject to the limitation in our operating agreement that no member can own more than 49% of the total issued and outstanding units. These units may be purchased for the purpose of satisfying the minimum amount of units required to close the offering. These investors may influence our business in a manner more beneficial to themselves than to our other investors. For example, these investors may own enough units to establish quorum for any membership meeting at which they wish to vote on transactions in which they are financially interested. In addition, it is possible that these investors would have the voting power necessary to amend our operating agreement so that its provisions would be more beneficial to themselves than to our other investors. This may reduce the value of your units, impair the liquidity of your units and/or reduce our profitability.
Risks Related to the Production of Ethanol
Our financial performance will be significantly dependent on the supply and price of corn, and if we are not able to purchase the necessary amounts of corn in the area surrounding our plant or the purchase is not cost-effective in our area due to potential disease, agriculture risk or competition with other ethanol plants, the value of your investment may decline.
     Ethanol production at our ethanol plant will require significant amounts of corn. Our feasibility study shows that as of April 6, 2006, adequate corn is produced within the 8 county study area surrounding our potential site of the plant to provide corn to operate our plant. We intend to purchase our corn in the cash market and expect to hedge corn price risk through futures contracts and options to reduce short-term exposure to price fluctuations. See “DESCRIPTION OF BUSINESS — Corn Feedstock Supply.” There is no assurance that our hedging activities will successfully reduce the risk caused by price fluctuation which may leave us vulnerable to high corn prices. Hedging activities themselves can result in costs because price movements in corn contracts are highly volatile and are influenced by many factors that are beyond our control such as shortages caused by weather, transportation difficulties, disease and other various planting, growing or harvesting problems. We may incur such costs and they may be significant. A significant reduction in the quantity of corn harvested due to these factors could result in increased corn costs, which will reduce our profitability and the value of your units.
     In addition, there are several ethanol plants in Iowa and new ethanol plants may be developed in the state of Iowa, particularly the northeast region, or other nearby states. If these plants are successfully developed and constructed, we expect the price of corn to increase and we will have to compete with the new plants for corn origination. Generally, higher corn prices will produce lower profit margins. This is especially true if market conditions do not allow us to pass through increased corn costs to our customers. There is no assurance that we will be able to pass through higher corn prices. If a period of high corn prices were to be sustained for some time, such pricing may reduce our ability to generate revenues because of the higher cost of operating and could potentially lead to the loss of some or all of your investment.
Our financial performance will also be significantly dependent on natural gas prices, and the value of your investment in us will be directly affected by changes in these market prices.
     Our results of operations and financial condition will also be significantly affected by the cost and supply of natural gas. Changes in the price and supply of natural gas are subject to and determined by market forces over which we have no control. We will rely on third parties for our supply of natural gas, which is consumed in the manufacture of ethanol. The prices for and availability of natural gas are subject to volatile market conditions. These market conditions often are affected by factors beyond our control such as higher prices as a result of colder than average weather conditions, catastrophic weather conditions such as hurricanes in natural gas production areas, overall economic conditions and foreign and domestic governmental regulations. Significant disruptions in the supply of natural gas could impair our ability to manufacture ethanol for our customers. Furthermore, increases in natural gas prices or changes in our natural gas costs relative to natural gas costs paid by competitors may adversely affect our results of operations and financial condition.
Our financial performance will also be significantly dependent on market prices for ethanol and distillers dried grains and the value of your investment in us will be directly affected by changes in these market prices.

     Our revenues will be greatly affected by the price at which we can sell our ethanol and distillers grains. These prices can be volatile as a result of a number of factors. These factors include the overall supply and demand, the price of gasoline, level of government support, and the availability and price of competing products. For instance, the price of ethanol tends to increase as the price of gasoline increases, and the price of ethanol tends to decrease as the price of gasoline decreases. Any lowering of gasoline prices will likely also lead to lower prices for ethanol, which may decrease our ethanol sales and reduce revenues, causing a reduction in the value of your investment.
     The price of ethanol has recently been much higher than its 10-year average. We do not expect these prices to be sustainable as supply from new and existing ethanol plants increases to meet increased demand. Increased production of ethanol may lead to lower prices. The increased production of ethanol could have other adverse effects. For example, the increased production could lead to increased supplies of co-products from the production of ethanol, such as distillers grains. Those increased supplies could outpace demand, which would lead to lower prices for those co-products. Also, the increased production of ethanol could result in increased demand for corn. This could result in higher prices for corn and corn production creating lower profits. There can be no assurance as to the price of ethanol or distillers grains in the future. Any downward changes in the price of ethanol and/or distillers grains may result in less income which would decrease our revenues and you could lose some or all of your investment as a result.
The expansion of domestic ethanol production in combination with state bans on MTBE and/or state renewable fuel standards may place strains on rail and terminal infrastructure such that our ethanol cannot be marketed and shipped to the blending terminals that would otherwise provide us the best cost advantages.
     If the volume of ethanol shipments continues to increase and blenders switch from MTBE to ethanol, there may be weaknesses in infrastructure such that our ethanol cannot reach its target markets. Many terminals may need to make infrastructure changes to blend ethanol instead of MTBE. If the blending terminals do not have sufficient capacity or the necessary infrastructure to make this switch, there may be an oversupply of ethanol on the market, which could depress ethanol prices and negatively impact our financial performance. In addition, rail infrastructure may be inadequate to meet the expanding volume of ethanol shipments, which could prevent us from shipping our ethanol to our target markets.
If we decide to use coal gasification as an energy source to replace or supplement natural gas but we are unable to locate a cost-effective coal supply source or we encounter technological or environmental regulatory problems with our coal gasification energy system, our profitability may be reduced and the value of your investment may decline.
     Although we anticipate using natural gas as our primary energy source to power the ethanol plant, we are exploring the possibility of using a coal gasification energy system to generate power to the plant. However, we do not have any agreement with any supplier of coal and we do not know if we will be able to source adequate and cost-effective coal to power our plant. In addition, the coal gasification technology that we are considering is relatively untested on a commercial scale equivalent to our proposed plant and we may incur significant and unanticipated operational and regulatory costs. If we decide to use coal gasification as an energy source, there may be significant environmental risks that require us to install additional safety precautions. There is no assurance or guarantee that those precautions would be successful. In addition, it is possible that using coal gasification will require costly engineering and design changes in order to meet energy production, ethanol processing and environmental requirements which could reduce our ability to operate profitably and cause your investment to lose value.
We will depend on others for sales of our products, which may place us at a competitive disadvantage and reduce profitability.
     We expect to hire a third-party marketing firm to market all of the ethanol we plan to produce. We currently expect to market our own distillers grains by selling to local livestock, poultry and swine markets. However, if the local markets do not provide an adequate outlet for our distillers grains at the prices we desire, we expect to contract with a broker to market and sell a portion or all of our distillers grains. As a result, we expect to be dependent on the ethanol broker and any distillers grains broker we engage. There is no assurance that we will be able to enter into contracts with any ethanol broker or distillers grains broker on terms that are favorable to us. If the ethanol or distillers grains broker breaches the contract or does not have the ability, for financial or other reasons, to market all of the ethanol or distillers grains we produce, we will not have any readily available means to sell our products. Our lack of a sales force and reliance on third parties to sell and market our products may place us at a competitive disadvantage. Our failure to sell all of our ethanol and distillers dried grains feed products may result in less income from sales, reducing our revenue stream, which could reduce the value of your investment.
Changes and advances in ethanol production technology could require us to incur costs to update our ethanol plant or could otherwise hinder our ability to compete in the ethanol industry or operate profitably.

     Advances and changes in the technology of ethanol production are expected to occur. Such advances and changes may make the ethanol production technology installed in our plant less desirable or obsolete. These advances could also allow our competitors to produce ethanol at a lower cost than us. If we are unable to adopt or incorporate technological advances, our ethanol production methods and processes could be less efficient than our competitors, which could cause our plant to become uncompetitive or completely obsolete. If our competitors develop, obtain or license technology that is superior to ours or that makes our technology obsolete, we may be required to incur significant costs to enhance or acquire new technology so that our ethanol production remains competitive. Alternatively, we may be required to seek third-party licenses, which could also result in significant expenditures. We cannot guarantee or assure you that third-party licenses will be available or, once obtained, will continue to be available on commercially reasonable terms, if at all. These costs could negatively impact our financial performance by increasing our operating costs and reducing our net income, all of which could reduce the value of your investment.
Risks Related to Ethanol Industry
As domestic ethanol production continues to grow, ethanol supply may exceed demand causing ethanol prices to decline and the value of your investment to be reduced.
     The number of ethanol plants being developed and constructed in the United States continues to increase at a rapid pace. The recent passage of the Energy Policy Act of 2005 included a renewable fuels mandate that we expect will further increase the number of domestic ethanol production facilities. Archer Daniels Midland recently announced its plan to add approximately 500 million gallons per year of additional ethanol production capacity in the United States. ADM is currently the largest ethanol producer in the U.S. and controls a significant portion of the ethanol market. ADM’s plan to produce an additional 500 million gallons of ethanol per year will strengthen its position in the ethanol industry and cause a significant increase in domestic ethanol supply. As these plants begin operations, we expect domestic ethanol production to significantly increase. If the demand for ethanol does not grow at the same pace as increases in supply, we would expect the price for ethanol to decline. Declining ethanol prices will result in lower revenues and may reduce or eliminate profits causing the value of your investment to be reduced.
Recent state MTBE (methyl tertiary-butyl ether) bans and the removal of certain defenses to liability from MTBE contamination may boost ethanol demand in the short term but this increased demand may not be sustainable in the long term.
     Recently, several states have banned the use of MTBE as an octane enhancer for gasoline. In addition, the Energy Policy Act of 2005 eliminated protections from liability from MTBE contamination for refineries. Thus, oil refiners are quickly replacing MTBE with ethanol as an octane enhancer, particularly on the East Coast and in Texas. This switch may increase demand for ethanol in the short term but it may not be sustainable in the long term. Ethanol production continues to significantly increase and the demand may not grow at that same pace long term. As stated above, if the demand for ethanol does not continue to grow at the same pace as increases in supply, we would expect the price for ethanol to decline, which would result in lower revenues and profits and the value of your investment may be reduced.
The recent trend toward consolidation in the ethanol industry may put us at a competitive disadvantage to the buying and selling power of newly formed coalitions, which could reduce the value of your investment.
     There is a recent trend toward consolidation in the ethanol industry as many of the farmer-owned plants are aligning themselves with marketing blocks, forming coalitions to market their ethanol. The draw to consolidate is the increased efficiencies and market share that come with these newly formed coalitions to sell ethanol. In some cases, lenders influence consolidation by requiring particular marketers to reduce their risk. In addition to consolidation in the marketing area, ethanol industry leaders are moving towards consolidation in other areas such as plant management, feedstock, services and maintenance. If we remain independent, we may not be able to compete in this increasingly consolidated market as we may not have the buying and selling power of these new coalitions. The new coalitions will likely be able to produce ethanol at a lower cost due to their pooled resources, which would negatively impact our profitability and cause a reduction in the value of your investment.
Competition from the advancement of alternative fuels may lessen the demand for ethanol and negatively impact our profitability, which could reduce the value of your investment.
     Alternative fuels, gasoline oxygenates and ethanol production methods are continually under development. A number of automotive, industrial and power generation manufacturers are developing alternative clean power systems using fuel cells or clean burning gaseous fuels. Like ethanol, the emerging fuel cell industry offers a technological option to address increasing worldwide energy costs, the long-term availability of petroleum reserves and environmental concerns. Fuel cells have emerged as a potential alternative to certain existing power sources because of their higher efficiency, reduced noise and lower emissions. Fuel cell industry participants are currently targeting the transportation, stationary power and portable power markets in order to decrease fuel costs, lessen dependence on crude oil and reduce harmful emissions. If the fuel cell and hydrogen industries continue to expand and gain broad acceptance, and hydrogen becomes readily available to consumers for motor vehicle use, we may not be able to compete effectively. This additional competition could reduce the demand for ethanol, which would negatively impact our profitability, causing a reduction in the value of your investment.
Corn-based ethanol may compete with cellulose-based ethanol in the future, which could make it more difficult for us to produce ethanol on a cost-effective basis and could reduce the value of your investment.
     Most ethanol is currently produced from corn and other raw grains, such as milo or sorghum - especially in the Midwest. The current trend in ethanol production research is to develop an efficient method of producing ethanol from cellulose-based biomass, such as agricultural waste, forest residue, municipal solid waste, and energy crops. This trend is driven by the fact that cellulose-based biomass is generally cheaper than corn, and producing ethanol from cellulose-based biomass would create opportunities to produce ethanol in areas which are unable to grow corn. Although current technology is not sufficiently efficient to be competitive, a recent report by the U.S. Department of Energy entitled “Outlook for Biomass Ethanol Production and Demand” indicates that new conversion technologies may be developed in the future. If an efficient method of producing ethanol from cellulose-based biomass is developed, we may not be able to compete effectively. We do not believe it will be cost-effective to convert the ethanol plant we are proposing into a plant which will use cellulose-based biomass to produce ethanol. If we are unable to produce ethanol as cost-effectively as cellulose-based producers, our ability to generate revenue will be negatively impacted and your investment could lose value.
There are several ethanol plants in various stages of development in the area surrounding our proposed plant site, which will increase our competition for resources for our production, such as corn, electricity and natural gas, which could reduce the value of your investment.
     Currently, there over 20 operating ethanol plants in the state of Iowa and there are several ethanol plants in various stages of planning and development throughout the state of Iowa. Due to the preliminary nature of many of these projects, it is difficult to estimate the number of potential ethanol projects within our region. However, within a 30-mile radius of our proposed site, there are two plants currently in operation. Within a radius of 30 to 50 miles from our proposed site there are seven plants currently in operation. Within 50-100 miles, 16 plants are operating. There are six more plants in various stages of development within 100 miles of our proposed site. Our feasibility study indicates that there is adequate corn supply in our region to support our plant, but the surrounding plants will impact the demand for corn in our area and may increase the price for corn and other resources such as electricity and natural gas. At times, we expect that we will have to pay higher prices for corn than these other plants to ensure we have adequate supply to produce our ethanol. As a result, our ability to operate profitably may be negatively impacted and your investment could lose value.
Consumer resistance to the use of ethanol based on the belief that ethanol is expensive, adds to air pollution, harms engines and takes more energy to produce than it contributes may affect the demand for ethanol which could affect our ability to market our product and reduce the value of your investment.
     Media reports in the popular press indicate that some consumers believe that use of ethanol will have a negative impact on retail gasoline prices. Many also believe that ethanol adds to air pollution and harms car and truck engines. Still other consumers believe that the process of producing ethanol actually uses more fossil energy, such as oil and natural gas, than the amount of ethanol that is produced. These consumer beliefs could potentially be wide-spread. If consumers choose not to buy ethanol, it would affect the demand for the ethanol we produce which could lower demand for our product and negatively affect our profitability.
Competition from ethanol imported from Caribbean Basin countries may be a less expensive alternative to our ethanol, which would cause us to lose market share and reduce the value of your investment.
     Ethanol produced or processed in certain countries in Central America and the Caribbean region is eligible for tariff reduction or elimination upon importation to the United States under a program known as the Caribbean Basin Initiative. Large ethanol producers, such as Cargill, have expressed interest in building dehydration plants in participating Caribbean Basin countries, such as El Salvador, which would convert ethanol into fuel-grade ethanol for shipment to the United States. Ethanol imported from Caribbean Basin countries may be a less expensive alternative to domestically produced ethanol. Competition from ethanol imported from Caribbean Basin countries may affect our ability to sell our ethanol profitably, which would reduce the value of your investment.
Competition from ethanol imported from Brazil may be a less expensive alternative to our ethanol, which would cause us to lose market share and reduce the value of your investment.
     In Brazil, ethanol is produced primarily from sugarcane, which is also used to produce food-grade sugar. Brazil experienced a dramatic increase in ethanol production and trade in 2004, exporting approximately 112 million gallons to the U.S. alone. In 2005, the U.S. imported approximately 20 million gallons of ethanol from Brazil. Ethanol imported from Brazil may be a less expensive alternative to domestically produced ethanol, which is primarily made from corn. Tariffs presently protecting U.S. ethanol producers may be reduced or eliminated. Competition from ethanol imported from Brazil may affect our ability to sell our ethanol profitably, which would reduce the value of your investment.
The Central America-Dominican Republic Free Trade Agreement may provide a means to circumvent the tariffs on ethanol imports, which would cause us to lose market share and reduce the value of your investment.
     The Central America-Dominican Republic Free Trade Agreement, which was ratified in 2005, may provide a means to circumvent the tariffs currently on ethanol imported from Brazil. The high costs of producing ethanol from sugar makes Central American ethanol relatively expensive. However, some Brazilian producers are hoping to export their low-cost ethanol to Central America, mix it with Central American ethanol, and import this inexpensive product into the United States duty-free. It is unclear whether this design will be possible, however if this proves to become a common practice, we may lose our market share which would reduce the value of your investment.
Risks Related to Regulation and Governmental Action
A change in government policies favorable to ethanol may cause demand for ethanol to decline, which could reduce the value of your investment.
     Growth and demand for ethanol may be driven primarily by federal and state government policies, such as state laws banning Methyl Tertiary Butyl Ether (MTBE) and the national renewable fuels standard. The continuation of these policies is uncertain, which means that demand for ethanol may decline if these policies change or are discontinued. A decline in the demand for ethanol is likely to cause a reduction in the value of your investment.
Loss of favorable incentives for the ethanol industry as a whole or ineligibility for tax benefits for ethanol production could hinder our ability to operate at a profit and reduce the value of your investment in us.
     The ethanol industry is assisted by various federal ethanol production and tax incentives, including those included in the Energy Policy Act of 2005. The provision of the Energy Policy Act of 2005 likely to have the greatest impact on the ethanol industry is the creation of a national 7.5 billion gallon renewable fuels standard (RFS). The RFS requires that gasoline sold by refiners, importers and blenders must contain an increasing amount of renewable fuel, such as ethanol or biodiesel. The RFS will begin at 4 billion gallons in 2006, increasing to 7.5 billion gallons by 2012. The RFS helps support a market for ethanol that might disappear without this incentive.
     The elimination or reduction of tax incentives, such as the Volumetric Ethanol Excise Tax Credit (VEETC) (available to gasoline refiners and blenders) to the ethanol industry could also reduce the market for ethanol, which could reduce prices and our revenues by making it more costly or difficult for us to produce and sell ethanol. If the federal tax incentives are eliminated or sharply curtailed, we believe that a decreased demand for ethanol will result, which could result in the failure of the business and the potential loss of some or all of your investment.
     On September 7, 2006, the Environmental Protection Agency (the “EPA”) released a proposed rule for a comprehensive, long-term RFS program starting in 2007. The new regulation proposes that 3.71 percent (or 4.7 billion gallons) of all the gasoline sold or dispensed to U.S. motorists in 2007 be renewable fuel. By the end of 2006, there will be approximately 4.5 billion gallons of renewable fuel consumed as motor vehicle fuel in the United States. The rule also contains compliance tools and a credit and trading system which allows renewable fuels to be used where they are most economical, while providing a flexible means for industry to comply with the standard. Various renewable fuels, including biodiesel and ethanol, can be used to meet the requirements of the RFS program. This is a proposed rule and there is no guarantee that this rule will be adopted or that we will comply with the requirements.

     Another important provision involves an expansion in the definition of who qualifies as a small ethanol producer. Historically, small ethanol producers were allowed a 10 cents per gallon production income tax credit on up to 15 million gallons of production annually. The size of the plant eligible for the tax credit was limited to 30 million gallons. Under the Energy Policy Act of 2005 the size limitation on the production capacity for small ethanol producers increases from 30 million to 60 million gallons. We do not anticipate that we will qualify for this tax credit which may make it difficult to compete with those companies who are eligible. This tax credit may also foster additional growth in ethanol plants of a larger size and increase competition in this particular plant size category. The small ethanol producer tax credit is set to expire December 31, 2010.
Changes in environmental regulations or violations of the regulations could be expensive and reduce our profit and the value of your investment.
     We will be subject to extensive air, water and other environmental regulations and we will need to obtain a number of environmental permits to construct and operate the plant. In addition, it is likely that our senior debt financing will be contingent on our ability to obtain the various environmental permits that we will require. If for any reason, any of these permits are not granted, construction costs for the plant may increase, or the plant may not be constructed at all. Additionally, any changes in environmental laws and regulations, both at the federal and state level, could require us to invest or spend considerable resources in order to comply with future environmental regulations. The expense of compliance could be significant enough to reduce our profit and the value of your investment.
Risks Related to Tax Issues
EACH PROSPECTIVE MEMBER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR CONCERNING THE IMPACT THAT HIS OR HER PARTICIPATION IN THE COMPANY MAY HAVE ON HIS OR HER FEDERAL INCOME TAX LIABILITY AND THE APPLICATION OF STATE AND LOCAL INCOME AND OTHER TAX LAWS TO HIS OR HER PARTICIPATION IN THIS OFFERING.
IRS classification of the company as a corporation rather than as a partnership would result in higher taxation and reduced profits, which could reduce the value of your investment in us.
     We are an Iowa limited liability company that has elected to be taxed as a partnership for federal and state income tax purposes, with income, gain, loss, deduction and credit passed through to the holders of the units. However, if for any reason the IRS would successfully determine that we should be taxed as a corporation rather than as a partnership, we would be taxed on our net income at rates of up to 35% for federal income tax purposes, and all items of our income, gain, loss, deduction and credit would be reflected only on our tax returns and would not be passed through to the holders of the units. If we were to be taxed as a corporation for any reason, distributions we make to investors will be treated as ordinary dividend income to the extent of our earnings and profits, and the payment of dividends would not be deductible by us, thus resulting in double taxation of our earnings and profits. See “FEDERAL INCOME TAX CONSEQUENCES OF OWNING OUR UNITS — Partnership Status.” If we pay taxes as a corporation, we will have less cash to distribute to our unit holders.
The IRS may classify your investment as passive activity income, resulting in your inability to deduct losses associated with your investment.
     If you are not involved in our operations on a regular, continuing and substantial basis, it is likely that the Internal Revenue Service will classify your interest in us as a passive activity. If an investor is either an individual or a closely held corporation, and if the investor’s interest is deemed to be “passive activity,” then the investor’s allocated share of any loss we incur will be deductible only against income or gains the investor has earned from other passive activities. Passive activity losses that are disallowed in any taxable year are suspended and may be carried forward and used as an offset against passive activity income in future years. These rules could restrict an investor’s ability to currently deduct any of our losses that are passed through to such investor.
Income allocations assigned to an investor’s units may result in taxable income in excess of cash distributions, which means you may have to pay income tax on your investment with personal funds.
     Investors will pay tax on their allocated shares of our taxable income. An investor may receive allocations of taxable income that result in a tax liability that is in excess of any cash distributions we may make to the investor. Among other things, this result might occur due to accounting methodology, lending covenants that restrict our ability to pay cash distributions or our decision to retain the cash generated by the business to fund our operating activities and obligations. Accordingly, investors may be required to pay some or all of the income tax on their allocated shares of our taxable income with personal funds.
An IRS audit could result in adjustments to our allocations of income, gain, loss and deduction causing additional tax liability to our members.
     The IRS may audit our income tax returns and may challenge positions taken for tax purposes and allocations of income, gain, loss and deduction to investors. If the IRS were successful in challenging our allocations in a manner that reduces loss or increases income allocable to investors, you may have additional tax liabilities. In addition, such an audit could lead to separate audits of an investor’s tax returns, especially if adjustments are required, which could result in adjustments on your tax returns. Any of these events could result in additional tax liabilities, penalties and interest to you, and the cost of filing amended tax returns.
     Before making any decision to invest in us, investors should read this entire prospectus, including all of its exhibits, and consult with their own investment, legal, tax and other professional advisors to determine how ownership of our units will affect your personal investment, legal, and tax situation.
FORWARD LOOKING STATEMENTS
     Throughout this prospectus, we make “forward-looking statements” that involve future events, our future performance, and our expected future operations and actions. In some cases, you can identify forward-looking statements by the use of words such as “may,” “should,” “plan,” “future,” “intend,” “could,” “estimate,” “predict,” “hope,” “potential,” “continue,” “believe,” “expect” or “anticipate” or the negative of these terms or other similar expressions. The forward-looking statements are generally located in the material set forth under the headings “MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATIONS,” “PLAN OF DISTRIBUTION,” “RISK FACTORS,” “USE OF PROCEEDS,” and “DESCRIPTION OF BUSINESS,” but may be found in other locations as well. These forward-looking statements generally relate to our plans and objectives for future operations and are based upon management’s reasonable estimates of future results or trends. Although we believe that our plans and objectives reflected in or suggested by such forward-looking statements are reasonable, we may not achieve such plans or objectives. Any forward-looking statements are not guarantees of our future performance and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by any forward-looking statements. Actual results may differ from projected results due, but not limited to, unforeseen developments, including developments relating to the following:
•	Economic, competitive, demographic, business and other conditions in our local and regional markets;

•	Changes or developments in laws, regulations or taxes in the ethanol, agricultural or energy industries;

•	Actions taken or not taken by third-parties, including our suppliers and competitors, as well as legislative, regulatory, judicial and other governmental authorities;

•	Competition in the ethanol industry;

•	Overcapacity within the ethanol industry;

•	Availability and costs of products and raw materials, particularly corn and natural gas;

•	Fluctuations in petroleum prices;

•	Changes and advances in ethanol production technology;

•	Construction delays or unforeseen cost increases in construction;

•	The loss of our plant due to casualty, weather, mechanical failure or any extended or extraordinary maintenance or inspection that may be required;

•	Changes in our business strategy, capital improvements or development plans;

•	The availability of additional capital to support capital improvements and development; and

•	Other factors discussed under the section entitled “RISK FACTORS” or elsewhere in this prospectus.
     You should read this prospectus completely and with the understanding that actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus have been compiled as of the date of this prospectus and should be evaluated with consideration of any changes occurring after the date of this prospectus. Except as required under federal securities laws and SEC rules and regulations, we will not update forward-looking statements even though our situation may change in the future.
DETERMINATION OF OFFERING PRICE
     There is no established market for our units. We established the offering price without an independent valuation of the units. We established the offering price based on our estimate of capital and expense requirements, not based on perceived market value, book value, or other established criteria. In considering our capitalization requirements, we determined the minimum and maximum aggregate offering amounts based upon our cost of capital analysis and debt to equity ratios generally acceptable in the industry. In determining the offering price per unit we considered the additional administrative expense which would likely result from a lower offering price per unit. If we were to offer a lower price per unit, we would likely have an increase in the number of members which would increase our administrative expenses, such as printing expenses and the costs associated with increased unit trading. We also considered the dilution impact of our recent private placement offering prices of $500.00 per unit and $333.34 per unit in determining an appropriate public offering price per unit. The units may have a value significantly less than the offering price and there is no guarantee that the units will ever obtain a value equal to or greater than the offering price.
DILUTION
     We have conducted two seed capital offerings under private placements. The first offering was to our founders, in which we sold a total of 600 of our membership units at a price of $333.34 per unit. This offering was completed prior to April 30, 2006 and is reflected in our audited financial information. We conducted an additional seed capital offering in which we sold 2,250 units at a price of $500.00 per unit. However, this offering was not complete until May 10, 2006. As such, this offering is not reflected in our audited financial statements as of April 30, 2006. Our unaudited financial statements for the interim period ended July 31, 2006, reflect the completion of the additional seed capital offering in which we sold 2,250 units at a price of $500 per unit. You will immediately incur additional substantial dilution to the dilution discussed below as a result of this second seed capital offering.
     As of July 31, 2006, we had 2,850 units outstanding, which were sold to our founders in a tranche of 600 units for $333.34 per unit and a tranche of 2,250 units for $500.00 per unit. The units, as of July 31, 2006, had a net tangible book value of $1,174,414 or $412.08 per unit. The net tangible book value per unit represents members’ equity less intangible assets such as deferred offering costs, divided by the number of units outstanding. The offering price of $1,000 per unit substantially exceeds the net tangible book value per unit of our outstanding units. Therefore, all current holders will realize an immediate increase of at least $558.96 per unit in the pro forma net tangible book value of their units if the minimum is sold at a price of $1,000 per unit, and an increase of at least $573.08 per unit if the maximum is sold at a price of $1,000 per unit. Purchasers of units in this offering will realize an immediate dilution of at least $28.96 per unit in the net tangible book value of their units if the minimum is sold at a price of $1,000 per unit, and a decrease of at least $14.85 per unit if the maximum is sold at a price of $1,000 per unit.
     An investor purchasing units in this offering will receive units diluted by the prior purchase of units by purchasers during our seed capital offerings. We have sold units to our founders and seed capital investors at prices substantially below the price at which we are currently selling units. The presence of these previously sold units will dilute the relative ownership interests of the units sold in this offering because these earlier investors received a relatively greater share of our equity for less consideration than investors are paying for units issued in this offering. Generally, all investors in this offering will notice immediate dilution. We have and will continue to use this previously contributed capital to finance development costs and for initial working capital purposes. We intend to use any remaining balance for the same purposes as those of this offering.
     The following table illustrates the increase to existing unit holders and the dilution to purchasers in the offering and in the net tangible book value per unit assuming the minimum or the maximum number of units is sold. The table does not take into account any other changes in the net tangible book value of our units occurring after July 31, 2006 or offering expenses related to this offering.

	Minimum	Maximum
Pro forma net tangible book value per unit at July 31, 2006	$412.08	$412.08
Increase in pro forma net tangible book value per unit attributable to the sale of 55,000 (minimum) and 110,000 (maximum) units at $1,000 per unit	$558.96	$573.08
Net tangible book value per unit at July 31, 2006, as adjusted for the sale of units	$971.04	$985.15
Dilution per unit to new investors in this offering	$(28.96)	$(14.85)
     We may seek additional equity financing in the future, which may cause additional dilution to investors in this offering, and a reduction in their equity interest. The holders of the units purchased in this offering will have no preemptive rights on any units to be issued by us in the future in connection with any such additional equity financing. We could be required to issue warrants to purchase additional units to a lender in connection with our debt financing. If we sell additional units or warrants to purchase additional units, the sale or exercise price could be higher or lower than what investors are paying in this offering. If we sell additional units at a lower price it could lower the value of an existing investor’s units.
     The table below sets forth as of July 31, 2006, on an “as-if-converted” basis, the difference between the number of units purchased, and total consideration paid for those units, by existing unit holders, compared to units purchased by new investors in this offering without taking into account any offering expenses.

	Total Number of Units Purchased
	Minimum		Maximum
	Number	Percent	Number	Percent
Existing unit holders (As of July 31, 2006)	2,850	4.93%	2,850	2.53%
New investors	55,000	95.07%	110,000	97.47%
Total	57,850	100.00%	112,850	100.00%

		Minimum			Maximum
	Amount	Percent	Average	Amount	Percent	Average
Existing unit holders (As of July 31, 2006)	$1,325,000	2.36%	$412.08	$1,325,000	1.19%	$412.08
New investors	$55,000,000	97.64%	$1,000	$110,000,000	98.81%	$1,000
Total	$56,325,000	100.00%	$973.64	$111,325,000	100.00%	$986.49
CAPITALIZATION
     We issued 600 units to our founders at a price of $333.33 per unit. In addition, in May of 2006, we issued a total of 2,250 units to our seed capital investors at a price of $500 per unit. We have total proceeds from our two previous private placements of $1,325,000. If the minimum offering amount of $55,000,000 is attained, we will have total membership proceeds of $56,325,000 at the end of this offering, less offering expenses. If the maximum offering of $110,000,000 is attained, we will have total membership proceeds of $111,325,000 at the end of this offering, less offering expenses.
Capitalization Table
     The following table sets forth our capitalization at July 31, 2006 on an actual and pro forma basis to reflect the units offered in this offering.

		Pro Forma (1)
	Actual	Minimum	Maximum
Unit holders’ equity:	$1,305,893	$56,325,000	$111,325,000
Accumulated deficit	(60,651)	(60,651)	(60,651)

Total Unit holder’s equity (deficit)	1,245,242	56,245,242	111,245,242

Total Capitalization(2)	$1,245,242	$56,245,242	$111,245,242

(1)	As adjusted to reflect receipt of gross proceeds from this offering prior to deducting offering expenses and prior to securing a debt financing commitment.

(2)	In order to fully capitalize the project, we will also need to obtain debt financing ranging from approximately $47,675,000 to $102,675,000 less any grants and/or tax increment financing we are awarded. Our estimated long-term debt requirements are based upon our project coordinators’ past experience with similar projects, preliminary discussions with lenders and our independent research regarding capitalization requirements for similar ethanol plants.

     Both of our seed capital private placements were made directly by us without use of an underwriter or placement agent and without payment of commissions or other remuneration. The aggregate sales proceeds, after payment of offering expenses in immaterial amounts, were applied to our working capital and other development and organizational purposes.
     With respect to the exemption from registration of securities claimed under Rule 506 and Section 4(2) of the Securities Act, neither we, nor any person acting on behalf offered or sold the securities by means of any form of general solicitation or advertising. Prior to making any offer or sale, we had reasonable grounds to believe and believed that each prospective investor was capable of evaluating the merits and risks of the investment and were able to bear the economic risk of the investment. Each purchaser represented in writing that the purchaser was an accredited investor and that the securities were being acquired for investment for such purchaser’s own account. Each purchaser also agreed that the securities would not be sold without registration under the Securities Act or exemption from the Securities Act. Each purchaser further agreed that a legend was placed on each certificate evidencing the securities stating the securities have not been registered under the Securities Act and setting forth restrictions on their transferability.
DISTRIBUTION POLICY
     We have not declared or paid any distributions on the units. We do not expect to generate revenues until the proposed ethanol plant is operational, which is expected to occur approximately 16-18 months after construction commences. We currently anticipate that construction will commence on or about August 1, 2007, with completion in winter 2008. After operation of the proposed ethanol plant begins, it is anticipated, subject to any loan covenants or restrictions with any senior and term lenders, that we will distribute “net cash flow” to our members in proportion to the units that each member holds relative to the total number of units outstanding. “Net cash flow,” means our gross cash proceeds less any portion, as determined by the board of directors in their sole discretion, used to pay or establish reserves for operating expenses, debt payments, capital improvements, replacements and contingencies. However, there can be no assurance that we will ever be able to pay any distributions to the unit holders, including you. Additionally, our lenders may further restrict our ability to make distributions during the initial period of the term debt. For example, our lender may require us to maintain a minimum debt service coverage ratio, working capital ratio and tangible net worth ratio. In addition, our senior lender may require us to make annual free cash flow payments that are based on our after-tax profitability.
SELECTED FINANCIAL DATA
     The following table summarizes important financial information from our July 31, 2006 unaudited financial statements. You should read this table in conjunction with the financial statements and the notes included elsewhere in this prospectus.

Homeland Energy Solutions, LLC
(A Development Stage Company)
Statement of Operations
Period from December 7, 2005 (Date of Inception) to July 31, 2006

Revenue	$—
Operating Expenses
Legal	6,925
Accounting	11,500
Engineering & Design	8,798
Feasibility Studies	27,750
Training Expense	300
Filing Fees/Permits	10,165
Other Professional Services	16,489
Land Options	1,650
Misc Expenses	119

Total Expenses	83,696

Other Income (Expense)
Interest Income	12,170
Grants	10,875
Total Other Income (Expense)	23,045
Net Loss during the development stage	$(60,651)

Basic and Diluted loss per capital unit	$(40.41)

Basic and Diluted weighted average capital units O/S	1,501

“See Notes to the Financial Statements”
     As a development stage company, we do not expect to generate any revenue until the plant is completely constructed and operational. For the period from inception through July 31, 2006, our expenses consist of professional fees and general and administrative expenses. The professional fees represent the fees paid to professionals such as our engineering and development consultants, accountants and attorneys relating to the organization and development of the Company. We have paid $27,750 for our feasibility studies prepared by PRX Geographic, Inc. and FC Stone, Inc.
MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION
Overview
     This prospectus contains forward-looking statements that involve risks and uncertainties. Actual events or results may differ materially from those indicated in such forward-looking statements. These forward-looking statements are only our predictions and involve numerous assumptions, risks and uncertainties, including, but not limited to those risk factors described elsewhere in this prospectus. The following discussion of the financial condition and results of our operations should be read in conjunction with the financial statements and related notes thereto included elsewhere in this prospectus.
     We are a development-stage Iowa limited liability company formed on December 7, 2005, for the purpose of constructing a 100 million gallon per year ethanol plant in northeast Iowa in Chickasaw County near the City of New Hampton. We do not expect to generate any revenue until the plant is completely constructed and operational. For more information about our potential plant site, please refer to “Description of Business — Project Location and Proximity to Markets.” Our board of directors reserves the right to change the location of the plant site, in their sole discretion, for any reason. We anticipate the final plant site will have access to both truck and rail transportation.
     Based upon engineering specifications produced by Fagen, Inc., we expect the plant to annually consume approximately 37 million bushels of corn and annually produce approximately 100 million gallons of fuel grade ethanol, approximately 333,000 tons distillers grain. We currently estimate that it will take 16 to 18 months after construction commences to complete plant construction. Currently, we anticipate that construction will commence on or about August 1, 2007, with completion in winter 2008.
     We expect the project will cost approximately $159,000,000 to complete. This includes approximately $109,706,788 to build the plant and an additional $49,293,212 in other capital expenditures and working capital. Except for the letter of intent with Fagen, Inc., we do not have any binding or non-binding agreements with any contractor for the labor or materials necessary to build the plant. As a result, our anticipated total project cost is not a firm estimate and is expected to change from time to time as the project progresses. We are still in the development phase, and until the proposed ethanol plant is operational, we will generate no revenue. We anticipate that accumulated losses will continue to increase until the ethanol plant is operational.
Plan of Operations Until Start-Up of Ethanol Plant

     We expect to spend at least the next 12 months focused on three primary activities: (1) project capitalization; (2) site acquisition and development; and (3) plant construction and start-up operations. Assuming the successful completion of this offering and the related debt financing, we expect to have sufficient cash on hand to cover all costs associated with construction of the project, including, but not limited to, site acquisition and development, utilities, construction and equipment acquisition. In addition, we expect our seed capital proceeds to supply us with enough cash to cover our costs through this period, including staffing, office costs, audit, legal, compliance and staff training.
Project Capitalization
     We will not close the offering until we have raised the minimum offering amount of $55,000,000. We have until [twelve month date] to sell the minimum number of units required to raise the minimum offering amount. If we sell the minimum number of units prior to [twelve month date], we may decide to continue selling units until we sell the maximum number of units or [twelve month date], whichever occurs first. Even if we successfully close the offering by selling at least the minimum number of units by [twelve month date], we will not release the offering proceeds from escrow until the cash proceeds in escrow equal $55,000,000 or more and we secure a written debt financing commitment for debt financing ranging from a minimum of $47,675,000 to a maximum of $102,675,000,000 depending on the level of equity raised and the amount of bond financing and any grant funding we may receive. We estimated the range of debt financing we will need by subtracting the minimum and maximum amount of equity in this offering and the $1,325,000 we raised in seed capital from the estimated total project cost of $159,000,000.
     We have not yet obtained any commitments for equity, debt or bond financing. We have started identifying and interviewing potential lenders, however, we have not signed any commitment or contract for debt financing. Completion of the project relies entirely on our ability to attract these loans and close on this offering.
     A debt financing commitment only obligates the lender to lend us the debt financing that we need if we satisfy all the conditions of the commitment. These conditions may include, among others, the total cost of the project being within a specified amount, the receipt of engineering and construction contracts acceptable to the lender, evidence of the issuance of all permits, acceptable insurance coverage and title commitment, the contribution of a specified amount of equity and attorney opinions. At this time, we do not know what business and financial conditions will be imposed on us. We may not satisfy the loan commitment conditions before closing, or at all. If this occurs we may:

•	commence construction of the plant using all or a part of the equity funds raised while we seek another debt financing source if the board of directors in their discretion determines that we could likely find another debt financing source;

•	hold the equity funds raised indefinitely in an interest-bearing account while we seek another debt financing source; or

•	return the equity funds, if any, to investors with accrued interest, after deducting the currently indeterminate expenses of operating our business or partially constructing the plant before we return the funds.
     While the foregoing alternatives may be available, we do not expect to begin substantial plant construction activity before satisfying the loan commitment conditions or closing the loan transaction because it is very likely that Fagen, Inc. and any lending institution will prohibit substantial plant construction activity until satisfaction of loan commitment conditions or loan closing. It is more probable that we will satisfy the conditions of a debt financing commitment, which is a requirement for our non-binding letter of intent with Fagen, Inc. to be extended to December 31, 2008. However, in the unlikely event that the loan commitment and Fagen, Inc. permit us to spend equity proceeds prior to closing the loan and obtaining loan proceeds, we may decide to spend equity proceeds on project development expenses, such as securing critical operating contracts or owner’s construction costs such as site development expenses. If we decide to proceed in that manner, we expect the minimum aggregate offering amount would satisfy our cash requirements for approximately three to four months and the maximum aggregate offering amount would satisfy our cash requirements for approximately six to seven months. We expect that proceeding with plant construction prior to satisfaction of the loan commitment conditions or closing the loan transaction could cause us to abandon the project or terminate operations. As a result, you could lose all or part of your investment.
     We also do not expect to hold the equity funds indefinitely in an interest-bearing account while we seek another debt financing source because it is likely that Fagen, Inc. would not be willing to renew its letter of intent with us until we had secured a debt financing source. Our letter of intent with Fagen, Inc. terminates on December 31, 2007 unless the basic site and design of our ethanol facility has been determined and mutually agreed upon, a specific site or sites have been determined and mutually agreed upon, and at least 10% of the necessary equity has been raised. In addition, our letter of intent terminates on December 31, 2008 unless we have secured financing. If we failed to find a new debt financing source and Fagen, Inc. refused to renew or extend its letter of intent with us, we would expect to return your investment with any accrued interest after deducting operating expenses. Please refer to the section of the prospectus entitled, “RISK FACTORS - Risks Related to Our Financing Plan,” on page 7 for a discussion of the risks involved in project capitalization.
Site Acquisition and Development
     During and after the offering, we expect to continue working principally on the preliminary design and development of our proposed ethanol plant, the acquisition and development of a plant site in Chickasaw County, Iowa, obtaining the necessary construction permits, identifying potential sources of debt financing and negotiating the corn supply, ethanol and co-product marketing, utility and other contracts. We plan to fund these activities and initiatives using the $1,325,000 of seed capital. We believe that our existing funds will permit us to continue our preliminary activities through the end of this offering. If we are unable to close on this offering by that time or otherwise obtain other funds, we may need to delay or abandon operations.
     In April and May of 2006 we obtained the exclusive right and option to purchase seven parcels of land, consisting of 254 acres of land, in Chickasaw County, Iowa and one parcel of land consisting of approximately 110 acres to be determined by engineering survey in Winneshiek County, Iowa owned by the private landowners. Our expenses for obtaining these options are approximately $11,300 for the exclusive right and options in Chickasaw County and approximately $1650 in Winneshiek County. The purchase price is dependent on the number of parcels we purchase. The following is a list and brief description of the land options we have entered into:

1.	Option dated April 1, 2006 between Homeland Energy Solutions and Clair L. Lensing and Mary E. Lensing. We paid $4,000 for this option on a tract of land in Chickasaw County, Iowa. The land in this option is located in Chickasaw County however it is adjacent to the additional options in Winneshiek County. This option will terminate on April 1, 2007, but may be extended for two successive periods of one year upon an additional payment of $20,000 for each year prior to the expiration of the option.

2.	Option dated April 7, 2006 between Homeland Energy Solutions and Larry Bodensteiner and Ann S. Bodensteiner. We paid $412 for this option on a tract of land in Chickasaw County Iowa. This option will terminate on April 1, 2007, but may be extended for two successive periods of one year upon an additional payment of $4,125 for each year prior to the expiration of the option.

3.	Option dated April 12, 2006 between Homeland Energy Solutions and Dale Kout, Leo and Paula Kout, and Bill and Julianne Kout. We paid $750 for this option on a tract of land in Chickasaw County Iowa. This option will terminate on April 1, 2007, but may be extended for two successive periods of one year upon an additional payment of $125 per acre for each year prior to the expiration of the option.

4.	Option dated April 12, 2006 between Homeland Energy Solutions and Dale Kout, Leo and Paula Kout, and Bill and Julianne Kout. We paid $5,000 for this option on a tract of land in Chickasaw County Iowa. This option will terminate on April 1, 2007, but may be extended for two successive periods of one year upon an additional payment of $5,000 for each year prior to the expiration of the option. 5. Option dated April 13, 2006 between Homeland Energy Solutions and F.H. Kastel. We paid $200 for this option on a tract of land in Chickasaw County Iowa. This option will terminate on April 1, 2007, but may be extended for two successive periods of one year upon an additional payment of $1,875 for each year prior to the expiration of the option.

5.	Option dated April 13, 2006 between Homeland Energy Solutions and F.H. Kastel. We paid $200 for this option on a tract of land in Chickasaw County Iowa. This option will terminate on April 1, 2007, but may be extended for two successive periods of one year upon an additional payment of $1,875 for each year prior to the expiration of the option.

6.	Option dated May 5, 2006 between Homeland Energy Solutions and John Lynch and Margaret Ann Lynch. We paid $937.50 for this option on a tract of land in Chickasaw County Iowa. This option will terminate on April 1, 2007, but may be extended for two successive periods of one year upon an additional payment of $125 per acre for each year prior to the expiration of the option.

7.	Option dated May 5, 2006 between Homeland Energy Solutions and Richard Vrzak and Rodney Vrzak. We paid $1250.00 for this option on a tract of land in Winneshiek County Iowa. This option will terminate on April 1, 2007, but may be extended for two successive periods of one year upon an additional payment of $125 per acre for each year prior to the expiration of the option.

8.	Option dated May 10, 2006 between Homeland Energy Solutions and Eugene Schmitt. We paid $400,000 for this option on a tract of land in Chickasaw County, Iowa. This option will terminate on April 1, 2007, but may be extended for two successive periods of one year upon an additional payment of $125 per acre for each year prior to the expiration of the option.

     The above options consist of land for two different sites for the construction of the plant. It is the intent of the board to exercise options only on options 2, 3, 4, 5, 6, and 8 above, as those are the options on the site in Chickasaw County. Options 1 and 7 above are for the alternative plant site, mostly located in Winneshiek County. However, the board intends to hold options 1 and 7 above in the event that we decide to change our plant site. We estimate that we will spend approximately $1,800,000 for land acquisition for the plant site.
Plant Construction and Start-up of Plant Operations
     We expect to complete construction of the proposed plant and commence operations approximately 16 to 18 months after construction commences. We currently anticipate that construction will commence on or about August 1, 2007, with completion in winter 2008. Our work will include completion of the final design and development of the plant. We also plan to negotiate and execute finalized contracts concerning the construction of the plant, provision of necessary electricity, natural gas and other power sources and marketing agreements for ethanol and co-products. Assuming the successful completion of this offering and our obtaining the necessary debt financing, we expect to have sufficient cash on hand to cover construction and related start-up costs necessary to make the plant operational. We estimate that we will need approximately $109,706,788 to construct the plant and a total of approximately $49,293,212 to cover all capital expenditures necessary to complete the project, make the plant operational and produce revenue.
Exploration of Coal Gasification as an Alternative Energy Source to Natural Gas
     Although we anticipate using natural gas to power the plant, it is possible that we could use coal gasification as an alternative. Given the recent increases in the price of natural gas, our management believes it may be in our best interests to install a coal gasification energy system to power the plant. This option would allow us to design and build the plant for natural gas energy and convert to coal gasification at a later date. However, we are still evaluating both systems and we have not yet conclusively determined that coal gasification is a viable alternative energy source for our proposed ethanol plant.
     Our decision to pursue coal gasification may also depend on the success of our equity offering and our ability to obtain the remaining debt financing sufficient to capitalize the project. If we have excess capital available, we may decide to implement a coal gasification energy system shortly after we begin start-up operations. Alternatively, we may decide to postpone implementation until we have a history of operations and can use earnings from plant operations to help finance the cost, however, there is no assurance or guarantee that we will generate sufficient earnings to undertake this project. Coal fueled facilities of this scale require a continuous and large supply of coal. The transportation, handling and storage costs of such material may not be cost-effective. In addition, we do not have any agreement with any supplier of coal and we do not know if it is possible to use coal without incurring significant operational and regulatory costs. If we decide to use coal, there may be significant environmental risks that require us to install additional safety precautions, and using coal may require costly engineering and design changes.
Future Plans to Participate in Other Ethanol Manufacturing Facilities
     Several of our initial directors are involved with another ethanol plant near Mason City, Iowa called Golden Grain Energy, LLC. Our President, Stephen Eastman, is currently serving as Vice President on the Board of Directors of Golden Grain Energy. Our Vice President, James Boeding, serves on the board of Golden Grain Energy and is currently chair of the audit committee of that board.
Our treasurer, Bernard Retterath, serves on the board of Golden Grain Energy and currently serves on the Public Relations Committee and the Political Action Committee. Our Secretary, Steve Dietz, is the commodities manager for Golden Grain Energy, and our director, Chad Kuhlers, is the Plant Manager for Golden Grain Energy. One of our directors, Steven H. Core, also serves on the board of Golden Grain Energy. Our Vice President of Project Development, Pat Boyle, has served on the steering committee for Golden Grain Energy in the past. Due to the proximity of these two plants, it is possible that they will compete for corn supply. However, it is possible that there may be advantages due to various synergies between Homeland Energy Solutions and Golden Grain Energy, such as resource pooling, cost sharing and purchasing and marketing discounts, there is no guarantee or assurance that we will enter into such an arrangement with Golden Grain Energy or that such an arrangement will produce benefits for us. We do not have any agreement or arrangement concerning Golden Grain Energy or any other ethanol project at this time. We will continue to monitor and evaluate these opportunities as they present themselves to determine if participation in any other project is in our best interests.
Trends and Uncertainties Impacting the Ethanol Industry and Our Future Revenues
     If we are successful in building and constructing the ethanol plant, we expect our future revenues will primarily consist of sales of ethanol and distillers grains. We expect ethanol sales to constitute the bulk of our revenues. Recently, the demand for ethanol increased relative to supply causing upward pressure on ethanol market prices. Increased demand, firm crude oil and gas markets, public acceptance, and positive political signals have all contributed to a strengthening of ethanol prices. In order to sustain these higher price levels however, management believes the industry will need to continue to grow demand to offset the increased supply brought to the market place by additional production. Additionally, the current volatility in steel prices may affect our revenues. In the past year, the price of steel has fluctuated greatly and will affect the Construction Cost Index (“CCI”) which will then affect the cost to construct our plant as set forth in our non-binding letter of intent with Fagen, Inc. If the CCI is high due to increased cost of steel, our project cost will also increase and may negatively impact our future revenues. However, the experience of our directors who are currently and have been involved with the Golden Grain Energy, LLC project will increase efficiencies during the start-up and operation of our plant once it has been constructed. Those directors know of likely obstacles we will encounter and have a working knowledge of systems that will be necessary to ensure the business is able to start and run effectively.
     We also expect to benefit indirectly from federal ethanol supports. Changes to these supports or incentives could significantly impact demand for ethanol. On August 8, 2005, President George W. Bush signed into law the Energy Policy Act of 2005 (the “Act”). The Act contains numerous provisions that are expected to favorably impact the ethanol industry by enhancing both the production and use of ethanol. Most notably, the Act created a 7.5 billion gallon renewable fuels standard (the “RFS”). The RFS is a national renewable fuels mandate as to the total amount of national renewable fuels usage but allows flexibility to refiners by allowing them to use renewable fuel blends in those areas where it is most cost-effective rather than requiring renewable fuels to be used in any particular area or state. The RFS will begin at 4 billion gallons in 2006, and increase to 7.5 billion gallons by 2012. According to the Renewable Fuels Association, the Act is expected to lead to about $6 billion in new investment in ethanol plants across the country.
     Ethanol production continues to rapidly grow as additional plants and plant expansions become operational. As of June 2006, over 100 ethanol plants were producing ethanol with a combined annual production capacity of 4.8 billion gallons per year and current expansions and plants under construction constituted an additional future production capacity of 2.0 billion gallons per year. ADM recently announced its plan to add 500 million gallons of ethanol production, clearly indicating its desire to maintain a significant share of the ethanol market. Since the current national ethanol production capacity exceeds the 2006 RFS requirement, we believe that other market factors, such as the growing trend for reduced usage of MTBE by the oil industry, state renewable fuels standards and increases in voluntary blending by terminals, are primarily responsible for current ethanol prices. Accordingly, it is possible that the RFS requirements may not significantly impact ethanol prices in the short-term. However, the increased requirement of 7.5 billion by 2012 is expected to support ethanol prices in the long term. A greater supply of ethanol on the market from these additional plants and plant expansions could reduce the price we are able to charge for our ethanol. This may decrease our revenues when we begin sales of product.
     Demand for ethanol may increase as a result of increased consumption of E85 fuel. E85 fuel is a blend of 70% to 85% ethanol and gasoline. According to the Energy Information Administration, E85 consumption is projected to increase from a national total of 11 million gallons in 2003 to 47 million gallons in 2025. E85 is used as an aviation fuel and as a hydrogen source for some fuel cells. In the U.S., there are currently about 3 million flexible fuel vehicles capable of operating on E85 and 400 retail stations supplying it. Ford and General Motors have recently begun national campaigns to promote ethanol and flexible fuel vehicles. Automakers have indicated plans to produce an estimated 2 million more flexible fuel vehicles per year. The demand for E85 is largely driven by flexible fuel vehicle penetration of the US vehicle fleet, the retail price of E85 compared to regular gasoline and the availability of E85 at retail stations. Because flexible fuel vehicles can operate on both ethanol and gasoline, if the price of regular gasoline falls below E85, demand for E85 will decrease as well. In addition, gasoline stations offering E85 are relatively scarce. At the end of 2005, only 608 of the country’s 170,000 gas stations offered E85 as an alternative to ordinary gasoline. However, most of these stations are in the Upper Midwest, which will be our target market area. The National Ethanol Vehicle Coalition expects 2,000 stations to sell E85 by the end of 2006, which would represent approximately 1% of all refueling stations. The Energy Policy Act of 2005 established a tax credit of 30% for infrastructure and equipment to dispense E85, which became effective in 2006 and is scheduled to expire December 31, 2010. This tax credit is expected to encourage more retailers to offer E85 as an alternative to regular gasoline. According to the Iowa Renewable Fuels Association, there are approximately 38 gasoline retailers offering E85 throughout Iowa.
     Demand for ethanol has been supported by higher oil prices and its refined components. While the mandated usage required by the renewable fuels standard is driving demand, our management believes that the industry will require an increase in voluntary usage in order to experience long-term growth. We expect this will happen only if the price of ethanol is deemed economical by blenders. Our management also believes that increased consumer awareness of ethanol-blended gasoline will be necessary to motivate blenders to voluntarily increase the amount of ethanol blended into gasoline. In the future, a lack of voluntary usage by blenders in combination with additional supply may damage our ability to generate revenues and maintain positive cash flows.
     Although the Energy Policy Act of 2005 did not impose a national ban of methyl tertiary butyl ether (“MTBE”), the primary competitor of ethanol as a fuel oxygenate, the Act’s failure to include liability protection for manufacturers of MTBE could result in refiners and blenders using ethanol as an oxygenate rather than MTBE to satisfy the Clean Air Act’s reformulated gasoline oxygenate requirement. While this may create some additional demand in the short term, the Act repeals the Clean Air Act’s 2% oxygenate requirement for reformulated gasoline immediately in California and 270 days after enactment elsewhere. However, the Clean Air Act also contains an oxygenated fuel requirement for areas classified as carbon monoxide non-attainment areas. These areas are required to establish an oxygenated fuels program for a period of no less than three months each winter. The minimum oxygen requirement for gasoline sold in these areas is 2.7% by weight. This is the equivalent of 7.7% ethanol by volume in a gasoline blend. This requirement was unaffected by the Act and a number of states, including California, participate in this program.
     Consumer resistance to the use of ethanol may affect the demand for ethanol which could affect our ability to market our product and reduce the value of your investment. According to media reports in the popular press, some consumers believe that use of ethanol will have a negative impact on gasoline prices at the pump. Many also believe that ethanol adds to air pollution and harms car and truck engines. Still other consumers believe that the process of producing ethanol actually uses more fossil energy, such as oil and natural gas, than the amount of ethanol that is produced. These consumer beliefs could potentially be wide-spread. If consumers choose not to buy ethanol, it would affect the demand for the ethanol we produce which could negatively affect our ability sell our product and negatively affect our profitability.
Trends and Uncertainties Impacting the Corn and Natural Gas Markets and Our Future Cost of Goods Sold
     We expect our future cost of goods sold will consist primarily of costs relating to the corn and natural gas supplies necessary to produce ethanol and distillers grains for sale. As of January 2006, the 2005 corn crop is reported at 11.1 billion bushels, which is a 7% decrease from the prior year’s corn crop. Although we do not expect to begin operations until winter 2008, we expect continued volatility in the price of corn, which will significantly impact our cost of goods sold. The number of operating and planned ethanol plants in our immediate surrounding area and nationwide will also significantly increase the demand for corn. This increase will likely drive the price of corn upwards in our market which will impact our ability to operate profitably.
     Natural gas is also an important input commodity to our manufacturing process. We estimate that our natural gas usage will be approximately 10% to 15% of our annual total production cost. We use natural gas to dry our distillers grain products to moisture contents at which they can be stored for long periods of time, and can be transported greater distances. Dried distillers grains have a much broader market base, including the western cattle feedlots, and the dairies of California and Florida. Recently, the price of natural gas has risen along with other energy sources. Natural gas prices are considerably higher than the 10-year average. In late August 2005, Hurricane Katrina caused dramatic damage to areas of Louisiana, which is the location of one of the largest natural gas hubs in the United States. As the damage from the hurricane became apparent, natural gas prices substantially increased. Hurricane Rita also impacted the Gulf Coast and caused shutdowns at several Texas refineries, which further increased natural gas prices. We expect continued volatility in the natural gas market. Any ongoing increases in the price of natural gas will increase our cost of production and may negatively impact our future profit margins.
Employees
     As of the date of this prospectus, we do not have any full-time employees. We expect to hire approximately 45 full-time employees before commencing plant operations. Our officers are Stephen Eastman, President; James Boeding, Vice President; Pat Boyle, Vice President of Project Development; Bernard Retterath, Treasurer; Steve Dietz, Secretary.
Liquidity and Capital Resources
     From December 2005 through January of 2006, we sold a total of 600 of our membership units to our founders at a price of $333.33 per unit and received aggregate seed capital proceeds of $200,000. From March of 2006 through May of 2006, we sold an additional 2,250 of our membership units to our seed capital investors at a price of $500.00 per unit and received aggregate seed capital proceeds of $1,125,000. We determined the offering price of $500.00 per unit based upon the capitalization requirements necessary to fund our development, organization and financing activities as a development-stage company. We did not rely upon any independent valuation, book value or other valuation criteria in determining the seed capital offering price per unit. We expect our seed capital offering proceeds to provide us with sufficient liquidity to fund the developmental, organizational and financing activities necessary to advance our project. Specifically, we expect our seed capital proceeds will be sufficient to fund the following activities which we expect to conduct during this offering: identification of and negotiation with potential senior lenders and providers of bond financing, initial construction and permitting, identification of and negotiation with potential ethanol and distillers grains marketing firms and project capitalization including equity raising activities. We will not be able to begin significant site development and plant construction activity until we receive proceeds from this offering.

     All of the seed capital proceeds were immediately at-risk capital at the time of the investment. We increased the public offering price per unit to $1,000 based on the differences in risk and the development stage of our project at the time of investment.
     As of April 30, 2006, we had total assets of $140,423 consisting primarily of cash and equivalents and purchase options on potential plant sites. Our total assets do not include the $1,125,000 in proceeds from our seed capital offering, which was closed on May 10, 2006, subsequent to the period covered by our audit. As of April 30, 2006, we had current liabilities of $9,277 consisting of our accounts payable. Since our inception through April 30, 2006, we have an accumulated deficit of $52,072. Total members’ equity as of April 30, 2006, was $131,146. Since our inception on December 7, 2005, we have generated no revenue from operations and have a net loss of $52,072, primarily due to start-up business costs.
     As of July 31, 2006, we had total assets of $1,329,667 consisting primarily of cash and cash equivalents and purchase options on potential plant sites as well as prepaid offering costs. As of July 31, 2006, we had current liabilities of $84,425 consisting of our accounts payable. Since our inception through July 31, 2006, we have an accumulated deficit of $60,651. Total members’ equity as of July 31, 2006, was $1,305,893. Since our inception on December 7, 2005, we have generated no revenue from operations and have a net loss of $60,651, primarily due to start-up business costs.
     As a development stage company, we do not expect to generate any revenue until the plant is completely constructed and operational. For the period from inception through July 31, 2006, our expenses consist of professional fees and general and administrative expenses. The professional fees represent the fees paid to professionals such as our engineering and development consultants, accountants and attorneys relating to the organization and development of the Company. We have paid $27,750 for our feasibility studies prepared by PRX Geographic, Inc. and FC Stone, Inc.
Capitalization Plan
     Based on our business plan and current construction cost estimates, we believe the total project will cost approximately $159,000,000. Our capitalization plan consists of a combination of equity, including our previous seed capital, debt financing, bond financing and government grants.
Equity Financing
     We are seeking to raise a minimum of $55,000,000 and a maximum of $110,000,000 of equity in this offering. Depending on the level of equity raised in this offering, the amount of any grants awarded to us, and the amount of bond financing able to be procured, we expect to require debt financing ranging from approximately a minimum of $47,675,000 to a maximum of $102,675,000 to supplement the $1,325,000 raised in our seed capital offerings.
Debt and Bond Financing
     We hope to attract senior debt financing from a major bank (with participating loans from other banks) and/or bond financing to construct the proposed ethanol plant. We expect the senior debt financing will be secured by all of our real property, including receivables and inventories. We plan to pay near prime rate on this loan, plus annual fees for maintenance and observation of the loan by the lender, however, there is no assurance that we will be able to obtain the senior debt financing or that adequate debt financing will be available on the terms we currently anticipate. Our senior debt financing may also include bond financing issued through a governmental entity or bonds guaranteed by a governmental agency. We do not have any contracts or commitments with any governmental entity or underwriter for bond financing and there is no assurance that we will be able to secure bond financing as part of the senior debt financing for the project. If we are unable to obtain senior debt in an amount necessary to fully capitalize the project, we may have to seek subordinated debt financing which would increase the cost of debt and could require us to issue warrants. The increased cost of the subordinated debt financing could reduce the value of our units.
     We do not have contracts or commitments with any bank, lender, underwriter, governmental entity or financial institution for debt financing. We have started identifying and interviewing potential lenders, however, we have not signed any commitment or contract for debt financing. Completion of the project relies entirely on our ability to attract these loans and close on this offering.

Grants and Government Programs
     We have entered into an agreement with PlanScape Partners to provide consulting services in negotiating local incentives and preparation of State and Federal program applications. We are seeking approximately $25,000 in reimbursement of planning expenditures under a grant program from the Iowa Corn Promotion Board. As of the date of this Prospectus, we have been reimbursed for a portion of the maximum $25,000 under this program and we will be applying for additional reimbursement up to the total amount allowed of $25,000 in the future. There is no guarantee that we will receive additional reimbursement under this program. In addition, we are seeking a 20-year 100% tax abatement under the High Quality Jobs program from the State of Iowa. Under this program we would not be exempt from any state income tax, but it would exempt us from paying any state property tax for the period provided that we meet the eligibility requirements under the program. There are several eligibility requirements, and an applicant must meet four requirements to qualify for the program. We intend to apply based on meeting the following four criteria:

(1)	offer a pension or profit-sharing plan for all employees;

(2)	produce value-added goods or be in one of 11 targeted industries;

(3)	provide medical and dental insurance and pay 80% of the premiums; and

(4)	have active productivity and worker safety improvement programs.

     In order to qualify for this tax abatement, we must pay our employees 160% of average county wage. If we meet those requirements, we may be eligible for the following benefits:

(1)	a local property tax exemption of up to 100% of the value added to the property for a period not to exceed 20 years;

(2)	a refund of state sales, service or use taxes paid to contractors or subcontractors during construction; and

(3)	an investment tax credit equal to a percentage of the qualifying investment, amortized over 5 years.

     There is no guarantee that we will meet the criteria which would render us ineligible for the tax abatement under the High Quality Jobs program. The requirements mentioned above have not yet been met and there is potential that we will not meet one or more of those requirements. Finally, we are seeking up to $100,000 from the USDA Value Added Producer Grant program for Planning Activities. There is no guarantee that we will receive any funds under this program. A failure to obtain any of these grants or abatements will require us to obtain additional equity or debt financing to complete the project.
Critical Accounting Policies
     Management uses estimates and assumptions in preparing our financial statements in accordance with generally accepted accounting principles. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Significant estimates include the deferral of expenditures for offering costs, which are dependent upon successful financing of the project. We defer the costs incurred to raise equity financing until that financing occurs. At the time we issue new equity, we will net these costs against the equity proceeds received. Alternatively, if the equity financing does not occur, we will expense the offering costs. It is at least reasonably possible that this estimate may change in the near term.
Off-Balance Sheet Arrangements.
     We do not have any off-balance sheet arrangements.
ESTIMATED SOURCES OF FUNDS
     The following tables set forth various estimates of our sources of funds, depending upon the amount of units sold to investors and based upon various levels of equity that our lenders may require. The information set forth below represents estimates only and actual sources of funds could vary significantly due to a number of factors, including those described in the section entitled “RISK FACTORS” and elsewhere in this prospectus.

	Maximum 110,000	Percent of
Sources of Funds(1)	Units Sold	Total
Unit Proceeds	$110,000,000	69.18%
Seed Capital Proceeds	$1,325,000	0.83%
Senior Debt Financing	$47,675,000	30.00%
Total Sources of Funds	$159,000,000	100.00%

	If 62,275	Percent of
Sources of Funds(1) (2)	Units Sold	Total
Unit Proceeds	$62,275,000	39.17%
Seed Capital Proceeds	$1,325,000	0.83%
Senior Debt Financing	$95,400,000	60.00%
Total Sources of Funds	$159,000,000	100.00%

	Minimum 55,000	Percent of
Sources of Funds(1)	Units Sold	Total
Unit Proceeds	$55,000,000	40.89%
Seed Capital Proceeds	$1,325,000	0.83%
Senior Debt Financing	$102,675,000	58.28%
Total Sources of Funds	$159,000,000	100.00%

(1)	We may receive federal and state grants. Additionally, we may receive bond financing. If we receive grants or bond financing, we expect to reduce the amount of equity proceeds or senior debt financing necessary for our capitalization by the same or similar amount.

(2)	We have used 62,275 units as a mid-point because based on our directors’ past experience with similar projects, preliminary discussions with lenders and our independent research regarding capitalization requirements for similar ethanol plants, financing our project with 60% in Senior Debt Financing and the balance in Equity Financing is a feasible capitalization ratio.

ESTIMATED USE OF PROCEEDS
     The gross proceeds from this offering, before deducting offering expenses, will be $55,000,000 if the minimum amount of equity offered is sold, and $110,000,000 if the maximum number of units offered is sold. We estimate the offering expenses to be approximately $480,000. Therefore, we estimate the net proceeds of the offering to be $109,520,000 if the maximum amount of equity is raised, and $54,520,000 if the minimum number of units offered is sold.

	Maximum Offering	Minimum Offering
Offering Proceeds ($1,000 per unit)	$110,000,000	$55,000,000
Less Estimated Offering Expenses (1)	($480,000)	($480,000)
Net Proceeds from Offering	$109,520,000	$54,520,000

Securities and Exchange Commission registration fee	$10,000
Legal fees and expenses	90,000
Consulting fees	200,000
Accounting fees	20,000
Blue Sky filing fees	5,000
Printing expenses	50,000
Advertising	100,000
Miscellaneous expenses	5,000

Total	$480,000

     We intend to use the net proceeds of the offering to construct and operate an ethanol plant with a 100 million gallon per year nameplate manufacturing capacity. We must supplement the proceeds of this offering with debt financing to meet our stated goals. We estimate that the total capital expenditures for the construction of the plant will be approximately $159,000,000. The total project cost is a preliminary estimate primarily based upon the experience of our general contractor, Fagen, Inc., with ethanol plants similar to the plant we intend to construct and operate. We expect the total project cost will change from time to time as the project progresses.
     The following table describes our proposed use of proceeds. The actual use of funds is based upon contingencies, such as the estimated cost of plant construction, the suitability and cost of the proposed site, the regulatory permits required and the cost of debt financing and inventory costs, which are driven by the market. Therefore, the following figures are intended to be estimates only, and the actual use of funds may vary significantly from the descriptions given below depending on contingencies such as those described above. In addition, depending on the level of equity raised, we may decide to implement technical or design upgrades or improvements to our plant, such as a coal gasification energy system. Please see “RISKS RELATED TO THE PRODUCTION OF

ETHANOL” for a discussion of the risks associated with using biomass as an alternative to natural gas an energy source for the production of ethanol.

		Percent of
Use of Proceeds	Amount	Total
Plant construction	$109,706,788	68.99%
CCI contingency	5,500,000	3.46%
Land cost	1,800,000	1.14%
Site development costs	4,670,000	2.94%
Construction contingency	2,013,212	1.27%
Construction performance bond	400,000	0.25%
Construction insurance costs	150,000	0.09%
Construction manager fees	125,000	0.08%
Administrative building	760,000	0.48%
Office equipment	85,000	0.05%
Computers, Software, Network	175,000	0.11%
Railroad	6,500,000	4.09%
Rolling stock	500,000	0.32%
Fire Protection, water supply and water treatment	6,015,000	3.78%
Capitalized interest	2,000,000	1.26%
Start up costs:
Financing costs	2,750,000	1.72%
Organization costs(1)	1,400,000	0.88%
Pre production period costs	950,000	0.59%
Inventory — working capital	7,000,000	4.41%
Inventory — corn	2,000,000	1.26%
Inventory — chemicals and ingredients	500,000	0.32%
Inventory — Ethanol	2,500,000	1.57%
Inventory — DDGS	750,000	0.47%
Spare parts — process equipment	750,000	0.47%

Total	$159,000,000	100.00%

(1)	Includes estimated offering expenses of $480,000.
     Plant Construction. The construction of the plant itself is by far the single largest expense at approximately $109,706,788. We have a letter of intent with Fagen, Inc., but we have not yet signed a binding definitive agreement for plant construction. See “Design-Build Team; Letter of Intent with Fagen, Inc.”
     CCI Contingency. Under our letter of intent with Fagen, Inc., the contract price of $109,706,788 may be further increased if the construction cost index (“CCI”) published by Engineering News-Record Magazine reports a CCI greater than 7540.38 in the month in which we issue to Fagen, Inc., a notice to proceed with plant construction. The amount of the contract price increase will be equal to the increase in the CCI based upon the September 2005 CCI of 7540.38. The CCI is reported on a monthly basis and since September 2005 has shown a steady increase, with a slight decrease from the April 2006 index of 7695.40 to the May index of 7690.72. As of August, 2006, the CCI was reported at 7722.66, which is significantly higher than the September 2005 level stated in the letter of intent. If the CCI remains at the August, 2006 level or increases above that level in the month in which we issue to Fagen, Inc. a notice to proceed with plant construction, the contract price will accordingly increase by approximately $2,600,000 or more. Thus, we have allowed for a $5,500,000 contingency in our total estimated costs of the project.
     Land Cost. In April and May of 2006, we obtained the exclusive right and option to purchase six parcels of land, consisting of 254 acres of land, in Chickasaw County, Iowa owned by private landowners. We paid $11,300.00 for the exclusive right and option. The options will terminate on April 1, 2007, but this date may be extended at an additional cost as set forth in the option agreements. The purchase price is dependent on the number of parcels we purchase.
     Site Development. We estimate that site development costs will be approximately $4,670,000.

     Construction Contingency. We project approximately $2,013,212 for unanticipated expenditures in connection with the construction of our plant. We plan to use excess funds for our general working capital.
     Construction Performance Bond and Insurance Costs. We estimate the construction bond for the project to cost approximately $400,000. We have budgeted approximately $150,000 for builder’s risk insurance, general liability insurance, workers’ compensation and property insurance. We have not yet determined our actual costs and they may exceed this estimate.
     Administration Building, Furnishings, Office and Computer Equipment. We anticipate spending approximately $760,000 to build our administration building on the plant site. We expect to spend an additional $85,000 on our furniture and other office equipment and $175,000 for our computers, software and network.
     Rail Infrastructure and Rolling Stock. If the plant is constructed near New Hampton, Iowa, rail improvements, such as siding and switches may need to be installed at an estimated cost of $6,500,000. We anticipate the need to purchase rolling stock at an estimated cost of $500,000.
     Fire Protection System, Water Supply and Water Treatment System.. We anticipate spending $6,015,000 to equip the plant with adequate fire protection and water supply and to install a water treatment system at our plant.
     Capitalized Interest. This consists of the interest we anticipate incurring during the development and construction period of our project. For purposes of estimating capitalized interest and financing costs, we have assumed senior debt financing of approximately $95,400,000. We determined this amount of debt financing based upon an assumed equity amount of $62,275,000 and seed capital proceeds of $1,325,000. If any of these assumptions changed, we would need to revise the level of term debt accordingly. Loan interest during construction will be capitalized and is estimated to be $2,000,000, based upon senior debt of $95,400,000 and an estimated interest rate of 8% or better. We have estimated our financing costs of $2,750,000 based upon this same level of term debt.
     Financing Costs. Financing costs consist of all costs associated with the procurement of approximately $95,400,000 of debt financing. These costs include bank origination and legal fees, loan processing fees, appraisal and title insurance charges, recording and deed registration tax, our legal and accounting fees associated with the financing and project coordinator fees, if any, associated with securing the financing. Our actual financing costs will vary depending on the amount we borrow.
     Organizational Costs. We have budgeted $1,400,000 for developmental, organizational, legal, accounting and other costs associated with our organization and operation as an entity, including, but not limited to estimated offering expenses of $480,000.
     Pre-Production Period Costs. We project $950,000 of pre-production period costs. These represent costs of beginning production after the plant construction is finished, but before we begin generating income. Pre-production period costs are comprised of $170,000 of start-up costs, $170,000 of administrative labor, $250,000 of production labor, $500,000 of utilities, and $30,000 of training costs. We do not anticipate compensating our directors during this period other than reimbursement for travel and a reasonable per diem fee for board meeting attendance.
     Inventory. We project $13,500,000 of inventory costs for the period between the completion of construction and our beginning generation of income. The $11,000,000 inventory is comprised of $2,000,000 of initial inventories of corn and other ingredients, initial $2,500,000 of ethanol and $750,000 of dried distillers grain work in process inventories, $750,000 of spare parts for our process equipment, $500,000 in chemicals and other ingredients and $7,000,000 of working capital.
INDUSTRY OVERVIEW
     Ethanol is ethyl alcohol, a fuel component made primarily from corn and various other grains, and can be used as: (i) an octane enhancer in fuels; (ii) an oxygenated fuel additive for the purpose of reducing ozone and carbon monoxide vehicle emissions; and (iii) a non-petroleum-based gasoline substitute. Approximately 95% of all ethanol is used in its primary form for blending with unleaded gasoline and other fuel products. The implementation of the Federal Clean Air Act has made ethanol fuels an important domestic renewable fuel additive. Used as a fuel oxygenate, ethanol provides a means to control carbon monoxide emissions in large metropolitan areas. The principal purchasers of ethanol are generally the wholesale gasoline marketer or blender. Oxygenated gasoline is commonly referred to as reformulated gasoline.
     Over the past twenty years the U.S. fuel ethanol industry has grown from almost nothing to an estimated 4.8 billion gallons of ethanol production per year. As of June 2006, plans to construct new ethanol plants or expand existing plants have been announced which would increase capacity by approximately 2.2 billion gallons per year. There are currently over 100 ethanol production facilities producing ethanol throughout the United States. Most of these facilities are based in the Midwest because of the nearby access to the corn and grain feedstocks necessary to produce ethanol.
General Ethanol Demand and Supply
     Demand for fuel ethanol in the United States reached a new high in 2004 of 3.57 billion gallons per year. In its report titled, “Ethanol Industry Outlook 2006,” (dated February 2006 and publicly available at the Renewable Fuels Association’s website), the Renewable Fuels Association (RFA) anticipates demand for ethanol to remain strong as a result of the national renewable fuels standard contained in the Energy Policy Act of 2005, rising gasoline and oil prices and increased state legislation banning the use of MTBE or requiring the use of renewable fuels. The RFA also notes that interest in E85, a blend of 85% ethanol and 15% gasoline, has been invigorated due to continued efforts to stretch U.S. gasoline supplies. The RFA also expects that the passage of the Volumetric Ethanol Excise Tax Credit (“VEETC”)will provide the flexibility necessary to expand ethanol blending into higher blends of ethanol such as E85, E diesel and fuel cell markets.
     The provision of the Energy Policy Act of 2005 likely to have the greatest impact on the ethanol industry is the creation of a 7.5 billion gallon renewable fuels standard (RFS). The RFS requires refiners, importers and blenders (“obligated parties”) to show that a required volume of renewable fuel is used. The RFS began at 4 billion gallons in 2006 and will increase to 7.5 billion gallons by 2012. The RFS for 2007 is 4.7 billion gallons. The RFS is a national flexible program that does not require that any renewable fuels be used in any particular area or state, allowing refiners to use renewable fuel blends in those areas where it is most cost-effective. According to the RFA, the RFS program is expected to lead to about $6 billion in new investment in ethanol plants across the country. An increase in the number of new plants will bring an increase in the supply of ethanol. Thus, while this bill may cause ethanol prices to increase in the short term due to additional demand, future supply could outweigh the demand for ethanol in the future. This would have a negative impact on our earnings. Alternatively, since the RFS begins at 4 billion gallons in 2006 and national production is expected to exceed this amount, there could be a short-term oversupply until the RFS requirements exceed national production. This would have an immediate adverse effect on our earnings.
     The following chart illustrates the RFS program adopted by the Energy Policy Act of 2005.
ETHANOL PRODUCTION
Source: American Coalition for Ethanol (ACE)
     On September 7, 2006, the EPA set forth proposed rules to fully implement the RFS program. Compliance with the RFS program will be shown through the acquisition of unique Renewable Identification Numbers (RINs) assigned by the producer to every batch of renewable fuel produced. The RIN shows that a certain volume of renewable fuel was produced. Obligated parties must acquire sufficient RINs to demonstrate compliance with their performance obligation. In addition, RINs can be traded and a recordkeeping and electronic reporting system for all parties that have RINs ensures the integrity of the RIN pool.

     The RFS system will be enforced through a system of registration, record keeping and reporting requirements for obligated parties, renewable producers (RIN generators), as well as any party that procures or trades RINs either as part of their renewable purchases or separately. The program will apply in 2007 prospectively from the effective date of the final rule.
     While we believe that the nationally mandated usage of renewable fuels is currently driving demand, we believe that an increase in voluntary usage will be necessary for the industry to continue its growth trend. Our management expects that voluntary usage by blenders will occur only if the price of ethanol makes increased blending economical. In addition, we believe that heightened consumer awareness and consumer demand for ethanol-blended gasoline may play an important role in growing overall ethanol demand and voluntary usage by blenders. If blenders do not voluntarily increase the amount of ethanol blended into gasoline and consumer awareness does not increase, it is possible that additional ethanol supply will outpace demand and depress ethanol prices. Set forth below is a chart showing the projected ethanol demand in the future. Please refer to the section of the prospectus entitled, “Risks Related to the Ethanol Industry” for a discussion of important factors that could negatively impact the trend set forth below.
     The supply of domestically produced ethanol is at an all-time high. In 2005, 95 ethanol plants located in 19 states annually produced a record 4 billion gallons according to the RFA’s website; an approximately 17% increase from 2004 and nearly 1.5 times the ethanol produced in 2000. As of October 5, 2006, there were 105 ethanol production facilities operating in 23 states with a combined annual production capacity of more than 4.8 billion gallons, with an additional 44 new plants and seven expansions under construction expected to add an additional estimated 2.2 billion gallons of annual production capacity.
Ethanol Production Capacity Ranked by State
(Largest to Smallest Production Capacity as of October 5, 2006)

			Under
Rank	State	Online	Expansion/Construction	Total
1	Iowa	1,058.5	560	1,618.0
2	Illinois	1,336.0	107	1,443.0
3	Nebraska	470.5	601.0	1,071.5
4	South Dakota	611.5	438.0	1,049.5
5	Minnesota	517.1	58.0	575.1
6	Indiana	102.0	350.0	452.0
7	Wisconsin	188.0	170.0	358.0
8	Texas		230.0	230.0
9	Kansas	158.5	55.0	213.5
10	North Dakota	10.5	200.0	210.5
11	Michigan	150.0	57.0	207.0
12	Missouri	155.0		155.0
13	Colorado	83.5	41.5	125.0
14	New York		114.0	114.0
15	Oregon		108.0	108.0
16	Ohio	3.0	100.0	103.0
17	Tennessee	67.0		67.0
18	California	30.0	35.0	65.0
19	Arizona		55.0	55.0
20	Kentucky	38.4		38.4
21	New Mexico	30.0		30.0
22	Wyoming	5.0		5.0
23	Georgia	0.4		0.4
Total U.S. Production Capacity		5,014.9	3,279.5	8,294.4
Sources: Renewable Fuels Association, (last updated: September 28, 2006); Ethanol Producer Magazine.
     We believe ethanol supply is also affected by ethanol produced or processed in certain countries in Central America and the Caribbean region. Ethanol produced in these countries is eligible for tariff reduction or elimination upon importation to the United

States under a program known as the Caribbean Basin Initiative (“CBI”). Large ethanol producers, such as Cargill, have expressed interest in building dehydration plants in participating Caribbean Basin countries, such as El Salvador, which would convert ethanol into fuel-grade ethanol for shipment to the United States. Ethanol imported from Caribbean Basin countries may be a less expensive alternative to domestically produced ethanol. The International Trade Commission recently announced the 2006 CBI import quota of 268.1 million gallons of ethanol, up from 240.4 million gallons in 2005. In the past, legislation has been introduced in the Senate that would limit the transshipment of ethanol through the CBI. It is possible that similar legislation will be introduced this year, however, there is no assurance or guarantee that such legislation will be introduced or that it will be successfully passed.
Federal Ethanol Supports
     The ethanol industry is heavily dependent on several economic incentives to produce ethanol, including federal ethanol supports. The most recent ethanol supports are contained in the Energy Policy Act of 2005. Most notably, the Act creates a 7.5 billion gallon renewable fuels standard (RFS). The RFS requires refiners to use 4 billion gallons of renewable fuels in 2006, increasing to 7.5 billion gallons by 2012. See “INDUSTRY OVERVIEW – General Ethanol Demand and Supply.”
     On December 30, 2005, the EPA published an interim rule in the Federal Register imposing a 2.78% default provision (equating to 4 billion gallons of renewable fuel) of the RFS. The interim rule was prepared as a Direct Final Rule, meaning it became effective upon publication due to the absence of compelling negative comments filed within 30 days. The Direct Final Rule applies a collective compliance approach, meaning no refiner individually has to meet the standard, but that the industry as a whole will have to blend at least 2.78% renewable fuels into gasoline this year. Any shortfall in meeting this requirement would be added to the 4.7 billion gallon RFS requirement in 2007. There are no other consequences for failure to collectively meet the 2006 standard. Although there is not a requirement for individual parties to demonstrate compliance in 2006, the EPA found that increases in ethanol production and projections for future demand indicate that the 2006 volume is likely to be met and that more than 4 billion gallons of ethanol and biodiesel will be blended this year. An EPA brief explaining this action can be viewed on the EPA website located in the renewable fuels section.
     On September 7, 2006, the EPA published proposed final rules implementing the RFS program. The RFS program will apply in 2007 prospectively from the effective date of the final rule. The RFS for 2007 is 3.71% or 4.7 billion gallons of renewable fuel. The RFS must be met by refiners, blenders, and importers (obligated parties). Compliance with the RFS program will be shown through the acquisition of unique Renewable Identification Numbers (RINs) assigned by the producer to every batch of renewable fuel produced. The RIN shows that a certain volume of renewable fuel was produced. Obligated parties must acquire sufficient RINs to demonstrate compliance with their performance obligation. In addition, RINs can be traded and a recordkeeping and electronic reporting system for all parties that have RINs ensures the integrity of the RIN pool.
     RINs are valid for compliance purposes for the calendar year in which they were generated, or the following calendar year. No more than 20% of the current year obligation could be satisfied using RINs from the previous year. An obligated party may carry a deficit over from one year into the next if it cannot generate or purchase sufficient RINs to meet its renewable volume obligation. However, deficits cannot be carried over from year into the next.
     The RFS system will be enforced through a system of registration, record keeping and reporting requirements for obligated parties, renewable producers (RIN generators), as well as any party that procures or trades RINs either as part of their renewable purchases or separately. Any person who violates any prohibition or requirement of the RFS program may be subject to civil penalties for each day of each violation. For example, under the proposed rule, a failure to acquire sufficient RINs to meet a party’s renewable fuels obligation would constitute a separate day of violation for each day the violation occurred during the annual averaging period. The enforcement provisions are necessary to ensure the RFS program goals are not compromised by illegal conduct in the creation and transfer of RINs. Historically, ethanol sales have also been favorably affected by the Clean Air Act amendments of 1990, particularly the Federal Oxygen Program which became effective November 1, 1992. The Federal Oxygen Program requires the sale of oxygenated motor fuels during the winter months in certain major metropolitan areas to reduce carbon monoxide pollution. Ethanol use has increased due to a second Clean Air Act program, the Reformulated Gasoline Program. This program became effective January 1, 1995, and requires the sale of reformulated gasoline in nine major urban areas to reduce pollutants, including those that contribute to ground level ozone, better known as smog.
     The two major oxygenates added to reformulated gasoline pursuant to these programs are Methyl Tertiary Butyl Ether (“MTBE”) and ethanol, however MTBE has caused groundwater contamination and has been banned from use by many states. The Energy Policy Act of 2005 did not impose a national ban of MTBE but it also did not include liability protection for manufacturers of MTBE. We expect the failure to include liability protection for manufacturers of MTBE to result in refiners and blenders using ethanol as an oxygenate rather than MTBE to satisfy the reformulated gasoline oxygenate requirement. While this may create increased demand in the short-term, we do not expect this to have a long term impact on the demand for ethanol as the Act repeals the Clean Air Act’s 2% oxygenate requirement for reformulated gasoline immediately in California and 270 days after enactment elsewhere. However, the Act did not repeal the 2.7% oxygenate requirement for carbon monoxide nonattainment areas which are required to use oxygenated fuels in the winter months. While we expect ethanol to be the oxygenate of choice in these areas, there is no assurance that ethanol will in fact be used.
     The government’s regulation of the environment changes constantly. It is possible that more stringent federal or state environmental rules or regulations could be adopted, which could increase our operating costs and expenses. It also is possible that federal or state environmental rules or regulations could be adopted that could have an adverse effect on the use of ethanol. For example, changes in the environmental regulations regarding ethanol’s use due to currently unknown effects on the environment could have an adverse effect on the ethanol industry. Furthermore, plant operations likely will be governed by the Occupational Safety and Health Administration (“OSHA”). OSHA regulations may change such that the costs of the operation of the plant may increase. Any of these regulatory factors may result in higher costs or other materially adverse conditions effecting our operations, cash flows and financial performance.
     The use of ethanol as an alternative fuel source has been aided by federal tax policy, which directly benefits gasoline refiners and blenders, and increases demand for ethanol. On October 22, 2004, President Bush signed H.R. 4520, which contained the Volumetric Ethanol Excise Tax Credit (“VEETC”) and amended the federal excise tax structure effective as of January 1, 2005. Prior to VEETC, ethanol-blended fuel was taxed at a lower rate than regular gasoline (13.2 cents on a 10% blend). Under VEETC, the ethanol excise tax exemption has been eliminated, thereby allowing the full federal excise tax of 18.4 cents per gallon of gasoline to be collected on all gasoline and allocated to the highway trust fund. We expect the highway trust fund to add approximately $1.4 billion to the highway trust fund revenue annually. In place of the exemption, the bill creates a new volumetric ethanol excise tax credit of 5.1 cents per gallon of ethanol blended at 10%. Refiners and gasoline blenders apply for this credit on the same tax form as before only it is a credit from general revenue, not the highway trust fund. Based on volume, the VEETC is expected to allow much greater refinery flexibility in blending ethanol since it makes the tax credit available on all ethanol blended with all gasoline, diesel and ethyl tertiary butyl ether (“ETBE”), including ethanol in E-85 and the E-20 in Minnesota. The VEETC is scheduled to expire on December 31, 2010.
     The Energy Policy Act of 2005 expands who qualifies for the small ethanol producer tax credit. Historically, small ethanol producers were allowed a 10 cents per gallon production income tax credit on up to 15 million gallons of production annually. The size of the plant eligible for the tax credit was limited to 30 million gallons. Under the Energy Policy Act of 2005 the size limitation on the production capacity for small ethanol producers increases from 30 million to 60 million gallons. The credit can be taken on the first 15 million gallons of production. The tax credit is capped at $1.5 million per year per producer. We anticipate that our annual production will exceed production limits of 60 million gallons a year and that we will be ineligible for the credit. The small ethanol producer tax credit is set to expire December 31, 2010.
     In addition, the Energy Policy Act of 2005 creates a new tax credit that permits taxpayers to claim a 30% credit (up to $30,000) for the cost of installing clean-fuel vehicle refueling equipment, such as an E85 fuel pump, to be used in a trade or business of the taxpayer or installed at the principal residence of the taxpayer. Under the provision, clean fuels are any fuel of at least 85% of the volume of which consists of ethanol, natural gas, compressed natural gas, liquefied natural gas, liquefied petroleum gas, and hydrogen and any mixture of diesel fuel and biodiesel containing at least 20% biodiesel. The provision is effective for equipment placed in service after December 31, 2005 and before December 31, 2010. While it is unclear how this credit will affect the demand for ethanol in the short term, we expect it will help raise consumer awareness of alternative sources of fuel and could positively impact future demand for ethanol.
     The ethanol industry and our business depend upon continuation of the federal ethanol supports discussed above. These incentives have supported a market for ethanol that might disappear without the incentives. Alternatively, the incentives may be continued at lower levels than at which they currently exist. The elimination or reduction of such federal ethanol supports would make it more costly for us to sell our ethanol and would likely reduce our net income and the value of your investment.
State Ethanol Supports
     On May 30, 2006 Governor of Iowa Tom Vilsack signed HF 2754 and its companion appropriation bill HF 2759 into law. The bill includes several new incentives. First, it establishes a Renewable Fuels Standard starting at 10% in 2009 and increasing to 25% by 2019. In addition, the current 2.5 cents income tax credit that retailers can claim on gallons of ethanol blends sold in excess of 60% of their total volume will remain in effect until December 31, 2008. To assist retailers in achieving the RFS schedule, beginning in 2009, the current incentive will be replaced by an Ethanol Promotion Tax Credit. This will be available for each gallon of ethanol sold and will be determined based on the retailer’s achievement of the RFS schedule as follows:
•	Retailers meeting the RFS for a given year will be entitled to a 6.5 cents tax credit for every gallon of ethanol sold.

•	Retailers within 2% of the RFS schedule will be entitled to a 4.5 cents tax credit for every gallon of ethanol sold.

•	Retailers within 4% percent of the RFS schedule will be entitled to a 2.5 cents tax credit for every gallon of ethanol sold.

•	Retailers more than 4% percent below the RFS schedule will not be entitled to a tax credit.
     An E85 Promotion Tax Credit of 25 cents per gallon was created for 2006 through 2008. Beginning in 2009-2010, the E85 Promotion Tax Credit will be 20 cents per gallon, and beginning in calendar year 2011, the tax credit will be 10 cents per gallon and decreases by one cent each year through 2020. Additionally, an expanded infrastructure program designed to help retailers and wholesalers offset the cost of bringing E85 and biodiesel blends to customers was created. Over $13,000,000 over three years was appropriated to this grant program. Finally, cost-share grant programs will be available to retailers to upgrade or install new E85 equipment. Under this program, retailers could receive 50% of the total cost of the project to a maximum of $30,000.
     However, this new RFS does provide for “safety valves,” in that the Governor may reduce or suspend the RFS schedule if: (1) Substantial economic harm would result from the schedule, (2) A shortage of feedstock supply occurs for renewable fuel production, or (3) Flexible Fuel Vehicle (FFV) fleet registration doesn’t reach target levels.
     While we expect the Iowa RFS to positively impact the ethanol market in Iowa in general, the schedule may result in many more ethanol plants being constructed in Iowa and in the northeast region in particular, which could cause us to compete for our corn feedstock supply and drive up our costs of corn yet drive the price of ethanol down and thus negatively impact your investment.
Our Primary Competition
     We will be in direct competition with numerous other ethanol producers in the United States, many of whom have greater resources than we do. We also expect that additional ethanol producers will enter the market if the demand for ethanol continues to increase. Our plant will compete with other ethanol producers on the basis of price, and to a lesser extent, delivery service. We expect to pay a higher corn price than our competitors to ensure that we can obtain the necessary amount of corn to operate our plant during times of high demand. However, we believe that we can compete favorably with other ethanol producers due to the following factors:
•	the proximity of our plant to ample corn supply from local elevators;

•	rail access facilitating use of unit trains with large volume carrying capacity;

•	access to a skilled workforce;

•	the modern plant design will help us to operate more efficiently than older plants; and

•	the use of a state-of-the-art process control system to provide product consistency.
The ethanol industry has grown to over 100 production facilities in the United States. The largest ethanol producers include Abengoa Bioenergy Corp., Archer Daniels Midland, Aventine Renewable Energy, Inc., Cargill, Inc., New Energy Corp. and VeraSun Energy Corporation, all of which are each capable of producing more ethanol than we expect to produce. Currently, there over 20 operating ethanol plants in the state of Iowa and there are several ethanol plants in various stages of planning and development throughout the state of Iowa. Due to the preliminary nature of many of these projects, it is difficult to estimate the number of potential ethanol projects within our region. However, within a 30-mile radius of our proposed site, there are two plants currently in operation. Within a radius of 30 to 50 miles from our proposed site there are seven plants currently in operation. Within 50-100 miles, 16 plants are operating. There are six more plants in various stages of development within 100 miles of our proposed site. In addition to competition from other plants within the United States, competition from ethanol imported from Brazil and/or the Caribbean Basin may be a less expensive alternative to our ethanol, which would cause us to lose market share. Ethanol imported from the Caribbean Basin is eligible for tariff reduction or elimination under the Caribbean Basin Initiative, however ethanol imported from Brazil is subject to tariffs that protect U.S. ethanol producers, but the tariffs may be reduced or eliminated in the future. Nonetheless, our current primary competition is from other ethanol producers in the United States, even though we may have increased competition from foreign ethanol in the future.
     The following table identifies most of the ethanol producers in the United States along with their production capacities.
U.S. FUEL ETHANOL INDUSTRY BIOREFINERIES AND PRODUCTION CAPACITY
million gallons per year (mmgy)

				Under
				Construction/
			Current Capacity	Expansions
COMPANY	LOCATION	FEEDSTOCK	(mmgy)	(mmgy)
Abengoa Bioenergy Corp.	York, NE	Corn/milo	55
	Colwich, KS		25
	Portales, NM		30
	Ravenna, NE			88
Aberdeen Energy*	Mina, SD	Corn		100
Absolute Energy, LLC	St. Ansgar, IA	Corn		100
ACE Ethanol, LLC	Stanley, WI	Corn	39
Adkins Energy, LLC*	Lena, IL	Corn	40
Advanced Bioenergy	Fairmont, NE	Corn		100
AGP*	Hastings, NE	Corn	52
Agra Resources Coop. d.b.a EXOL*	Albert Lea, MN	Corn	40	8
Agri-Energy, LLC*	Luverne, MN	Corn	21
Alchem Ltd. LLLP	Grafton, ND	Corn	10.5
Al-Corn Clean Fuel*	Claremont, MN	Corn	35
Amaizing Energy, LLC*	Denison, IA	Corn	40
Archer Daniels Midland	Decatur, IL	Corn	1,070
	Cedar Rapids, IA	Corn
	Clinton, IA	Corn
	Columbus, NE	Corn
	Marshall, MN	Corn
	Peoria, IL	Corn
	Wallhalla, ND	Corn/barley
ASAlliances Biofuels, LLC	Albion, NE	Corn		100
	Linden, IN	Corn		100
	Bloomingburg, OH	Corn		100
Aventine Renewable Energy, Inc.	Pekin, IL	Corn	100	57
	Aurora, NE	Corn	50
Badger State Ethanol, LLC*	Monroe, WI	Corn	48
Big River Resources, LLC *	West Burlington, IA	Corn	52
Blue Flint Ethanol	Underwood, ND	Corn		50
Broin Enterprises, Inc.	Scotland, SD	Corn	9
Bushmills Ethanol, Inc.*	Atwater, MN	Corn	40
Cargill, Inc.	Blair, NE	Corn	85
	Eddyville, IA	Corn	35
Cascade Grain	Clatskanie, OR	Corn		108
Central Indiana Ethanol, LLC	Marion, IA	Corn		40
Central MN Ethanol Coop*	Little Falls, MN	Corn	21.5
Central Wisconsin Alcohol	Plover, WI	Seed corn	4
Chief Ethanol	Hastings, NE	Corn	62
Chippewa Valley Ethanol Co.*	Benson, MN	Corn	45
Commonwealth Agri-Energy, LLC*	Hopkinsville, KY	Corn	33
Conestoga Energy Partners	Garden City, KS	Corn/milo		55

				Under
				Construction/
			Current Capacity	Expansions
COMPANY	LOCATION	FEEDSTOCK	(mmgy)	(mmgy)
Corn, LP*	Goldfield, IA	Corn	50
Cornhusker Energy Lexington, LLC	Lexington, NE	Corn		40
Corn Plus, LLP*	Winnebago, MN	Corn	44
Dakota Ethanol, LLC*	Wentworth, SD	Corn	50
DENCO, LLC*	Morris, MN	Corn	21.5
E3 Biofuels	Mead, NE	Corn		24
East Kansas Agri-Energy, LLC*	Garnett, KS	Corn	35
ESE Alcohol Inc.	Leoti, KS	Seed corn	1.5
Ethanol2000, LLP*	Bingham Lake, MN	Corn	32
Frontier Ethanol, LLC	Gowrie, IA	Corn	60
Front Range Energy, LLC	Windsor, CO	Corn	40
Glacial Lakes Energy, LLC*	Watertown, SD	Corn	50
Global Ethanol/Midwest Grain Processors	Lakota, IA	Corn	95
	Riga, MI	Corn		57
Golden Cheese Company of California*	Corona, CA	Cheese whey	5
Golden Grain Energy L.L.C.*	Mason City, IA	Corn	60	50
Golden Triangle Energy, LLC*	Craig, MO	Corn	20
Grain Processing Corp.	Muscatine, IA	Corn	20
Granite Falls Energy, LLC	Granite Falls, MN	Corn	45
Great Plains Ethanol, LLC*	Chancellor, SD	Corn	50
Green Plains Renewable Energy	Shenandoah, IA	Corn		50
	Superior, IA	Corn		50
Hawkeye Renewables, LLC	Iowa Falls, IA	Corn	100
	Fairbank, IA	Corn	100
Heartland Corn Products*	Winthrop, MN	Corn	36
Heartland Grain Fuels, LP*	Aberdeen, SD	Corn	9
	Huron, SD	Corn	12	18
Heron Lake BioEnergy, LLC	Heron Lake, MN	Corn		50
Holt County Ethanol	O’Neil, NE	Corn		100
Horizon Ethanol, LLC	Jewell, IA	Corn	60
Husker Ag, LLC*	Plainview, NE	Corn	26.5
Illinois River Energy, LLC	Rochelle, IL	Corn		50
Iowa Ethanol, LLC*	Hanlontown, IA	Corn	50
Iroquois Bio-Energy Company, LLC	Rensselaer, IN	Corn		40
James Valley Ethanol, LLC	Groton, SD	Corn	50
KAAPA Ethanol, LLC*	Minden, NE	Corn	40
Land O’ Lakes*	Melrose, MN	Cheese whey	2.6
Lincolnland Agri-Energy, LLC*	Palestine, IL	Corn	48
Lincolnway Energy, LLC*	Nevada, IA	Corn	50
Liquid Resources of Ohio	Medina, OH	Waste beverage	3
Little Sioux Corn Processors, LP*	Marcus, IA	Corn	52
Merrick/Coors	Golden, CO	Waste beer	1.5	1.5
MGP Ingredients, Inc.	Pekin, IL	Corn/wheat starch	78
	Atchison, KS
Michigan Ethanol, LLC	Caro, MI	Corn	50
Mid American Agri Products/Wheatland	Madrid, NE	Corn		44
Mid-Missouri Energy, Inc.*	Malta Bend, MO	Corn	45
Midwest Renewable Energy, LLC	Sutherland, NE	Corn	25
Millennium Ethanol	Marion, SD	Corn		100
Minnesota Energy*	Buffalo Lake, MN	Corn	18
Missouri Ethanol	Laddonia, MO	Corn	45
New Energy Corp.	South Bend, IN	Corn	102
North Country Ethanol, LLC*	Rosholt, SD	Corn	20

				Under
				Construction/
			Current Capacity	Expansions
COMPANY	LOCATION	FEEDSTOCK	(mmgy)	(mmgy)
Northeast Biofuels	Volney, NY	Corn		114
Northeast Missouri Grain, LLC*	Macon, MO	Corn	45
Northern Lights Ethanol, LLC*	Big Stone City, SD	Corn	50
Northstar Ethanol, LLC	Lake Crystal, MN	Corn	52
Otter Creek Ethanol, LLC*	Ashton, IA	Corn	55
Pacific Ethanol	Madera, CA	Corn		35
Panda Energy	Hereford, TX	Corn/milo		100
Panhandle Energies of Dumas, LP	Dumas, TX	Corn/Grain Sorghum		30
Parallel Products	Louisville, KY	Beverage Waste	5.4
	R. Cucamonga, CA
Permeate Refining	Hopkinton, IA	Sugars & starches	1.5
Phoenix Biofuels	Goshen, CA	Corn	25
Pinal Energy, LLC	Maricopa, AZ	Corn		55
Pine Lake Corn Processors, LLC*	Steamboat Rock, IA	Corn	20
Pinnacle Ethanol, LLC	Corning, IA	Corn		60
Platte Valley Fuel Ethanol, L.L.C.	Central City, NE	Corn	40
Prairie Ethanol, LLC	Loomis, SD	Corn		60
Prairie Horizon Agri-Energy, LLC	Phillipsburg, KS	Corn	40
Premier Ethanol	Portland, IN	Corn		60
Pro-Corn, LLC*	Preston, MN	Corn	42
Quad-County Corn Processors*	Galva, IA	Corn	27
Red Trail Energy, LLC	Richardton, ND	Corn		50
Redfield Energy, Inc.	Redfield, SD	Corn		50
Reeve Agri-Energy	Garden City, KS	Corn/milo	12
Renew Energy	Jefferson Junction, WI	Corn		130
Siouxland Energy & Livestock Coop*	Sioux Center, IA	Corn	25	10
Siouxland Ethanol, LLC	Jackson, NE	Corn		50
Sioux River Ethanol, LLC*	Hudson, SD	Corn	55
Sterling Ethanol, LLC	Sterling, CO	Corn	42
Tall Corn Ethanol, LLC*	Coon Rapids, IA	Corn	49
Tate & Lyle	Loudon, TN	Corn	67
	Ft. Dodge, IA	Corn		105
The Anderson Albion Ethanol LLC	Albion, MI	Corn	55
The Anderson Clymers Ethanol, LLC	Clymers, IN	Corn		110
Trenton Agri Products, LLC	Trenton, NE	Corn	35	10
United WI Grain Producers, LLC*	Friesland, WI	Corn	49
US BioEnergy Corp.	Albert City, IA	Corn		100
	Lake Odessa, MI	Corn	45
U.S. Energy Partners, LLC	Russell, KS	Milo/wheat starch	48
Utica Energy, LLC	Oshkosh, WI	Corn	48
Val-E Ethanol, LLC	Ord, NE	Corn		45
VeraSun Energy Corporation	Aurora, SD	Corn	230	110
	Ft. Dodge, IA	Corn
	Charles City, IA	Corn
Voyager Ethanol, LLC*	Emmetsburg, IA	Corn	52
Western Plains Energy, LLC*	Campus, KS	Corn	45
Western Wisconsin Renewable Energy, LLC*	Boyceville, WI	Corn		40
White Energy	Hereford, TX	Corn/milo		100
Wind Gap Farms	Baconton, GA	Brewery Waste	0.4
Wyoming Ethanol	Torrington, WY	Corn	5

				Under
				Construction/
			Current Capacity	Expansions
COMPANY	LOCATION	FEEDSTOCK	(mmgy)	(mmgy)
Xethanol BioFuels, LLC	Blairstown, IA	Corn	5	35
Yuma Ethanol	Yuma, CO	Corn		40
Total Current Capacity at 105 ethanol biorefineries			5014.9
Total Under Construction (34)/ Expansions (7)				3279.5
Total Capacity			8294.4.

* farmer-owned	Renewable Fuels Association
Last Updated: October 5, 2006
Competition within the State of Iowa
     Currently, there are more than 20 operating ethanol plants in the state of Iowa and there are several ethanol plants in various stages of planning and development throughout the state of Iowa. Due to the preliminary nature of many of these projects, it is difficult to estimate the number of potential ethanol projects within our region. However, within a 30-mile radius of our proposed site, there are two plants currently in operation. Within a radius of 30 to 50 miles from our proposed site there are seven plants currently in operation. Within 50-100 miles, sixteen plants are currently operating. There are six more plants in various stages of development within 100 miles of our proposed site. We will be in direct competition with these plants, many of whom have greater resources than us. Our close proximity to these existing plants will cause us to compete for our corn supply and will likely drive the price of corn above current levels. Ethanol producers outside of the corn-belt will incur significant costs to transport corn to their plant. Because we will be located in the corn-belt, we do not expect to incur transportation costs as high as other ethanol plants in other regions of the United States.
Competition from Alternative Fuels
     Alternative fuels and ethanol production methods are continually under development by ethanol and oil companies with far greater resources. The major oil companies have significantly greater resources than we have to develop alternative products and to influence legislation and public perception of ethanol. New ethanol products or methods of ethanol production developed by larger and better-financed competitors could provide them competitive advantages and harm our business.
DESCRIPTION OF BUSINESS
     We are a development-stage Iowa limited liability company formed on December 7, 2005 for the purpose of raising capital to develop, construct, own and operate a 100 million gallon dry mill corn-based ethanol plant in northeast Iowa in Chickasaw County near the City of New Hampton. Based upon engineering specifications from Fagen, Inc., we expect the ethanol plant to process approximately 37 million bushels of corn per year into approximately 100 million gallons of denatured fuel grade ethanol and approximately 333,000 tons dried distillers grains with solubles. These are the principal co-products of the ethanol production process.

     The following diagram from Fagen, Inc. depicts the 100 million gallon per year ethanol plant we anticipate building:
Primary Product — Ethanol
     Ethanol is an alcohol that can be burned in engines like gasoline. However, unlike gasoline, which is made by distilling crude oil, ethanol is made from the starchy parts of plants. It is produced by the fermentation of sugars found in grains and other biomass. Ethanol can be produced from a number of different types of grains, such as wheat and milo, as well as from agricultural waste products such as rice hulls, cheese whey, potato waste, brewery and beverage wastes and forestry and paper wastes. However, approximately 85 percent of ethanol in the United States today is produced from corn, and approximately 90 percent of ethanol is produced from a corn and other input mix. Corn produces large quantities of carbohydrates, which convert into glucose more easily than most other kinds of biomass. While the ethanol we intend to produce is the same alcohol used in beverage alcohol, it must meet fuel grade standards before it can be sold.
     We anticipate that our business will be that of the production and marketing of ethanol and its co-products. We do not have any other lines of business or other sources of revenue if we are unable to complete the construction and operation of the plant, or if we are not able to market ethanol and its co-products. We anticipate entering into an agreement with a company to market our ethanol, however, we have not yet negotiated or discussed the terms of an ethanol marketing agreement with any ethanol marketing company. Currently, we have no agreements with a third party to market our dried distillers grains.
Description of Dry Mill Process
     Our plant will produce ethanol by processing corn and possibly other raw grains such as grain sorghum or milo. The corn and other grains will be received by rail and by truck, then weighed and unloaded in a receiving building. It will then be transported to storage bins. Thereafter, it will be converted to a scalper to remove rocks and debris before it is transported to a hammermill or grinder where it is ground into a mash and conveyed into a slurry tank for enzymatic processing. Then, water, heat and enzymes are added to break the ground grain into a fine slurry. The slurry will be heated for sterilization and pumped to a liquefaction tank where additional enzymes are added. Next, the grain slurry is pumped into fermenters, where yeast is added, to begin a batch fermentation process. A vacuum distillation system will divide the alcohol from the grain mash. Alcohol is then transported through a rectifier column, a side stripper and a molecular sieve system where it is dehydrated. The 200 proof alcohol is then pumped to farm shift tanks and blended with five percent denaturant, usually gasoline, as it is pumped into storage tanks. The 200 proof alcohol and five percent denaturant constitute ethanol.
     Corn mash from the distillation stripper is pumped into one of several decanter-type centrifuges for dewatering. The water (“thin stillage”) is then pumped from the centrifuges to an evaporator where it is dried into thick syrup. The solids that exit the centrifuge or evaporators (the “wet cake”) are conveyed to the distillers dried grains dryer system. Syrup is added to the wet cake as it enters the dryer, where moisture is removed. The process will produce distillers grains, which is processed corn mash that can be used as animal feed.
     The following flow chart illustrates the dry mill process:
Source: Renewable Fuels Association, report entitled “How Ethanol is Made,” current as of June 20, 2006, available free of charge on the Internet at the Renewable Fuels Association’s website.
We expect that the ethanol production technology we will use in our plant will be supplied by Fagen, Inc. and/or ICM, Inc. and that they will either own the technology or have obtained any license to utilize the technology that is necessary.
Ethanol Markets
     The principal purchasers of ethanol are generally the wholesale gasoline marketer or blender. The principal markets for our ethanol are petroleum terminals in the continental United States. We may also attempt to access local markets, but these will be limited and must be evaluated on a case-by-case basis.
     We intend to serve the regional and national markets by rail and truck. Because ethanol use results in less air pollution than regular gasoline, regional and national markets typically include large cities that are subject to anti-smog measures in either carbon monoxide or ozone non-attainment areas. We expect to reach these markets by delivering ethanol to terminals which will then blend the ethanol into E10 and E85 gasoline and transport the blended gasoline to retail outlets in these markets.
     We believe that regional pricing tends to follow national pricing less the freight difference. As with national markets, the use of a group-marketing program or a broker is advantageous, especially in the first one to three years of operation.

     In addition to rail, we may try to service the regional markets by truck. Occasionally, there are opportunities to obtain backhaul rates from local trucking companies. These are rates that are reduced since the truck is loaded both ways. Normally, the trucks drive to the refined fuels terminals empty and load gasoline product for delivery. A backhaul is the opportunity to load the truck with ethanol to return to the terminal.
Ethanol Pricing
     The following chart provides a comparison of average ethanol and gasoline rack prices per gallon F.O.B. Omaha, Nebraska through 2005:
Ethanol and Unleaded Gasoline Average Rack Prices
F.O.B. Omaha, Nebraska, 1982-2005
Source: Nebraska Energy Office
The following table provides average monthly rack prices per gallon of ethanol in Omaha, Nebraska from 2000 to 2005:
Ethanol and Unleaded Gasoline Average Rack Prices
F.O.B. Omaha, Nebraska, 2000-2006
(Price per Gallon)

Fuel Type
Year													Annual
Ethanol	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Average
2000	$1.10	$1.14	$1.14	$1.19	$1.25	$1.35	$1.33	$1.33	$1.48	$1.49	$1.66	$1.72	$1.35
2001	$1.77	$1.70	$1.51	$1.46	$1.76	$1.63	$1.41	$1.49	$1.53	$1.36	$1.14	$0.97	$1.48
2002	$0.94	$0.94	$1.12	$1.05	$0.95	$1.03	$1.16	$1.35	$1.28	$1.20	$1.25	$1.21	$1.12
2003	$1.15	$1.30	$1.44	$1.25	$1.12	$1.27	$1.28	$1.27	$1.38	$1.38	$1.65	$1.72	$1.35
2004	$1.40	$1.37	$1.69	$1.80	$1.73	$1.86	$1.68	$1.58	$1.56	$1.87	$1.97	$1.80	$1.69
2005	$1.72	$1.56	$1.31	$1.20	$1.20	$1.42	$1.78	$2.07	$2.74	$2.47	$2.09	$1.99	$1.80
2006	$2.13	$2.52	$2.42	$2.45	$3.04	$3.58	$3.14	$2.72	$2.33	NA	NA	NA	NA

     Source: Nebraska Energy Office
     Regional pricing tends to follow national pricing less the freight difference. Ethanol price histories for regional markets are presented in the following graph:
     Source: California Energy Commission, available free of charge at the California Energy Commission’s website.
     Historic prices may not be indicative of future prices. On March 23, 2005, the Chicago Board of Trade (“CBOT”) launched the CBOT Denatured Fuel Ethanol futures contract. The new contract is designed to address the growing demand for an effective hedging instrument for domestically produced ethanol. Since we expect to employ a third party marketing firm to sell all of our ethanol we do not expect to directly use the new ethanol futures contract. However, it is possible that any ethanol marketing firm we employ may use the new ethanol futures contracts to manage ethanol price volatility.
Co-Products
     The principal co-product of the ethanol production process is distillers grains, a high protein, high-energy animal feed supplement primarily marketed to the dairy and beef industry. Distillers grains contain bypass protein that is superior to other protein supplements such as cottonseed meal and soybean meal. Bypass proteins are more digestible to the animal, thus generating greater lactation in milk cows and greater weight gain in beef cattle. Dry mill ethanol processing creates three forms of distillers grains: distillers wet grains with solubles (“distillers wet grains”), distillers modified wet grains with solubles (“distillers modified wet grains”) and distillers dry grains. Distillers wet grains are processed corn mash that contains approximately 70% moisture and has a shelf life of approximately three days. Therefore, it can be sold only to farms within the immediate vicinity of an ethanol plant. Distillers modified wet grains are distillers wet grains that have been dried to approximately 50% moisture. It has a slightly longer shelf life of approximately three weeks and is often sold to nearby markets. Distillers dried grains are distillers wet grains that have been dried to 10% moisture. Distillers dried grains has an almost indefinite shelf life and may be sold and shipped to any market regardless of its proximity to an ethanol plant. We intend to market only distillers dried grains and may explore possibilities of local demand for distillers modified wet grains to market at least a portion of our distillers grains in this form.
     The plant is expected to produce an estimated 333,000 tons per year of distillers grains. The distillers grain market is less volatile than the ethanol market and even though corn and distillers grain do not track exactly, they do tend to follow each other. Typically, distillers grains sell at 107% — 110% the price of corn. However, distillers grain prices are affected by soy meal markets, dairy and cattle markets, as well as seasonal changes due to summer pasturing. It is expected that distillers grain produced by the plant will be sold through a marketer. The marketer cost is assumed to be a two percent FOB fee based on the price of the distillers grains. The estimated fees are approximately $700,000 per year for a 100 million gallon per year ethanol plant. The price will vary depending on the price of the distillers grains. We intend to market our distillers grains to the swine, dairy and beef cattle markets existing in Iowa and the surrounding states, such as Illinois and Minnesota.
Distillers Grains Markets
     According to the University of Minnesota’s DDGS-General Information website (June 20, 2006) approximately 3,200,000 to 3,500,000 tons of distillers grains are produced annually in North America, approximately 98% of which are produced by ethanol plants. Ethanol plants in South Dakota and Minnesota produce about 25% of this amount. The amount of distillers grains produced is expected to increase significantly as the number of ethanol plants increase.
     The primary consumers of distillers grains are dairy and beef cattle, according to the Renewable Fuels Association’s Ethanol Industry Outlook (2006). In recent years, an increasing amount of distillers grains have been used in the swine and poultry markets. With the advancement of research into the feeding rations of poultry and swine, we expect these markets to expand and create additional demand for distillers grains, however, no assurance can be given that these markets will in fact expand, or if they do, that we will benefit from it. The market for distillers grains is generally confined to locations where freight costs allow it to be competitively priced against other feed ingredients. Distillers grains competes with three other feed formulations: corn gluten feed, dry brewers grain and mill feeds. The primary value of these products as animal feed is their protein content. Dry brewers grain and distillers grains have about the same protein content, and corn gluten feed and mill feeds have slightly lower protein contents.
     As with ethanol, the distillers grains markets are both regional and national. These national markets are just emerging, primarily in the southeast and southwest United States where significant dairy and poultry operations are located. In addition, there is the possibility of some local marketing. Local markets are very limited and highly competitive for the use of distillers grains. We plan to initially market our distillers grains to the local livestock markets surrounding the plant, however, if the local livestock markets prove insufficient to absorb our distillers grains at the prices we desire, we will engage a company to market our distillers grains nationally. We have not yet discussed or negotiated the terms of a distillers grains marketing agreement with any distillers grains marketing company.
Distillers Grains Pricing
     Historically, the price of distillers grains has been relatively steady. Various factors affect the price of distillers grains, including, among others, the price of corn, soybean meal and other alternative feed products, and the general supply and demand of domestic and international markets for distillers grains. We believe that unless demand increases, the price of distillers grains may be subject to future downward pressure as the supply of distillers grains increases because of increased ethanol production. As demonstrated in the table below which was contained in our feasibility study, the price of distillers grains may be subject to downward pressure.

Soymeal, Corn, and DDG Monthly Prices
(March 2003-August 2005)
Source: USDA Price History
Corn Feedstock Supply
     We anticipate that our plant will need approximately 37 million bushels of grain per year for our dry milling process. The corn supply for our plant will be obtained from regional and national markets. Our feasibility study indicated that the eight county region around the proposed plant area currently consumes 155.7 million bushels of corn, but produces 203.4 million bushels. As a result, we currently do not anticipate that it will be necessary for us to transport corn from other areas.
     The chart below describes the amount of corn produced in Chickasaw and surrounding Iowa counties for 2002 through 2006:

	2005 - 2006	2004 - 2005	2003 - 2004	2002 - 2003	2001 - 2002
	Corn	Corn	Corn	Corn	Corn
	Production	Production	Production	Production	Production
	(millions of	(millions of	(millions of	(millions of	(millions of
County	bushels)	bushels)	bushels)	bushels)	bushels)
Butler	29.1	29.3	23.3	24.6	21.7
Floyd	25.0	23.6	19.6	21.7	18.6
Mitchell	24.3	23.1	20.0	22.1	17.9
Bremer	22.4	21.1	17.1	20.8	16.7
Chickasaw	23.8	22.2	17.4	20.8	16.2
Fayette	33.6	28.8	25.6	28.8	25.2
Howard	21.9	17.9	15.7	17.2	13.2
Winneshiek	23.3	21.2	17.7	20.2	15.8

Total	203.4	187.4	156.5	176.2	145.3

     We will be significantly dependent on the availability and price of corn. The price at which we will purchase corn will depend on prevailing market prices. There is no assurance that a shortage will not develop, particularly if there are other ethanol plants competing for corn, an extended drought or other production problems. Our financial projections assume that we can purchase grain for prices near the ten year average for corn in the area of the plant which is $2.27 per bushel. However, we may have to pay more for corn. Higher corn prices will reduce our profitability. In addition, new corn demand within a market can have varying impacts on the corn price. Our feasibility study calculated the local basis impact result from the plant to be $.10 per bushel, which means our anticipated cost of corn is $2.37 per bushel based on the ten-year average plus basis impact.

     Grain prices are primarily dependent on world feedstuffs supply and demand and on U.S. and global corn crop production, which can be volatile as a result of a number of factors, the most important of which are weather, current and anticipated stocks and prices, export prices and supports and the government’s current and anticipated agricultural policy. Historical grain pricing information indicates that the price of grain has fluctuated significantly in the past and may fluctuate significantly in the future. Because the market price of ethanol is not related to grain prices, ethanol producers are generally not able to compensate for increases in the cost of grain feedstock through adjustments in prices charged for their ethanol. We, therefore, anticipate that our plant’s profitability will be negatively impacted during periods of high corn prices.
Grain origination and risk management
     We anticipate establishing ongoing business relationships with local corn elevators to acquire the corn needed for the project. We have identified a number of elevators as potential sources of corn in Iowa and discussions are in progress for future corn delivery. We have no contracts, agreements or understandings with any grain producers in the area, although we anticipate procuring corn from these sources.
     We expect to hire a commodities director to ensure the consistent scheduling of corn deliveries and to establish and fill forward contracts through grain elevators. The commodities director will utilize forward contracting and hedging strategies, including certain derivative instruments such as futures and option contracts, to manage our commodity risk exposure and optimize finished product pricing on our behalf. We anticipate that most of our grain will be acquired in this manner. Forward contracts allow us to purchase corn for future delivery at fixed prices without using the futures market. The corn futures market allows us to trade in standard units of corn for delivery at specific times in the future. Option contracts consist of call options (options to purchase a fixed amount of a commodity) and put options (options to sell a fixed amount of a commodity). We expect to use a combination of these derivative instruments in our hedging strategies to help guard against corn price volatility. Hedging means protecting the price at which we buy corn and the price at which we will sell our products in the future. It is a way to attempt to reduce the risk caused by price fluctuation. The effectiveness of such hedging activities will depend on, among other things, the cost of corn and our ability to sell enough ethanol and distillers grains to use all of the corn subject to futures and option contracts we have purchased as part of our hedging strategy. Although we will attempt to link hedging activities to sales plans and pricing activities, such hedging activities themselves can result in costs because price movements in corn contracts are highly volatile and are influenced by many factors that are beyond our control. We may incur such costs and they may be significant.
Project Location and Proximity to Markets
     We anticipate building our plant near in northeast Iowa in Chickasaw County near the City of New Hampton. We reserve the right, in the sole discretion of our board of directors, to select a different location for the plant. We intend to locate the plant on approximately 254 acres that is part of a greenfield tract in Chickasaw County owned by private landowners. In April and May of 2006, we obtained the exclusive right and option to purchase six parcels of land, consisting of approximately 254 acres of land, in Chickasaw County, Iowa owned by private landowners. We paid $11,300 for the exclusive right and option. The options will terminate on April 1, 2007, but this date may be extended at an additional cost. The purchase price is dependent on the number of parcels we purchase. We also have options on an alternative tract of land located primarily in Winneshiek County. We may decide to locate our plant on our alternative site in Winneshiek County if circumstances at the Chickasaw County site are not conducive to building our plant. For example, the soil borings may indicate that the soil is not adequate to support our plant structures.
     We selected our anticipated primary plant site because of the site’s close proximity to rail service and access to natural gas supplies capable of meeting plant consumption needs. The site is near to the Iowa, Chicago & Eastern (“IC&E) Railroad, adjacent to Iowa Highway 24, which is a paved east/west highway and provides access to Interstate 35, which is approximately 35 miles east of our proposed plant site. In addition, the plant site will be near Iowa Highway 63, which is a paved divided highway that runs north/south and provides access to Interstate 80, which is approximately 40 miles south of our proposed plant site.

     The following map shows the approximate location of our proposed plant site:

     The following is a map of our proposed plant site and rail structure in greater detail:
     There can be no assurance that we will not encounter environmental hazardous conditions such as groundwater or other subsurface contamination at the plant site. We are relying on Fagen, Inc. to assist us in determining the adequacy of the site for construction of the ethanol plant. We may encounter environmental hazardous conditions at the chosen site that may delay the construction of the ethanol plant. We do not expect that Fagen, Inc. will be responsible for any environmental hazardous conditions encountered at the site. Upon encountering an environmental hazardous condition, Fagen, Inc. may suspend work in the affected area. If we receive notice of an environmental hazardous condition, we may be required to correct the condition prior to continuing construction. The presence of an environmental hazardous condition will likely delay construction of the ethanol plant and may require significant expenditure of our resources to correct the condition. In addition, it is anticipated that Fagen, Inc. will be entitled to an adjustment in price if it has been adversely affected by the environmental hazardous condition. If we encounter any environmental hazardous conditions during construction that require time or money to correct, such event may have a material adverse effect on our operations, cash flows and financial performance.
Transportation and Delivery
     The plant is designed to have facilities to receive grain by truck and rail and to load ethanol and distillers grains onto trucks and rail cars. We expect that the Iowa, Chicago & Eastern (“IC&E”) Railroad will provide rail service to the proposed site. However, we will still need to establish rail access directly to the plant from the main rail line that can provide 75 to 90-unit car trains. We engaged TranSystems Corporation to provide us with a Conceptual Rail Service Plan Drawing. We also anticipate that we will retain TranSystems Corporation for a Continuous Services Agreement for our rail infrastructure design and construction. The estimated cost of this rail infrastructure is approximately $6,500,000. See the section above entitled “Project Location and Proximity to Markets” for a drawing provided by TransSystems Corporation showing the proposed rail infrastructure.
     We anticipate that locally grown corn will be delivered to our ethanol facility via truck. Interstates I-80 (north/south) and I-35 (east/west) are located within 40 miles of the site. The site is adjacent to Iowa Highway 24, which is a paved east/west highway and provides access to Interstate 35, which is approximately 35 miles east of our proposed plant site. In addition, the plant site will be near Iowa Highway 63, which is a paved divided highway that runs north/south and provides access to Interstate 80, which is approximately 40 miles south of our proposed plant site.
Thermal Oxidizer
     Ethanol plants such as ours may produce odors in the production of ethanol and its co-products, which some people may find unpleasant. We intend to eliminate odors by routing dryer emissions through thermal oxidizers. Based upon materials and information from ICM, Inc., we expect thermal oxidation to significantly reduce any unpleasant odors caused by the ethanol and distillers grains manufacturing process. We expect thermal oxidation, which burns emissions, will eliminate a significant amount of the volatile organic carbon compounds in emissions that cause odor in the drying process and allow us to meet the applicable permitting requirements. We also expect this addition to the ethanol plant to reduce the risk of possible nuisance claims and any related negative public reaction against us.
Utilities
     The production of ethanol is a very energy intensive process that uses significant amounts of electricity and natural gas. Water supply and quality are also important considerations. We plan to enter into agreements with local gas and electric utilities to provide our needed energy and we plan to use water from two to three high capacity wells. The water will be pumped either from a buried river channel that is incorporated into the glacial deposits beneath our proposed site, the Galena Aquifer or the Prairie Du Chien/Jordan Aquifer. There can be no assurance that any utility provider that we contract with will be able to reliably supply the gas and electricity that we need.
     If there is an interruption in the supply of energy or water for any reason, such as supply, delivery, or mechanical problems, we may be required to halt production. If production is halted for an extended period of time, it may have a material adverse effect on our operations, cash flows, and financial performance.
Natural gas
     Natural gas accounts for approximately 10-15% of the total production cost of ethanol. The plant will produce process steam from its own boiler system and dry the distillers dried grains by-product via a direct gas-fired dryer. If we operate at our project production volume of 100 million gallons per year, we will require approximately 3,400,000 Million British Thermal Units (“MMBtu”) of natural gas annually.
     Our proposed site does not have an existing gas line to supply natural gas to our plant. To access sufficient supplies of natural gas to operate the plant, a dedicated lateral pipeline from either the Northern Natural Gas interstate natural gas pipeline or the Alliance interstate natural gas pipeline, both located near the property, will be necessary. We have also entered into a letter of engagement with Cornerstone Energy, Inc. pursuant to which Cornerstone will provide Homeland Energy with the necessary natural gas procurement to power the plant. Some of their services may include services such as preliminary physical data gathering, determination of the closest proximity of viable and optimum transmission source, calculation of the cost of a fuel line connecting the plant to the transmission source, construction of the fuel line, negotiation of pipeline “tap” fees, supplying the plant with and/or negotiating the procurement of natural gas commodity, and the development of a comprehensive risk management plan targeted at mitigating natural gas price volatility and maintaining profitability. In exchange for these services, we would pay Cornerstone the supply cost of natural gas based on the Ventura index plus $.5126 per MMBtu. Additional fees may apply for fuel and commodity transportation costs and other additional services. Cornerstone does not charge a monthly management fee or additional charges for time and travel.
     Natural gas prices have historically fluctuated dramatically, which could significantly affect the profitability of our operations. Recently, natural gas prices increased sharply as Hurricanes Katrina and Rita devastated operations and impacted infrastructure on the Gulf Coast. According to information available on the New York Mercantile Exchange’s website, the price of natural gas futures rose from approximately $8.00/MMBtu prior to the hurricanes to over $14.00/MMBtu in their aftermath.

     We are uncertain as to how the disruption in natural gas supplies caused by Hurricanes Katrina and Rita will impact long term natural gas prices. For purposes of our business plan, our directors used futures data from the New York Mercantile Exchange to determine a natural gas forecast for planning purposes. Post-Hurricanes Katrina and Rita, the price of natural gas has decreased slightly. Using this data, the business plan assumes natural gas prices at $7.60 per million BTU or approximately $25,000,000 per year. However, our natural gas costs could be considerably higher if prices increase again due to market demands or supply interruption.
     The following chart shows natural gas futures from August 30, 2005 to January 17, 2006.
NYMEX Natural Gas Futures Near-Month Contract Settlement
Price, West Texas Intermediate Crude Oil Spot Price, and
Henry Hub Natural Gas Spot Price
Note: The West Texas Intermediate crude oil price, in dollars per barrel, is converted to $/MMBtu using a conversion factor of 5.80 MMBtu per barrel. The dates marked by vertical lines are the NYMEX near-month contract settlement dates.
Source: NGI’s Daily Gas Price Index (http://Intelligencepress.com)
Electricity
     Based on engineering specifications, we expect to require a significant amount of electrical power to operate the plant. We estimate that, based upon engineering specifications from Fagen, Inc., our power usage will be approximately 4.5 million kilowatts of electricity at peak demand. We expect to purchase our electricity from Hawkeye REC, the local utility who holds the service franchise for our potential plant location in Chickasaw County, Iowa. Hawkeye REC is a distribution cooperative distributing excess operating margins back to its member owners on a yearly basis. One of our directors and officers, Pat Boyle, is also the Business Development and Member Services Manager for Hawkeye REC, with which we expect to enter into an agreement to provide us with our electricity needs to operate the plant.
Water
     We will require a significant supply of water. We anticipate water will be provided to our site by constructing two to three high capacity wells. The water will be pumped either from a buried river channel that is incorporated into the glacial deposits beneath our proposed site, the Galena Aquifer or the Prairie Du Chien/Jordan Aquifer. Engineering specifications show our plant water requirements to be approximately 1000 gallons per minute. That is approximately 1,440,00 gallons per day. There is no assurance, however, that the well water will reliably supply us with the water that we need due to strain on water supply from nearby residents, businesses and farms.
     Much of the water used in an ethanol plant is recycled back into the process. There are, however, certain areas of production where fresh water is needed. Those areas include boiler makeup water and cooling tower water. Boiler makeup water is treated on-site to minimize all elements that will harm the boiler and recycled water cannot be used for this process. Cooling tower water is deemed non-contact water because it does not come in contact with the mash, and, therefore, can be regenerated back into the cooling tower process. The makeup water requirements for the cooling tower are primarily a result of evaporation. Depending on the type of technology utilized in the plant design, much of the water can be recycled back into the process, which will minimize the discharge water. This will have the long-term effect of lowering wastewater treatment costs. Many new plants today are zero or near zero effluent discharge facilities. We anticipate our plant design incorporating the ICM/Phoenix Bio-Methanator wastewater treatment process resulting in a zero discharge of plant process water. We anticipate that the cost of water treatment system to be approximately $1,020,000.
Employees
     Prior to completion of the plant construction and commencement of operations, we intend to hire approximately 45 full-time employees. Approximately five of our employees will be involved primarily in management and administration and the remainder will be involved primarily in plant operations. Our officers are Stephen Eastman, President; James Boeding, Vice President; Bernard Retterath, Treasurer; Steve Dietz, Secretary and Pat Boyle, Vice President of Project Development. As of the date of this prospectus, we have hired no full time employees.
     The following table represents some of the anticipated positions within the plant and the minimum number of individuals we expect will be full-time personnel:

# Full-Time
Position	Personnel
Production Supervisors	4
Operating Workers	12
Compliance Officers	3
Maintenance/Repair Workers	3
Welders	3
Electrical/Electronic Engineering Technicians	2
Director of Lab Operations	1
Lab Assistant	2
Laborers	10
General Manager	1
Plant/Commodity Managers	2
Director of Finance and Accounting	1
Office Clerk	1

TOTAL	45
     The positions, titles, job responsibilities and number allocated to each position may differ when we begin to employ individuals for each position.
     We intend to enter into written confidentiality and assignment agreements with our key officers and employees. Among other things, these agreements will require such officers and employees to keep all proprietary information developed or used by us in the course of our business strictly confidential.
     Our success will depend in part on our ability to attract and retain qualified personnel at a competitive wage and benefit level. We must hire qualified managers, accounting, human resources and other personnel. We operate in a rural area with low unemployment. There is no assurance that we will be successful in attracting and retaining qualified personnel at a wage and benefit structure at or below those we have assumed in our project. If we are unsuccessful in this regard, we may not be competitive with other ethanol plants and your investment may lose value.
Design-Build Team
Design Builder: Fagen, Inc.
     We have entered into a non-binding letter of intent with Fagen, Inc. in connection with the design, construction and operation of the proposed plant. Fagen, Inc. was founded by Ron Fagen, CEO and President, and originally began in 1972 as Fagen-Pulsifer Building, Inc. It became Fagen, Inc. in 1988. Fagen, Inc. has more than 25 years experience in the ethanol industry and has been involved in the construction of more ethanol plants than any other company in this industry. Fagen, Inc. employed over 1,000 construction workers in 2005 and employs approximately 120 personnel at its headquarters and two regional offices. Fagen, Inc. continues to design and construct ethanol plants around the country. Based upon publicly available information sources, we estimate that Fagen, Inc. and ICM, Inc., are currently designing and building approximately 26 ethanol plants in the United States. This number is only our estimate based upon public information sources and it is very likely that the actual number varies from our estimate and could vary significantly. The actual number of ethanol plants being designed and built by Fagen, Inc. and ICM, Inc., is considered proprietary business information of Fagen, Inc. and ICM, Inc., and is not available to us. Fagen, Inc.’s other construction commitments could cause Fagen, Inc. to run out of sufficient resources to timely construct our plant. This could result in construction delays if Fagen, Inc. is not able to perform according to the timetable we anticipate.
     Fagen Engineering, LLC was formed in 1996 to assist Fagen, Inc. with the construction process. Fagen Engineering, LLC is a full-service design engineering firm.
     The expertise of Fagen, Inc. in integrating process and facility design into a construction and operationally efficient facility is very important. Fagen, Inc. also has knowledge and support to assist our management team in executing a successful start-up. Fagen, Inc. is a meaningful project participant because of its desire to facilitate our project’s successful transition from start-up to day-to-day profitable operation.
Letter of intent with Fagen, Inc.
     We have executed a non-binding letter of intent with Fagen, Inc., which has agreed to enter into good faith negotiations with us to prepare definitive agreements for design and construction services. We expect to pay Fagen, Inc. approximately $109,706,788 in exchange for the following services:
•	Providing a preliminary design and construction schedule and a guaranteed maximum price for the design and construction of the plant;

•	Assisting us with site evaluation and selection;

•	Designing and building the plant;

•	Assisting us in locating appropriate management for the plant; and

•	Assisting with presenting information to potential lenders and various entities or agencies that may provide project development assistance.
     We expect to be responsible for certain site improvements, infrastructure, utilities, permitting and maintenance and power equipment costs. The base price estimate of $109,706,788 is firm until December 31, 2008. The services of Fagen, Inc. are currently in high demand because of its extensive experience as a design-builder for ethanol production facilities. Our management believes that the contract price of the ethanol plant is reasonable in light of Fagen, Inc.’s expertise in the design and construction of ethanol production facilities and the level of current demand for its services.
     Under our letter of intent with Fagen, Inc., the contract price of $109,706,788 may be further increased if the construction cost index (“CCI”) published by Engineering News-Record Magazine reports a CCI greater than 7540.38 in the month in which we issue to Fagen, Inc., a notice to proceed with plant construction. The amount of the contract price increase will be equal to the increase in the CCI based upon the September 2005 CCI of 7540.38. The CCI is reported on a monthly basis and since September 2005 has shown a steady increase, with a slight decrease from the April 2006 index of 7695.40 to the May index of 7690.72. As of August, 2006, the CCI was reported at 7722.66, which is significantly higher than the September 2005 level stated in the letter of intent. If the CCI remains at the August, 2006 level or increases above that level in the month in which we issue to Fagen, Inc. a notice to proceed with plant construction, the contract price will accordingly increase by approximately $2,600,000 or more. Thus, we have allowed for a $5,500,000 contingency in our total estimated costs of the project.
     This contingency may not be sufficient to offset any upward adjustment in our construction cost. We anticipate that under the design-build agreement, our expenses will increase for any change orders we may approve. In addition, the price assumes the use of non-union labor. If Fagen, Inc. is required to employ union labor, excluding union labor for the grain system and energy center, the contract price will be increased to include any increased costs associated with the use of union labor. Prior to the beginning of construction, we expect to execute a definitive design-build agreement with Fagen, Inc., which will set forth in detail the design and construction services provided by Fagen, Inc. in exchange for a lump sum price equal to the $109,706,788 set forth in our letter of intent. The letter of intent will terminate on December 31, 2007 unless we have reached certain milestones in the development of our project. The letter may be extended upon mutual agreement but can be terminated at either party’s option if a design-build agreement is not executed prior to December 31, 2008. The letter of intent automatically terminates upon execution and delivery of the design-build agreement.
Engineering Services Agreement
     We expect to enter into an engineering services agreement with Fagen Engineering, LLC for the performance of certain engineering and design services. We expect to pay Fagen Engineering, LLC a lump sum of fee in exchange for these services, and expect Fagen Engineering, LLC to provide the following services:
•	Property Layout Drawings;

•	Grading, Drainage and Erosion Control Plan Drawings;

•	Culvert Cross Sections and Details;

•	Roadway Alignment;

•	Final Interior Plant Grading;

•	Utility Layouts for Fire Loop, Potable Water, Well Water, Sanitary Sewer, Utility Water Blowdown, and Natural Gas;

•	Geometric Layout;

•	Site Utility Piping Tables Drawing;

•	Tank Farm layout and Details Drawings;

•	Sections and Details Drawing (if required); and

•	Miscellaneous Details Drawing (if required).
     We expect that any sums we pay to Fagen Engineering, LLC for engineering services will reduce the lump sum fee we owe to Fagen, Inc. under our anticipated design-build agreement.
Design Process Engineer: ICM, Inc.
     ICM, Inc. is a full-service engineering, manufacturing and merchandising firm based in Colwich, Kansas. We expect ICM, Inc. to be the principal subcontractor for the plant. ICM, Inc. is expected to provide the process engineering operations for Fagen, Inc. ICM, Inc. has been involved in the research, design and construction of ethanol plants for many years. The principals of ICM, Inc. each have over 20 years of experience in the ethanol industry and have been involved in the design, fabrication and operations of many ethanol plants. ICM employs more than 250 engineers, professional and industry experts, craftsmen, welders and painters and full-time field employees that oversee the process. ICM, Inc. has been involved in 60 ethanol plant projects. At least 20 of the projects involved a partnership between ICM, Inc. and Fagen, Inc.
Service agreement with Air Resource Specialists, Inc.
     We have entered into an agreement with Air Resource Specialists, Inc., in which they would provide consulting services to obtain the necessary State of Iowa air quality and stormwater permits prior to commencement of construction activities. The cost of Air Resource Specialists, Inc.’s services will be based on a time and material basis. Additional costs may be imposed if Air Resource Specialists, Inc. is required to address significant public comment and/or assist in lengthy agency negotiations regarding specific permit terms and conditions.
Construction and timetable for completion of the project

     Assuming this offering is successful, and we are able to complete the debt portion of our financing, we estimate that the project will be completed approximately 16 to 18 months after construction commences. We currently anticipate that construction will commence on or about August 1, 2007, with completion in winter 2008. This schedule further assumes that two months of detailed design will occur prior to closing and a 16-month construction schedule will be followed by two months of testing and start-up. The schedule also assumes that weather will be the same as it has been over the last several years, and that we will not experience unusual weather conditions or events during the construction period, such as flooding. The timetable also assumes that a drastic change in the interest rates will not affect our ability to obtain debt financing commitment, and other factors beyond our control do not upset our timetable. There can be no assurance that the timetable that we have set will be followed, and factors or events beyond our control could hamper our efforts to complete the project in a timely fashion. Fagen, Inc. based its estimate of 16 to 18 months after construction commences on the average time it has taken to build plants over the past five years. Fagen, Inc. believes that the two-month cushion provided in the estimated timeframe will be sufficient to effectively deal with the occurrence of unplanned contingencies.
Other Consultants
Transaction with Burns & McDonnell
     We have retained the firm of Burns & McDonnell to perform a feasibility study regarding the use of coal gasification as an alternative energy source for the plant once we have reached substantial operations. The study will cover a coal market analysis and price forecast, coal transportation and handling assessment, economic evaluation and the cost of installing the energy center for the new technology as well as the costs of coal and coal supply. In exchange for their services, we have agreed to pay Burns & McDonnell the sum of $40,000.
Regulatory Permits
     We will be subject to extensive air, water and other environmental regulation and we will need to obtain a number of environmental permits to construct and operate the plant. In addition, it is likely that our senior debt financing will be contingent on our ability to obtain the various required environmental permits. We have not applied for any of these permits, but anticipate doing so before we begin construction. We do not anticipate a problem receiving these required environmental permits. However, if for any reason any of these permits are not granted, construction costs for the plant may increase, or the plant may not be constructed at all. In addition, the Iowa Department of Natural Resources (“IDNR”) could impose conditions or other restrictions in the permits that are detrimental to us or which increase costs to us above those assumed in this project. The IDNR and the Federal Environmental Protection Agency (“EPA”) could also change their interpretation of applicable permit requirements or the testing protocols and methods necessary to obtain a permit either before, during or after the permitting process. The IDNR may also require us to conduct an environmental assessment prior to considering granting any of those permits.
     Even if we receive all required permits from the IDNR, we may also be subject to regulations on emissions from the United States Environmental Protection Agency, “EPA”. Currently the EPA’s statutes and rules do not require us to obtain separate EPA approval in connection with construction and operation of the proposed plant. Additionally, environmental laws and regulations, both at the federal and state level, are subject to change and changes can be made retroactively. Consequently, even if we have the proper permits at the present time, we may be required to invest or spend considerable resources to comply with future environmental regulations or new or modified interpretations of those regulations, to the detriment of our financial performance.
Construction, Operation and Title V Air Permits
     There will be a number of emission sources at our plant that are expected to require permitting. These sources include the boiler, ethanol process equipment, storage tanks, scrubbers, and bag houses. The types of regulated pollutants that are expected to be emitted from our plant include Particulates, Carbon Monoxide, Oxides of Nitrogen, “NOx”, SO(2), and Volatile Organic Compounds. These activities and emissions mean that we expect to obtain air pollution construction and operation new source permits from the IDNR for each source of emission, regardless of the fuel source (natural gas or coal gasification). If the limitations contained in these permits are exceeded, we could be subjected to expensive fines, penalties, injunctive relief, and civil or criminal law enforcement actions.
     We expect that the IDNR or the EPA will require us to acquire a Title V permit if our emissions are at a level high enough or if our emissions are combined with any nearby facilities. Among other things, obtaining and maintaining a Title V permit will involve substantial compliance and management costs and additional capital. The cost to obtain a Title V permit will likely be approximately

$50,000. Additionally, costs required during construction to comply with the permit will be approximately $500,000. Costs to maintain compliance with the Title V permit will likely be approximately $50,000 per year. These costs have been figured in to our business plan and budget. The IDNR and the EPA could also modify the requirements for obtaining a permit. Any such event would likely have a material adverse impact on our operations, cash flows and financial performance. We expect to incur significantly increased capital, compliance and management expenses in obtaining a Title V air permit. There is also a risk that the Department of Natural Resources might reject a Title V air permit application and request additional information, further delaying start-up and increasing expenses.
     Even if we obtain an air pollution construction permit prior to construction, the air quality standards or the interpretation of those standards may change, thus requiring additional control equipment or more stringent permitting requirements. There is also a risk that the area in which the plant is situated may be determined to be a non-attainment area for a particular pollutant, which would subject us to additional more stringent permitting requirements. If the IDNR determines that the area in which the plant will be situated is a non-attainment area, then the IDNR may require additional investigation into the permit applications to make sure that the plant will not significantly impact emissions for the particular pollutant. In this event, the threshold standards that require a Title V air permit may be changed, thus requiring us to file for and obtain a Title V air permit or to obtain a Prevention of Significant Deterioration (“PSD”) permit, which would likely include strict emissions limitations and to install Best Available Control Technologies (“BACT”) for any future modifications or expansions of the plantThis would significantly increase the operating costs and capital costs associated with any future expansion or modification of the plant.
     It is also possible that in order to comply with applicable air regulations or to avoid having to obtain a Title V air permit that we would have to install additional air pollution control equipment such as additional or different scrubbers, thermal oxidizers, or flue gas desulfurization. We anticipate submitting an application for these permits approximately 120 days prior to the beginning of construction. We may, however, begin preliminary dirt moving and site excavation, at our own risk, before we have obtained the permits. However, we may not begin concrete work until we have received the permits. Once we have formally applied for these permits, based on directors’ previous experience, we expect that we will obtain the construction permit within six months. If granted, the permits will be valid until the plant is modified or there is a process change that changes air emission estimates, at which time an appropriate modification will be applied for. Although we currently do not anticipate any significant problems, there can be no assurance that the IDNR will grant us these permits.
New Source Performance Standards
     We anticipate that the plant will also be subject to the New Source Performance Standards (NSPS). The NSPS are national standards of performance that are set by the EPA for categories of new or modified stationary sources. The purpose of the NSPS is to prevent deterioration of air quality from the construction of new sources and reduce control costs by building pollution controls into the initial design of plants. The standards are based on the emission rate that can be achieved through the use of the best adequately demonstrated technology. However, factors such as cost and environmental effect are also taken into account. Duties imposed by the New Source Performance Standards include initial notification, emission limits, compliance and monitoring requirements and recordkeeping requirements.
MACT Limits
     On February 26, 2004 the U.S. Environmental Protection Agency Administrator signed the final Maximum Achievable Control technology (MACT) Standards for Industrial, Commercial, and Institutional Boilers and Process Heaters (40 CFR 63 Subpart DDDDD). The regulation applies to any boiler or process heater that is located at or is part of a major source of Hazardous Air Pollutants (“HAP(s)”), which by definition annually emits more than 10 tons of a single HAP or more than 25 tons of total combined HAPs. We anticipate that the plant will not emit more than 10 tons of a single HAP or more than 25 tons of total combined HAPs. If our plant exceeds those limits, then in addition to meeting Title V permitting requirements, the plant will be subject to particulate matter or total selected metals, Hydrogen Chloride, Mercury, and/or Carbon Monoxide limits. In addition, facilities subject to this rule must monitor and record routine operations data, and submit periodic reports to the EPA or Iowa once Iowa adopts the regulation.
Waste Water Discharge Permit
     Our engineers expect that this plant will not discharge process wastewater. We expect that we will use water to cool our closed circuit systems in the plant. In order to maintain a high quality of water for the cooling system, the water will be continuously replaced with make-up water. As a result, this plant will discharge clean, non-contact cooling water from boilers and the cooling towers. Several discharge options, including publicly owned treatment works, use of a holding pond, discharge to a receiving stream, subsurface infiltration, irrigation and other options are under consideration by our consulting engineers and us. Each of these options will require an appropriate NPDES permit. Until all of these options have been fully investigated, there remains a risk that no single option will result in a solution that does not require unanticipated additional treatment expense. We anticipate submitting the applicable permit applications(s) no later than 180 days prior to beginning of construction.
Storm Water Discharge Permit and Storm Water Pollution Prevention Plan (SWPPP Permits)
     Before we can begin operation of our plant, we must obtain an Industrial Storm Water Discharge Permit from the Iowa Department of Natural Resources, “IDNR”. This general permit will be issued after two public notices and the preparation of a Storm Water Pollution Prevention Plan that outlines various measures we plan to implement to prevent storm water pollution. Other compliance and reporting requirements would also apply.
     Prior to the commencement of construction of the plant, we must file a notice of intent and application for a Construction Site Storm Water Discharge Permit. If the IDNR does not object to the notice of intent, we could begin construction and allow storm water discharge fourteen days after the filing. As part of the application for the Construction Site Storm Water Discharge Permit, we will need to prepare a construction site erosion control plan. We would also be subject to certain reporting and monitoring requirements. We anticipate, but there can be no assurances, that we will be able to obtain these permits.
Spill Prevention, Control and Countermeasures Plan
     Before we can begin operations, we must prepare a Spill Prevention Control and Countermeasure plan. The plan must be reviewed and certified by a professional engineer.
High Capacity Well Permit
     Once we assess our water needs and available supply, we will need to drill two or three new high capacity wells to meet the plant’s water needs. Initial research indicates that our planned site in Chickasaw County has a good quality aquifer and that the area will have adequate capacity to support a large plant. We will need to apply to the IDNR for a High Capacity Well Permit. Before issuing such a permit, the IDNR will require us to calculate the drawdown of water levels in the major stratigraphic units at various distances away from the pumping well and the effect of the well on the village well. In the event this permit is not approved, we would need to explore alternative water supply sources, however, the cost of alternative water supply sources could prohibit their use.
Alcohol and Tobacco Tax and Trade Bureau Requirements
     Before we can begin operations, we will have to comply with applicable Alcohol and Tobacco Tax and Trade Bureau regulations. These regulations require that we first make application for and obtain an alcohol fuel producer’s permit. The application must include information identifying the principal persons involved in our venture and a statement as to whether any such person has ever been convicted of a felony or misdemeanor under federal or state law. The term of the permit is indefinite until terminated, revoked, or suspended. The permit also requires that we maintain certain security measures. We must also secure an operations bond. There are other taxation requirements related to special occupational tax and a special tax stamp.
Risk Management Plan
     We are currently in the process of determining whether anhydrous ammonia or aqua ammonia will be used in our production process. Stationary sources with processes that contain more than a threshold quantity of a regulated substance are required to prepare and implement a Risk Management Plan, “RMP” If we use anhydrous ammonia, we must establish a prevention program to prevent spills or leaks of the ammonia and an emergency response program in the event of spills, leaks, explosions or other events that may lead to the release of ammonia into the surrounding area. The same requirement may also be true for the denaturant. This determination will be made as soon as the exact chemical makeup of the denaturant is obtained. We will need to conduct a hazard assessment and prepare models to assess the impact of an ammonia and/or denaturant release into the surrounding area. The program will be presented at one or more public meetings. However, if aqua ammonia is used, no risk management program is needed except for denaturant. In addition, it is likely that we will have to comply with the prevention requirements under OSHA’s Process Safety Management Standard. These requirements are similar to the RMP requirements. The RMPs should be filed before use.
EPA

     Even if we receive all Iowa environmental permits for construction and operation of the plant, we will also be subject to oversight activities by the EPA. There is always a risk that the EPA may enforce certain rules and regulations differently than Iowa’s environmental administrators. Recent cases have upheld the EPA’s right to conduct oversight of state air programs such as Iowa’s. Iowa or EPA rules are subject to change, and any such changes could result in greater regulatory burdens.
Expected Timing of Permitting and Consequences of Delay or Failure
     Our acquisition of many of the various required permits is time sensitive. Adverse consequences could result from any delay or failure to get a specific permit. Without the air pollution construction permits, we will be unable to begin construction. It is anticipated that the air pollution construction permit applications will be filed four months prior to the beginning of construction. We anticipate that if granted the air pollution construction and operation permit, we will commence construction thereafter, assuming we successfully complete the offering and secure our debt financing. Once granted, the permit is valid indefinitely until the plant is modified or there is a process change that changes air emissions. We must complete an application for the required Storm Water Discharge Permit prior to commencement of plant operations. In addition, we must have in place a pollution prevention plan submitted before operations. We must complete our Spill Prevention Control and Countermeasure plan at or near the time of commencement of operations. We must obtain a high capacity water withdrawal permit before it begins operations. There is no assurance that this permit will be granted. We must obtain an Alcohol Fuel Producer’s Permit, post an operations bond, and file certain information with the ATTTB before we begin operations. There is no assurance that this Permit will be granted. Without the air pollution construction permit, the waste water discharge permit, the various storm water discharge permits, water withdrawal permit, spill prevention control and countermeasures plan, and alcohol fuel producer’s permit, we will be unable to begin or continue operations.
Nuisance
     Even if we receive all EPA and Iowa environmental permits for construction and operation of the plant, we may be subject to the regulations on emissions by the EPA. Ethanol production has been known to produce an odor to which surrounding residents could object, and may also increase dust in the area due to our operations and the transportation of grain to the plant and ethanol and distillers dried grains from the plant. Such activities could subject us to nuisance, trespass or similar claims by employees or property owners or residents in the vicinity of the plant. To help minimize the risk of nuisance claims based on odors related to the production of ethanol and its byproducts, we intend to install a thermal oxidizer in the plant. See “BUSINESS — Thermal Oxidizer.” Nonetheless, any such claims, or increased costs to address complaints, may reduce our cash flows and have a negative impact on our financial performance. In addition, we anticipate installing a dust collection system to limit the emission of dust.
     We are not currently involved in any litigation involving nuisance claims.
Additional Environmental Issues for Coal Gasification
     We may decide to utilize a coal gasification energy system in the future to replace natural gas as our energy source. The use of coal as an energy source for an ethanol plant is a new concept and has not been thoroughly tested at other facilities. Although burning coal as a fuel source can result in higher NOx emissions, carbon monoxide (CO) and sulfur dioxide (SO(2)) emissions, coal gasification can be a cleaner process as engineering methods are used to reduce those emissions. If we decide to use coal gasification as a fuel source once we have started operations, the IDNR may require additional environmental assessments prior to considering the granting of the permits for the coal gasification system .There is also a risk that transitioning to a coal gasification may require us to file for a Title V air permit if emission levels exceed Title V limits.
     The operation of a coal gasification system would generate significant levels of fly ash. If we use a coal gasification system in the future, the IDNR may require us to obtain a laboratory characterization of the fly ash before allowing the fly ash to be disposed of in a landfill. In addition, disposal at a landfill may require that we obtain a special waste authorization from the IDNR. We do not anticipate that the IDNR will prevent us from obtaining a special waste authorization for disposal in a landfill. In the alternative, we may be able to locate a business that can use fly ash in its operation, such as a cement plant. We must locate a landfill that will accept the fly ash or a business to purchase or receive the fly ash before commencing operations.
     Finally, the use of coal as an energy source will create an added risk that coal fines or dust will be discharged during the loading and storage process. Such activities could subject us to nuisance, trespass or similar claims by employees or property owners or residents in the vicinity of the plant. Excessive moisture in on-ground coal storage piles can also generate acidic runoff. We anticipate that covering the on-ground storage piles would significantly reduce the risk of nuisance suits based on either coal fines and dust or acidic runoff.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
     Our operating agreement provides that our board of directors will be comprised of no fewer than seven and no more than 15 members. We have seven directors on our initial board of directors. The initial board of directors will serve until the first annual or special meeting of the members following the date on which substantial operations of the ethanol plant commences. If our project suffers delays due to financing or construction, our initial board of directors could serve for an extended period of time. In that event, your only recourse to replace these directors would be through an amendment to our operating agreement which could be difficult to accomplish.
     The operating agreement provides for a staggered board of directors, where, upon the expiration of the initial board, the first group of directors shall serve for one year, the second group shall serve for two years, and the third group shall serve for three years. The successors for each group of directors shall be elected for a 3-year term and at that point, one-third of the total number of directors will be elected by the members each year. Prior to expiration of the initial directors terms, the initial directors shall, by written resolution, separately identify the director positions to be elected and so classify each Group I (serving one year), Group II (serving two years), or Group III (serving three years).
     Our board will have no independent directors as defined by the North American Securities Administrators Association, as all of our initial directors were directly or indirectly involved in founding or organizing Homeland Energy Solutions. Accordingly, any contracts or agreements we enter into, including those with Fagen, Inc., will not be approved by independent directors since there are none at this time. We do not believe that this will pose a problem, however, because the directors’ investment interest in our plant is directly adverse to Fagen, Inc.’s interest in its contracts. We believe these adverse interests constitute sufficient protection to justify our lack of independent directors.
Identification of Directors, Executive Officers and Significant Employees
     The following table shows the directors and officers of Homeland Energy Solutions, LLC as of the date of this prospectus:

Board Member	Position with the Company
Stephen Eastman	Director & President
James Boeding	Vice President & Director
Pat Boyle	Vice President of Project Development & Director
Bernard Retterath	Treasurer & Director
Steve Dietz	Secretary & Director
Chad Kuhlers	Director
Steven H.Core	Director
Business Experience of Directors and Officers
     The following is a brief description of the business experience and background of our officers and directors.
     Stephen Eastman, President & Director, Age 37. Mr. Eastman is Vice President and Manager of the family owned Farmers Feed and Grain located in Riceville, Iowa. Mr. Eastman has worked for Farmers Feed and Grain since 1987. Mr. Eastman also operates a corn soybean enterprise along with a 400 head cattle feedlot through the support and help of his family. He is currently serving as Vice President on the Board of Directors of Golden Grain Energy, LLC, an ethanol plant located in Mason City, Iowa, and is a member of their Risk Management Committee. Mr. Eastman is the founding director of Homeland Energy Solutions, LLC and has served as our President since inception of the Company. Mr. Eastman’s address is 3178 430th Street, Riceville, Iowa 50466.
     James Boeding, Vice President & Director, Age 59. Mr. Boeding served as a finance specialist in the United States Military dealing with payroll and various other accounting duties. Following service in Vietnam, he worked in the industrial engineering division of a packing company and has been a systems analyst for an area hospital. Mr. Boeding has operated a farm in Winneshiek County, Iowa for 29 years. He is currently serving on the Board of Directors for Golden Grain Energy, LLC. He has served as Golden Grain Energy’s first treasurer and is currently chairman of their Audit Committee. Mr. Boeding has served as a director and Vice President since our inception. Mr. Boeding’s address is 2173 Madison Road, Decorah, Iowa 52101.

     Bernard Retterath, Treasurer & Director, Age 66. Mr. Retterath is a lifelong farmer in Mitchell County Iowa. He also served in the Army Division of the United States Military. He is also involved in a trucking operation with his wife in the McIntire area. He was appointed to the Board of Directors for Golden Grain Energy, LLC by Pompano Beach Holdings, LLC. At Golden Grain Energy he serves on the Public Relations Committee along with serving on the Political Action Committee (PAC). Mr. Retterath has served as our director and Treasurer since our inception. Mr. Retterath’s address is 4945 Shadow Avenue, McIntire, Iowa 50455.
     Pat Boyle, VP Project Development & Director, Age 52. Mr. Boyle is the Business Development and Member Services Manager for Hawkeye REC since 2000. In the past he has been a steering committee member for Golden Grain Energy, and has been a consultant with the U.S. Foreign Aid Department in Russia organizing, structuring and forming agricultural cooperatives and free enterprise entities after the breakup of the collective farm system. Mr. Boyle serves on many local and state boards, and is the Iowa representative on the NRECA National Task Force for Health Care Reform. Mr. Boyle has served as a director and Vice President of Project Development since our inception. Mr. Boyle’s address is 14707 Mill Road, Lime Springs, Iowa 52155.
     Steve Dietz, Secretary & Director, Age 33. Mr. Dietz is the commodities manager for Golden Grain Energy, LLC. He started this position in 2004. Prior to that position, he was the general manager for Monica Elevator Company from 2000 – 2004. Mr. Dietz has extensive experience in the hedging and trading of commodities. Mr. Dietz has served as a director since our inception and was elected for the position of Secretary on June 2, 2006. Mr. Dietz’s address is #2 Walnut Court, Rockwell, Iowa 50469.
     Chad Kuhlers, Director, Age 35. Mr. Kuhlers is the Plant Manager for Golden Grain Energy, LLC and has been since 2004. Prior to employment with Golden Grain Energy he was the operations manager for the Koch Hydrocarbon Company’s Medford, Oklahoma Fractionator from 1994-2004. Mr. Kuhlers has also been employed as a Project Engineer for Koch Refining Company in Corpus Christi, Texas. Mr. Kuhlers has served as a director since our inception. Mr. Kuhlers’ address is 408 Lexington Drive, Clear Lake, Iowa 50428.
     Steven H. Core, Director, Age 56. Mr. Core is an employee of Fagen, Inc., where he serves as Vice President of Project Development and works on new ethanol plant construction. Mr. Core has worked for Fagen, Inc. since 2002. Between 1994 and 2002, he served as General Manager for Corn Plus, a Winnebago, Minnesota ethanol producer that produced 44.0 million gallons of ethanol annually. Mr. Core is also a member of the Board of Directors of the Renewable Fuels Association and is a member of the Minnesota Ethanol Coalition and the Corn Growers Association. Mr. Core also serves on the board of directors of Golden Grain Energy, LLC, Lincolnland Agri-Energy, LLC and Granite Falls Energy, LLC. He received his Associates of Applied Sciences in Agricultural Business degree in 1970 from Eastern Iowa Community College. Mr. Core was appointed to the Board of Directors on June 30, 2006. Mr. Core’s address is 8359 State Hwy 254, Frost, Minnesota, 56033.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Certain Beneficial Owners
     The following table sets forth certain information regarding the beneficial ownership of our units as of the date of this prospectus, by each person or entity known by us to be the beneficial owner of more than five percent of the outstanding units:

		Amount and nature of
Title of Class	Name and Address	beneficial owner	Percent of Class

Membership Unit	Steve Retterath	400 units	14.04%
	1241 Royal Palm Way Boca Raton, FL 33432
Security Ownership of Management
     As of the date of this prospectus, our directors and officers own membership units as follows:

UNITS BENEFICIALLY OWNED BY DIRECTORS AND OFFICERS

				Percentage of Total After the Offering
	Name and Address of	Amount and Nature	Percent of Class	Maximum Units	Minimum Units Sold
Title of Class	Beneficial Owner(1)	of Beneficial Owner	Prior to Offering	Sold in Offering	in Offering

Membership Units	Stephen Eastman	75 units	2.63%	.07%	.13%
Membership Units	James Boeding	75 units	2.63%	.07%	.13%
Membership Units	Pat Boyle	75 units	2.63%	.07%	.13%
Membership Units	Bernard Retterath	75 units	2.63%	.07%	.13%
Membership Units	Steve Dietz	75 units	2.63%	.07%	.13%
Membership Units	Chad Kuhlers	75 units	2.63%	.07%	.13%
Membership Units	Steven H. Core	50 units	1.75%	.05%	.09%

	Totals:	500 units	17.53%	.47%	.87%

(1)	Except where otherwise indicated, the address of the beneficial owner is deemed to be the same address as the Company.
Beneficial ownership is determined in accordance with SEC rules and generally includes holding voting and investment power with respect to the securities.
EXECUTIVE COMPENSATION
     Stephen Eastman is currently serving as our President and James Boeding is currently serving as our Vice President. Bernard Retterath is our treasurer and Steve Dietz is our secretary. Pat Boyle is our Vice President of Project Development. On June 28, 2006, we entered into a project development and consulting agreement with our Vice President of Project Development, Pat Boyle. Under the agreement, Mr. Boyle will provide project development and consulting services through construction and initial start-up of the project in exchange for an aggregate fee of $40,000 of which twenty-five percent (25%) is payable upon Financial Closing, twenty-five percent (25%) is payable upon the date that concrete is started to be poured, and the remaining fifty percent (50%) is payable upon a date agreed to by the Board of Directors and Mr. Boyle. Except for our project development and consulting agreement with Mr. Boyle, we presently do not compensate Mr. Eastman, Mr. Boeding, Mr. Retterath, or Mr. Dietz for their service as officers. However, we expect to implement officer compensation policies in the future.
     Currently, our directors are not reimbursed for their mileage for attending board meetings but we may decide to provide reimbursement to each of our directors for attending meetings in the future. In the future, each of our directors may receive compensation for attending board meetings. We expect that any director compensation will be a reasonable amount based on the standards in the industry.
     Other than the project development and consulting agreement with Mr. Pat Boyle, we presently do not have any compensation arrangements for our directors and officers.
Employment Agreements
     We have no employment agreements with any executive officer or director. In the future, we may enter into employment agreements with our executive officers or other employees that we may hire. We have engaged our Vice President of Project Development, Mr. Pat Boyle, as an independent contractor to provide project development and consulting services pursuant to our project development and consulting services agreement dated June 28, 2006.
Reimbursement of Expenses
     We reimburse our officers and directors for expenses incurred in connection with their service. Our reimbursement policy is to reimburse our officers and directors for out-of-pocket expenses.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
     Our operating agreement provides that none of our directors or officers will be personally liable to us or our members for monetary damages for a breach of their fiduciary duty. This could prevent both us and our unit holders from bringing an action against any director for monetary damages arising out of a breach of that director’s fiduciary duty or grossly negligent business decisions. This provision does not affect possible injunctive or other equitable remedies to enforce a director’s duty of loyalty for acts or omissions not taken in good faith, involving willful misconduct or a knowing violation of the law, or for any transaction from which the director derived an improper financial benefit. It also does not eliminate or limit a director’s liability for participating in unlawful payments or distributions or redemptions, or for violations of state or federal securities laws. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is contrary to public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.
     Under Iowa law, no member or director will be liable for any of our debts, obligations or liabilities solely because he or she is a member or director. In addition, Iowa law permits, and our operating agreement contains, extensive indemnification provisions which require us to indemnify any officer or director who was or is party, or who is threatened to be made a party to a current or potential legal action because he or she is our director or officer. We must also indemnify against expenses, including attorney fees, judgments, claims, costs and liabilities actually and reasonably incurred by these individuals in connection with any legal proceedings, including legal proceedings based upon violations of the Securities Act of 1933 or state securities laws. Our indemnification obligations may include criminal or other proceedings.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     Since our inception, we have entered into transactions with related parties. Our initial directors constitute our founding members. As such, we currently do not have outside directors or unaffiliated unit holders to evaluate related party transactions.
     We have entered into a project development and consulting agreement with our Vice President of Project Development, Mr. Pat Boyle. Under the agreement, Mr. Boyle will provide project development and consulting services to us through construction of the plant and initial start-up. In exchange, we have agreed to pay Mr. Boyle a total fee of $40,000 of which twenty-five percent (25%) is payable upon Financial Closing, twenty-five percent (25%) is payable upon the date that concrete is started to be poured, and the remaining fifty percent (50%) is payable upon a date agreed to by the Board of Directors and Mr. Boyle.
     Several of our initial directors are involved with another ethanol plant near Mason City, Iowa called Golden Grain Energy, LLC. Our President, Stephen Eastman, is currently serving as Vice President on the Board of Directors of Golden Grain Energy. Our Vice President, James Boeding, serves on the board of Golden Grain Energy and is currently chair of the audit committee of that board. Our treasurer, Bernard Retterath, serves on the board of Golden Grain Energy and currently serves on the Public Relations Committee and the Political Action Committee. Our Secretary, Steve Dietz, is the commodities manager for Golden Grain Energy, and our director, Chad Kuhlers, is the Plant Manager for Golden Grain Energy. Our Vice President of Project Development, Pat Boyle, has served on the steering committee for Golden Grain Energy in the past. Due to the proximity of these two plants, it is possible that they will compete for corn supply. However, it is possible that there may be advantages due to various synergies between Homeland Energy and Golden Grain Energy, such as resource pooling, cost sharing and purchasing and marketing discounts, there is no guarantee or assurance that we will enter into such an arrangement with Golden Grain Energy or that such an arrangement will produce benefits for Homeland Energy Solutions. We do not have any agreement or arrangement concerning Golden Grain Energy or any other ethanol project at this time. We will continue to monitor and evaluate these opportunities as they present themselves to determine if participation in any other project is in our best interests.
PLAN OF DISTRIBUTION
     Before purchasing any units, an investor must execute a subscription agreement, a promissory note and security agreement and sign our operating agreement. The subscription agreement will contain, among other provisions, an acknowledgement that the investor received a prospectus, such as this, and that the investor agrees to be bound by our operating agreement. All subscriptions are subject to approval by our directors and we reserve the right to reject any subscription agreement.
The Offering
     We are offering, through a direct primary offering, a maximum of 110,000 units and a minimum of 55,000 units at a purchase price of $1,000 per unit. You must purchase a minimum of twenty-five units to participate in the offering. You may purchase additional units in 5 unit increments subject to the 49% ownership limitation provided in our operating agreement. Our board of directors determined the offering price for the units arbitrarily, without any consultation with third parties. The offering price of the units is not, therefore, based on customary valuation or pricing techniques for new issuances. We anticipate that all of our directors, Stephen Eastman, James Boeding, Pat Boyle, Bernard Retterath, Steve Dietz, Chad Kuhlers and Steven Core will sell our units in this offering, without the use of an underwriter. We will not pay commissions to our directors for these sales. These directors will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. We are exempt from broker-dealer registration with the NASD. We will not pay commissions to our directors and officers for these sales.
     Our minimum offering amount is $55,000,000 and our maximum offering amount is $110,000,000. The offering will end no later than [twelve months from the effective date of this registration statement]. If we sell the maximum number of units prior to [twelve months from the effective date of this registration statement], the offering will end on or about the date the maximum number of units is sold. We may choose to end the offering any time prior to [twelve month date], after we sell the minimum number of units. If we abandon the project for any reason, we will terminate the offering. Even if we successfully close the offering by selling the minimum number of units by [one year date], we may still be required to promptly return the offering proceeds to investors if we are unable to satisfy the conditions for releasing funds from escrow, which include our receipt of a written debt financing commitment. After the offering, there will be 112,850 units issued and outstanding if we sell the maximum number of units offered in this offering and 57,850 units issued and outstanding if we sell the minimum number of units offered in this offering. This includes 2,850 seed capital units issued in our previous seed capital private placements.
     Our directors and officers will be allowed to purchase the units that are being offered, subject to the limitation in our operating agreement that no member can own more than 49% of the total issued and outstanding units. These units may be purchased for the purpose of satisfying the minimum amount of units required to close the offering. Units purchased by these individuals and entities will be subject to the same restrictions regarding transferability as described in this prospectus and our operating agreement, and will, therefore, be purchased for investment, rather than resale.
     You should not assume that we will sell the $55,000,000 minimum only to unaffiliated third party investors. We may sell units to affiliated or institutional investors that may acquire enough units to influence the manner in which we are managed. These investors may influence our business in a manner more beneficial to them than to other investors.
     We currently plan to register the offering in the states of Florida, Illinois, Iowa, Kansas, Minnesota, Missouri, South Dakota and Wisconsin. We may also offer or sell our units in other states in reliance on exemptions from the registration requirements of the laws of those other states. However, we may not generally solicit investors in any jurisdictions other than Florida, Illinois, Iowa, Kansas, Minnesota, Missouri, South Dakota and Wisconsin. This limitation may result in the offering being unsuccessful.
     We expect to incur offering expenses in the amount of approximately $480,000 to complete this offering.
Suitability of Investors
     Investing in the units offered hereby involves a high degree of risk. Accordingly, the purchase of units is suitable only for persons of substantial financial means that have no need for liquidity in their investments and can bear the economic risk of loss of any investment in the units. Units will be sold only to persons that meet these and other requirements. Persons cannot invest in this offering unless they meet one of the following suitability tests:

•	Persons who have annual income from whatever source of at least $45,000 and you have a net worth of at least $45,000 exclusive of home, furnishings and automobiles;

•	Persons who have a net worth of at least $100,000 exclusive of home, furnishings and automobiles.

•	For Iowa Investors, persons who have a net worth of $60,000 (exclusive of home, auto and furnishings) and annual income of $60,000 or, in the alternative, a net worth of $150,000 (exclusive of home, auto and furnishings);

•	For Kansas Investors, persons who have a net worth of $60,000 (exclusive of home, auto and furnishings) and annual income of $60,000 or, in the alternative, a net worth of $225,000 (exclusive of home, auto and furnishings);

For married persons, the tests will be applied on a joint husband and wife basis regardless of whether the purchase is made by one spouse or the husband and wife jointly.
     Even if you represent that you meet the suitability standards set forth above, the board of directors reserves the right to reject any subscription for any reason, including if the board determines that the units are not a suitable investment for you.

     You must make certain written representations in the subscription agreement, including that you:
•	have received a copy of our prospectus and the exhibits thereto;

•	have been informed that our units are sold in reliance upon a federal securities registration; Florida, Illinois, Iowa, Kansas, Minnesota, Missouri, South Dakota and Wisconsin securities registrations; and exemptions from securities registrations in various other states, and that you understand that our units can only be sold to a person meeting requirements of suitability;

•	have been informed that the securities purchased have not been registered under the securities laws of any state other than the states of Florida, Illinois, Iowa, Kansas, Minnesota, Missouri, South Dakota and Wisconsin, and that we are relying in part upon your representations;

•	have been informed that the securities subscribed for have not been approved or disapproved by the Florida, Illinois, Iowa, Kansas, Minnesota, Missouri, South Dakota and Wisconsin securities departments or any other regulatory authority;

•	intend to purchase the units for investment and not for resale;

•	understand that there is no present market for our units and that there are significant restrictions on the transferability of our units;

•	have been encouraged to seek the advice of your legal counsel and accountants or other financial advisers with respect to investor-specific tax and/or other considerations relating to the purchase and ownership of our units;

•	have received a copy of our operating agreement and understand that upon closing the escrow, you and the membership units will be bound by the operating agreement;

•	understand that our units are subject to substantial restrictions on transfer and that in order to sell the units an investor must sell or distribute them pursuant to the terms of the operating agreement, and the requirements of the Securities Act of 1933, as amended, and applicable state securities laws;

•	meet the suitability test outlined in the agreement and is capable of bearing the economic risk of the investment, including the possible total loss of the investment;

•	understand that we will place a restrictive legend on any certificate representing any unit;

•	understand that we may place a stop transfer order with its registrar and stock transfer agent (if any) covering all certificates representing any of the membership units;

•	may not transfer or assign the subscription agreement, or any of your interest herein;

•	has written your correct taxpayer identification number on the subscription agreement;

•	are not subject to back up withholding either because you have not been notified by the Internal Revenue Service (“IRS”) that you are subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified you that you are no longer subject to backup;

•	understand that execution of the attached promissory note and security agreement will allow us to pursue the obligor for payment of the amount due thereon by any legal means, including, but not limited to, acquisition of a judgment against the obligor in the event that the subscriber defaults; and

•	acknowledge that we may retain possession of certificates representing the units subscribed for to perfect our security interest in those units.
     We will rely on these representations and others in determining whether you understand and have knowledge of the material terms and nature of the investment, so that we can determine whether investment is suitable for you. If we accept your subscription, we will use the information you give us in the subscription agreement for company purposes, such as tax reporting. We will use the representations regarding taxpayer information to defend ourselves if questioned by the Internal Revenue Service about your taxes. Also, if you do not fulfill your obligations under the promissory note and security agreement, we will use the applicable representations from your subscription agreement against you to show that you understood that we can take legal action for payment under the promissory note and security agreement, and/or retain possession of your membership certificate to perfect any security interest we have in the units. Finally, if you seek legal action to attempt to force us to allow an action prohibited by our operating agreement, we will use the applicable representation in your subscription agreement as evidence that you understood that you would be bound by the restrictions and provisions of the operating agreement, including the restrictions on transfers of our units.
Subscription Period
     The offering must close upon the earlier occurrence of (1) our acceptance of subscriptions for units equaling the maximum amount of $110,000,000; or (2) [twelve months from the effective date of this registration statement]. However, we may close the offering any time prior to [twelve months from the effective date of this registration statement] upon the sale of the minimum aggregate offering amount of $55,000,000. If we abandon the project for any reason prior to [twelve month date], we will terminate the offering and promptly return funds to investors. Even if we successfully close the offering by selling at least the minimum number of units prior to [one year date], the offering proceeds will remain in escrow until we satisfy the conditions for releasing funds from escrow, including our receipt of a written debt financing commitment. We may admit members to Homeland Energy Solutions and continue to offer any remaining units to reach the maximum number to be sold until the offering closes. We reserve the right to cancel or modify the offering, to reject subscriptions for units in whole or in part and to waive conditions to the purchase of units. Additionally, in our sole discretion, we may also determine that it is not necessary to sell all available units. If we sell subscriptions for all of the available units, we have the discretion to reject any subscriptions, in whole or in part, for any reason.
     This offering may be terminated for a variety of reasons, most of which are discussed in detail in the section entitled “RISK FACTORS.” In the event of termination of this offering prior to its successful closing, funds invested with us will be promptly returned with interest, less escrow fees. Your proportional share of the escrow fees will be based on the amount of your investment and how long the investment was held in the escrow account compared to all of the other investments. If the amount of the escrow fees exceeds the amount of interest earned, we will use our seed capital proceeds to pay the remaining amount of escrow fees. The principal amount of your investment will not be used to pay escrow fees. If the offering is terminated prior to its successful closing, we intend to promptly return your investment by the close of the next business day or as soon as possible after the termination of the offering.
     If you subscribe for the purchase of units, you may not withdraw your subscription at any time, either before or after we accept it. If the offering is successful, the interest earned on the escrow account will be used to cover the escrow agent’s fees. Any remaining interest will go to Homeland Energy Solutions. However, if we do not accept your subscription, we will promptly return your entire investment to you, plus nominal or no interest, less escrow fees. This means that from the date of your investment, you may earn a nominal rate of return on the money you deposit with us in escrow. If escrow fees exceed interest, investments may be returned without interest, but you will receive no less than the purchase price you paid for the units.
Subscription Procedures
     Before purchasing any units, you must complete the subscription agreement included as Exhibit C to this prospectus, draft a check payable to “Home Federal Savings Bank, Escrow Agent for Homeland Energy Solutions, LLC” in the amount of not less than 10% of the amount due for the units for which subscription is sought, which amount will be deposited in the escrow account; sign a full recourse promissory note and security agreement for the remaining 90% of the total subscription price; and deliver to us these items and an executed copy of the signature page of our operating agreement. In the subscription application, an investor must make representations to us concerning, among other things, that he or she has received our prospectus and any supplements, agrees to be bound by the operating agreement and understands that the units are subject to significant transfer restrictions. The subscription application also requires information about the nature of your desired ownership, your state of residence, and your taxpayer identification or Social Security Number. If you subscribe as an individuals or jointly with an individual, we will also require you to indicate your occupation and the occupation of the joint subscriber, if any. We encourage you to read the subscription agreement carefully.
     Anytime after we receive subscriptions for the minimum amount of the offering, we may mail written notice to our investors that full payment under the promissory note is due within 20 calendar days. We will deposit funds paid in satisfaction of the promissory notes into our escrow account where they will be held until we satisfy the conditions for releasing funds from escrow. Unpaid amounts will accrue interest at a rate of 12% per year and each investor will agree to reimburse us for amounts we must spend to collect the outstanding balance. In the event that a subscriber defaults on the promissory note, we intend to pursue that defaulting subscriber for payments of the amount due by any legal means, including, but not limited to, retention of the initial 10% payment and acquisition of a judgment against the subscriber.

     If you subscribe to purchase units after we have received subscriptions for the aggregate minimum offering amount of $55,000,000, you will be required to pay the full purchase price immediately upon subscription.
     Rather than accepting or rejecting subscriptions as we receive them, we might not determine whether to accept or reject subscriptions until after we have received applications totaling at least $55,000,000 from investors or until a future date near the end of this offering. If we accept your subscription and meet the conditions for releasing funds from escrow, your subscription will be credited to your capital account in accordance with our operating agreement and we will issue to you a membership unit certificate signifying the ownership of your membership units. If we reject your subscription, we will return your subscription, check, and signature page promptly.
     If you are deemed the beneficial owners of 5% or more of our issued and outstanding units you may have reporting obligations under Section 13 and Section 16 of the Securities and Exchange Act. If you anticipate being a beneficial owner of 5% or more of our outstanding units you should consult legal counsel to determine what filing and reporting obligations may be required under the federal securities laws.
Escrow Procedures
     Proceeds from subscriptions for the units will be deposited in an interest-bearing escrow account that we have established with Home Federal Savings Bank, as escrow agent, under a written escrow agreement.
     We will not release funds from the escrow account until the following conditions are satisfied: (1) cash proceeds from unit sales deposited in the escrow account equals or exceeds the minimum offering amount of $55,000,000, exclusive of interest; (2) we obtain a written debt financing commitment for debt financing ranging from approximately $47,675,000 to $102,675,000, less any grants and/or tax increment financing we are awarded; (3) we elect, in writing, to terminate the escrow agreement; 4) an affidavit prepared by our escrow agent has been sent to the states in which we have registered units stating that the conditions set out in (1), (2) and (3) have been met; and (5) in each state in which consent is required, the state securities commissioners have consented to release of the funds on deposit. Upon satisfaction of these conditions, the escrow agreement will terminate, and the escrow agent will disburse the funds on deposit, including interest, to us to be used in accordance with the provisions set out in this prospectus. The escrow account may continue for up to one year after the effective date of this registration statement to allow us to collect the 90% balance due under the promissory notes.
     We will terminate our escrow account and promptly return your investment to you if we terminate the offering prior to the ending date or if we have not sold the minimum number of units (55,000) and received the initial 10% minimum offering amount ($5,500,000) in cash prior to [one year from the effective date of this registration statement]. Similarly, if the cash in our escrow account does not equal or exceed the minimum offering amount of $55,000,000 at the end of the one-year period, the escrow account will terminate and we will promptly return your investment. In either case requiring us to return your investment to you, you will earn nominal interest on your investment, however we will also deduct your proportional share of escrow agent fees from the interest earned. In the event we return the investments to the investors, we anticipate that we will pay our escrow bank a fee for 1099 filings, plus a transaction fee per subscriber and a 1099 filing fee per subscriber. Your proportional share of the fees will be based on amount of the investment and time the investment was held in escrow compared to all other investments. The principal amount of your investment will not be used to pay escrow fees. Any escrow fees exceeding interest earned will be paid from seed capital funds.
     Even if we are successful in releasing funds from escrow, we may allow the offering to continue until [one year from date of effectiveness of this prospectus] or the sale of the maximum number of units. For its service as escrow agent, we will pay an administration fee and will reimburse the bank for expenses incurred in administering our escrow account.
Delivery of Unit Certificates
     If we satisfy the conditions for releasing funds from escrow, we will issue certificates for the units subscribed in the offering upon such release. Unless otherwise specifically provided in the subscription agreement, we will issue certificates for any subscription signed by more than one subscriber as joint tenants with full rights of survivorship. We will imprint the certificates with a conspicuous legend referring to the restrictions on transferability and sale of the units. See “DESCRIPTION OF MEMBERSHIP UNITS — Restrictive Legend on Membership Certificates.”

Summary of Promotional and Sales Material
     In addition to and apart from this prospectus, we may use certain sales material in connection with this offering. The material may include a brochure, internet website, question-and-answer booklet, speech for public seminars, invitations to seminars, news articles, public advertisements and audio-visual materials. In certain jurisdictions, such sales materials may not be available. This offering is made only by means of this prospectus and other than as described herein, we have not authorized the use of any other sales material. Although the information contained in such sales materials does not conflict with any of the information contained in this prospectus, such material does not purport to be complete and should not be considered as a part of this prospectus or of the registration statement of which this prospectus is a part, or as incorporated in this prospectus or the registration statement by reference.
DESCRIPTION OF MEMBERSHIP UNITS
     We are offering one class of securities. If we accept your subscription agreement, you will be both a holder of units and a member of the limited liability company. As a unit holder, you will be entitled to certain economic rights, such as the right to the distributions that accompany the units. As a member of the limited liability company, you will be entitled to certain other rights, such as the right to vote at our member meetings. If your membership in the company is terminated or if you transfer your units without the company’s approval, the role of unit holder may be separated from the role of member. The separation of such roles may include the loss of certain rights, such as voting rights. See “Separable Interests” below for greater detail about the loss of membership.
Membership Units
     Ownership rights in us are evidenced by units. There is one class of membership units in Homeland Energy Solutions. Each unit represents a pro rata ownership interest in our capital, profits, losses and distributions. Unit holders who are also members have the right to vote and participate in our management as provided in the operating agreement. We maintain a membership register at our principal office setting forth the name, address, capital contribution and number of units held by each member.
Restrictive Legend on Membership Certificate
     We will place restrictive legends on your membership certificate or any other document evidencing ownership of our units. The language of the legend will be similar to the following:
THE TRANSFERABILITY OF THE COMPANY UNITS REPRESENTED BY THIS DOCUMENT IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE, OR ENDORSEE THEREOF BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, THE TERMS AND CONDITIONS SET FORTH IN THE SECOND AMENDED AND RESTATED OPERATING AGREEMENT AND AGREED TO BY EACH MEMBER.
THE UNITS REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE, OR TRANSFERRED IN ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.
Maximum Ownership Percentage
     Under our operating agreement, no member may own more than 49% of the total issued and outstanding units of Homeland Energy Solutions. The calculation of a 49% limitation includes the number of units owned by the investor and his or her spouse, children, parents, brothers and sisters and any units owned by any corporation, partnership or other entity in which the investor or his/her family members owns or controls a majority of the voting power. The maximum ownership percentage serves to delay or prevent a change in control of Homeland Energy Solutions.
Voting Limitations
     Each member is entitled to one vote per unit owned. Members may vote units in person or by proxy at a meeting of the unit holders, on all matters coming before a member vote. Members do not have cumulative voting or pre-emptive rights.
Separable Interests

     Although we are managed by our directors, our operating agreement provides that certain transactions, such as amending our operating agreement or dissolving the company, require member approval. Each member has the following rights:
•	To receive a share of our profits and losses;

•	To receive distributions of our assets, if and when declared by our directors;

•	To participate in the distribution of our assets in the event we are dissolved or liquidated;

•	To access information concerning our business and affairs at our place of business as set forth in our Operating Agreement; and

•	To vote on matters coming before a vote of the members.
     Our operating agreement provides that if your membership is terminated, regardless of whether you transfer your units or we admit a substitute member, then you will lose all your rights to vote your units and the right to access information concerning our business and affairs at our place of business. Under our operating agreement, information that will be available exclusively to members includes state and federal tax returns and a current list of the names, addresses and capital account information of each member and unit holder. This information is available upon request by a member for purposes reasonably related to that person’s interest as a member. In addition, a member’s use of this information is subject to certain safety, security and confidentiality procedures established by us.
     Unit holders who have only economic rights in our units but not voting rights will continue to have the right to a share of our profits and losses and the right to receive distributions of our assets and to participate in the distribution of our assets in the event we are dissolved or liquidated. Unit holders will also have access to company information that is periodically submitted to the Securities and Exchange Commission. See “DESCRIPTION OF BUSINESS.”
     If you are an individual, you will cease to be a member upon your death or if you have been declared incompetent by a court of law. If you are a corporation, trust, limited liability company, or partnership, you will cease to be a member at the time your existence is terminated. If you are an estate, then your membership will terminate when the fiduciary of the estate distributes all of your units. Accordingly, it is possible to be a unit holder of Homeland Energy Solutions, but not a member.
     If you transfer your units, and the transfer is permitted by the operating agreement, or has been approved by the board of directors, then the transferee will be admitted as a new member of Homeland Energy Solutions only if the transferee:
•	Agrees to be bound by our operating agreement;

•	Pays or reimburses us for legal, filing and publication costs that we incur relating to admitting such transferee as a new member, if any;

•	Delivers, upon our request, any evidence of the authority such person or entity has to become a member of Homeland Energy Solutions; and

•	Delivers, upon our request, any other materials needed to complete transferee’s transfer.
     The board of directors, in its discretion, may prohibit the transferee from becoming a member if he or she does not comply with these requirements.
Distributions
     Distributions are payable at the discretion of our board of directors, subject to the provisions of the Iowa Limited Liability Company Act, our operating agreement and the requirements of our creditors. Our board has no obligation to distribute profits, if any, to members. We have not declared or paid any distributions on our units. Iowa law prohibits us from making distributions to our members if the fair market value of our assets would be less than our liabilities after the distribution.
     Unit holders are entitled to receive distributions of cash or property if and when a distribution is declared by our directors. Distributions will be made to investors in proportion to the number of units investors own as compared to all of our units that are then issued and outstanding. Our directors have the sole authority to authorize distributions based on available cash (after payment of expenses and resources), however, we will attempt to distribute an amount approximating the additional federal and state income tax attributable to investors as a result of profits allocated to investors.
     We do not expect to generate revenues until the proposed plant is operational. After operation of the proposed plant begins, we anticipate, subject to any loan covenants or restrictions with our senior and subordinated lenders, distributing a portion of our net cash flow to our members in proportion to the units held and in accordance with our operating agreement. By net cash flow, we mean our gross cash proceeds received less any portion, as determined by our directors in their sole discretion, used to pay or establish reserves for our expenses, debt payments, capital improvements, replacements and contingencies. Our board may elect to retain future profits to provide operational financing for the plant, debt retirement and possible plant expansion or other business expansion opportunities.
     We do not know the amount of cash that we will generate, if any, once we begin operations. At the start, we will generate no revenues and do not expect to generate any operating revenue until the proposed ethanol plant is operating fully. Cash distributions are not assured, and we may never be in a position to make distributions. Whether we will be able to generate sufficient cash flow from our business to make distributions to members will depend on numerous factors, including:
•	Successful and timely completion of construction since we will not generate any revenue until our plant is constructed and operational;

•	Required principal and interest payments on any debt and compliance with applicable loan covenants which will reduce the amount of cash available for distributions;

•	Our ability to operate our plant at full capacity which directly impacts our revenues;

•	Adjustments and amounts of cash set aside for reserves and unforeseen expenses; and

•	State and federal regulations and subsidies, and support for ethanol generally which can impact our profitability and the cash available for distributions.
Capital Accounts and Contributions
     The purchase price paid for our units constitutes a capital contribution for purposes of becoming a unit holder and will be credited to your capital account. As a unit holder, your capital account will be increased according to your share of our profits and other applicable items of income or gain specially allocated to you pursuant to the special allocation rules described below. In addition, we will increase your capital account for the amount of any of our liabilities that are assumed by you or are secured by any property which we distribute to you. We will decrease your capital account for your share of our losses and other applicable items of expenses or losses specially allocated to you pursuant to the special allocation rules described below. We will also decrease your capital account in an amount equal to the value of any property we distribute to you. In addition, we will decrease your capital account for the amount of any of your liabilities that are assumed by us or are secured by property you have contributed to us. In the event you transfer your units and we have approved such transfer, then your capital account, to the extent it relates to the units transferred, will be transferred to the transferee. Our operating agreement does not require you to make additional capital contributions to us. Interest will not accrue on your capital contributions, and you have no right to withdraw or be repaid your capital contributions made to us.
Allocation of Profits and Losses
     Except as otherwise provided in the special allocation rules described below, profits and losses that we recognize will be allocated to you in proportion to the number of units you hold. Our profits and losses will be determined by our directors on either a daily, monthly, quarterly or other basis permitted under the Internal Revenue Code, as amended, and corresponding Treasury Regulations.
Special Allocation Rules
     The amount of profits and losses that we allocate to you is subject to a number of exceptions referred to as special allocations. These include special allocations required by the Internal Revenue Code and Treasury Regulations aimed at highly leveraged limited liability companies that allocate taxable losses in excess of a unit holder’s actual capital contributions. Our operating agreement also requires that our directors make offsetting special allocations in any manner they deem appropriate that, after such offsetting allocations are made, each unit holder’s capital account balance is equal to the capital account balance that that unit holder would have had if special allocations required by the Internal Revenue Code and Treasury Regulations were not made to that unit holder’s capital account.
Restrictions on Transfers of Units
     The units will be subject to certain restrictions on transfers pursuant to our operating agreement. In addition, transfers of the units may be restricted by state securities laws. As a result, investors may not be able to liquidate their investments in the units and therefore may be required to assume the risks of investing in us for an indefinite period of time. Investment in us should be undertaken only by those investors who can afford an illiquid investment.
     We have restricted the ability to transfer units to ensure that the Internal Revenue Service does not deem Homeland Energy Solutions to be a “publicly traded partnership” which results in corporate taxation. Under our operating agreement, no transfer may occur without the approval of the board of directors. Further, the board of directors will only permit transfers that fall within “safe harbors” contained in the publicly traded partnership rules under the Internal Revenue Code, to include the following:
•	Transfers by gift to the member’s spouse and/or descendants;

•	Transfers upon the death of a member;

•	Certain other transfers provided that for the applicable tax year, the transfers in the aggregate do not exceed two percent of the total outstanding units; and

•	Transfer through a Qualified Matching Service.
     Transfers made through a Qualified Matching Service are limited to no more than 10 percent of the total outstanding units during a tax year. The 10 percent limit does not include private transfers, which are not limited in number, but does include certain other transfers subject to the two percent limit.
     Any transfer in violation of the publicly traded partnership requirements or our operating agreement will be null and void. Furthermore, there is no public or other market for these securities. We do not anticipate such a market will develop.
     The units are unsecured equity interests in Homeland Energy Solutions and are subordinate in right of payment to all of our current and future debt. In the event of our insolvency, liquidation, dissolution or other winding up of our affairs, all of our debts, including winding-up expenses, must be paid in full before any payment is made to the unit holders. There is no assurance that there would be any remaining funds for distribution to the unit holders, after the payment of all of our debts.
SUMMARY OF OUR OPERATING AGREEMENT
Binding Nature of the Agreement
     We will be governed primarily according to the provisions of our operating agreement and the Iowa Limited Liability Company Act. Among other items, our operating agreement contains provisions relating to the election of directors, restrictions on transfers, member voting, and other company governance matters. If you invest in Homeland Energy Solutions, you will be bound by the terms of this agreement. Its provisions may not be amended without the approval of the affirmative vote of the holders of a majority of the units constituting a quorum, represented either in person or by proxy or mail ballot, at any regular or special meeting of the members.
Special Right of Appointment of Directors for Certain Members
     Each Member who holds five thousand (5,000) or more Units, all of which were purchased during this initial public offering, as of a date within thirty (30) days following the Financial Closing, shall be deemed an “Appointing Member” and shall be entitled to appoint one Director for each block of 5,000 Units, but no Appointing Member shall be entitled to appoint more than two Directors, regardless of the total number of Units owned and purchased in this initial public offering. Units held by an Affiliate or Related Party of a Member shall be included in the determination of whether the Member holds the requisite number of Units for purposes of this special right of appointment. A Director appointed under this special right shall serve indefinitely at the pleasure of the Member appointing him or her until a successor is appointed, or until the earlier death, resignation, or removal of the Director. Any such Director may be removed for any reason by the Member appointing him or her, upon written notice to the Board of Directors, and such notice may designate and appoint a successor Director to fill the vacancy. If the number of Units held by the Appointing Member falls below the threshold of 5,000 Units, the term of any Director appointed by that Member shall terminate and the Board of Directors may appoint a successor. Should the Appointing Member transfer the Units, the appointment rights do not transfer with the Unit and expire on the date of the transfer.
Management
     The number of initial directors of Homeland Energy Solutions shall be a minimum of seven (7) and a maximum of fifteen (15). Information about our current directors, their business experience, and their terms are set out in further detail in “DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS.” See “DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS” for information regarding the election of our directors beginning with the first annual or special meeting after the plant is substantially operational.
     Directors are elected by plurality vote of the members which means that the nominees receiving the greatest number of votes relative to all other nominees are elected as directors.
     Nominations for directors may be made by the nominating committee of the board of directors or by the board of directors as a whole. Members may also nominate candidates for our board by giving advance written notice to Homeland Energy Solutions with information about the nominee and the nominating member. Any board nomination made by a member must be accompanied by a nominating petition signed by unit holders representing at least five percent of our outstanding units.
     Our operating agreement also provides that each member who holds five thousand (5,000) or more units, all of which were purchased in our initial public offering filed with the SEC, is entitled to appoint one (1) director for each block of 5,000 units, but no appointing member may appoint more than two (2) directors in this manner. Investors holding this right may exercise their appointments within thirty (30) days of the financial closing of our debt financing for this project. Our initial board of directors may need to add initial directors or may need to reject a subscription for a large investment if accepting such subscription would result in the appointed directors constituting a majority of our board of directors, as our operating agreement provides that the appointed directors shall not constitute a majority of our board and the board cannot exceed a total of 15 directors. Alternatively, our board could seek a membership vote to amend the operating agreement.
     Directors appointed under the special right of appointment set forth in the operating agreement may be removed at any time for any reason by the member appointing such director, upon written notice to the board of directors. The other directors may be removed by the affirmative vote of a majority of the membership voting interests, with or without cause, at a meeting in which quorum is present and the meeting was called for that purpose and notice has been given of that a purpose.
     No matter may be submitted to the members for approval without the prior approval of the board of directors. This means that the board of directors controls virtually all of our affairs. We do not expect to develop a vacancy on the board of directors until after substantial completion of the plant.
     Our operating agreement is unlike the articles of incorporation or bylaws of typical public companies whose shares trade on NASDAQ or a stock exchange. Our units do not trade on an exchange and we are not governed by the rules of NASDAQ or a stock exchange concerning company governance.
     The directors must elect a president who will preside over any meeting of the board of directors, and a vice-president who shall assume the chairman’s duties in the event the chairman is unable to act.
     According to our operating agreement, the directors may not take certain actions without the consent of the members. See “SUMMARY OF OUR OPERATING AGREEMENT — Members’ Meetings and Other Members’ Rights.”
Replacement of Directors
     See “DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS” for a description of the staggering of the terms of our directors beginning with the first member meeting following substantial completion of the plant.
     Replacement directors may be nominated either by the board of directors or by the members upon timely delivery of a petition signed by investors holding at least five percent of the outstanding units, provided that the members also meet other requirements, all of which are described in our operating agreement. In order for a petition to be considered timely, it must be delivered to our secretary not less than 120 calendar days before the date of our proxy statement released to Unit Holders in connection with the previous year’s annual meeting. However, if we did not hold an annual meeting the previous year or the date of the current year’s annual meeting is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time, as determined by the Board of Directors, before the we begin to print and mail its proxy materials for the annual meeting.
Members’ Meetings and Other Members’ Rights
     There will be an annual meeting of members at which the board of directors will give our annual company report. Members will address any appropriate business including the election of directors to those director seats becoming vacant under the then adopted staggered term format. In addition, members owning an aggregate of 30 percent of the units may demand in writing that the board call a special meeting of members for the purpose of addressing appropriate member business. The board of directors may also call a special meeting of members at any time.
     Member meetings shall be at the place designated by the board or members calling the meeting. Members of record will be given notice of member meeting neither more than 60 days nor less than 5 days in advance of such meetings.
     In order to take action at a meeting, members holding at least 30 percent of the outstanding units must be represented in person, by proxy or by mail ballot. Voting by proxy or by mail ballot shall be permitted on any matter if it is authorized by our directors. Assuming a quorum is present, members may take action by a vote of the majority of the units represented at the meeting (in person, by proxy or by mail ballot) and entitled to vote on the matter, unless the vote of a greater or lesser proportion or numbers is otherwise required by our operating agreement or by the Iowa Limited Liability Company Act. Our operating agreement requires the vote of a greater number of units on the following matters:

•	the affirmative vote of a 75 percent majority in interest is necessary to dissolve, wind up and liquidate Homeland Energy Solutions;

•	no amendment to the amended and restated operating agreement shall be approved without the consent of each member adversely affected if such amendment would modify the limited liability of a member or alter the Membership Economic Interest of a Member.
     There are no other instances where the vote of a greater or lesser proportion or number is otherwise required by the Iowa Limited Liability Company Act.
     Additionally, according to our operating agreement, the directors may not take the following actions without the unanimous consent of the members:
•	cause or permit Homeland Energy Solutions to engage in any activity that is inconsistent with our purposes;

•	knowingly act in contravention of the operating agreement or act in a manner that would make it impossible for us to carry on our ordinary business, except as otherwise provided in the operating agreement;

•	possess our property or assign rights in specific company property other than for our purpose; or

•	cause us to voluntarily take any action that would cause our bankruptcy.
     In addition, without the consent of a majority of the membership voting interests the directors do not have the authority to cause the company to:
•	merge, consolidate, exchange or otherwise dispose of at one time, all or substantially all of our property, except for a liquidating sale of the property in connection with our dissolution;

•	confess a judgment against us in an amount in excess of $500,000;

•	issue units at a purchase price that is less than 30% of the purchase price offered to investors in the Company’s initial registered offering of units;

•	issue an aggregate number of units that is greater than 125% of the maximum number of units to be offered to investors in the Company’s initial registered offering of units; or

•	cause us to acquire any equity or debt securities of any director or any of its affiliates, or otherwise make loans to any director or any of its affiliates.
     For the purpose of determining the members entitled to notice of or to vote at any members’ meeting, the date on which notice of the meeting is mailed (or otherwise delivered) or the date on which the resolution declaring the distribution is adopted, as the case may be, shall be the record date for determination of the members.
     Members do not have dissenter’s rights. This means that in the event we merge, consolidate, exchange or otherwise dispose of all or substantially all of our property, unit holders do not have the right to dissent and seek payment for their units.
     We will maintain our books, accountings and records at our principal office. A member may inspect them during normal business hours. Our books and accountings will be maintained in accordance with generally accepted accounting principles.
Unit Transfer Restrictions
     A unit holder’s ability to transfer units is restricted under the operating agreement. Unit holders may not transfer their units prior to the date of Financial Closing unless such transfer is:
•	To the investor’s administrator or trustee to whom such units are transferred involuntarily by operation of law, such as death; or

•	Made without consideration to or in trust for the investor’s descendants or spouse.
     At any time following the date of Financial Closing, investors may transfer their units to any person or organization only if the transfer meets certain conditions imposed by our operating agreement and the transfer:
•	has been approved by our directors in writing and accordance with the terms of the operating agreement; or

•	is made to any other member or to any affiliate or related party of another member or the transferring member.
     Our operating agreement imposes the following conditions on transfers, all of which must be met prior to the board’s approval of a transfer:
•	The transferring member and the proposed recipient of the units must execute and deliver the necessary paperwork and documents to us;

•	The transferring member and the proposed recipient must pay all reasonable costs and expenses incurred by us in connection with the transfer;

•	The proposed recipient must provide us with his/her/its taxpayer identification number and other information reasonably required to permit us to file tax statements and returns;

•	The transferring member or proposed recipient must provide us with a legal opinion letter stating that the units are either registered under the Securities Act of 1933, or exempt from registration; and

•	The transferring member or proposed recipient must provide us with a legal opinion letter stating that the transfer will not cause the us to be an investment company under the Investment Company Act of 1940.
     To maintain partnership tax status, the units may not be traded on an established securities market or readily tradable on a secondary market. We do not intend to list the units on the New York Stock Exchange, the NASDAQ Stock Market or any other stock exchange. To help ensure that a market does not develop, our operating agreement prohibits transfers without the approval of the directors. The directors will generally approve transfers so long as the transfers fall within “safe harbors” contained in the publicly traded partnership rules under the Internal Revenue Code. See DESCRIPTIONS OF MEMBERSHIP UNITS — Restrictions on Unit Transfers” for a description of the safe harbors.

     If any person transfers units in violation of the publicly traded partnership rules or without our prior consent, the transfer will be null and void. These restrictions on transfer could reduce the value of an investor’s units.
Amendments
     Our operating agreement may be amended by the affirmative vote of the holders of a majority of the units constituting a quorum, represented either in person or by proxy or mail ballot, at any regular or special meeting of the members. No amendment may modify the liability of a member, without that member’s consent.
Dissolution
     Our operating agreement provides that a voluntary dissolution of Homeland Energy Solutions may be affected only upon the prior approval of a 75 percent super majority of all units entitled to vote.
FEDERAL INCOME TAX CONSEQUENCES OF OWNING OUR UNITS
     This section of the prospectus describes the material federal income tax risks and consequences of your participation in Homeland Energy Solutions. No information regarding state and local taxes is provided. Each prospective member should consult his or her own tax advisor concerning the impact that his or her investment in Homeland Energy Solutions may have on his or her federal income tax liability and the application of state and local income and other tax laws to his or her investment in Homeland Energy Solutions. Although we will furnish unit holders with such information regarding Homeland Energy Solutions as is required for income tax purposes, each unit holder will be responsible for preparing and filing his or her own tax returns.
     The following discussion of the tax aspects of an investment in our units is based on the Internal Revenue Code of 1986, as amended (the “Code”), existing Treasury Department regulations (“Regulations”), and administrative rulings and judicial decisions interpreting the Code. Significant uncertainty exists regarding certain tax aspects of limited liability companies. Such uncertainty is due, in part, to continuing changes in federal tax law that have not been fully interpreted through regulations or judicial decisions. Tax legislation may be enacted in the future that will affect Homeland Energy Solutions and a unit holder’s investment in Homeland Energy Solutions. Additionally, the interpretation of existing law and regulations described here may be challenged by the Internal Revenue Service during an audit of our information return. If successful, such a challenge likely would result in adjustment of a unit holder’s individual return.
     The tax opinion contained in this section and the opinion attached as exhibit 8.1 to the registration statement constitute the opinion of our tax counsel, Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C., regarding our classification for federal income tax purposes. An opinion of legal counsel represents an expression of legal counsel’s professional judgment regarding the subject matter of the opinion. It is neither a guarantee of any indicated result nor an undertaking to defend any indicated result should that result be challenged by the Internal Revenue Service. This opinion is in no way binding on the Internal Revenue Service or on any court of law.
     It is the opinion of our tax counsel that the statements and legal conclusions contained in this section regarding general federal income tax consequences of owning our units as a result of our partnership tax classification are accurate in all material respects. The tax consequences to us and our members are highly dependent on matters of fact that may occur at a future date and are not addressed in our tax counsel’s opinion. With the exception of our tax counsel’s opinion that we will be treated as a partnership for federal income tax purposes, this section represents an expression of our tax counsel’s professional judgment regarding general federal income tax consequences of owning our units, insofar as it relates to matters of law and legal conclusions. This section is based on the assumptions and qualifications stated or referenced in this section. It is neither a guarantee of the indicated result nor an undertaking to defend the indicated result should it be challenged by the Internal Revenue Service. No rulings have been or will be requested from the Internal Revenue Service concerning any of the tax matters we describe. Accordingly, you should know that the opinion of our tax counsel does not assure the intended tax consequences because it is in no way binding on the Internal Revenue Service or any court of law. The Internal Revenue Service or a court may disagree with the following discussion or with any of the positions taken by us for federal income tax reporting purposes, and the opinion of our tax counsel may not be sufficient for an investor to use for the purpose of avoiding penalties relating to a substantial understatement of income tax under Section 6662(d). See “FEDERAL INCOME TAX CONSEQUENCES OF OWNING OUR UNITS — Interest on Underpayment of Taxes; Accuracy-Related Penalties; Negligence Penalties” below.

     Investors are urged to consult their own tax advisors with specific reference to their own tax and financial situations, including the application and effect of state, local and other tax laws, and any possible changes in the tax laws after the date of this prospectus. This section is not to be constructed as a substitute for careful tax planning.
Partnership Status
     It is the opinion of Brown, Winick, Graves, Gross, Baskerville and Schoenebaum, P.L.C. that, assuming we do not elect to be treated as a corporation, we will be treated as a partnership for federal income tax purposes. This means that we will not pay any federal income tax and the unit holders will pay tax on their shares of our net income. Under Treasury regulations, known as “check-the-box” regulations, an unincorporated entity such as a limited liability company will be taxed as partnership unless the entity is considered a publicly traded limited partnership or the entity affirmatively elects to be taxed as a corporation.
     We will not elect to be taxed as a corporation and will endeavor to take steps as are feasible and advisable to avoid classification as a publicly traded limited partnership. Congress has shown no inclination to adopt legislation that would jeopardize the tax classification of the many entities that have acted in reliance on the check-the-box regulations.
     As a partnership, if we fail to qualify for partnership taxation, we would be treated as a “C corporation” for federal income tax purposes. As a C corporation, we would be taxed on our taxable income at corporate rates, currently at a maximum rate of 35%. Distributions would generally be taxed again to unit holders as corporate dividends. In addition, unit holders would not be required to report their shares of our income, gains, losses or deductions on their tax returns until such are distributed. Because a tax would be imposed upon us as a corporate entity, the cash available for distribution to unit holders would be reduced by the amount of tax paid, in which case the value of the units would be reduced.
Publicly Traded Partnership Rules
     To qualify for taxation as a partnership, we cannot be a publicly traded partnership under Section 7704 of the Internal Revenue Code. Generally, Section 7704 provides that a partnership will be classified as a publicly traded partnership and will be taxed as a corporation if its interests are:
•	Traded on an established securities market; or

•	Readily tradable on a secondary market or the substantial equivalent.
     Although there is no legal authority on whether a limited liability company is subject to these rules, in the opinion of our counsel, it is probable that we are subject to testing under the publicly traded partnership rules because we elected to be classified and taxed as a partnership.
     We will seek to avoid being treated as a publicly traded partnership. Under Section 1.7704-1(d) of the Treasury Regulations, interests in a partnership are not considered traded on an established securities market or readily tradable on a secondary market unless the partnership participates in the establishment of the market or the inclusion of its interests in a market, or the partnership recognizes any transfers made on the market by redeeming the transferor partner or admitting transferee as a partner.
     We do not intend to list the units on the New York Stock Exchange, the NASDAQ Stock Market or any other stock exchange. In addition, our operating agreement prohibits any transfer of units without the approval of our directors. Our directors intend to approve transfers that fall within safe harbor provisions of the Treasury Regulations, so that we will not be classified as a publicly traded partnership. These safe harbor provisions generally provide that the units will not be treated as readily tradable on a secondary market, or the substantial equivalent, if the interests are transferred:
•	In “private” transfers;

•	Pursuant to a qualified matching service; or

•	In limited amounts that satisfy a 2% test.
Private transfers include, among others:

•	Transfers by gifts in which the transferee’s tax basis in the units is determined by reference to the transferor’s tax basis in the interests transferred;

•	Transfers at death, including transfers from an estate or testamentary trust;

•	Transfers between members of a family as defined in Section 267(c)(4) of the Internal Revenue Code;

•	Transfers from retirement plans qualified under Section 401(a) of the Internal Revenue Code or an IRA; and

•	“Block transfers.” A block transfer is a transfer by a unit holder and any related persons as defined in the Internal Revenue Code in one or more transactions during any thirty-calendar-day period of units that in the aggregate represents more than two percent of the total interests in partnership capital or profits.
     Transfers through a qualified matching service are also disregarded in determining whether interests are readily tradable. A matching service is qualified only if:
•	It consists of a computerized or printed system that lists customers’ bid and/or ask prices in order to match unit holders who want to sell with persons who want to buy;

•	Matching occurs either by matching the list of interested buyers with the list of interested sellers or through a bid and ask process that allows interested buyers to bid on the listed interest;

•	The seller cannot enter into a binding agreement to sell the interest until the 15th calendar day after his interest is listed, which time period must be confirmable by maintenance of contemporaneous records;

•	The closing of a sale effectuated through the matching service does not occur prior to the 45th calendar day after the interest is listed;

•	The matching service displays only quotes that do not commit any person to buy or sell an interest at the quoted price (nonfirm price quotes), or quotes that express an interest in acquiring an interest without an accompanying price (nonbinding indications of interest), and does not display quotes at which any person is committed to buy or sell an interest at the quoted price;

•	The seller’s information is removed within 120 days of its listing and is not reentered into the system for at least 60 days after its deletion; and

•	The sum of the percentage interests transferred during the entity’s tax year, excluding private transfers, cannot exceed ten percent of the total interests in partnership capital or profits.
     In addition, interests are not treated as readily tradable if the sum of the percentage of the interests transferred during the entity’s tax year, excluding private transfers, do not exceed two percent of the total interests in partnership capital or profits. We expect to use a combination of these safe harbor provisions to avoid being treated as a publicly traded partnership.
     After we commence operations, we may decide to implement a qualified matching service in order to provide a mechanism for our members to transfer limited quantities of our membership units. A qualified matching service typically involves the use of a computerized or printed listing system that lists customers’ bids and/or ask prices to match members who want to dispose of their membership interests with persons who want to buy such interests. If we decide to do so, in addition to the tax laws described above, we must also comply with securities laws and rules regarding exemption from registration as a broker-dealer. Alternatively, we may determine to use an alternative trading service to handle qualified matching service matters for us. If we manage a qualified matching service ourselves, we will not undertake activities that are allowed by the tax laws, if such activities would disqualify us for exemption from registration as a broker-dealer. For example, while the tax rules allow interested buyers and interested sellers to locate each other via a qualified matching service, we could not directly participate in the match making without registering as a broker-dealer. We have no intention of registering as a broker-dealer. Therefore, among other restrictions, we must not have any involvement in matching interested buyers with interested sellers. This may make it difficult for our members to find buyers for their units.
Tax Treatment of our Operation; Flow-Through Taxable Income and Loss; Use of Calendar Year

     We will pay no federal income tax. Instead, as unit holders, investors will be required to report on their income tax return their allocable share of the income, gains, losses and deductions we have recognized without regard to whether they receive cash distributions.
     Because we will be taxed as a partnership, we will have our own taxable year that is separate from the taxable years of our unit holders. Unless a business purpose can be established to support a different taxable year, a partnership must use the “majority interest taxable year” which is the taxable year that conforms to the taxable year of the holders of more than 50% of its interests. In this case, the majority interest taxable year is our fiscal year ending November 30.
Tax Consequences to Our Unit Holders
     As a unit holder, for your taxable year with which or within which our taxable year ends you will be required to report on your own income tax return, your distributive share of our income, gains, losses and deductions regardless of whether you receive any cash distributions. Under our operating agreement, a unit holder’s distributive share of income, gains, losses and deductions is determined by the manner in which we allocate income and losses. See “Allocations of Income and Losses.” As a unit holder, you will be taxed on your distributive share rather than on the amount of any cash distributions we may or may not make. To illustrate, a unit holder reporting on a calendar year basis will include his or her share of our 2005 taxable income or loss on his or her 2005 income tax return. A unit holder with a September 30 fiscal year will report his share of our 2005 taxable income or loss on his income tax return for the fiscal year ending September 30, 2006. We will provide each unit holder with an annual Schedule K-1 indicating such holder’s share of our income, loss and separately stated components.
Tax Treatment of Distributions
     Distributions made by us to a unit holder generally will not be taxable to the unit holder for federal income tax purposes as long as distributions do not exceed the unit holder’s basis in his units immediately before the distribution. Cash distributions in excess of unit basis, which is unlikely to occur, are treated as gain from the sale or exchange of the units under the rules described below for unit dispositions.
Initial Tax Basis of Units and Periodic Basis Adjustments
     Under Section 722 of the Internal Revenue Code, investors’ initial basis in the units investors purchase will be equal to the sum of the amount of money investors paid for investors’ units. Here, an investor’s initial basis in each unit purchased will be $1,000.
     An investor’s’ initial basis in the units will be increased to reflect the investor’s distributive share of our taxable income, tax-exempt income, gains and any increase in the investor’s share of recourse and qualified non-recourse indebtedness. If the investor makes additional capital contributions at any time, the adjusted basis of the investor’s units will be increased by the amount of any cash contributed or the adjusted basis in any property contributed if additional units are not distributed to investors.
     The basis of an investor’s units will be decreased, but not below zero, by:
•	The amount of any cash we distribute to the investors;

•	The basis of any other property distributed to the investor;

•	The investor’s distributive share of losses and nondeductible expenditures that are “not properly chargeable to capital account;” and

•	Any reduction in the investor’s share of certain items of our debt.
     The unit basis calculations are complex. A member is only required to compute unit basis if the computation is necessary to determine his tax liability, but accurate records should be maintained. Typically, basis computations are necessary at the following times:
•	The end of a taxable year during which we suffered a loss, for the purpose of determining the deductibility of the member’s share of the loss;

•	Upon the liquidation or disposition of a member’s interest, or

•	Upon the non-liquidating distribution of cash or property to an investor, in order to ascertain the basis of distributed property or the taxability of cash distributed.
     Except in the case of a taxable sale of a unit or Homeland Energy Solutions’ liquidation, exact computations usually are not necessary. For example, a unit holder who regularly receives cash distributions that are less than or equal to his or her share of our taxable income will have a positive unit basis at all times. Consequently, no computations are necessary to demonstrate that cash distributions are not taxable under Section 731(a)(1) of the Internal Revenue Code. The purpose of the basis adjustments is to keep track of a member’s tax investment in us, with a view toward preventing double taxation or exclusion from taxation of income items upon ultimate disposition of the units.
Deductibility of Losses; At-Risk and Passive Loss Limitations
     As a development-stage company, we expect to incur losses during our start-up period and there is no guarantee or assurance that we will be successful in producing income even after we begin operations. We will allocate these losses to our unit holders in accordance with our operating agreement. See “Allocations of Income and Losses.” Generally, a unit holder may deduct losses allocated to him, subject to a number of restrictions. An investor’s ability to deduct any losses we allocate to the investor is determined by applying the following three limitations dealing with basis, at-risk and passive losses:
•	Basis. An investor may not deduct an amount exceeding the investor’s adjusted basis in the investor’s units pursuant to Internal Revenue Code Section 704(d). If the investor’s share of our losses exceed the investor’s basis in the investor’s units at the end of any taxable year, such excess losses, to the extent that they exceed the investor’s adjusted basis, may be carried over indefinitely and deducted to the extent that at the end of any succeeding year the investor’s adjusted basis in the investor’s units exceeds zero.

•	At-Risk Rules. Under the “at-risk” provisions of Section 465 of the Internal Revenue Code, if an investor is an individual taxpayer, including an individual partner in a partnership, or a closely-held corporation, the investor may deduct losses and tax credits from a trade or business activity, and thereby reduce the investor’s taxable income from other sources, only to the extent the investor is considered “at risk” with respect to that particular activity. The amount an investor is considered to have “at risk” includes money contributed to the activity and certain amounts borrowed with respect to the activity for which the investor may be liable.

•	Passive Loss Rules. Section 469 of the Internal Revenue Code may substantially restrict an investor’s ability to deduct losses and tax credits from passive activities. Passive activities generally include activities conducted by pass-through entities, such as a limited liability company, certain partnerships or S corporations, in which the taxpayer does not materially participate. Generally, losses from passive activities are deductible only to the extent of the taxpayer’s income from other passive activities. Passive activity losses that are not deductible may be carried forward and deducted against future passive activity income or may be deducted in full upon disposition of a unit holder’s entire interest in us to an unrelated party in a fully taxable transaction. It is important to note that “passive activities” do not include dividends and interest income that normally is considered to be “passive” in nature. For unit holders who borrow to purchase their units, interest expense attributable to the amount borrowed will be aggregated with other items of income and loss from passive activities and subjected to the passive activity loss limitation. To illustrate, if a unit holder’s only passive activity is our limited liability company, and if we incur a net loss, no interest expense on the related borrowing would be deductible. If that unit holder’s share of our taxable income were less than the related interest expense, the excess would be nondeductible. In both instances, the disallowed interest would be suspended and would be deductible against future passive activity income or upon disposition of the unit holder’s entire interest in our limited liability company to an unrelated party in a fully taxable transaction.
Passive Activity Income
     If we are successful in achieving our investment and operating objectives, investors may be allocated taxable income from us. To the extent that an investor’s share of our net income constitutes income from a passive activity, as described above, such income may generally be offset by the investor’s net losses and credits from investments in other passive activities.
Alternative Minimum Tax

     Individual taxpayers are subject to an “alternative minimum tax” if such tax exceeds the individual’s regular income tax. Generally, alternative minimum taxable income is the taxpayer’s adjusted gross income increased by the amount of certain preference items less certain itemized deductions. We may generate certain preference items. Depending on a member’s other items of income, gain, loss, deduction and credit, the impact of the alternative minimum tax on a member’s overall federal income tax liability may vary from no impact to a substantial increase in tax. Accordingly, each prospective investor should consult with his tax advisor regarding the impact of an investment in Homeland Energy Solutions on the calculation of his alternative minimum tax, as well as on his overall federal income tax liability.
Allocations of Income and Losses
     Your distributive share of our income, gain, loss or deduction for federal income tax purposes generally is determined in accordance with our operating agreement. Under Section 704(b) of the Internal Revenue Code, however, the Internal Revenue Service will respect our allocation, or a portion of it, only if it either has “substantial economic effect” or is in accordance with the “partner’s interest in the partnership.” If the allocation or portion thereof contained in our operating agreement does not meet either test, the Internal Revenue Service may reallocate these items in accordance with its determination of each member’s economic interest in us. Treasury Regulations contain guidelines as to whether partnership allocations have substantial economic effect. The allocations contained in the operating agreement comply with the Treasury Regulations’ test for having substantial economic effect. New unit holders will be allocated a proportionate share of income or loss for the year in which they became unit holders. The operating agreement permits our directors to select any method and convention permissible under Internal Revenue Code Section 706(d) for the allocation of tax items during the time any person is admitted as a unit holder. In addition, the operating agreement provides that upon the transfer of all or a portion of a unit holder’s units, other than at the end of the fiscal year, the entire year’s net income or net loss allocable to the transferred units will be apportioned between the transferor and transferee.
Tax Consequences Upon Disposition of Units
     Gain or loss will be recognized on a sale of our units equal to the difference between the amount realized and the unit holder’s basis in the units sold. The amount realized includes cash and the fair market value of any property received plus the member’s share of certain items of our debt. Although unlikely, since certain items of our debt are included in an investor’s basis, it is possible that an investor could have a tax liability upon the sale of the investor’s units that exceeds the proceeds of sale.
     Gain or loss recognized by a unit holder on the sale or exchange of a unit held for more than one year generally will be taxed as long-term capital gain or loss. However, to the extent the amount realized on the sale or exchange is attributable to unrealized receivables or inventory owned by us, such amount realized will not be treated as realized from the sale of a capital asset and will give rise to ordinary gain or loss. Unrealized receivables are defined under Internal Revenue Code Section 751(c) to include receivables not previously included in income under the company’s method of accounting and certain items of depreciation recapture. We will assist those members that sell units in determining that portion of the amount realized that is attributable to unrealized receivables or inventory of our company.
Effect of Tax Code Section 754 Election on Unit Transfers
     The adjusted basis of each unit holder in his or her units, “outside basis,” initially will equal his or her proportionate share of our adjusted basis in our assets, “inside basis.” Over time, however, it is probable that changes in unit values and cost recovery deductions will cause the value of a unit to differ materially from the unit holder’s proportionate share of the inside basis. Section 754 of the Internal Revenue Code permits a partnership to make an election that allows a transferee who acquires units either by purchase or upon the death of a unit holder to adjust his or her share of the inside basis to fair market value as reflected by the unit price in the case of a purchase or the estate tax value of the unit in the case of an acquisition upon death of a unit holder. Once the amount of the transferee’s basis adjustment is determined, it is allocated among our various assets pursuant to Section 755 of the Internal Revenue Code.
     A Section 754 election is beneficial to the transferee when his or her outside basis is greater than his or her proportionate share of the entity’s inside basis. In this case, a special basis calculation is made solely for the benefit of the transferee that will determine his or her cost recovery deductions and his or her gain or loss on disposition of property by reference to his or her higher outside basis. The Section 754 election will be detrimental to the transferee if his outside basis is less than his or her proportionate share of inside basis.

     If we make a Section 754 election, Treasury Regulations require us to make the basis adjustments. In addition, these regulations place the responsibility for reporting basis adjustments on us. We must report basis adjustments by attaching statements to our partnership returns. In addition, we are required to adjust specific partnership items in light of the basis adjustments. Consequently, amounts reported on the transferee’s Schedule K-1 are adjusted amounts.
     Transferees are subject to an affirmative obligation to notify us of their bases in acquired interests. To accommodate concerns about the reliability of the information provided, we are entitled to rely on the written representations of transferees concerning either the amount paid for the partnership interest or the transferee’s basis in the partnership interest under Section 1014 of the Internal Revenue Code, unless clearly erroneous.
     Our operating agreement provides our directors with authority to determine whether or not a Section 754 election will be made. Depending on the circumstances, the value of units may be affected positively or negatively by whether or not we make a Section 754 election. If we decide to make a Section 754 election, the election will be made on a timely filed partnership income tax return and is effective for transfers occurring in the taxable year of the return in which the election is made. Once made, the Section 754 election is irrevocable unless the Internal Revenue Service consents to its revocation.
Our Dissolution and Liquidation may be Taxable to Investors, Unless our Properties are Distributed In-Kind
     Our dissolution and liquidation will involve the distribution to investors of the assets, if any, remaining after payment of all of our debts and liabilities. Upon dissolution, investors’ units may be liquidated by one or more distributions of cash or other property. If investors receive only cash upon the dissolution, gain would be recognized by investors to the extent, if any, that the amount of cash received exceeds investors’ adjusted bases in investors’ units. We will recognize no gain or loss if we distribute our own property in a dissolution event. However, since our primary asset will likely be the ethanol plant, it is unlikely that we will make a distribution in kind.
Reporting Requirements
     The IRS requires a taxpayer who sells or exchanges a membership unit to notify us in writing within 30 days, or for transfers occurring on or after December 16 of any year, by January 15 of the following year. Although the IRS reporting requirement is limited to Section 751(a) exchanges, it is more likely than not that a transfer of a unit will constitute a Section 751(a) exchange which requires notification. The written notice required by the IRS must include the names and addresses of both parties to the exchange, the identifying numbers of the transferor, and if known, of the transferee, and the exchange date. Currently the IRS imposes a penalty of $50 for failure to file the written notice unless reasonable cause can be shown.
Tax Information to Members
     We will annually provide each member with a Schedule K-1 (or an authorized substitute). Each member’s Schedule K-1 will set out the holder’s distributive share of each item of income, gain, loss, deduction or credit to be separately stated. Each member must report all items consistently with Schedule K-1 or, if an inconsistent position is reported, must notify the IRS of any inconsistency by filing Form 8062 “Notice of Inconsistent Treatment or Administrative Adjustment Request” with the original or amended return in which the inconsistent position is taken.
Audit of Income Tax Returns
     The Internal Revenue Service may audit our income tax returns and may challenge positions taken by us for tax purposes and may seek to change our allocations of income, gain, loss and deduction to investors. If the IRS were successful in challenging our allocations in a manner that reduces loss or increases income allocable to investors, investors may have additional tax liabilities. In addition, such an audit could lead to separate audits of an investor’s tax returns, especially if adjustments are required, which could result in adjustments on an investors’ tax returns. Any of these events could result in additional tax liabilities, penalties and interest to investors, and the cost of filing amended tax returns.
     Generally, investors are required to file their tax returns in a manner consistent with the information returns filed by us, such as Schedule K-1, or investors may be subject to possible penalties, unless they file a statement with their tax returns describing any inconsistency. In addition, we will select a “tax matters member” who will have certain responsibilities with respect to any Internal Revenue Service audit and any court litigation relating to us. Investors should consult their tax advisors as to the potential impact these procedural rules may have on them.

     Prior to 1982, regardless of the size of a partnership, adjustments to a partnership’s items of income, gain, loss, deduction or credit had to be made in separate proceedings with respect to each partner individually. Because a large partnership sometimes had many partners located in different audit districts, adjustments to items of income, gains, losses, deductions or credits of the partnership had to be made in numerous actions in several jurisdictions, sometimes with conflicting outcomes. The Tax Equity and Fiscal Responsibility Act of 1982 (“TEFRA”) established unified audit rules applicable to all but certain small partnerships. These rules require the tax treatment of all “partnership items” to be determined at the partnership, rather than the partner, level. Partnership items are those items that are more appropriately determined at the partnership level than at the partner level, as provided by regulations. Since we will be taxed as a partnership, the TEFRA rules are applicable to our members and us.
     The Internal Revenue Service may challenge the reporting position of a partnership by conducting a single administrative proceeding to resolve the issue with respect to all partners. But the Internal Revenue Service must still assess any resulting deficiency against each of the taxpayers who were partners in the year in which the understatement of tax liability arose. Any partner of a partnership can request an administrative adjustment or a refund for his own separate tax liability. Any partner also has the right to participate in partnership-level administrative proceedings. A settlement agreement with respect to partnership items binds all parties to the settlement. The TEFRA rules establish the “Tax Matters Member” as the primary representative of a partnership in dealings with the Internal Revenue Service. The Tax Matters Member must be a “member-manager” which is defined as a company member who, alone or together with others, is vested with the continuing exclusive authority to make the management decisions necessary to conduct the business for which the organization was formed. In our case, this would be a member of the board of directors who is also a unit holder of the company. Our operating agreement provides for board designation of the Tax Matters Member. Currently, Bernard Retterath is serving as our Tax Matters Member. The Internal Revenue Service generally is required to give notice of the beginning of partnership-level administrative proceedings and any resulting administrative adjustment to all partners whose names and addresses are furnished to the Internal Revenue Service.
Interest on Underpayment of Taxes; Accuracy-Related Penalties; Negligence Penalties
     If we incorrectly report an investor’s distributive share of our net income, such may cause the investor to underpay his taxes. If it is determined that the investor underpaid his taxes for any taxable year, the investor must pay the amount of taxes he underpaid plus interest on the underpayment and possibly penalties from the date the tax was originally due. Under recent law changes, the accrual of interest and penalties may be suspended for certain qualifying individual taxpayers if the IRS does not notify an investor of amounts owing within 18 months of the date the investor filed his income tax return. The suspension period ends 21 days after the Internal Revenue Service sends the required notice. The rate of interest is compounded daily and is adjusted quarterly.
     Under Section 6662 of the Internal Revenue Code, penalties may be imposed relating to the accuracy of tax returns that are filed. A 20% penalty is imposed with respect to any “substantial understatement of income tax” and with respect to the portion of any underpayment of tax attributable to a “substantial valuation misstatement” or to “negligence.” All those penalties are subject to an exception to the extent a taxpayer had reasonable cause for a position and acted in good faith.
     The Internal Revenue Service may impose a 20% penalty with respect to any underpayment of tax attributable to negligence. An underpayment of taxes is attributable to negligence if such underpayment results from any failure to make a reasonable attempt to comply with the provisions of the Code, or any careless, reckless, or intentional disregard of the federal income tax rules or regulations. In addition, regulations provide that the failure by a taxpayer to include on a tax return any amount shown on an information return is strong evidence of negligence. The disclosure of a position on the taxpayer’s return will not necessarily prevent the imposition of the negligence penalty.
State and Local Taxes
     In addition to the federal income tax consequences described above, investors should consider the state and local tax consequences of an investment in us. This prospectus makes no attempt to summarize the state and local tax consequences to an investor. Investors are urged to consult their own tax advisors regarding state and local tax obligations.
LEGAL MATTERS
     The validity of the issuance of the units offered and the validity of the disclosure relating to the principal federal income tax consequences of owning and disposing of the units offered will be passed upon for us by Brown, Winick, Graves, Gross, Baskerville & Schonebaum, P.L.C..

     We are not a party to any pending legal proceedings.
EXPERTS
     Eide Bailly LLP, an independent registered public accounting firm, has audited our financial statements at April 30, 2006, as set forth in their report appearing in this prospectus and registration statement. We have included our financial statements in the prospectus and elsewhere in this registration statement in reliance on the report from Eide Bailly LLP, given on their authority as experts in accounting and auditing.
     PRX Geographic, Inc. prepared a feasibility study dated April 6, 2006 and FC Stone Group, Inc. prepared a feasibility study dated January 3, 2006 and we have included information from both feasibility studies in this prospectus and registration statement.
TRANSFER AGENT
     We will serve as our transfer agent and registrar.
ADDITIONAL INFORMATION
     This prospectus, filed as a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto in accordance with the rules and regulations of the Commission. The registration statement and the exhibits and schedules thereto filed with the Commission may be inspected, without charge, and copies may be obtained at prescribed rates, at the public reference facility maintained by the Commission at 100 F Street, NE, Washington, D.C. 20549. The Commission also maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.
     As of effectiveness of our registration statement, we will be required to file periodic reports with the Securities and Exchange Commission (“SEC”) pursuant to Section 15 of the Securities Exchange Act of 1934. Our quarterly reports will be made on Form 10-QSB, and our annual reports are made on Form 10-KSB. As of the date of this prospectus, our filings will be made pursuant to Regulation S-B for small business filers. We will also make current reports on Form 8-K. Except for our duty to deliver audited annual financial statements to our members pursuant to our operating agreement, we are not required to deliver an annual report to security holders and currently have no plan to do so. However, each filing we make with the SEC is immediately available to the public for inspection and copying at the Commission’s public reference facilities and the web site of the Commission referred to above or by calling the SEC at 1-800-SEC-0330.
[Remainder of page intentionally left blank.]

HOMELAND ENERGY SOLUTIONS, LLC
(A Development Stage Company)
BALANCE SHEET
7/31/2006 (Unaudited)

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$639,146
Certificate of Deposit	600,000
Attorney Escrow Account	236
Accrued interest receivable	6,343
Prepaid Offering Costs	70,828

Total current assets	1,316,553

OTHER ASSETS
Land options	13,114

$1,329,667

LIABILITIES AND MEMBERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$84,425

Total current liabilities	84,425

COMMITMENTS AND CONTINGENCIES (NOTE 5)

MEMBERS’ EQUITY
Capital Units, less syndication costs	1,305,893
Deficit accumulated during development stage	(60,651)

Total members’ equity	1,245,242

$1,329,667

See Notes to the Financial Statements.

HOMELAND ENERGY SOLUTIONS, LLC
(A Development Stage Company)
STATEMENT OF OPERATIONS
For the Quarter Ended July 31, 2006 and for the Period from December 7, 2005 (Date of Inception) to July 31, 2006

	Quarter ended	Period ended
	7/31/2006	7/31/2006
	(Unaudited)	(Unaudited)

OPERATING REVENUE	—	—

OPERATING EXPENSES
Professional Expenses	13,119	34,914
Engineering & Design	6,621	8,798
Feasibility Studies	—	27,750
Training Expense	—	300
Filling Fees/Permits	10,165	10,165
Land Options	1,650	1,650
Misc Expenses	69	119

Total Expenses	31,624	83,696

		0

OTHER INCOME (EXPENSE)
Interest Income	12,170	12,170
Grants	10,875	10,875

Total Other Income (Expense)	23,045	23,045

Net loss during development stage	$(8,579)	$(60,651)

Basic and Diluted loss per capital unit	$(5.72)	$(40.41)

Basic and Diluted weighted average captial units O/S	1,501	1,501

See Notes to the Financial Statements.

HOMELAND ENERGY SOLUTIONS, LLC
(A Development Stage Company)
STATEMENT OF CASH FLOWS
For the Quarter Ended July 31, 2006 and for the Period from December 7, 2005 (Date of Inception) to July 31, 2006

	Quarter ended	Period ended
	7/31/2006	7/31/2006
	(Unaudited)	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(8,579)	$(60,651)
Adjustments to reconcile net loss to net cash used in operating activities
Changes in assets and liabilities
Other current assets	2,259	(6,579)
Increase in Prepaid Offering Costs	(70,828)	(70,828)
Increase in accounts payable	79,348	84,425

Net cash used in operating activities	2,200	(53,633)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of land options	(6,952)	(13,114)
Purchase of Certificate of Deposit	(600,000)	(600,000)

Net cash used in investing activities	(606,952)	(613,114)

CASH FLOWS FROM FINANCING ACTIVITIES
Contributed capital	1,125,000	1,325,000
Payments for syndication costs	(2,325)	(19,107)

Net cash provided by financing activities	1,122,675	1,305,893

Net change in cash	517,923	639,146

CASH AND CASH EQUIVALENTS
Beginning of period	121,223	—

End of period	$639,146	$639,146

See Notes to the Financial Statements.

HOMELAND ENERGY SOLUTIONS, LLC
(A Development Stage Company)
STATEMENT OF CHANGES IN MEMBERS’ EQUITY
For the Quarter Ended July 31, 2006 and for the Period from December 7, 2005 (Date of Inception) to July 31, 2006 (Unaudited)

	Total	Founding Directors	Other Investors

Balance — December 7, 2005	$—	$—	$—
Capital contributions for 600 units at $333.33 per unit	200,000	200,000
Capital contributions for 2,250 units at $500 per unit	1,125,000		1,125,000
Syndication costs	(19,107)	(16,782)	(2,325)

	1,305,893	183,218	1,122,675

Net Loss during development stage	(60,651)

Balance — July 31, 2006	$1,245,242

See Notes to the Financial Statements.

Homeland Energy Solutions, LLC
(A Development Stage Company)
Notes to Financial Statements

1.	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited interim financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission for reporting on interim periods. Accordingly, certain information and footnotes required by the accounting principles generally accepted in the United States for complete financial statements have been omitted. Interim results may not be indicative of fiscal year performance because of seasonal and other factors. These interim statements should be read in conjunction with the financial statements and notes thereto included in our Form SB-2 registration statement.

Nature of Business

Homeland Energy Solutions, LLC (an Iowa Limited Liability Company) to be located in Chickasaw or Winneshiek County, was organized to pool investors for a 100 million gallon ethanol plant with distribution to upper Midwest and Eastern states. In addition, the company intends to produce and sell distillers dried grains as byproducts of ethanol production. Construction is expected to begin in the year 2007. As of July 31, 2006, the Company is in the development stage with its efforts being principally devoted to organizational activities, project feasibility activities, and obtaining debt and equity financing.

Fiscal Reporting Period

The Operating Agreement states that the Company has a fiscal year ending on November 30. However, the Company intends to adopt a fiscal year ending on October 31 for reporting obligations.

Accounting Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates.

Cash

The Company maintains its accounts primarily at one financial institution. At times throughout the year, the Company’s cash balances may exceed amounts insured by the Federal Deposit Insurance Corporation.

For purposes of balance sheet presentation and reporting the statement of cash flows, the company considers all cash deposits with an original maturity of three months or less to be cash equivalents.

Investments

The Company has a certificate of deposit with a balance of $600,000, interest rate of 4.79% and an original maturity of six months.

Property and Plant

The Company has incurred site selection and plan development costs on the two proposed sites that have been capitalized. Significant additions and betterments are capitalized, while expenditures for maintenance and repairs are charged to operations when incurred. As of July 31, 2006 the company has not capitalized any depreciable property.

The Company will review its property and equipment for impairment whenever events indicate that the carrying amount of the assets may not be recoverable. An impairment loss is recorded when the sum of the future cash flows is less than the carrying amount of the asset. The amount of the loss will be determined by comparing the fair market values of the asset to the carrying amount of the asset.

Cost of Raising Anticipated Capital

The Company defers the costs incurred to raise equity financing until that financing occurs. At such time that the issuance of new equity units occurs, these costs are deducted from the proceeds received.

Organizational Costs

The Company expensed all organizational costs totaling $5,000 for the period from December 7, 2005 (date of inception) through July 31, 2006.

Revenue Recognition

Revenue from the production of ethanol and related products will be recorded upon transfer of title to customers, net of allowances for estimated returns on related products. Revenue for grants awarded to the Company will be recognized upon meeting the requirements set forth in the grant documents.

Income Taxes

The Company is organized as a limited liability company under state law. Accordingly, the Company’s earnings pass through to the members and are taxed at the member level. No income tax provision has been included in these financial statements. Differences between the financial statement basis of assets and the tax basis of assets are related to capitalization and amortization of organization and start-up costs for tax purposes, whereas these costs are expensed for financial statement purposes. The difference is approximately $5,000.

Recently Issued Accounting Standards

There are no recently issued accounting pronouncements that have a material impact on the Company.

2.	DEVELOPMENT STAGE ENTERPRISE

The Company was formed on December 7, 2005 to have a perpetual life. The Company was capitalized by contributions from eight founders who each contributed $25,000 for 75 units of membership interests.

Income and losses are allocated to all members based upon their respective percentage of membership units held. See Note 3 for further discussion of members’ equity.

3.	MEMBERS EQUITY

The company is authorized to issue an additional 3,000 membership units for a total of $1,500,000. As of May 19, 2006 the Company has raised a total of $1,325,000 in membership units. This total consists of the initial $200,000 (600 units at $333.33 per unit) issued on January 11, 2006 to the founding members. It also consists of $1,125,000 (2,250 units at $500 per unit) which was raised from other seed stock investors on May 10, 2006.

By a motion of the board on May 10, 2006 the total seed stock issued was capped at $1,325,000.

The Company is currently preparing an SB-2 Registration Statement for additional membership units at $1,000 per unit. The Company intends to issue up to an additional 110,000 membership units. As of July 31, 2006 the Registration Statement had not been declared effective and, accordingly, no membership units had been sold.

All membership units have equal voting rights.

Each member who holds five thousand or more units, all of which were purchased by such member from the Company during its initial public offering of equity securities filed with the Securities and Exchange Commission, shall be deemed an “Appointing Member” and shall be entitled to appoint one Director for each block of five thousand units; provided, however, that no “Appointing Member” shall be entitled to appoint more than two Directors regardless of the total number of units owned and purchased in the initial public offering.

4.	RELATED PARTY TRANSACTIONS

As of July 31, 2006 the Company has no related party transactions.

5.	COMMITMENTS AND CONTINGENCIES

The company has signed a letter of intent with Fagen Inc. for construction of the project. The Company anticipates borrowing approximately $95,400,000 in senior debt financing with specific terms to be negotiated. The Company also anticipates funding the project with additional member equity of approximately $63,600,000.

The letter of intent with Fagen, Inc. stipulates the contractor will be engaged to construct a plant, with costs not to exceed One Hundred Nine Million seven Hundred Six Thousand Seven Hundred Eight-eight Dollars ($109,706,788) (the Contract Price). The company will be responsible for certain site improvement, infrastructure, utilities, permitting and maintenance and power equipment costs. The price estimate of $109,706,788 is firm until December 31, 2008.

Under the letter of intent, the contract price of $109,706,788 may be further increased if the construction cost index (“CCI”) published by Engineering News-Record Magazine reports a CCI greater than 7540.38 in the month in which a notice to proceed with plant construction is issued to Fagen. The amount of the contract price increase will be equal to the increase in the CCI based upon the September 2005 CCI of 7540.38.

The Letter of Intent terminates on December 31, 2007.

The Company has signed land options for two different sites to purchase approximately 300 acres in Chickasaw and 140 acres in Winneshiek Counties. The purchase of the land will take place on the final determination of the site and after the Company obtains financing. The number of acres and terms of the purchase will be determined at a future date. The options will expire on April 1, 2007. Each option may be extended by the company for two successive periods of one year upon the additional payment of amounts ranging from approximately $1875 to $20,000 per option for each year, prior to the expiration of the options.

The Company has received a grant from the Iowa Corn Promotion Board for the purpose of a financial feasibility study and legal fees for an equity drive. The grant will pay up to 50% of the total cost of these fees not to exceed $25,000. The Iowa Corn Promotion Board has assumed a maximum of $25,000 toward payment to the Grantee (Homeland Energy Solutions, LLC). As of July 31, 2006 the company has received $10,875 from the Iowa Corn Promotion Board.

The Company has entered into an agreement with Air Resource Specialists, Inc. to provide consulting services to obtain State of Iowa air quality and storm water permits prior to the commencement of construction activities. The work authorization on a time and materials basis for the air quality permit application is $29,894. The work authorization on a time and materials basis for the construction storm water permit application is $6,598.

The Company has entered into an agreement with PlanScape Partners to provide consulting services in negotiating local incentives, assisting with property rezoning, and preparation of State and Federal program applications. The fees for these services are not to exceed $25,500.

The Company has entered into an agreement with Burns & McDonnell to perform a feasibility study regarding the use of coal gasification as an alternative energy source for the plant once we have reached substantial operations. The study will cover a coal market analysis and price forecast, coal transportation and handling assessment, economic evaluation and the cost of installing the energy center for the new technology as well as the costs of coal and coal supply. In exchange for their services, the Company has agreed to pay Burns & McDonnell $40,000.

The Company has engaged their Vice President of Project Development as an independent contractor to provide project development and consulting services through construction and initial start-up of the project. The Company expects the aggregate fee for those services to approximate $40,000.

The estimated total cost of completion for the 100 million gallon natural gas fired ethanol plant is approximately $159,000,000. The Company intends to finance this project with approximately $95,400,000 of debt and $63,600,000 of equity. The Company is currently in various stages of identifying and evaluating vendors, suppliers and other consultants for completion of the project. The Company is also in various stages of negotiating and completing agreements for the provision of utility services, professional services, and other consulting services related to the construction and operation of the ethanol plant project.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Governors
Homeland Energy Solutions, LLC
New Hampton, Iowa
We have audited the accompanying balance sheet of Homeland Energy Solutions, LLC (a development stage company) as of April 30, 2006, and the related statements of operations, members’ equity and cash flows for the period from December 7, 2005 (date of inception) to April 30, 2006. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Homeland Energy Solutions, LLC (a development stage company) as of April 30, 2006, and the results of its operations and its cash flows for the period from December 7, 2005 (date of inception) to April 30, 2006 in conformity with accounting principles generally accepted in the United States of America.
Sioux Falls, South Dakota
June 7, 2006
PEOPLE. PRINCIPLES. POSSIBILITIES.

www.eidebailly.com
200 E. 10th Street, Suite 500 ž PO Box 5126 ž Sioux Falls, South Dakota 57117-5126 ž Phone 605.339.1999 ž Fax 605.339.1306 ž EOE

Homeland Energy Solutions, LLC
(A Development Stage Company)
Balance Sheet
April 30, 2006

Assets
Assets
Current Assets
Cash	$121,223
Attorney Escrow Account	8,838

Total Current Assets	130,061

Non-Current Assets
Land Options	10,362

Total Non-Current Assets	10,362

Total Assets	$140,423

Liabilities and Members’ Equity
Liabilities And Members’ Equity
Current Liabilities
Accounts payable	$9,277

Total liabilities	9,277

Commitments and Contingencies (Note 5)
Members’ Equity
Capital Units, less syndication costs	183,218
Deficit accumulated during the development stage	(52,072)

Total members’ equity	131,146

Total Liabilities & Members’ Equity	$140,423

“See Notes to the Financial Statements”

Homeland Energy Solutions, LLC
( A Development Stage Company )
Statement of Operations
Period from December 7, 2005 (Date of Inception) to April 30, 2006

Revenue	$—
Operating Expenses
Legal	13,295
Accounting	8,500
Engineering & Design	2,177
Feasibility Studies	27,750
Training Expense	300
Misc Expenses	50

Total Expenses	52,072

Net Loss during the development stage	$(52,072)

Basic and Diluted loss per capital unit	$(106.29)

Basic and Diluted weighted average capital units O/S	600

“See Notes to the Financial Statements”

Homeland Energy Solutions, LLC
( A Development Stage Company )
Statement of Changes in Members’ Equity
Period from December 7, 2005 (Date of Inception) to April 30, 2006

	Total	Founding Directors
Balance — December 7, 2005	$—	$—
Capital contributions for 600 units at $333.33 per unit	200,000	200,000
Syndication costs	(16,782)	(16,782)
Net Loss during development stage	(52,072)	(52,072)

Balance — April 30, 2006	$131,146	$131,146

“See Notes to the Financial Statements”

Homeland Energy Solutions, LLC
( A Development Stage Company )
Statements of Cash Flows
Period from December 7, 2005 (Date of Inception) to April 30, 2006

OPERATING ACTIVITIES
Net Loss during development stage	$(52,072)
Change in assets and liabilities
Accounts payable	5,077
Other current assets	(8,838)

NET CASH USED FOR OPERATING ACTIVITIES	(55,833)

INVESTING ACTIVITIES
Purchase of land options	(6,162)

NET CASH USED FOR INVESTING ACTIVITIES	(6,162)

FINANCING ACTIVITIES
Member contributions	200,000
Payments for syndication costs	(16,782)

NET CASH FROM FINANCING ACTIVITIES	183,218

NET CHANGE IN CASH AND CASH EQUIVALENTS	121,223
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	—

CASH AND CASH EQUIVALENTS, END OF PERIOD	$121,223

NON CASH INVESTING AND FINANCING ACTIVITIES
Accounts Payable Incurred for Land Options	$4,200

“See Notes to the Financial Statements”

Homeland Energy Solutions, LLC
(A Development Stage Company)
Notes to Financial Statements
1. Summary of Significant Accounting Policies
     Nature of Business
     Homeland Energy Solutions, LLC (an Iowa Limited Liability Company) to be located in Chickasaw or Winneshiek County, was organized to pool investors for a 100 million gallon ethanol plant with distribution to upper Midwest and Eastern states. In addition, the company intends to produce and sell distillers dried grains as byproducts of ethanol production. Construction is expected to begin in the year 2007. As of April 30, 2006, the Company is in the development stage with its efforts being principally devoted to organizational activities, project feasibility activities, and obtaining debt and equity financing.
     Fiscal Reporting Period
     The Operating Agreement states that the Company has a fiscal year ending on November 30. However, the Company intends to adopt a fiscal year ending on October 31 for reporting obligations.
     Accounting Estimates
     Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates.
     Cash
     The Company maintains its accounts primarily at one financial institution. At times throughout the year, the Company’s cash balances may exceed amounts insured by the Federal Deposit Insurance Corporation.
     For purposes of reporting cash flows, the company considers all cash deposits with an original maturity of three months or less to be cash equivalents.
     Property and Plant
     The Company has incurred site selection and plan development costs on the two proposed sites that have been capitalized. Significant additions and betterments are capitalized, while expenditures for maintenance and repairs are charged to operations when incurred. As of April 30, 2006 the company has not capitalized any depreciable property.
     The Company will review its property and equipment for impairment whenever events indicate that the carrying amount of the assets may not be recoverable. An impairment loss will be recorded when the sum of the future cash flows is less than the carrying amount of the asset. The amount of the loss will be determined by comparing the fair market values of the asset to the carrying amount of the asset.
     Cost of Raising Anticipated Capital
     The Company deducts the costs to raise equity financing from members’ equity as incurred. These costs will include legal, advertising, printing, supplies and other costs.
     Organizational Costs
     The Company expensed all organizational costs totaling $52,072 for the period from December 7, 2005 (date of inception) through April 30, 2006.

     Revenue Recognition
     Revenue from the production of ethanol and related products will be recorded upon transfer of title to customers, net of allowances for estimated returns on related products. Revenue for grants rewarded to the Company will be recognized upon meeting the requirements set forth in the grant documents.
     Income Taxes
     The Company is organized as a limited liability company under state law. Accordingly, the company’s earnings pass through to the members and are taxed at the member level. No income tax provision has been included in these financial statements. Differences between the financial statement basis of assets and the tax basis of assets are related to capitalization and amortization of organization and start-up costs for tax purposes, whereas these costs are expensed for financial statement purposes. The difference is approximately $52,000.
     Recently Issued Accounting Standards
     There are no recently issued accounting pronouncements that have a material impact on the Company.
2. DEVELOPMENT STAGE ENTERPRISE
     The Company was formed on December 7, 2005 to have a perpetual life. The Company was capitalized by contributions from eight founders who each contributed $25,000 for 75 units of membership interests.
Income and losses are allocated to all members based upon their respective percentage of membership units held. See Note 3 for further discussion of members’ equity.
3. MEMBERS EQUITY
     The company is also authorized to issue an additional 3,000 membership units for a total of $1,500,000. As of May 19, 2006 the Company has raised a total of $1,325,000 in membership units. This total consists of the initial $200,000 in membership units issued on January 11, 2006 to the founding members. It also consists of $1,125,000 which was raised from other seed stock investors on May 10, 2006.
     By a motion of the board on May 10, 2006 the total seed stock issued was capped at $1,325,000.
     The Company is currently preparing an SB-2 Registration Statement for additional membership units at $1,000 per unit. The Company intends to issue up to an additional 95,000 membership units. As of April 30, 2006 the Registration Statement had not been completed and, accordingly, no membership units had been sold.
     All membership units have equal voting rights.
     Each member who holds five thousand or more units, all of which were purchased by such member from the Company during its initial public offering of equity securities filed with the Securities and Exchange Commission, shall be deemed an “Appointing Member” and shall be entitled to appoint one Director for each block of five thousand units; provided, however, that no “Appointing Member” shall be entitled to appoint more than two Directors regardless of the total number of units owned and purchased in the initial public offering.
4. RELATED PARTY TRANSACTIONS
     As of April 30, 2006 the Company has no related party transactions.
5. COMMITMENTS AND CONTINGENCIES
     The Company has signed a letter of intent with Fagen Inc. for construction of the project. The Company anticipates borrowing approximately $134 million in senior debt financing with specific terms to be negotiated. The Company also anticipates funding the project with additional member equity of approximately $89.5 million.

     The letter of intent with Fagen, Inc. stipulates the contractor will be engaged to construct a plant, with costs not to exceed One Hundred Nine Million seven Hundred Six Thousand Seven Hundred Eight-eight Dollars ($109,706,788) (the Contract Price). The Company will be responsible for certain site improvement, infrastructure, utilities, permitting and maintenance and power equipment costs. The price estimate of $109,706,788 is firm until December 31, 2008, assuming the Company fulfills certain obligations under the letter of intent.
     Under the letter of intent, the contract price of $109,706,788 may be further increased if the construction cost index (“CCI”) published by Engineering News-Record Magazine reports a CCI greater than 7540.38 in the month in which a notice to proceed with plant construction is issued to Fagen. The amount of the contract price increase will be equal to the increase in the CCI based upon the September 2005 CCI of 7540.38.
     The letter of intent terminates on December 31, 2007, unless the Company fulfills certain conditions contained in the letter of intent.
     The Company has signed land options for two different sites to purchase approximately 300 acres in Chickasaw and 140 acres in Winneshiek Counties. The purchase of the land will take place on the final determination of the site and after the Company obtains financing. The number of acres and terms of the purchase will be determined at a future date. The options will expire on April 1, 2007. Each option may be extended by the company for two successive periods of one year upon the additional payment of amounts ranging from approximately $1875 to $20,000 per option for each year, prior to the expiration of the options.
     The Company has received a grant from the Iowa Corn Promotion Board for the purpose of a financial feasibility study and legal fees for an equity drive. The grant will pay up to 50% of the total cost of these fees not to exceed $25,000. The Iowa Corn Promotion Board has assumed a maximum of $25,000 toward payment to the Grantee (Homeland Energy Solutions, LLC). As of April 30, 2006 the company has not asked for reimbursement for these fees.
     The Company has entered into an agreement with Air Resource Specialists, Inc. to provide consulting services to obtain State of Iowa air quality and storm water permits prior to the commencement of construction activities. The work authorization on a time and materials basis for the air quality permit application is $29,894. The work authorization on a time and materials basis for the construction storm water permit application is $6,598.
     The Company has entered into an agreement with PlanScape Partners to provide consulting services in negotiating local incentives, assisting with property rezoning, and preparation of State and Federal program applications. The fees for these services are not to exceed $25,500.
     The Company has entered into an agreement with Burns & McDonnell to perform a feasibility study regarding the use of coal gasification as an alternative energy source for the plant once we have reached substantial operations. The study will cover a coal market analysis and price forecast, coal transportation and handling assessment, economic evaluation and the cost of installing the energy center for the new technology as well as the costs of coal and coal supply. In exchange for their services, the Company has agreed to pay Burns & McDonnell $40,000.
     The Company has engaged their Vice President of Project Development as an independent contractor to provide project development and consulting services through construction and initial start-up of the project. The Company expects the aggregate fee for those services to approximate $40,000.
     The estimated total cost of completion for the 100 million gallon ethanol plant is approximately $159,000,000. The Company intends to finance this project with approximately $95,400,000 of debt and $63,600,000 of equity. The Company is currently in various stages of identifying and evaluating vendors, suppliers and other consultants for completion of the project. The Company is also in various stages of negotiating and completing agreements for the provision of utility services, professional services, and other consulting services related to the construction and operation of the ethanol plant project.
6. SUBSEQUENT EVENT
     On June 7, 2006, the Board of Directors approved to locate the plant in Chickasaw County, Iowa. The final location of the plant is contingent on a number of factors. These factors include negotiating the terms and conditions of the land purchase, negotiating and obtaining all the necessary permits and other factors. If the plant is ultimately located in Chickasaw County, Iowa, the company would recognize an impairment loss of $1,650 related to land options acquired for alternative site locations.

Appendix A
ARTICLES OF ORGANIZATION
OF
HOMETOWN ENERGY, LLC
     Pursuant to Section 301 of the Iowa Limited Liability Company Act, the undersigned forms the limited liability company by adopting the following Articles of Organization for the limited liability company:
ARTICLE I
     The name of this limited liability company is Hometown Energy, LLC (the “Company”).
ARTICLE II
     The street address of the initial registered office of the Company in the State of Iowa is 666 Grand Ave., Suite 2000, Des Moines, IA 50309, and the name of its initial registered agent at such address is Valerie Bandstra.
ARTICLE III
     The street address of the principal office of the Company in the State of Iowa is 951 North Linn Avenue, New Hampton, Iowa 50659.
ARTICLE IV
     The duration of the Company shall be perpetual unless dissolved as provided in the operating agreement of the Company.
ARTICLE V
The management of the Company shall be vested in its managers who shall be selected in the manner described in the Operating Agreement of the Company. The members of the Company are not agents of the Company for the purpose of its business or affairs or otherwise. No manager, member, agent, employee, or any other person shall have any power or authority to bind the Company in any way except as may be expressly authorized by the Operating Agreement of the Company or unless authorized to do so by the managers of the Company.
ARTICLE VI
     Section 6.1. A manager of this Company or a member with whom management of the Company is vested shall not be personally liable to the Company or its members for monetary damages for breach of fiduciary duty as a manager, except for liability (i) for any breach of the manager or members duty of loyalty to the Company or its members, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, or (iii) for a transaction from which the manager or member derived an improper personal benefit or a wrongful distribution in violation of Section 807 of the Iowa Limited Liability Company Act.
     Section 6.2. The Company may, by action of the manager(s), provide indemnification to such of the officers, employees and agents of the Company to such extent and to such effect as the manager(s) shall determine to be appropriate and authorized by applicable law.
     Section 6.3. The rights and authority conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the articles of organization or operating agreement of the Company, agreement, vote of members or disinterested manager(s), or otherwise.
     Section 6.4. Any repeal or amendment of this Article by the members of the Company shall not adversely affect any right or protection of a member, manager, or officer existing at the time of such repeal or amendment.
 1

Dated November 30, 2005

/s/ Stephen K. Eastman
Steve Eastman, Organizer

FILED
IOWA
SECRETARY OF STATE

12-7-05
3:35PM
W445040

2

ARTICLES OF AMENDMENT
OF
ARTICLES OF ORGANIZATION
OF
HOMETOWN ENERGY, LLC
TO THE SECRETARY OF STATE
OF THE STATE OF IOWA:
     Pursuant to Section 1101 of the Iowa Limited Liability Companies Act, the above-named limited liability company (the “Company”) hereby adopts the following amendment to the Company’s Articles of Organization:
1.	The current name of the Company is Hometown Energy, LLC.

2.	The Articles of Organization are hereby amended by deleting ARTICLE I thereof and replacing it with the following:

“The name of the limited liability company is Homeland Energy Solutions, LLC.”

3.	The date of adoption of the foregoing amendment was January 18, 2006.

4.	The foregoing amendment was adopted by a vote of the members in accordance with the Iowa Limited Liability Companies Act.
Dated: February 7, 2005.

By:	/s/ Stephen K. Eastman
Steve Eastman, President

FILED
IOWA
SECRETARY OF STATE

2-15-06
1:04PM
W460261

3

Appendix B
OPERATING AGREEMENT
OF
HOMELAND ENERGY SOLUTIONS, LLC
Dated: Effective March 9, 2006

OPERATING AGREEMENT
OF
HOMELAND ENERGY SOLUTIONS, LLC
TABLE OF CONTENTS
Page

ARTICLE I. THE COMPANY	1
1.1 Formation	1
1.2 Name	1
1.3 Purpose; Powers	1
1.4 Principal Place of Business	1
1.5 Term	1
1.6 Registered Agent	1
1.7 Title to Property	1
1.8 Payment of Individual Obligations	1
1.9 Independent Activities; Transactions With Affiliates	1
1.10 Definitions	2
ARTICLE II. CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS	6
2.1 Initial Capital Contributions	6
2.2 Additional Capital Contributions; Additional Units	6
2.3 Capital Accounts	6
ARTICLE III. ALLOCATIONS	6
3.1 Profits	6
3.2 Losses	7
3.3 Special Allocations	7
3.4 Regulatory Allocations	8
3.5 Loss Limitation	8
3.6 Other Allocation Rules	8
3.7 Tax Allocations: Code Section 704(c)	8
3.8 Tax Credit Allocations	9
ARTICLE IV. DISTRIBUTIONS	9
4.1 Net Cash Flow	9
4.2 Amounts Withheld	9
4.3 Limitations on Distributions	9
ARTICLE V. MANAGEMENT	9
5.1 Directors	9
5.2 Number of Directors	9
5.3 Election of Directors	9
5.4 Authority of Directors	11
5.5 Director as Agent	12
5.6 Restriction on Authority of Directors	12
5.7 Meetings	13
5.8 Notice	13
5.9 Conduct of Meeting	13
5.10 Quorum	13
5.11 Manner of Acting; Informal Action	14
5.12 Presumption of Assent	14
5.13 Removal of Directors	14
5.14 Vacancies	14

5.15 Compensation	14
5.16 Committees; Authority	14
5.17 Voting; Potential Financial Interest	14
5.18 Duties and Obligations of Directors	14
5.19 Officers	14
5.20 Execution of Instruments	15
5.21 Limitation of Liability; Indemnification	15
ARTICLE VI. MEMBERSHIP UNITS; MEMBERS	16
6.1 Membership Units	16
6.2 Certificates; Surrender for Transfer	16
6.3 Members	16
6.4 Additional Members	16
6.5 Members’ Voting Rights	16
6.6 Member Meetings	16
6.7 Place of Meeting	17
6.8 Conduct of Meetings	17
6.9 Notice	17
6.10 Contents of Notice	17
6.11 Adjourned Meetings	17
6.12 Waiver of Notice	17
6.13 Fixing of Record Date	17
6.14 Quorum and Proxies	17
6.15 Voting; Action by Members	17
6.16 Termination of Membership	18
6.17 Continuation of the Company	18
6.18 No Member Right of Redemption or Return of Capital	18
6.19 Waiver of Dissenters Rights	18
6.20 Loans	18
6.21 Limitation on Ownership	18
ARTICLE VII. ACCOUNTING, BOOKS AND RECORDS	18
7.1 Accounting, Books and Records	18
7.2 Delivery to Members and Inspection	18
7.3 Reports	19
7.4 Tax Matters	19
ARTICLE VIII. AMENDMENTS	19
8.1 Amendments	19
ARTICLE IX. TRANSFERS	19
9.1 Restrictions on Transfers	19
9.2 Permitted Transfers	19
9.3 Conditions Precedent to Transfers	20
9.4 Prohibited Transfers	21
9.5 No Dissolution or Termination	21
9.6 Prohibition of Assignment	21
9.7 Rights of Unadmitted Assignees	21
9.8 Admission of Substitute Members	21
9.9 Representations Regarding Transfers	21
9.10 Distributions And Allocations In Respect of Transfer Units	22
9.11 Additional Members	22
ARTICLE X. DISSOLUTION AND WINDING UP	22
10.1 Dissolution	22
10.2 Winding Up	22

10.3 Compliance with Certain Requirements of Regulations; Deficit Capital Accounts	23
10.4 Deemed Distribution and Recontribution	23
10.5 Rights of Unit Holders	23
10.6 Allocations During Period of Liquidation	23
10.7 Character of Liquidating Distributions	23
10.8 The Liquidator	23
10.9 Forms of Liquidating Distributions	24
ARTICLE XI. MISCELLANEOUS	24
11.1 Notices	24
11.2 Binding Effect	24
11.3 Construction	24
11.4 Headings	24
11.5 Severability	24
11.6 Incorporation By Reference	24
11.7 Variation of Terms	24
11.8 Governing Law	24
11.9 Waiver of Jury Trial	24
11.10 Counterpart Execution	24
11.11 Specific Performance	24
11.12 No Third Party Rights	25

OPERATING AGREEMENT
OF
HOMELAND ENERGY SOLUTIONS, LLC
     THIS OPERATING AGREEMENT (the “Agreement”) is entered into effective as of the 9th day of March, 2006, by and among Homeland Energy Solutions, LLC, an Iowa limited liability company (the “Company”), each of the Persons identified as Members on attached Exhibit “A,” and any other Persons that may from time-to-time be subsequently admitted as Members of the Company in accordance with the terms of this Agreement. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in Section 1.10.
     In consideration of the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I. THE COMPANY
1.1 Formation. The Company was formed as an Iowa limited liability company by filing Articles of Organization with the Iowa Secretary of State on December 7, 2005.
1.2 Name. The name of the Company shall be “Homeland Energy Solutions, LLC,” and all business of the Company shall be conducted in such name.
1.3 Purposes; Powers. The nature of the business and purposes of the Company are to: (i) own, construct, operate, lease, finance, contract with, and/or invest in ethanol production and by-product production facilities; (ii) process feedstock into ethanol and related co-products, and market such ethanol and co-products; and (iii) engage in any other business and investment activity in which an Iowa limited liability company may lawfully be engaged, as determined by the Directors. The Company has the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to, and in furtherance of, the purposes of the Company as set forth in this Section 1.3 and has, without limitation, any and all powers that may be exercised on behalf of the Company by the Directors pursuant to Article V of this Agreement.
1.4 Principal Place of Business. The Company shall continuously maintain a principal place of business in the State of Iowa, at such location as the Directors may determine. The initial principal place of business of the Company shall be at 951 North Linn Avenue, New Hampton, Iowa 50659 or elsewhere as the Directors may determine. Any documents required by the Act to be kept by the Company shall be maintained at the Company’s principal place of business.
1.5 Term. The term of the Company commenced on the date the Articles were filed with the Iowa Secretary of State, and shall continue until the winding up and liquidation of the Company and its business is completed following a Dissolution Event as provided in Article X of this Agreement.
1.6 Registered Agent. The Company shall continuously maintain a registered office and a registered agent for service of process in the State of Iowa and in any other state in which it is required by law to do so. The name and address of the Company’s initial Registered Agent in Iowa shall be Valerie D. Bandstra, 666 Grand Avenue, Suite 2000 Ruan Center, Des Moines, Iowa 50309.
1.7 Title to Property. All Property owned by the Company shall be owned by the Company as an entity and not in the name of any Member, and no Member shall have any ownership interest in such Property, except as a Member of the Company. Each Member’s interest in the Company shall be personal property for all purposes.
1.8 Payment of Individual Obligations. The Company’s credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be Transferred or encumbered for, or in payment of, any individual obligation of any Member.
1.9 Independent Activities; Transactions With Affiliates. The Directors shall be required to devote such time to the business and affairs of the Company as may be necessary to manage and operate the Company, and shall be free to serve any other Person or enterprise in any capacity that they deem appropriate in their discretion. Neither this Agreement nor any activity undertaken pursuant hereto shall: (i) prevent any Member or Director or their Affiliates from engaging in whatever activities they choose, whether the same are competitive with the Company or otherwise, and any such activities may be undertaken without having or incurring any

1

obligation to offer any interest in such activities to the Company or any other Member; or (ii) require any Member or Director to permit the Company or any other Director or Member or their Affiliates to participate in any such activities. As a material part of the consideration for the execution of this Agreement by each Member, each Member hereby waives, relinquishes and renounces any such right or claim of participation. To the extent permitted by applicable law and subject to the provisions of this Agreement, the Directors are hereby authorized to cause the Company to purchase Property from, sell Property to, or otherwise deal with, any Member (including any Member who is also a Director), or any Affiliate of any Member; provided that any such purchase, sale or other transaction shall be made on terms and conditions which are no less favorable to the Company than if the sale, purchase or other transaction had been entered into with an independent third party.
1.10 Definitions. Capitalized words and phrases used in this Agreement have the following meanings:
     (a) “Act” means the Iowa Limited Liability Company Act, as amended from time to time, or any corresponding provisions of any succeeding law.
     (b) “Adjusted Capital Account Deficit” means, with respect to any Unit Holder, the deficit balance, if any, in such Unit Holder’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments: (i) crediting to such Capital Account any amounts which such Unit Holder is deemed to be obligated to restore pursuant to the next to the last sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and (ii) debiting to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of the Regulations. The foregoing definition is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.
     (c) “Affiliate” means, with respect to any Person or entity: (i) any Person directly or indirectly controlling, controlled by or under common control with such Person or entity; (ii) any officer, director, general partner, member or trustee of any such Person or entity; or (iii) any Person or entity who is an officer, director, general partner, member or trustee of any Person described in clauses (i) or (ii) of this sentence. For purposes of this definition, the terms “controlling,” “controlled by” or “under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person or entity, whether through the ownership of voting securities, by contract or otherwise, or the power to elect a majority of the directors, managers, or persons exercising similar authority with respect to such Person or entities.
     (d) “Agreement” means the Company’s Operating Agreement, as amended from time to time.
     (e) “Articles” means the Company’s Articles of Organization on file with the Iowa Secretary of State’s Office, as amended from time to time.
     (f) “Assignee” means a transferee of Units who is not admitted as a Substitute Member pursuant to Section 9.8 of this Agreement.
     (g) “Capital Account” means the separate capital account maintained for each Unit Holder in accordance with Section 2.3 of this Agreement.
     (h) “Capital Contributions” means, with respect to any Member, the amount of money (US Dollars), and the initial Gross Asset Value of any assets or property other than money, contributed by the Member or such Member’s predecessors in interest to the Company, (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code Section 752) with respect to the Units held or purchased by such Member, including additional Capital Contributions.
     (i) “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.
     (j) “Company” means Homeland Energy Solutions, LLC, an Iowa limited liability company.
     (k) “Company Minimum Gain” has the meaning given the term “partnership minimum gain” in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

2

     (l) “Debt” means: (i) any indebtedness for borrowed money or the deferred purchase price of property as evidenced by notes, bonds or other instruments; (ii) obligations as lessee under capital leases; (iii) obligations secured by any mortgage, pledge, security interest, encumbrance, lien or charge of any kind existing on any asset owned or held by the Company, whether or not the Company has assumed or become liable for the obligations secured thereby; (iv) any obligation under any interest rate swap agreement; (v) accounts payable; and (vi) obligations, contingent or otherwise, under direct or indirect guarantees of indebtedness or obligations of the kinds referred to in clauses (i), (ii), (iii), (iv) and (v), above. Notwithstanding the foregoing, however, Debt shall not include obligations in respect of any accounts payable that are incurred in the ordinary course of the Company’s business and are not delinquent or are being contested in good faith by appropriate proceedings.
     (m) “Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Directors.
     (n) “Director” means any Person who: (i) is elected as a Director pursuant to Article V of this Agreement or who has otherwise become a Director pursuant to the terms of this Agreement; and (ii) has not ceased to be a Director pursuant to the terms of this Agreement. “Directors” mean all such Persons. For purposes of the Act, the Directors shall be deemed to be the “managers” (as such term is defined and used in the Act) of the Company.
     (o) “Dissolution Event” shall have the meaning set forth in Section 10.1 of this Agreement.
     (p) “Effective Date” means March 9, 2006.
     (q) “Facilities” means the ethanol and by-product production facilities to be constructed and operated by the Company.
     (r) “Fiscal Year” means: (i) any twelve-month period commencing on December 1 and ending on November 30; and (ii) the period commencing on the immediately preceding December 1 and ending on the date on which all Property is distributed to the Unit Holders pursuant to Article X of this Agreement, or, if the context requires, any portion of a Fiscal Year for which an allocation of Profits or Losses or a distribution is to be made.
     (s) “GAAP” means generally accepted accounting principles in effect in the United States of America from time to time.
     (t) “Gross Asset Value” means with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows: (i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Directors, provided that the initial Gross Asset Values of the assets contributed to the Company pursuant to Section 2.1 of this Agreement shall be as set forth in such Section; (ii) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account), as determined by the Directors as of the following times: (A) upon the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (B) upon the distribution by the Company to a Member of more than a de minimis amount of Company Property as consideration for an interest in the Company; and (C) upon the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), provided that an adjustment described in clauses (A) and (B) of this paragraph shall be made only if the Directors reasonably determine that such adjustment is necessary to reflect the relative economic interests of the Members in the Company; (iii) The Gross Asset Value of any item of Company assets distributed to any Member shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of distribution as determined by the Directors; and (iv) The Gross Asset Values of Company assets shall be increased or decreased, as applicable, to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of “Profits” and “Losses” or Section 3.3(c) of this Agreement; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this

3

subparagraph (iv). If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (ii) or (iv) of this paragraph, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Profits and Losses.
     (u) “Issuance Items” has the meaning set forth in Section 3.3(h) of this Agreement.
     (v) “Liquidation Period” has the meaning set forth in Section 10.6 of this Agreement.
     (w) “Liquidator” has the meaning set forth in Section 10.8 of this Agreement.
     (x) “Member” means any Person: (i) whose name is set forth as such on Exhibit “A” attached hereto or as it may be amended from time to time, or who has become a Member pursuant to the terms of this Agreement; and (ii) who is the owner of one or more Units and has not ceased to be a Member pursuant to the terms of this Agreement. “Members” means all such Persons.
     (y) “Membership Economic Interest” means collectively, a Member’s share of “Profits” and “Losses,” the right to receive distributions of the Company’s assets, and the right to information concerning the business and affairs of the Company as required by the Act. The Membership Economic Interest of a Member is quantified by the unit of measurement referred to herein as “Units.”
     (z) “Membership Interest” means collectively, the Membership Economic Interest and the Membership Voting Interest.
     (aa) “Membership Voting Interest” means collectively, a Member’s right to vote as set forth in this Agreement or as required by the Act. The Membership Voting Interest of a Member shall mean as to any matter with respect to which the Member is entitled to vote hereunder or as may be required under the Act, the right to one (1) vote for each Unit registered in the name of such Member as shown in the Unit Holder Register.
     (bb) “Net Cash Flow” means the gross cash proceeds of the Company less the portion thereof used to pay or establish reserves for Company expenses, debt payments, capital improvements, replacements and contingencies, all as reasonably determined by the Directors. “Net Cash Flow” shall not be reduced by Depreciation, amortization, cost recovery deductions or similar allowances, but shall be increased by any reductions of reserves previously established.
     (cc) “Nonrecourse Deductions” has the meaning set forth in Section 1.704-2(b)(1) of the Regulations.
     (dd) “Nonrecourse Liability” has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.
     (ee) “Officer” means any Person who: (i) is appointed as an Officer pursuant to Section 5.19 of this Agreement or who has otherwise become an Officer pursuant to the terms of this Agreement; and (ii) has not ceased to be an Officer pursuant to the terms of this Agreement. “Officers” mean all such Persons.
     (ff) “Permitted Transfer” has the meaning set forth in Section 9.2 of this Agreement.
     (gg) “Person” means any individual, general or limited partnership, joint venture, limited liability company, corporation, trust, estate, association, nominee or other entity.
     (hh) “Profits and Losses” mean, for each Fiscal Year, an amount equal to the Company’s taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication): (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be added to such taxable income or loss; (ii) Any expenditures of the Company described in Code Section 705(a)(2)(b) or treated as Code Section 705(a)(2)(b) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be subtracted from such taxable income or loss; (iii) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (ii) or (iii) of the definition of Gross Asset Value above, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an

4

item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; (iv) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value; (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of Depreciation; (vi) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required, pursuant to Regulations Section 1.704-(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Unit Holder’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and (vii) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Sections 3.3 and 3.4 of this Agreement shall not be taken into account in computing Profits or Losses. The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 3.3 and 3.4 of this Agreement shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.
     (ii) “Property” means all real and personal property owned or acquired by the Company (including cash), and any improvements thereto, and shall include both tangible and intangible property.
     (jj) “Regulations” means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations are amended from time to time.
     (kk) “Regulatory Allocations” has the meaning set forth in Section 3.4 of this Agreement.
     (ll) “Related Party” means the adopted or birth relatives of any Person and such Person’s spouse (whether by marriage or common law), if any, including without limitation great-grandparents, grandparents, parents, children (including stepchildren and adopted children), grandchildren, and great-grandchildren thereof, and such Person’s (and such Person’s spouse’s) brothers, sisters, and cousins and their respective lineal ancestors and descendants, and any other ancestors and/or descendants, and any spouse of any of the foregoing, each trust created for the exclusive benefit of one or more of the foregoing, and the successors, assigns, heirs, executors, personal representatives and estates of any of the foregoing.
     (mm) “Securities Act” means the Securities Act of 1933, as amended.
     (nn) “Tax Matters Member” has the meaning set forth in Section 7.4 of this Agreement.
     (oo) “Transfer” means, as a noun, any voluntary or involuntary transfer, sale, pledge or hypothecation or other disposition and, as a verb, to voluntarily or involuntarily transfer, give, sell, exchange, assign, pledge, bequest, hypothecate or otherwise dispose of.
     (pp) “Unit” means an ownership interest in the Company issued in consideration of a Capital Contribution made as provided in Article II of this Agreement.
     (qq) “Unit Holder” means any Person who is the owner of one or more Units. “Unit Holders” means all such Persons.
     (rr) “Unit Holder Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Section 1.704-2(b)(4) of the Regulations.
     (ss) “Unit Holder Nonrecourse Debt Minimum Gain” means an amount, with respect to each Unit Holder Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Unit Holder Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.
     (tt) “Unit Holder Nonrecourse Deductions” has the same meaning as the term “partner nonrecourse deductions” in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

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     (uu) “Unit Holder Register” means the register maintained by the Company at its principal office or by the Company’s duly appointed agent, setting forth the name, address and Capital Contributions of each Unit Holder (or such Unit Holder’s predecessors in interest), and the number of Units, certificate number(s) and date of issuance of Units issued to each Unit Holder, which register shall be modified from time to time as additional Units are issued and as Units are Transferred pursuant to this Agreement.
ARTICLE II. CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS
2.1 Initial Capital Contributions. The name, address, Capital Contribution and Units quantifying the Membership Interest of each of the Members are set forth on Exhibit “A” attached hereto, and shall also be set forth on the Unit Holder Register.
2.2 Additional Capital Contributions; Additional Units. No Unit Holder shall be obligated to make any additional Capital Contributions to the Company or to pay any assessment to the Company, other than any unpaid amounts on such Unit Holder’s original Capital Contributions, and no Units shall be subject to any calls, requests or demands for capital. Subject to Section 5.6, additional Units may be issued in consideration of Capital Contributions as agreed to between the Directors and the Persons acquiring such Units.
2.3 Capital Accounts. A Capital Account shall be maintained for each Unit Holder in accordance with the following provisions:
     (a) To each Unit Holder’s Capital Account there shall be credited: (i) such Unit Holder’s Capital Contributions; (ii) such Unit Holder’s distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Sections 3.3 and 3.4 of this Agreement; and (iii) the amount of any Company liabilities assumed by such Unit Holder or which are secured by any Property distributed to such Unit Holder;
     (b) To each Unit Holder’s Capital Account there shall be debited: (i) the amount of money and the Gross Asset Value of any Property distributed to such Unit Holder pursuant to any provision of this Agreement; (ii) such Unit Holder’s distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Sections 3.3 and 3.4 of this Agreement; and (iii) the amount of any liabilities of such Unit Holder assumed by the Company or which are secured by any Property contributed by such Unit Holder to the Company;
     (c) In the event Units are Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Units; and
     (d) In determining the amount of any liability for purposes of subparagraphs (a) and (b) above, Code Section 752(c) and any other applicable provisions of the Code and Regulations shall be taken into account.
     The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent therewith. In the event the Directors determine that it is prudent to modify the manner in which Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Unit Holders), are computed in order to comply with such Regulations, the Directors may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Person pursuant to Article X of this Agreement upon the dissolution of the Company. The Directors also shall: (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Unit Holders and the amount of capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q); and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).
ARTICLE III. ALLOCATIONS
3.1 Profits. After giving effect to the special allocations in Sections 3.3 and 3.4 of this Agreement, Profits for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held.

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3.2 Losses. After giving effect to the special allocations in Sections 3.3 and 3.4 of this Agreement, Losses for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held.
3.3 Special Allocations. The following special allocations shall be made in the following order:
     (a) Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Article III, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Unit Holder shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 3.3(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.
(b)	Unit Holder Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Article III, if there is a net decrease in Unit Holder Nonrecourse Debt Minimum Gain attributable to a Unit Holder Nonrecourse Debt during any Fiscal Year, each Unit Holder who has a share of the Unit Holder Nonrecourse Debt Minimum Gain attributable to such Unit Holder Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder’s share of the net decrease in Unit Holder Nonrecourse Debt Minimum Gain, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 3.3(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.
     (c) Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit as soon as practicable, provided that an allocation pursuant to this Section 3.3(c) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article III have been tentatively made as if this Section 3.3(c) were not in the Agreement.
     (d) Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of: (i) the amount such Member is obligated to restore pursuant to any provision of this Agreement; and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations, then in such circumstance each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 3.3(d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article III have been made as if Sections 3.3(c) and 3.3(d) were not in this Agreement.
     (e) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated among the Members in proportion to Units held.
     (f) Unit Holder Nonrecourse Deductions. Any Unit Holder Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Unit Holder who bears the economic risk of loss with respect to the Unit Holder Nonrecourse Debt to which such Unit Holder Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).
     (g) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Unit Holder in complete liquidation of such Unit Holder’s interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Unit Holders in accordance with their interests in the Company in the event Regulations Section

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1.704-1(b)(2)(iv)(m)(2) applies, or to the Unit Holder to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.
     (h) Allocations Relating to Taxable Issuance of Company Units. Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of Units by the Company to a Unit Holder (the “Issuance Items”) shall be allocated among the Unit Holders so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Unit Holder shall be equal to the net amount that would have been allocated to each such Unit Holder if the Issuance Items had not been realized.
3.4 Regulatory Allocations. The allocations set forth in Sections 3.3(a), 3.3(b), 3.3(c), 3.3(d), 3.3(e), 3.3(f), 3.3(g) and 3.5 (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. It is the intent of the Unit Holders that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 3.4. Therefore, notwithstanding any other provision of this Article III (other than the Regulatory Allocations), the Directors shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner they determine appropriate so that, after such offsetting allocations are made, each Unit Holder’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Unit Holder would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Sections 3.1, 3.2, and 3.3(h).
3.5 Loss Limitation. Losses allocated pursuant to Section 3.2 of this Agreement shall not exceed the maximum amount of Losses that can be allocated without causing any Unit Holder to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Unit Holders would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 3.2 of this Agreement, the limitation set forth in this Section 3.5 shall be applied on a Unit Holder by Unit Holder basis and Losses not allocable to any Unit Holder as a result of such limitation shall be allocated to the other Unit Holders in accordance with the positive balances in such Unit Holder’s Capital Accounts so as to allocate the maximum permissible Losses to each Unit Holder under Section 1.704-1(b)(2)(ii)(d) of the Regulations.
3.6 Other Allocation Rules.
     (a) For purposes of determining Profits, Losses and any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the Directors using any permissible method under Code Section 706 and the Regulations thereunder.
     (b) The Unit Holders are aware of the income tax consequences of the allocations made by this Article III and hereby agree to be bound by the provisions of this Article III in reporting their shares of Company income and loss for income tax purposes.
     (c) Solely for purposes of determining a Unit Holder’s proportionate share of the “excess nonrecourse liabilities” of the Company within the meaning of Regulations Section 1.752-3(a)(3), the Unit Holders’ aggregate interests in Company Profits shall be deemed to be as provided in the Capital Accounts. To the extent permitted by Section 1.704-2(h)(3) of the Regulations, the Directors shall endeavor to treat distributions of Net Cash Flow as having been made from the proceeds of a Nonrecourse Liability or a Unit Holder Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Unit Holder.
     (d) Profits and Losses to the Unit Holders shall be allocated among the Unit Holders in the ratio which each Unit Holder’s Units bears to the total number of Units issued and outstanding.
3.7 Tax Allocations; Code Section 704(c). In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any Property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Unit Holders so as to take account of any variation between the adjusted basis of such Property to the Company for federal income tax purposes and its initial Gross Asset Value. In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value in Section 1.10(t) of this Agreement, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the Directors in any manner

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that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 3.7 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Unit Holder’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.
3.8 Tax Credit Allocations. All income tax credits with respect to the Company’s property or operations shall be allocated among the Members in accordance with their respective Membership Interests for the Fiscal Year during which the expenditure, production, sale or other event giving rise to such credits occurs. This Section 3.8 is intended to comply with the applicable tax credit allocation principles of Regulations Section 1.704-1(b)(4)(ii) and shall be interpreted consistently therewith.
ARTICLE IV. DISTRIBUTIONS
4.1 Net Cash Flow. Subject to the terms and conditions of any applicable loan covenants and restrictions, the Directors, in their sole discretion, shall make distributions of Net Cash Flow, if any, to the Unit Holders in proportion to Units held. In determining Net Cash Flow, the Directors shall endeavor to provide for cash distributions at such times and in such amounts as will permit the Unit Holders to make timely payment of income taxes.
4.2 Amounts Withheld. All amounts withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, distribution or allocation to the Company or the Unit Holders shall be treated as amounts paid or distributed, as the case may be, to the Unit Holders with respect to which such amount was withheld pursuant to this Section 4.2 for all purposes under this Agreement. The Company is authorized to withhold from payments and distributions, or with respect to allocations, to the Unit Holders and to pay over to any federal, state, local or foreign government, any amounts required to be so withheld, and shall allocate any such amounts to the Unit Holders with respect to which such amount was withheld.
4.3 Limitations on Distributions. The Company shall make no distributions to the Unit Holders except as provided in this Article IV and in Article X of this Agreement. Notwithstanding any other provision, no distribution shall be made if not permitted to be made under the Act.
ARTICLE V. MANAGEMENT
5.1 Directors. Except as otherwise provided in this Agreement or required by law, the Directors shall direct the business and affairs and exercise all of the powers of the Company, and shall adopt such policies, rules, regulations and actions as they deem advisable. Subject to Section 5.6 of this Agreement and any other express provisions of this Agreement to the contrary, the business and affairs of the Company shall be managed by and under the direction of the Directors and not by the Members. Notwithstanding any other provision in this Agreement to the contrary, the amendment or repeal of this Section 5.1, or the adoption of any provision inconsistent herewith, shall require the approval of a majority of the Membership Voting Interests.
5.2 Number of Directors. The total number of initial Directors of the Company shall be a minimum of seven (7) and a maximum of fifteen (15). Prior to the expiration of the initial terms of the Directors, the initial Directors, by resolution approved by the majority vote of the initial Directors, shall fix the total number of Directors, which shall be a minimum of seven (7) and a maximum of fifteen (15), that will serve following the first special or annual meeting of the Members following the date on which substantial operations of the Facilities commence. The number of Directors shall be increased by the appointment of additional Directors, if any, pursuant to section 5.3(c) below. At any annual or special meeting, the Members may increase or decrease this fixed number of Directors last approved and may change from a fixed number to a variable range or visa versa by majority vote of the total Membership Voting Interests entitled to vote pursuant to this Agreement. However, the relative ratio of the number of Directors elected pursuant to section 5.3(a) below to Directors appointed pursuant to section 5.3(c) below shall always result in a majority of elected Directors.
5.3 Election of Directors.
     (a) Election; Terms. The initial Directors shall be appointed by the initial Members and shall, subject to Section 5.2 of this Agreement, serve until the first annual or special meeting of the Members following the date on which substantial operations of the Facilities commence, and in all cases until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of any such Director. After the expiration of the initial terms of the Directors, at each annual meeting of the Members, Directors shall be elected by the Members for staggered terms of three (3) years (except as hereafter provided with respect to the initial terms of Group I and Group II Directors) and until a successor is elected and qualified, or until the earlier death, resignation,

9

removal or disqualification of any such Director. The initial Directors shall, by written resolution prior to the first annual or special meeting following the date on which substantial operations of the Facilities commence, to separately identify the Director positions to be elected at the first annual meeting or special meeting following the date on which substantial operations of the Facilities commence, and shall so classify each such Director position as Group I, Group II or Group III, with such classification to serve as the basis for the staggering of terms among the elected Directors. The term of Group I Directors shall expire first (initial term of one (1) year with successors elected to three (3) year terms thereafter), followed by those of Group II Directors (initial term of two (2) years with successors elected to three (3) year terms thereafter), and then Group III Directors (initial and subsequent terms of three (3) years). If at any time the number of Directors is changed as provided in Section 5.2 above, the number of Group I, Group II and Group III Directors shall be adjusted, as necessary, so that approximately one-third (1/3) of the Directors are elected at each annual meeting of the Members.
     (b) Director Nominations. One or more nominees for Director positions up for election shall be named by the then current Directors or by a nominating committee established by the Directors. Nominations for the election of directors may also be made by any Unit Holder entitled to vote generally in the election of directors.
     i. Timing of Nominations. A Unit Holder who desires to nominate a director candidate must provide the Company with written notice of such Unit Holder’s intent to make such nomination or nominations, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not less than 120 calendar days before the date of the Company’s proxy statement released to Unit Holders in connection with the previous year’s annual meeting. Notwithstanding the foregoing, in the event Rule 14a-8(e)(2) of Regulation 14A of the Securities Exchange Act of 1934, as amended, relating to the submission of member proposals for inclusion in a company’s proxy statement is amended, the deadline for nominations for director candidates under this section shall automatically adjust to remain the same as the timeframe provided in Rule 14a-8(e) for member proposals. However, if the Company did not hold an annual meeting the previous year or the date of the current year’s annual meeting is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time, as determined by the Board of Directors, before the Company begins to print and mail its proxy materials for the annual meeting of the Company. Notwithstanding any provision to the contrary, the Board of Directors, in its sole discretion, may accept written notice that is submitted after the above described deadline has passed.
     ii. Content of Notice to Company of Nominations. Each such notice to the Secretary shall set forth: (a) the name and address of record of the Unit Holder who intends to make the nomination; (b) a representation that the Unit Holder is a holder of record of Units of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (d) a description of all arrangements or understandings between the Unit Holder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Unit Holder; (e) such other information regarding each nominee proposed by such Unit Holder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; (f) the consent of each nominee to serve as a Director of the Company if so elected; and (g) a nominating petition signed and dated by the holders of at least five percent (5%) of the then outstanding Units and clearly setting forth the proposed nominee as a candidate of the Director’s seat to be filled at the next election of Directors. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a Director of the Company. The presiding Officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.
     (c) Voting Requirement for Electing Directors. Nominees for open Director positions shall be elected by a plurality vote of the Members present at a meeting at which a quorum is present so that the nominees receiving the greatest number of votes relative to the votes cast for their competitors shall be elected Directors.
     (d) Vacancies. Except in the instance of representatives appointed to the Board of Directors by certain Members under Section 5.3(f) below, whenever a vacancy occurs other than from expiration of a term of office or removal from office, a majority of the remaining Directors shall appoint a new Director to fill the vacancy for the remainder of such term.

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     (e) Limits on Modification. The amendment or repeal of this section 5.3 or the adoption of any provision inconsistent therewith shall require an action by the Members pursuant to Section 6.15 of this Agreement.
     (f) Special Right of Appointment of Directors for Certain Members. Commencing on a date within thirty (30) days following the Financing Closing, each Member who holds five thousand (5,000) or more Units, all of which were purchased by such Member from the Company during its initial public offering of equity securities filed with the Securities and Exchange Commission, shall be deemed an “Appointing Member” and shall be entitled to appoint one (1) Director for each block of 5,000 Units; provided, however, that no Appointing Member shall be entitled to appoint more than two (2) Directors regardless of the total number of Units owned and purchased in the initial public offering. So long as the Appointing Member is the holder of five thousand (5,000) Units the Member shall retain its right to appoint a Director. Units held by an Affiliate or Related Party of a Member shall be included in the determination of whether the Member holds the requisite number of Units for purposes of this section and shall, together, be limited to the appointment of one (1) Director for each block of 5,000 Units subject to the maximum appointment of two (2) Directors regardless of the number of Units held by that Member, Affiliate or Related Party. Only Members who hold the requisite five thousand (5,000) or more Units are granted appointment rights hereunder. Accordingly, any Member who purchases Units that equal or exceed five thousand (5,000) Units other than those offered by the Company during the Company’s initial public offering of equity securities filed with the Securities and Exchange Commission, shall not be entitled to appoint any Directors, regardless of the amount of Units purchased by such Member. A Director appointed by a Member under this section shall serve indefinitely at the pleasure of the Member appointing him or her until a successor is appointed, or until the earlier death, resignation, or removal of the Director. Any Director appointed under this section may be removed for any reason by the Member appointing him or her, upon written notice to the Board of Directors, which notice may designate and appoint a successor Director to fill the vacancy, and which notice may be given at a meeting of the Board of Directors attended by the person appointed to fill the vacancy. Any such vacancy shall be filled within thirty (30) days of its occurrence by the Member having the right of appointment. In the event that the number of Units held by an Appointing Member falls below the threshold of five thousand (5,000) Units, the term of any Director appointed by such Member shall terminate and Board of Directors shall have the right to appoint a successor. A Director appointed by the Board of Directors under this Section shall serve indefinitely at the pleasure of the Board of Directors until the Board of Directors appoints a successor due to the death, resignation, or removal of the appointed Director. In the event that an Appointing Member transfers such Units, the appointment rights shall not transfer with the Units, but shall expire upon the date of transfer unless said transfer is to an Affiliate or Related Party of the Appointing Member.
5.4 Authority of Directors. Subject to the limitations and restrictions set forth in this Agreement and the Act, the Directors shall direct the management of the business and affairs of the Company and shall have all of the rights and powers which may be possessed by a “manager” under the Act including, without limitation, the right and power to do or perform, and the further right and power by resolution to delegate to the Officers or such other Persons as the Directors deem appropriate, the right and power to do or perform, the following:
     (a) Conduct the business and carry on the operations of the Company, and have and exercise the powers granted by the Act in any state, territory, district or possession of the United States, or in any foreign country, which may be necessary or convenient to effect any or all of the purposes for which the Company is organized;
     (b) Acquire by purchase, lease or otherwise any real or personal property which may be necessary, convenient, or incidental to the accomplishment of the purposes of the Company;
     (c) Operate, maintain, finance, improve, construct, own, operate, sell, convey, assign, mortgage and lease any real estate and any personal property necessary, convenient, or incidental to the accomplishment of the purposes of the Company;
     (d) Execute any and all agreements, contracts, documents, certifications and instruments necessary or convenient in connection with the management, maintenance and operation of the business and affairs of the Company, including executing amendments to this Agreement and the Articles in accordance with the terms of this Agreement, both as Directors and where permitted, as attorney-in-fact for the Members pursuant to any power of attorney granted by the Members to the Directors;
     (e) Borrow money and issue evidences of indebtedness necessary, convenient, or incidental to the accomplishment of the purposes of the Company, and secure the same by mortgage, pledge or other lien on any Company assets;

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     (f) Execute, in furtherance of any or all of the purposes of the Company, any deed, lease, mortgage, deed of trust, mortgage note, promissory note, bill of sale, contract or other instrument purporting to convey or encumber any or all of the Company assets;
     (g) Prepay in whole or in part, refinance, increase, modify or extend any liabilities affecting the assets of the Company and in connection therewith, execute any extensions or renewals of encumbrances on any or all of such assets;
     (h) Care for and distribute funds to the Members by way of cash income, return of capital or otherwise, all in accordance with the provisions of this Agreement, and perform all matters in furtherance of the objectives of the Company and this Agreement;
     (i) Contract on behalf of the Company for the employment and services of employees and independent contractors, and delegate to such Persons the duty to manage or supervise any of the assets or operations of the Company;
     (j) Engage in any kind of activity and perform and carry out contracts of any kind necessary or incidental to, or in connection with, the accomplishment of the purposes of the Company, as may be lawfully carried on or performed by a limited liability company under the laws of each state in which the Company is then formed or qualified;
     (k) Take, or refrain from taking, all actions, not expressly proscribed or limited by this Agreement or the Articles, as may be necessary or appropriate to accomplish the purposes of the Company;
     (l) Institute, prosecute, defend, settle, compromise and dismiss lawsuits or other judicial or administrative proceedings brought on or in behalf of, or against, the Company, the Members or the Directors or Officers in connection with activities arising out of, connected with, or incidental to this Agreement, and engage counsel or others in connection therewith;
     (m) Purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships, other limited liability companies, or individuals or direct or indirect obligations of the United States or of any government, state, territory, government district or municipality or of any instrumentality of any of them;
     (n) Agree with any Person as to the form and other terms and conditions of such Person’s Capital Contribution to the Company and cause the Company to issue Membership Interests and Units in consideration for such Capital Contribution; and
     (o) Indemnify Members, Directors or Officers, or former Members, Directors or Officers, and to make any other indemnification that is authorized by this Agreement in accordance with, and to the fullest extent permitted by, the Act.
5.5 Director as Agent. Notwithstanding the power and authority of the Directors to manage the business and affairs of the Company, no Director shall have authority to act as agent for the Company for the purposes of its business (including the execution of any instrument on behalf of the Company) unless the Directors have authorized the Director to take such action.
5.6 Restrictions on Authority of Directors.
     (a) Notwithstanding any provision in this Agreement to the contrary, the Directors shall not have authority to, and they covenant and agree that they shall not, do any of the following acts without the unanimous consent of the Members:
(i)	Cause or permit the Company to engage in any activity that is not consistent with the purposes of the Company as set forth in Section 1.3 of this Agreement;

(ii)	Knowingly engage in any act in contravention of this Agreement or which would make it impossible to carry on the ordinary business of the Company, except as otherwise provided in this Agreement;

(iii)	Possess Company Property, or assign rights in specific Company Property, for other than a Company purpose; or

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(iv)	Cause the Company to voluntarily take any action that would cause a bankruptcy of the Company.
     (b) The Directors shall not have authority to, and they covenant and agree that they shall not cause the Company to, without the consent of a majority of the Membership Voting Interests:
(i)	Merge, consolidate, exchange or otherwise dispose of all or substantially all of the Property, except for a liquidating sale of the Property in connection with the dissolution of the Company;

(ii)	Confess a judgment against the Company in an amount in excess of $500,000;

(iii)	Issue Units at a purchase price that is less than thirty percent (30%) of the purchase price offered to investors in the Company’s initial registered offering of Units;

(iv)	Issue an aggregate number of Units that is greater than one hundred twenty-five percent (125%) of the maximum number of Units to be offered to investors in the Company’s initial registered offering of Units ; or

(v)	Cause the Company to acquire any equity or debt securities of any Director or any of its Affiliates, or otherwise make loans to any Director or any of its Affiliates.
     The actions specified herein as requiring the consent of the Members shall be in addition to any actions by the Director that are specified in the Act as requiring the consent or approval of the Members. Unless otherwise required by this Agreement or the Act, any such required consent or approval may be given by a vote of a majority of the Membership Voting Interests.
5.7 Meetings. A regular meeting of the Directors shall be held, without other notice than this Section, immediately after, and at the same place as, the annual meeting of the Members. Additionally, the Directors may, by resolution, prescribe the time and place for holding regular meetings and may provide that such resolution constitutes notice thereof. If the Directors do not prescribe the time and place for the holding of regular meetings, such regular meetings shall be held at the time and place specified in the notice of each such regular meeting. Unless otherwise prescribed by statute, special meetings may be called by, or at the request of, the President or by a majority of the Directors. The Directors may designate any location as the place of any regular or special meeting. If no designation is made, the place of meeting shall be the principal office of the Company.
5.8 Notice. Notice shall be given to each Director with respect to any special meeting of the Directors, stating the date, time and place of the meeting. Such notice shall be given at least two (2) days prior thereto and shall be in writing, unless oral notice is reasonable under the circumstances. If mailed, such notice shall be deemed to be delivered on the earlier of five (5) days after deposit in the U.S. mail addressed to the Director’s address as shown on the Company’s records with postage prepaid, or upon receipt. Any Director may waive notice of any meeting. Except as provided in the next sentence, the waiver must be in writing, signed by the Director entitled to notice, and filed with the minutes relating to the action taken. A Director’s attendance at a meeting shall constitute a waiver of notice of such meeting, except where such Director attends the meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Directors need be specified in the notice or waiver of notice of such meeting.
5.9 Conduct of Meeting. All Directors, to the extent possible, shall personally attend all Directors meetings. However, any Director may participate in any regular or special meeting by any means of communication by which all Directors participating may simultaneously hear each other during the meeting. A Director participating in a meeting by this means is deemed to be present in person.
5.10 Quorum. A majority of the duly elected and qualified Directors shall constitute a quorum for the transaction of business. If less than a quorum is represented at a meeting, the Directors represented may adjourn the meeting and reschedule it for a later date without further notice. At such adjourned and rescheduled meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the original meeting. Directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of Directors to leave less than a quorum.

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5.11 Manner of Acting; Informal Action. Except as otherwise provided in this Agreement, the act of a majority of the Directors at a meeting at which a quorum is present shall be the act of the Directors. Unless otherwise provided by law, any action required or permitted to be taken at a meeting of the Directors may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all Directors entitled to vote with respect the subject matter thereof.
5.12 Presumption of Assent. A Director present at a meeting shall be presumed to have assented to action taken, unless the dissent of such Director is entered in the minutes of the meeting or unless such Director files a written dissent to such action with the other Directors before the adjournment thereof or forwards such dissent by mail to the other Directors within 72 hours after the adjournment thereof by filing such dissent with the Secretary of the Company. Such right to dissent shall not apply to a Director who voted in favor of an action.
5.13 Removal of Directors. The Members may remove a Director, with or without cause, at a meeting called for that purpose, if notice has been given that a purpose of the meeting is such removal. Notwithstanding the foregoing, the Board of Directors shall have the discretion to remove any Director who fails to attend less than 75% of the Board’s meetings during any 12 month period as measured on a rotating basis.
5.14 Vacancies. Any vacancy occurring in the Board may be filled by the affirmative vote of a majority of the remaining Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of such Director’s predecessor in office. Any vacancy to be filled by reason of any increase in the number of Directors shall be filled by election at an annual or special meeting of the Members called for that purpose.
5.15 Compensation. The Directors shall have authority to establish reasonable compensation of all Directors for services to the Company as Directors, officers or otherwise, and to provide for reimbursement to Directors of their reasonable expenses of attending Directors’ meetings.
5.16 Committees; Authority. The Directors may create such committees, and appoint such Directors to serve on them, as the Directors deem appropriate. Each committee must have Two (2) or more Directors, who serve at the pleasure of the Directors. The creation of a committee, and the appointment of Directors to serve on it, must be approved by a majority of the Directors. The procedural requirements for Board meetings under this Article V shall also apply to committee meetings. Board committees may exercise only those aspects of the Directors’ authority which are expressly conferred by the Directors by express resolution. Notwithstanding the foregoing, however, a committee may not, under any circumstances: (i) apportion or authorize distributions; (ii) approve or propose any action for which the Act requires Member approval; (iii) elect Officers; (iv) fill vacancies on the Board or on any of its committees; (v) adopt, amend, or repeal the Articles or this Agreement; (vi) approve a plan of merger; (vii) authorize or approve the reacquisition of Units, except according to a formula or method prescribed by the Directors; or (ix) authorize or approve the issuance or sale or contract for sale of Units or determine the designation and relative rights, preferences, and limitations of a class or series of Units.
5.17 Voting; Potential Financial Interest. No Director shall be disqualified from voting on any matter solely by reason of such Director’s (or his/her Affiliate’s) potential financial interest in the outcome of such vote, provided that the nature of such potential financial interest was reasonably disclosed at the time of such vote.
5.18 Duties and Obligations of Directors. The Directors shall cause the Company to conduct its business and operations separate and apart from that of any Director or any Director’s Affiliates. The Directors shall take all actions which may be necessary or appropriate: (i) for the continuation of the Company’s valid existence as a limited liability company under the laws of the State of Iowa and each other jurisdiction in which such existence is necessary to protect the limited liability of Members or to enable the Company to conduct the business in which it is engaged; and (ii) for the accomplishment of the Company’s purposes, including the acquisition, development, maintenance, preservation, and operation of Company Property in accordance with the provisions of this Agreement and applicable laws and regulations. Each Director shall have the duty to discharge the foregoing duties in good faith, in a manner the Director believes to be in the best interests of the Company, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances. The Directors shall be under no other fiduciary duty to the Company or the Members to conduct the affairs of the Company in a particular manner.
5.19 Officers. The officers of the Company shall be appointed by the Directors and shall include a President, a Vice-President, a Secretary, a Treasurer, and such other Officers and assistant Officers as the Directors shall determine. One person may

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simultaneously hold more than one office. The Officers’ terms shall be specified by the Directors. If no term is specified, they shall hold office until the first meeting of the Directors held after the next annual meeting of the Members. If the appointment of Officers shall not be made at such meeting, such appointment shall be made as soon thereafter as is convenient. Each Officer shall hold office until the officer’s successor is duly appointed and qualified, until the Officer’s death, or until the Officer resigns or is removed by the Directors. The designation of a specified term does not grant to an Officer any contract rights; and unless otherwise provided in a signed contract with the Company, Officers will be “at-will employees” subject to removal by the Directors at any time, with or without cause.
     Any officer may resign at any time by giving written notice to the President or the Secretary of the Company. Unless otherwise noted in the notice, the resignation shall be effective upon receipt.
     The Officers, and their duties and responsibilities shall be as follows:
     (a) President. The President shall be the principal executive officer of the Company and shall, subject to Directors’ control, generally supervise and control the Company’s business and affairs. The President shall, when present, preside at all Directors’ and Member meetings, and shall perform all duties incident to the office of President and such other duties as may be prescribed by this Agreement or by the Directors.
     (b) The Vice President(s). If one or more Vice Presidents are appointed by the Directors, the Vice President (or in the event there be more than one, the appropriate Vice President, as designated by the Directors, or in the absence of any designation, then in the order of appointment) shall perform the duties of the President in the event of the President’s absence, death, inability or refusal to act. When so acting, a Vice President shall have all of the powers, and be subject to all of the restrictions upon, the President. In addition, Vice Presidents shall perform such other duties as may be prescribed by this Agreement or by the Directors.
     (c) The Secretary. The Secretary shall: (i) keep the minutes of the Director and Member meetings; (ii) see that all notices are duly given in accordance with this Agreement and as required by law; (iii) serve as the custodian of the Company’s records; (iv) when requested or required, authenticate any Company records; (v) keep and maintain the Unit Holder Register and the Unit transfer books of the Company; and (vi) perform all duties incident to the office of Secretary and such other duties as may be prescribed by this Agreement or by the Directors.
     (d) The Treasurer. The Treasurer shall: (i) have charge and custody of, and be responsible for, all funds and securities of the Company; (ii) receive and give receipts for moneys due and payable to the Company, and deposit all such moneys in the name of the Company in such banks, trust companies or other depositories as shall be selected in accordance with this Agreement; and (iv) generally perform all duties incident to the office of Treasurer and such other duties as may be prescribed by this Agreement or by the Directors.
     (e) Other Assistants and Acting Officers. The Directors shall have the power to appoint any Person to act as assistant to any Officer, or to perform the duties of such Officer, whenever for any reason it is impracticable for such officer to act personally. Any such assistant or acting Officer shall have the power to perform all the duties of the office to which he or she is appointed to be an assistant, or as to which he or she is appointed to act, except as such power may be otherwise defined or restricted by the Directors. Additionally, unless prohibited by a resolution of the Directors, any Officer may delegate in writing some or all of the duties and powers of such Officer’s position to other Persons. An Officer who delegates the duties or powers of an office remains subject to the standard of conduct for such Officer with respect to the discharge of all duties and powers so delegated.
     Salaries of the Officers shall be fixed from time to time by the Directors, and no Officer shall be prevented from receiving a salary due to the fact that such Officer is also a Director.
5.20 Execution of Instruments. All deeds, mortgages, bonds, checks, contracts and other instruments pertaining to the business and affairs of the Company shall be signed on behalf of the Company by: (i) the President; or (ii) such other Officers or Persons who may be authorized to do so by specific resolution of the Directors.
5.21 Limitation of Liability; Indemnification. To the maximum extent permitted under the Act and other applicable law, no Member or Director of this Company shall be personally liable for any debt, obligation or liability of this Company merely by reason of being a Member or Director or both. No Director of this Company shall be personally liable to this Company or its Members for

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monetary damages for a breach of fiduciary duty by such Director; provided that this provision shall not eliminate or limit the liability of a Director for any of the following: (i) receipt of an improper financial benefit to which the Director is not entitled; (ii) liability for receipt of distributions in violation of the Articles, this Agreement, or Section 17-76,110 of the Act; (iii) a knowing violation of law; or (iv) acts or omissions involving fraud, bad faith or willful misconduct. To the maximum extent permitted under the Act and other applicable law, the Company, its receiver, or its trustee (in the case of its receiver or trustee, to the extent of Company Property) shall indemnify, save and hold harmless, and pay all judgments and claims against each Director or officer or director of such Director relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such Director, officer, or director in connection with the business of the Company, including reasonable attorneys’ fees incurred by such Director, officer, or director in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred, including all such liabilities under federal and state securities laws as permitted by law. To the maximum extent permitted under the Act and other applicable law, in the event of any action by a Unit Holder against any Director, including a derivative suit, the Company shall indemnify, save harmless, and pay all costs, liabilities, damages and expenses of such Director, including reasonable attorneys’ fees incurred in the defense of such action. Notwithstanding the foregoing provisions, no Director shall be indemnified by the Company to the extent prohibited or limited (but only to the extent limited) by the Act. The Company may purchase and maintain insurance on behalf of any Person in such Person’s official capacity against any liability asserted against and incurred by such Person in or arising from that capacity, whether or not the Company would otherwise be required to indemnify the Person against the liability.
ARTICLE VI. MEMBERSHIP UNITS; MEMBERS
6.1 Membership Units. The Company is initially organized with one (1) class of Membership Interests, designated in Units, which Units are initially the only class of equity in the Company. The Units shall have no par value and shall be of a single class with identical rights. The Company shall have a first lien on the Units of any Member for any debt or liability owed by such Member to the Company. Additional and different classes of Membership Interests represented by different Units may be created and issued to new or existing Members on such terms and conditions as the Directors may determine. Such additional and different classes may have different rights, powers and preferences (including, without limitation, voting rights and distribution preferences), which may be superior to those of existing Members. Members shall have no preemptive rights to acquire additional or newly created Units.
6.2 Certificates; Surrender for Transfer. Certificates representing Units shall be in such form as shall be determined by the Directors, in their discretion. If a certificate is lost, destroyed or mutilated, a new one may be issued upon such terms and indemnity to the Company as the Directors may prescribe. No new certificate shall be issued until the former certificate for a like number of Units has been surrendered and canceled.
6.3 Members. Each Person who desires to become a Member must complete and execute a signature page to this Agreement in the form of Exhibit “B” attached hereto and such other documents as may be required by the Directors. Membership Interests and Units of the Members shall be set forth on Exhibit “A” to this Agreement, as amended from time to time.
6.4 Additional Members. No Person shall become a Member without the approval of the Directors. The Directors may refuse to admit any Person as a Member in their sole discretion. Any such admission must comply with the requirements described in this Agreement and will be effective only after such Person has executed and delivered to the Company such documentation as determined by the Directors to be necessary and appropriate to effect such admission.
6.5 Members’ Voting Rights. Each Member shall be entitled to one (1) vote for each Unit registered in the name of such Member (as shown in the Unit Holder Register) as to any matter for which such Member is entitled to vote under this Agreement or the Act. Members do not have cumulative voting rights as to any matter. Except as otherwise expressly provided for in this Agreement, Members shall not have any right or power to take part in the management or control of the Company or its business and affairs or to act for or bind the Company in any way.
6.6 Member Meetings. Beginning with the fiscal year ending in calendar year 2008, or sooner as determined by the Directors, and each Fiscal Year thereafter, an annual meeting of the Members shall be held within one hundred eighty (180) days of the close of the Company’s Fiscal Year, at a time and date determined by the Directors. Special meetings of the Members, for any purpose(s) described in the meeting notice, may be called by the Directors, and shall be called by the Directors at the request of not less than thirty percent (30%) of all Members. A call by the Members for a special meeting shall be in writing, signed by the persons calling for the same, addressed and delivered to the Secretary, and shall state the time and purpose(s) of such meeting.

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6.7 Place of Meeting. The Directors, or in the absence of action by the Directors, the President, may designate any place as the place for any meeting of the Members, unless by written consents, a majority of all Members entitled to vote at the meeting designate a different place for the holding of such meeting. If no designation is made by the Directors, the President or by unanimous action of the Members, the place of meetings shall be at the principal office of the Company.
6.8 Conduct of Meetings. Subject to the discretion of the Directors, the Members may participate in any Member meeting by means of telephone conference or similar means of communication by which all participants in the meeting can hear and be heard by all other participants.
6.9 Notice. Written notice stating the place and time of any annual or special Member meeting shall be delivered or mailed not less than five (5) nor more than sixty (60) days prior to the meeting date, to each Member of record entitled to vote at such meeting as of the close of business on the day before said notice is delivered or mailed. Such notices shall be deemed to be effective upon the earlier of: (i) deposit postage-prepaid in the U.S. mail, addressed to the Member at the Member’s address as it appears on the Unit Holder Register, or such other address as may have been provided in writing to the Company by a Member; (ii) the date shown on the return receipt if sent by registered or certified mail, return receipt requested; or (iii) actual receipt.
6.10 Contents of Notice. The notice of each Member meeting shall include a description of the purpose(s) for which the meeting is called. If a purpose of any Member meeting is to consider: (i) a proposed amendment to or restatement of the Articles requiring Member approval; (ii) a plan of merger or share exchange; (iii) the sale, lease, exchange or other disposition of all, or substantially all of the Company’s Property; (iv) the dissolution of the Company; or (v) removal of a Director, then the notice must so state and must be accompanied, as applicable, by a copy or summary of the (1) amendment(s) to the Articles, (2) plan of merger or share exchange, (3) documents relating to the transaction for the disposition of all the Company’s Property, and/or (4) plan and Articles of Dissolution.
6.11 Adjourned Meetings. If any Member meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place, if the new date, time and place is announced at the meeting before adjournment; provided that, if a new record date for the adjourned meeting is or must be fixed, then notice must be given to new Members as of the new record date.
6.12 Waiver of Notice. Whenever any notice is required to be given to any Member under the Act, the Articles or this Agreement, a waiver in writing, signed by such Member shall be deemed equivalent to the giving of such notice. Furthermore, a Member’s attendance at a meeting waives any objection that the Member might otherwise raise based on lack of notice or defective notice, unless the Member: (i) objects at the outset of the meeting; or (ii) in the case of an objection claiming that consideration of a particular matter is not within the purposes described in the meeting notice, objects at the time such matter is presented, and in either case, thereafter does not participate in the meeting.
6.13 Fixing of Record Date. For purposes of determining the Members entitled to notice of, or to vote at, any Member meeting or any adjournment thereof, or for purposes of determining the Members entitled to receive payment of any distribution, or in order to make a determination of the Members for any other purpose, the Directors may provide that the Unit Transfer books shall be closed for a stated period, not to exceed sixty (60) days. If the Unit Transfer books shall be closed for such purpose, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the Unit Transfer books, the Directors may fix in advance a date as the record date for any such determination of Members, such date in any case to be not more than sixty (60) days, and in case of a meeting of Members not less than ten (10) days, prior to the date on which the particular action requiring such determination is to be taken. If the Unit Transfer books are not closed and no record date is fixed for the determination, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring a dividend is adopted, as the case may be, shall be the record date for such determination. When a determination of Members entitled to vote at any meeting of the Members has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Directors fix a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.
6.14 Quorum and Proxies. The presence (in person or by proxy or mail ballot) of Members representing at least thirty percent (30%) of the Membership Voting Interests is required for the transaction of business at a meeting of the Members. Voting by proxy or by mail ballot shall be permitted on any matter if authorized by the Directors.
6.15 Voting; Action by Members. If a quorum is present, the affirmative vote of a majority of the Membership Voting Interests represented at the meeting and entitled to vote on the matter (including units represented in person, by proxy or by mail ballot when

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authorized by the Directors) shall constitute the act of the Members, unless the vote of a greater or lesser proportion or numbers is otherwise required by this Agreement.
6.16 Termination of Membership. If for any reason the membership of a Member is terminated as provided in this Agreement or the Act, the Member whose membership has terminated loses all Membership Voting Interests and shall be considered merely an unadmitted Assignee of the Membership Economic Interest owned before the termination of membership, having only the rights provided for unadmitted Assignees in Section 9.7 hereof.
6.17 Continuation of the Company. The Company shall not be dissolved upon the occurrence of any event that is deemed to terminate the continued membership of a Member, but rather the Company shall continue without dissolution, and its affairs shall not be required to be wound up.
6.18 No Member Right of Redemption or Return of Capital. Except as otherwise provided in this Agreement or the Act, no Member or transferee of any Member shall have any right to demand or receive a return of his/her/its Capital Contribution or to require the redemption of his/her/its Units.
6.19 Waiver of Dissenters Rights. To the fullest extent permitted by the Act, each Member hereby disclaims, waives and agrees not to assert: (i) any dissenters’ or similar rights under the Act; (ii) any right to require partition or appraisal of the Company or of any of its assets, or to cause the sale of any Company Property; or (iii) any right to maintain any action for partition or to compel any sale with respect to such Member’s Units, or with respect to any Company Property.
6.20 Loans. Any Member or Affiliate may, with the consent of the Directors, lend or advance money to the Company, in which case the amount of any such loan or advance shall not be treated as a contribution to the capital of the Company but rather shall be a debt due from the Company, repayable out of the Company’s cash, and shall bear interest at a rate not in excess of the prime rate established, from time to time, by any major bank selected by the Directors for loans to its most creditworthy commercial borrowers, plus four percent (4%) per annum. If a Director or an Affiliate of a Director is the lending Member, the rate of interest and the terms and conditions of such loan shall be no less favorable to the Company than if the lender had been an independent third party. None of the Members or their Affiliates shall be obligated to make any loan or advance to the Company.
6.21 Limitation on Ownership. Notwithstanding any other provision herein, no Member shall directly or indirectly own or control more than forty-nine percent (49%) of the issued and outstanding Units at any time. Units under indirect ownership or control by a Member shall include Units owned or controlled by such Member’s Related Parties and Affiliates.
ARTICLE VII. ACCOUNTING, BOOKS AND RECORDS
7.1 Accounting, Books and Records. The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with GAAP. The books and records shall reflect all Company transactions and shall be appropriate and adequate for the Company’s business. The Company shall maintain at its principal place of business: (i) a current list of the full name and last known address of each Member and Assignee set forth in alphabetical order, together with the Capital Contributions, Capital Account and Units of each Member and Assignee; (ii) the full name and address of each Director; (iii) a copy of the Articles and any and all amendments thereto, together with executed copies of any powers of attorney pursuant to which the Articles or any amendments thereto have been executed; (iv) copies of the Company’s federal, state and local income tax and information returns and reports, if any, for the six (6) most recent taxable years; (v) a copy of this Agreement and any and all amendments hereto, together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments hereto have been executed; and (vi) copies of the financial statements of the Company, if any, for the six (6) most recent Fiscal Years. The Company shall use the accrual method of accounting in the preparation of its financial reports and for tax purposes and shall keep its books and records accordingly.
7.2 Delivery to Members and Inspection. Any Member or such Member’s designated representative shall have reasonable access during normal business hours to the information and documents kept by the Company pursuant to Section 7.1 of this Agreement. The rights granted to a Member pursuant to this Section 7.2 are expressly subject to compliance by such Member with the safety, security and confidentiality procedures and guidelines of the Company, as such procedures and guidelines may be amended from time to time. Upon the request of any Member for purposes reasonably related to such Member’s interest as a Member, the Directors shall promptly deliver to the requesting Member, at the expense of the requesting Member, a copy of the information required to be maintained under

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Section 7.1 of this Agreement. Each Member has the right, upon reasonable request for purposes reasonably related to such Member’s interest as a Member and for proper purposes, to: (i) inspect and copy during normal business hours any of the Company records described in Section 7.1 of this Agreement; and (ii) obtain from the Directors, promptly after their becoming available, copies of the Company’s federal, state and local income tax and information returns for each Fiscal Year. Each Assignee shall have the right to information regarding the Company only to the extent required by the Act.
7.3 Reports. The Treasurer of the Company shall be responsible for causing the preparation of financial reports of the Company and the coordination of financial matters of the Company with the Company’s accountants. The Company shall cause to be delivered to each Member the financial statements listed below, prepared, in each case (other than with respect to Member’s Capital Accounts, which shall be prepared in accordance with this Agreement) in accordance with GAAP consistently applied. Delivery of the financial statements shall occur as soon as practicable following the end of each Fiscal Year (and in any event not later than one hundred twenty (120) days after the end of such Fiscal Year), and at such time as distributions are made to the Unit Holders pursuant to Article X of this Agreement following the occurrence of a Dissolution Event. The financial statements shall consist of a balance sheet of the Company as of the end of such Fiscal Year and the related statements of operations, Unit Holders’ Capital Accounts and changes therein, and cash flows for such Fiscal Year, together with appropriate notes to such financial statements and supporting schedules, all of which shall be audited and certified by the Company’s accountants, and in each case setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year end (in the case of the balance sheet) and the two (2) immediately preceding Fiscal Years (in the case of the statements). Public access to the financial statements through either the Company’s or the Securities and Exchange Commission’s website shall constitute delivery pursuant to this Section 7.3.
7.4 Tax Matters. The Directors shall, without any further consent of the Unit Holders being required (except as specifically required herein), make any and all elections for federal, state, local and foreign tax purposes as the Directors shall determine appropriate and shall have the right and authority to represent the Company and the Unit Holders before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company or the Unit Holders in their capacities as Unit Holders, and to file any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Unit Holders with respect to such tax matters or otherwise affect the rights of the Company and the Unit Holders. The Directors shall designate a Person to be specifically authorized to act as the “Tax Matters Member” under the Code and in any similar capacity under state or local law; provided, however, that the Directors shall have the authority to designate, remove and replace the Tax Matters Member who shall act as the tax matters partner within the meaning of and pursuant to Regulations Sections 301.6231(a)(7)-1 and -2 or any similar provision under state or local law. Necessary tax information shall be delivered to each Unit Holder as soon as practicable after the end of each Fiscal Year, but not later than three (3) months after the end of each Fiscal Year.
ARTICLE VIII. AMENDMENTS
8.1 Amendments. Amendments to this Agreement may be proposed by the Directors or any Member. Following any such proposal, the Directors shall submit to the Members a verbatim statement of any proposed amendment (provided that counsel for the Company shall have approved of the same in writing as to form), and the Directors shall include therewith a recommendation as to the proposed amendment. The Directors shall seek the written vote of the Members on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. A proposed amendment shall be adopted and be effective as an amendment to this Agreement only if approved by the affirmative vote of a majority of the Membership Voting Interests represented at a Member meeting at which a quorum of the Members is present. Notwithstanding any provision of this Section 8.1 to the contrary, this Agreement shall not be amended without the consent of each Member adversely affected if such amendment would modify the limited liability of a Member, or alter the Membership Economic Interest of a Member.
ARTICLE IX. TRANSFERS
9.1 Restrictions on Transfers. Except as otherwise permitted by this Agreement, no Member shall Transfer all or any portion of such Member’s Units. In the event that any Member pledges or otherwise encumbers all or any part of such Member’s Units as security for the payment of a Debt, any such pledge or hypothecation shall be made pursuant to a pledge or hypothecation agreement that requires the pledgee or secured party to be bound by all of the terms and conditions of this Agreement and all other agreements governing the rights and obligations of Unit Holders in the event such pledgee or secured party becomes a Unit Holder hereunder.
9.2 Permitted Transfers. Subject to the conditions and restrictions set forth in this Article IX, a Unit Holder may: (a) at any time Transfer all or any portion of such Unit Holder’s Units (i) to the transferor’s administrator or trustee to whom such Units are

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Transferred involuntarily by operation of law, or (ii) without consideration to or in trust for the spouse of a Member or descendants of a Member; or (b) at any time following the date of Financial Closing, Transfer all or any portion of such Unit Holder’s Units (i) to any Person approved by the Directors, in writing, or (ii) to any Affiliate or Related Party of such Unit Holder. Any such Transfer set forth in this Section 9.2 and meeting the conditions set forth in Section 9.3 below is referred to herein as a “Permitted Transfer.”
9.3 Conditions Precedent to Transfers. In addition to the conditions set forth above, no Transfer of Units shall be effective unless and until all of the following conditions have been satisfied:
     (a) Except in the case of a Transfer involuntarily by operation of law, the transferor and transferee shall execute and deliver to the Company such documents and instruments of Transfer as may be necessary or appropriate in the opinion of counsel to the Company to affect such Transfer. In the case of a Transfer of Units involuntarily by operation of law, the Transfer shall be confirmed by presentation to the Company of legal evidence of such Transfer, in form and substance satisfactory to counsel to the Company. In all cases, the transferor and/or transferee shall pay all reasonable costs and expenses connected with the Transfer and the admission of the Transferee as a Member and incurred as a result of such Transfer, including but not limited to, legal fees and costs.
     (b) The transferor and transferee shall furnish the Company with the transferee’s taxpayer identification number, sufficient information to determine the transferee’s initial tax basis in the Units Transferred, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns. The Company shall not be required to make any distribution otherwise provided for in this Agreement with respect to any Transferred Units until it has received such information.
     (c) Except in the case of a Transfer of any Units involuntarily by operation of law, either (i) such Units shall be registered under the Securities Act, and any applicable state securities laws, or (ii) the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Directors, to the effect that such Transfer is exempt from all applicable registration requirements and that such Transfer will not violate any applicable laws regulating the Transfer of securities.
     (d) Except in the case of a Transfer of Units involuntarily by operation of law, the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Directors, to the effect that such Transfer will not cause the Company to be deemed to be an “investment company” under the Investment Company Act of 1940.
     (e) Unless otherwise approved by the Directors and Members representing in the aggregate a 75% majority of the Membership Voting Interests, no Transfer of Units shall be made except upon terms which would not, in the opinion of counsel chosen by the Directors, result in the termination of the Company within the meaning of Section 708 of the Code or cause the application of the rules of Sections 168(g)(1)(B) and 168(h) of the Code or similar rules to apply to the Company. If the immediate Transfer of such Unit would, in the opinion of such counsel, cause a termination within the meaning of Section 708 of the Code, then if, in the opinion of such counsel, the following action would not precipitate such termination, the transferor Member shall be entitled to (or required, as the case may be): (i) immediately Transfer only that portion of its Units as may, in the opinion of such counsel, be Transferred without causing such a termination; and (ii) enter into an agreement to Transfer the remainder of its Units, in one or more Transfers, at the earliest date or dates on which such Transfer or Transfers may be effected without causing such termination. The purchase price for the Units shall be allocated between the immediate Transfer and the deferred Transfer or Transfers pro rata on the basis of the percentage of the aggregate Units being Transferred, each portion to be payable when the respective Transfer is consummated, unless otherwise agreed by the parties to the Transfer. In the case of a Transfer by one Member to another Member, the deferred purchase price shall be deposited in an interest-bearing escrow account unless another method of securing the payment thereof is agreed upon by the transferor Member and the transferee Member(s).
     (f) No notice or request initiating the procedures contemplated by this Section 9.3 may be given by any Member after a Dissolution Event has occurred. No Member may sell all or any portion of its Units after a Dissolution Event has occurred.
     (g) No Person shall Transfer any Unit if, in the determination of the Directors, such Transfer would cause the Company to be treated as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code.
     The Directors shall have the authority to waive any legal opinion or other condition required in this Section 9.3 other than the Member approval requirement set forth in Section 9.3(e).

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9.4 Prohibited Transfers. Any purported Transfer of Units that is not a Permitted Transfer shall be null and void and of no force or effect whatsoever; provided that, if the Company is required to recognize a Transfer that is not a Permitted Transfer (or if the Directors, in their sole discretion, elect to recognize a Transfer that is not a Permitted Transfer): (i) the transferee’s rights shall be strictly limited to the transferor’s Membership Economic Interests associated with such Units; and (ii) the Company may offset against such Membership Economic Interests (without limiting any other legal or equitable rights of the Company) any debts, obligations or liabilities for damages that the transferor or transferee may have to the Company. In the case of a Transfer or attempted Transfer of Units that is not a Permitted Transfer, the parties engaging or attempting to engage in such Transfer shall indemnify and hold harmless the Company and the other Members from all cost, liability and damage that such parties may incur (including, without limitation, incremental tax liabilities, attorneys’ fees and expenses) as a result thereof.
9.5 No Dissolution or Termination. The Transfer of Units pursuant to the terms of this Article IX shall not dissolve or terminate the Company. No Member shall have the right to have the Company dissolved or to have such Member’s Capital Contribution returned except as provided in this Agreement.
9.6 Prohibition of Assignment. Notwithstanding the foregoing provisions of this Article IX, no Transfer of Units may be made if the Units sought to be sold, exchanged or Transferred, when added to the total of all other Units sold, exchanged or Transferred within the period of twelve (12) consecutive months prior thereto, would result in the termination of the Company under Section 708 of the Code. In the event of a Transfer of any Units, the Members will determine, in their sole discretion, whether or not the Company will elect pursuant to Section 754 of the Code (or corresponding provisions of future law) to adjust the basis of the assets of the Company.
9.7 Rights of Unadmitted Assignees. A Person who acquires Units but who is not admitted as a Substitute Member pursuant to Section 9.8 of this Agreement shall be entitled only to the Membership Economic Interests with respect to such Units in accordance with this Agreement, and shall not be entitled to the Membership Voting Interests with respect to such Units. In addition, such Person shall have no right to any information or accounting of the affairs of the Company except as required by the Act, shall not be entitled to inspect the books or records of the Company, and shall not have any of the other rights of a Member under the Act or this Agreement.
9.8 Admission of Substitute Members. As to Permitted Transfers, a transferee of Units shall be admitted as a substitute Member provided that such transferee has complied with the following provisions:
     (a) The transferee shall, by written instrument in form and substance reasonably satisfactory to the Directors, agree to be bound by all of the terms and provisions of this Agreement, and assume the obligations of the transferor Member hereunder with respect to the Transferred Units.
     (b) The transferee shall pay for or reimburse the Company for all reasonable legal, filing and publication costs incurred in connection with the admission of the transferee as a Member; and
     (c) Except in the case of a Transfer involuntarily by operation of law, if required by the Directors, the transferee shall deliver to the Company evidence of his/her/its authority to become a Member.
     (d) The transferee and transferor shall each execute and deliver such other instruments as the Directors reasonably deem necessary or appropriate in connection with such Transfer.
9.9 Representations Regarding Transfers. Each Member hereby covenants and agrees with the Company for the benefit of the Company and all Members, that: (i) it is not currently making a market in Units and will not in the future make a market in Units; (ii) it will not Transfer its Units on an established securities market, a secondary market (or the substantial equivalent thereof) within the meaning of Code Section 7704(b) (and any Regulations, proposed Regulations, revenue rulings, or other official pronouncements of the IRS or the Treasury Department that may be promulgated or published thereunder); and (iii) in the event such Regulations, revenue rulings, or other pronouncements treat any or all arrangements which facilitate the selling of Units (commonly referred to as “matching services”) as being a secondary market or the substantial equivalent thereof, no Member will Transfer any Units through a matching service that is not approved in advance by the Company. Each Member further agrees that it will not Transfer any Units to any Person unless such Person first agrees to be bound by this Article IX.

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     Each Member hereby represents and warrants to the Company and the Members that such Member’s acquisition of Units hereunder is made as principal for such Member’s own account and not for resale or distribution of such Units. Each Member further hereby agrees that the following legend, as the same may be amended by the Directors in their sole discretion, may be placed upon any counterpart of this Agreement, the Articles, or any other document or instrument evidencing ownership of Units:
THE TRANSFERABILITY OF THE MEMBERSHIP UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, AND NO ASSIGNEE, VENDEE, TRANSFEREE OR ENDORSEE THEREOF WILL BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, APPLICABLE FEDERAL AND STATE LAW AND THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT OF THE COMPANY, AS AMENDED FROM TIME TO TIME.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.
9.10 Distributions And Allocations In Respect of Transferred Units. If any Units are Transferred during any Fiscal Year in compliance with the provisions of this Article IX, Profits, Losses, each item thereof, and all other items attributable to the Transferred Units for such Fiscal Year shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using any conventions permitted by law and selected by the Directors. All distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee. Solely for purposes of making such allocations and distributions, the Company shall recognize such Transfer to be effective not later than the first day of the month following the month in which all documents to effectuate the Transfer have been executed and delivered to the Company, provided that, if the Company does not receive a notice stating the date such Units were Transferred and such other information as the Directors may reasonably require within thirty (30) days after the end of the Fiscal Year during which the Transfer occurs, then all such items shall be allocated, and all distributions shall be made, to the person or entity who, according to the books and records of the Company, was the owner of the Units on the last day of such Fiscal Year. Neither the Company nor any Member shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 9.10, whether or not the Directors or the Company has knowledge of any Transfer of any Units.
9.11 Additional Members. Additional Members may be admitted from time to time upon the approval of the Directors, and in accordance with such terms and conditions, as the Directors may determine. All Members acknowledge that the admission of additional Members may result in a dilution of a Member’s Membership Interest. Prior to admission as a Member, a prospective Member shall agree in writing to be bound by this Agreement shall and execute and deliver to the Company an Addendum to this Agreement in the form of Exhibit “B” attached hereto. Upon the execution of such Addendum, such additional Member shall be deemed to be a party to this Agreement as if such additional Member had executed this Agreement on the original date hereof, and shall be bound by all of the provisions set forth herein.
ARTICLE X. DISSOLUTION AND WINDING UP
10.1 Dissolution. The Company shall dissolve and shall commence winding up and liquidating upon the first to occur of any of the following (each a “Dissolution Event”): (i) the affirmative vote of a 75% majority of the Membership Voting Interests to dissolve, wind up and liquidate the Company; or (ii) the entry of a decree of judicial dissolution pursuant to the Act. The Members hereby agree that, notwithstanding any provision of the Act, the Company shall not dissolve prior to the occurrence of a Dissolution Event.
10.2 Winding Up. Upon the occurrence of a Dissolution Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and Members; and no Member shall take any action that is inconsistent with, or not necessary to or appropriate for, winding up of the Company’s business and affairs. Notwithstanding any provision in this Agreement to the contrary, the Members acknowledge and agree that all covenants and obligations set forth this Agreement shall continue to be fully binding upon the Members until such time as the Property has been distributed pursuant to this Section 10.2 and Articles of Dissolution have been filed pursuant to the Act. The Liquidator shall be

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responsible for overseeing the prompt and orderly winding up and dissolution of the Company. The Liquidator shall take full account of the Company’s liabilities and Property and shall cause the Property or the proceeds from the sale thereof (as determined pursuant to Section 10.8 of this Agreement), to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by law, in the following order: (i) first, to creditors (including Members and Directors who are creditors, to the extent otherwise permitted by law) in satisfaction of all of the Company’s Debts and other liabilities (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for which reasonable provision for payment has been made; and (ii) second, except as provided in this Agreement, to Members in satisfaction of liabilities for distributions pursuant to the Act; (iii) third, the balance, if any, to the Unit Holders in accordance with the positive balance in their Capital Accounts calculated after making the required adjustment set forth in clause (ii)(C) of the definition of Gross Asset Value in Section 1.10 of this Agreement, after giving effect to all contributions, distributions and allocations for all periods.
10.3 Compliance with Certain Requirements of Regulations; Deficit Capital Accounts. In the event the Company is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article X to the Unit Holders who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Unit Holder has a deficit balance in such Member’s Capital Account (after giving effect to all contributions, distributions and allocations for all Fiscal Years, including the Fiscal Year during which such liquidation occurs), such Unit Holder shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Unit Holders pursuant to this Article X may be: (i) distributed to a trust established for the benefit of the Unit Holders for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company, in which case the assets of any such trust shall be distributed to the Unit Holders from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Unit Holders pursuant to Section 10.2 of this Agreement; or (b) withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld amounts shall be distributed to the Unit Holders as soon as practicable.
10.4 Deemed Distribution and Recontribution. Notwithstanding any other provision of this Article X, in the event the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Dissolution Event has occurred, the Property shall not be liquidated, the Company’s Debts and other liabilities shall not be paid or discharged, and the Company’s affairs shall not be wound up.
10.5 Rights of Unit Holders. Except as otherwise provided in this Agreement, each Unit Holder shall look solely to the Property of the Company for the return of such Unit Holder’s Capital Contribution and shall have no right or power to demand or receive Property other than cash from the Company. If the assets of the Company remaining after payment or discharge of the debts or liabilities of the Company are insufficient to return such Capital Contribution, the Unit Holders shall have no recourse against the Company or any other Unit Holder or Directors.
10.6 Allocations During Period of Liquidation. During the period commencing on the first day of the Fiscal Year during which a Dissolution Event occurs and ending on the date on which all of the assets of the Company have been distributed to the Unit Holders pursuant to Section 10.2 of this Agreement (the “Liquidation Period”), the Unit Holders shall continue to share Profits, Losses, gain, loss and other items of Company income, gain, loss or deduction in the manner provided in Article III of this Agreement.
10.7 Character of Liquidating Distributions. All payments made in liquidation of the interest of a Unit Holder shall be made in exchange for the interest of such Unit Holder in Property pursuant to Section 736(b)(1) of the Code, including the interest of such Unit Holder in Company goodwill.
10.8 The Liquidator. The “Liquidator” shall mean a Person appointed by the Directors to oversee the liquidation of the Company. Upon the consent of a majority of the Membership Voting Interests, the Liquidator may be the Directors. The Company is authorized to pay a reasonable fee to the Liquidator for its services performed pursuant to this Article X and to reimburse the Liquidator for its reasonable costs and expenses incurred in performing those services. The Company shall indemnify, save harmless, and pay all judgments and claims against such Liquidator and any officers, directors, agents and employees of the Liquidator relating to any liability or damage incurred by reason of any act performed or omitted to be performed by the Liquidator, or any officers, directors, agents or employees of the Liquidator in connection with the liquidation of the Company, including reasonable attorneys’ fees incurred in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as

23

incurred, except to the extent such liability or damage is caused by fraud, intentional misconduct, or a knowing violation of the laws which was material to the cause of action.
10.9 Forms of Liquidating Distributions. For purposes of making distributions required by Section 10.2 of this Agreement, the Liquidator may determine whether to distribute all or any portion of the Property in-kind or to sell all or any portion of the Property and distribute the proceeds therefrom.
ARTICLE XI. MISCELLANEOUS
11.1 Notices. Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to have been delivered, given, and received for all purposes (i) if delivered personally to the Person or to an officer of the Person to whom the same is directed, or (ii) if sent by email, or other electronic transmission, when such transmission is electronically confirmed as having been successfully transmitted; or (iii) when the same is actually received, if sent by regular or certified mail, postage prepaid, or by facsimile, if such facsimile is followed by a hard copy of the facsimile communication sent promptly thereafter by regular or certified mail, postage prepaid, addressed as follows, or to such other address as such Person may from time to time specify by notice to the Company: (a) If to the Company, to the address determined pursuant to Section 1.4 of this Agreement; (b) If to the Directors, to the address set forth on record with the Company; (c) If to a Unit Holder, either to the address set forth in the Unit Holder Register or to such other address that has been provided in writing to the Company.
11.2 Binding Effect. Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement shall be binding upon, and shall inure to the benefit of, the Company and the Members, and their respective heirs, representatives, successors, transferees, and assigns.
11.3 Construction. Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against the Company or any Member.
11.4 Headings. Article, Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision of this Agreement.
11.5 Severability. Except as otherwise provided in the succeeding sentence, every provision of this Agreement is intended to be severable, and if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement. The preceding sentence of this Section 11.5 shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid term or provision would be to cause any Member to lose the material benefit of its economic bargain.
11.6 Incorporation By Reference. Every recital, exhibit, schedule and appendix attached to this Agreement and referred to herein is hereby incorporated into this Agreement by reference unless this Agreement expressly provides otherwise.
11.7 Variation of Terms. All terms and variations thereof used in this Agreement shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the context may require.
11.8 Governing Law. The laws of the State of Iowa shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties arising hereunder.
11.9 Waiver of Jury Trial. Each of the Members irrevocably waives, to the fullest extent permitted by law, all rights to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or the business and affairs of the Company.
11.10 Counterpart Execution. This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. All counterparts shall be construed together and shall constitute one agreement.
11.11 Specific Performance. Each Member acknowledges and agrees that the Company and the other Members would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms, and that monetary damages would not provide an adequate remedy in such event. Accordingly, it is agreed that, in addition to any other remedy to which the Company and the non-breaching Members may be entitled hereunder, at law or in equity, the Company and the

24

non-breaching Members shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and to specifically to enforce the terms and provisions of this Agreement.
11.12 No Third Party Rights. None of the provisions contained in this Agreement shall be deemed to be for the benefit of or enforceable by any third parties, including without limitation, any creditors of any Member or the Company.
DULY ADOPTED by the Company as of March 9, 2006.
HOMELAND ENERGY SOLUTIONS, LLC

By:	/s/ Stephen Eastman

Stephen Eastman
Its: Chairman and President

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EXHIBIT “A”
Membership List

Name and Address of Members	Units
Stephen Eastman 3178 439th Street Riceville, Iowa 50466	75

James Boeding 2173 Madison Road Decorah, Iowa 52101	75

Douglas Lindaman 1831 Cleveland Avenue Charles City, Iowa 50616	75

Bernard Retterath 4945 Shadow McIntire, Iowa 50455	75

Pat Boyle 14707 Mill Road Lime Springs, Iowa 52155	75

Steve Dietz #2 Walnut Court Rockwell, Iowa 50469	75

Chad Kuhlers 408 Lexington Drive Clear Lake, Iowa 50428	75

Wade Schmudlach 1540 Midway Avenue Tripol, Iowa 50676	75

TOTAL:	600

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EXHIBIT “B”
MEMBER SIGNATURE PAGE
ADDENDUM TO THE
OPERATING AGREEMENT
OF HOMELAND ENERGY SOLUTIONS, LLC
     The undersigned does hereby warrant, represent, covenant and agree that: (i) the undersigned, as a condition to becoming a Member in Homeland Energy Solutions, LLC, has received a copy of the Operating Agreement dated February March 9, 2006, and, if applicable, all amendments and modifications thereto; (ii) the undersigned shall be subject to and comply with all terms and conditions of such Operating Agreement in all respects, as if the undersigned had executed said Operating Agreement on the original date thereof; and (iii) the undersigned is and shall be bound by all of the provisions of said Operating Agreement from and after the date of execution of this Addendum.

Individuals:	Entities:

Name of Individual Member (Please Print)	Name of Entity (Please Print)

Signature of Individual	Print Name and Title of Officer

Name of Joint Individual Member (Please Print)	Signature of Officer

Signature of Joint Individual Member
Agreed to and Accepted on Behalf of the
Company and its Members:
HOMELAND ENERGY SOLUTIONS, LLC

By:

Its:

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Appendix C
HOMELAND ENERGY SOLUTIONS, LLC
SUBSCRIPTION AGREEMENT
Limited Liability Company Membership Units
$1,000 per Unit
Minimum Investment of 25 Units ($25,000)
5 Unit Increments Thereafter ($5,000)
The undersigned subscriber (“Subscriber”), desiring to become a member of Homeland Energy Solutions, LLC (“Homeland Energy”), an Iowa limited liability company, with its principal place of business at 951 North Linn Avenue, New Hampton, Iowa 50659 hereby subscribes for the purchase of membership units of Homeland Energy, and agrees to pay the related purchase price, identified below.
A. SUBSCRIBER INFORMATION. Please print your individual or entity name and address. If we accept your subscription, the units will be titled in the name of the subscriber as it appears below. Joint subscribers should provide both names. Your name and address will be recorded exactly as printed below. Please provide your home, business and/or mobile telephone number. If desired, please also provide your e-mail address.

1.	Subscriber’s Printed Name

2.	Title, if applicable

3.	Subscriber’s Address Street

City, State, Zip Code

4.	E-mail Address (optional)

5.	Home Telephone Number

6.	Business Telephone Number

7.	Mobile Telephone Number

B. NUMBER OF UNITS PURCHASED. You must purchase at least 25 units. Your ownership interest may not exceed 49% of our outstanding membership units. We currently have 2,850 units outstanding. Accordingly, assuming that we sell the minimum number of 55,000 units in this offering, you may not purchase more than 26,950 units. The maximum number of units to be sold in the offering is 110,000.

units
C. PURCHASE PRICE. Indicate the dollar amount of your investment (minimum investment is $25,000).

1. Total Purchase Price ($1,000 per unit multiplied by number of units)	=	2. 1st Installment (10% of Total Purchase Price)	+	3. 2nd Installment (90% of Total Purchase Price)
	=		+
D. GENERAL INSTRUCTIONS FOR SUBSCRIBERS:
You should read the Prospectus dated [DATE OF EFFECTIVENESS] (the “Prospectus”) in its entirety including the exhibits for a complete explanation of an investment in Homeland Energy.
INSTRUCTIONS IF YOU ARE SUBSCRIBING PRIOR TO THE COMPANY’S RELEASE OF FUNDS FROM ESCROW: If you are subscribing prior to the Company’s release of funds from escrow, you must follow the instructions contained in paragraphs 1 through 5 below:

1

     1. Complete all information required in this Subscription Agreement, and date and sign the Subscription Agreement on page 6 and the Member Signature Page to our Operating Agreement attached to this Subscription Agreement as Exhibit A.
     2. Immediately provide a personal (or business) check for the first installment of ten percent (10%) of your investment amount. The check should be made payable to “Home Federal Savings Bank, escrow agent for Homeland Energy Solutions, LLC.” You will determine this amount in box C.2 on page 3 of this Subscription Agreement.
     3. Execute the Promissory Note and Security Agreement on page 7 of this Subscription Agreement evidencing your commitment to pay the remaining ninety percent (90%) due for the units. The Promissory Note and Security Agreement is attached to this Subscription Agreement and grant Homeland Energy, LLC a security interest in your units.
     4. Deliver the original executed documents referenced in paragraphs 1 and 3 of these instructions, together with a personal or business check as described in Paragraph 2 of these instructions to:
Homeland Energy Solutions, LLC
951 North Linn Avenue
New Hampton, Iowa 50659
     5. Within 20 days of written notice from Homeland Energy that your subscription has been accepted, you must remit an additional personal (or business) check for the second installment of ninety percent (90%) of your investment amount made payable to “Home Federal Savings Bank, escrow agent for Homeland Energy Solutions, LLC” in satisfaction of the Promissory Note and Security Agreement. You will determine this amount in box C.3 on page 3 of this Subscription Agreement. You must deliver this check to the same address set forth above in paragraph 4 within twenty (20) days of the date of Homeland Energy’s written notice. If you fail to pay the second installment pursuant to the Promissory Note and Security Agreement, Homeland Energy shall be entitled to retain your first installment and to seek other damages, as provided in the Promissory Note and Security Agreement. This means that if you are unable to pay the 90% balance of your investment amount within 20 days of our notice, you may have to forfeit the 10% cash deposit.
     Your funds will be placed in Homeland Energy’s escrow account at Home Federal Savings Bank. The funds will be released to Homeland Energy or returned to you in accordance with the escrow arrangements described in the Prospectus. Homeland Energy may, in its sole discretion, reject or accept any part or all of your subscription. If Homeland Energy rejects your subscription, your Subscription Agreement and investment will be promptly returned to you, plus nominal interest, minus escrow fees. Homeland Energy may not consider the acceptance or rejection of your subscription until a future date near the end of this offering.
INSTRUCTIONS IF YOU ARE SUBSCRIBING AFTER THE COMPANY’S RELEASE OF FUNDS FROM ESCROW: If you are subscribing after the Company’s release of funds from escrow, you must follow the instructions contained in paragraphs 1 through 3 below:
1. Complete all information required in this Subscription Agreement, and date and sign the Subscription Agreement on page 6 and the Member Signature Page to our Operating Agreement attached to this Subscription Agreement as Exhibit A.
2. Immediately provide your personal (or business) check for the entire amount of your investment (as determined in box C.1 on page 1) made payable to “Homeland Energy Solutions, LLC.”
3. Deliver the original executed documents referenced in paragraph 1 of these instructions, together with your personal or business check as described in paragraph 2 to:
Homeland Energy Solutions, LLC
951 North Linn Avenue
New Hampton, Iowa 50659
     If you are subscribing after we have released funds from escrow and we accept your investment, your funds will be immediately at-risk as described in the Prospectus. Homeland Energy may, in its sole discretion, reject or accept any part or all of your subscription. If Homeland Energy rejects your subscription, your Subscription Agreement and investment will be returned to you promptly, plus nominal interest, minus escrow fees. Homeland Energy may not consider the acceptance or rejection of your subscription until a future date near the end of this offering.

2

     You may direct your questions to either of our directors listed below or to Homeland Energy at (641)985-2147.

NAME	POSITION	PHONE NUMBER
Stephen Eastman	President and Director	(641) 985-2147
James Boeding	Vice President and Director	(563) 382-3000
Pat Boyle	VP Project Development and Director	(563) 547-3801
Bernard Retterath	Treasurer and Director	(641) 737-2398
Steve Dietz	Secretary and Director	(641) 423-3965
Chad Kuhlers	Director	(641) 423-8500
Steven H. Core	Director	(507) 261-2946
E. Additional Subscriber Information. Subscriber, named above, certifies the following under penalties of perjury:
1.	Form of Ownership. Check the appropriate box (one only) to indicate form of ownership. If the subscriber is a Custodian, Corporation, Partnership or Trust, please provide the additional information requested.

☐	Individual
☐	Joint Tenants with Right of Survivorship (Both signatures must appear on page 6.)
☐	Corporation, Limited Liability Company or Partnership (Corporate Resolutions, Operating Agreement or Partnership Agreement must be enclosed.)
☐	Trust

Trustee’s Name:

Trust Date:

☐	Other: Provide detailed information in the space immediately below.

2.	Subscriber’s Taxpayer Information. Check the appropriate box if you are a non-resident alien, a U.S. Citizen residing outside the United States, and/or subject to backup withholding. All individual subscribers should provide their Social Security Numbers. Trusts should provide the trust’s taxpayer identification number. Custodians should provide the minor’s Social Security Number. Other entities should provide the entity’s taxpayer identification number.
☐	Check box if you are a non-resident alien
☐	Check box if you are a U.S. citizen residing outside of the United States
☐	Check this box if you are subject to backup withholding

Subscriber’s Social Security No.

Joint Subscriber’s Social Security No.

Taxpayer Identification No.

3.	Member Report Address. If you would like duplicate copies of member reports sent to an address that is different than the address identified in section A, please complete this section.

Address:

4.	State of Residence.

State of Principal Residence:

State where driver’s license is issued:

State where resident income taxes are filed:

3

State(s) in which you have maintained your principal residence during the past three years:

a.	b.	c.

5.	Suitability Standards. You cannot invest in Homeland Energy unless you meet one of the following suitability tests (a or b) set forth below. Please review the suitability tests and check the box next to the following suitability test that you meet. For husbands and wives purchasing jointly, the tests below will be applied on a joint basis.
a. ☐	I (We) have annual income from whatever source of at least $45,000 and a net worth of at least $45,000, exclusive of home, furnishings and automobiles; or

b. ☐	I (We) have a net worth of at least $100,000, exclusive of home, furnishings and automobiles;

c. ☐	I (We) have a net worth of $150,000, exclusive of home, home furnishings, and automobiles;

d. ☐	I (We) reside in Iowa and I (we) have a net worth of $60,000 (exclusive of home, auto and furnishings) and annual income of $60,000 or, in the alternative, a net worth of $150,000 (exclusive of home, auto and furnishings); or

e. ☐	I (We) reside in Kansas and I (we) have a net worth of $60,000 (exclusive of home, auto and furnishings) and annual income of $60,000 or, in the alternative, a net worth of $225,000 (exclusive of home, auto and furnishings).

6.	Agricultural Producer. Please indicate below whether the subscribing person or entity meets the following definition of an Agricultural Producer: Persons or entities, including farmers, ranchers, loggers, agricultural harvesters and fishermen, that engage in the production or harvesting of an agricultural product. Producers may or may not own the land or other production resources, but must have majority ownership interest in the agricultural product to which Value-Added is to accrue as a result of the project. Examples of agricultural producers include but are not limited to: a cattle or hog feeder that has a majority interest in the livestock that is fed, slaughtered and sold as beef or pork products or a corn grower that has a majority interest in the corn produced that is then converted into corn meal.
a. ☐	I (we) qualify as an Agricultural Producer based on the above definition.

b. ☐	I (we) do not qualify as an Agricultural Producer based on the above definition.
7.	Subscriber’s Representations and Warranties. You must read and certify your representations and warranties by placing your initials where indicated and by signing and dating this Subscription Agreement. Joint subscribers are also required to initial and sign as indicated.
(Initial here) (Joint initials) By signing below the subscriber represents and warrants to Homeland Energy that he, she or it:

a. has received a copy of Homeland Energy’s Prospectus dated [DATE OF EFFECTIVENESS] and the exhibits thereto or has received notice that this sale has been made pursuant to a registration statement in which a final prospectus would have been required to have been delivered in the absence of Rule 172;

b. has been informed that the units of Homeland Energy are offered and sold in reliance upon a federal securities registration; state registrations in Florida, Illinois, Iowa, Kansas, Minnesota, Missouri, South Dakota and Wisconsin; and exemptions from securities registrations in various other states, and understands that the units to be issued pursuant to this subscription agreement can only be sold to a person meeting requirements of suitability;

c. has been informed that the securities purchased pursuant to this Subscription Agreement have not been registered under the securities laws of any state other than Florida, Illinois, Iowa, Kansas, Minnesota, Missouri, South Dakota and Wisconsin and that Homeland Energy is relying in part upon the representations of the undersigned Subscriber contained herein;

d. has been informed that the securities subscribed for have not been approved or disapproved by the SEC, or the Florida, Illinois, Iowa, Kansas, Minnesota, Missouri, South Dakota and Wisconsin Securities Departments or any other regulatory authority, nor has any regulatory authority passed upon the accuracy or adequacy of the Prospectus;

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e. intends to acquire the units for his/her/its own account without a view to public distribution or resale and that he/she/it has no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of any units or any portion thereof to any other person;

f. understands that there is no present market for Homeland Energy’s membership units, that the membership units will not trade on an exchange or automatic quotation system, that no such market is expected to develop in the future and that there are significant restrictions on the transferability of the membership units;

g. has been encouraged to seek the advice of his legal counsel and accountants or other financial advisers with respect to investor-specific tax and/or other considerations relating to the purchase and ownership of units;

h. has received a copy of the Homeland Energy Operating Agreement, dated March 9, 2006, and understands that upon closing the escrow by Homeland Energy, the subscriber and the membership units will be bound by the provisions of the Operating Agreement which contains, among other things, provisions that restrict the transfer of membership units;

i. understands that the units are subject to substantial restrictions on transfer under certain tax and securities laws along with restrictions in the Homeland Energy Operating Agreement, and agrees that if the membership units or any part thereof are sold or distributed in the future, the subscriber shall sell or distribute them pursuant to the terms of the Operating Agreement, and the requirements of the Securities Act of 1933, as amended, and applicable tax and securities laws;

j. meets the suitability test marked in Item E.5 above and is capable of bearing the economic risk of this investment, including the possible total loss of the investment;

k. understands that Homeland Energy will place a restrictive legend on any certificate representing any unit containing substantially the following language as the same may be amended by the Directors of Homeland Energy in their sole discretion:

THE TRANSFERABILITY OF THE MEMBERSHIP UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, AND NO ASSIGNEE, VENDEE, TRANSFEREE OR ENDORSEE THEREOF WILL BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, APPLICABLE FEDERAL AND STATE LAW AND THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT OF THE COMPANY, AS AMENDED FROM TIME TO TIME.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.

l. understands that, to enforce the above legend, Homeland Energy may place a stop transfer order with its registrar and stock transfer agent (if any) covering all certificates representing any of the membership units;

m. may not transfer or assign this Subscription Agreement, or any of the subscriber’s interest herein without the prior written consent of Homeland Energy;

n. has written his, her, or its correct taxpayer identification number under Item E.2 on this Subscription Agreement;

o. is not subject to back up withholding either because he, she or it has not been notified by the Internal Revenue Service (“IRS”) that he, she or it is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him, her or it that he is no longer subject to backup withholding (Note this clause (p) should be crossed out if the backup withholding box in Item E.2 is checked);

p. understands that execution of the attached Promissory Note and Security Agreement will allow Homeland Energy or its assigns to pursue the obligor for payment of the amount due thereon by any legal means, including, but not limited to, acquisition of a judgment against the obligor in the event that the subscriber defaults on that

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Promissory Note and Security Agreement; and

q. acknowledges that Homeland Energy may retain possession of certificates representing subscriber’s units to perfect its security interest in those units.
Signature of Subscriber/Joint Subscriber:
Date:

Individuals:	Entities:

Name of Individual Subscriber (Please Print)	Name of Entity (Please Print)

Signature of Individual	Print Name and Title of Officer

Name of Joint Individual Subscriber (Please Print)	Signature of Officer

Signature of Joint Individual Subscriber
ACCEPTANCE OF SUBSCRIPTION BY HOMELAND ENERGY SOLUTIONS, LLC:
Homeland Energy Solutions, LLC hereby accepts Subscriber’s subscription for                    units.
Dated this                    day of                                        , 200                     .
HOMELAND ENERGY SOLUTIONS, LLC

By:

Its:

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PROMISSORY NOTE AND SECURITY AGREEMENT
     Date of Subscription Agreement:                                                             , 200                    .
$1,000 per Unit
Minimum Investment of 25 Units ($25,000); Units Sold in 5 Unit Increments Thereafter ($1,000 each)

Number of Units Subscribed

Total Purchase Price ($1,000 per unit multiplied by number of units subscribed)

( )	Less Initial Payment (10% of Principal Amount)

Principal Balance

FOR VALUE RECEIVED, the undersigned hereby promises to pay to the order of Homeland Energy Solutions, LLC, an Iowa limited liability company (“Homeland Energy”), at its principal office located at 951 North Linn Avenue, New Hampton, Iowa 50659, or at such other place as required by Homeland Energy, the Principal Balance set forth above in one lump sum to be paid without interest within 20 days following the call of the Homeland Energy Board of Directors, as described in the Subscription Agreement. In the event the undersigned fails to timely make any payment owed, the entire balance of any amounts due under this full recourse Promissory Note and Security Agreement shall be immediately due and payable in full with interest at the rate of 12% per annum from the due date and any amounts previously paid in relation to the obligation evidenced by this Promissory Note and Security Agreement may be forfeited at the discretion of Homeland Energy.
The undersigned agrees to pay to Homeland Energy on demand, all costs and expenses incurred to collect any indebtedness evidenced by this Promissory Note and Security Agreement, including, without limitation, reasonable attorneys’ fees. This Promissory Note and Security Agreement may not be modified orally and shall in all respects be governed by, construed, and enforced in accordance with the laws of the State of Nebraska.
The provisions of this Promissory Note and Security Agreement shall inure to the benefit of Homeland Energy and its successors and assigns, which expressly reserves the right to pursue the undersigned for payment of the amount due thereon by any legal means in the event that the undersigned defaults on obligations provided in this Promissory Note and Security Agreement.
The undersigned waives presentment, demand for payment, notice of dishonor, notice of protest, and all other notices or demands in connection with the delivery, acceptance, performance or default of this Promissory Note and Security Agreement.
The undersigned grants to Homeland Energy, and its successors and assigns (“Secured Party”), a purchase money security interest in all of the undersigned’s membership units of Homeland Energy now owned or hereafter acquired. This security interest is granted as non-exclusive collateral to secure payment and performance on the obligation owed Secured Party from the undersigned evidenced by this Promissory Note and Security Agreement. The undersigned further authorizes Secured Party to retain possession of certificates representing such membership units and to take any other actions necessary to perfect the security interest granted herein.
Dated:                                        , 200                    .

OBLIGOR/DEBTOR:	JOINT OBLIGOR/DEBTOR:

Printed or Typed Name of Obligor	Printed or Typed Name of Joint Obligor

By:	By:

(Signature)	(Signature)

Officer Title if Obligor is an Entity

Address of Obligor

7

Exhibit A
MEMBER SIGNATURE PAGE
ADDENDUM TO THE
OPERATING AGREEMENT
OF HOMELAND ENERGY SOLUTIONS, LLC
     The undersigned does hereby warrant, represent, covenant and agree that: (i) the undersigned, as a condition to becoming a Member in Homeland Energy Solutions, LLC, has received a copy of the Operating Agreement dated March 9, 2006, and, if applicable, all amendments and modifications thereto; (ii) the undersigned shall be subject to and comply with all terms and conditions of such Operating Agreement in all respects, as if the undersigned had executed said Operating Agreement on the original date thereof; and (iii) the undersigned is and shall be bound by all of the provisions of said Operating Agreement from and after the date of execution of this Addendum.

Individuals:	Entities:

Date	Date

Name of Individual Member (Please Print)	Name of Entity (Please Print)

Signature of Individual	Print Name and Title of Officer

Name of Joint Individual Member (Please Print)	Signature of Officer

Signature of Joint Individual Member

Agreed to and accepted on behalf of the Company and its Members:

HOMELAND ENERGY SOLUTIONS, LLC

By:

Its:

Date:

8

MINIMUM 55,000 UNITS
MAXIMUM 110,000 UNITS
PROSPECTUS
October 12, 2006
     You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, units only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.
     No action is being taken in any jurisdiction outside the United States to permit a public offering of the units or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.
     Through and including                     , 2006 (the 90th day after the effective date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
     Directors and officers of Homeland Energy Solutions, LLC may be entitled to benefit from the indemnification provisions contained in the Company’s operating agreement and the Iowa Limited Liability Company Act. The general effect of these provisions is summarized below.
     Our operating agreement provides that to the maximum extent permitted under the Iowa Limited Liability Company Act and any other applicable law, no member or director of Homeland Energy Solutions shall be personally liable for any debt, obligation or liability of the Company merely by reason of being a member or director or both. No director of the Company shall be personally liable to the Company or its members for monetary damages for a breach of fiduciary duty by such director; provided that the provision shall not eliminate or limit the liability of a director for the following: (1) receipt of an improper financial benefit to which the director is not entitled; (2) liability for receipt of distributions in violation of the articles of organization, operating agreement, or the Iowa Limited Liability Company Act; (3) a knowing violation of law; or (4) acts or omissions involving fraud, bad faith or willful misconduct. To the maximum extent permitted under the Iowa Limited Liability Company Act and other applicable law, the Company, its receiver, or its trustee (however in the case of a receiver or trustee only to the extent of Company property) is required to indemnify, save, and hold harmless and pay all judgments and claims against each director relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such director or officer in connection with the business of the Company. The indemnification includes reasonable attorneys’ fees incurred by a director or officer in connection with the defense of any action based on covered acts or omissions. Attorneys’ fees may be paid as incurred, including those for liabilities under federal and state securities laws, as permitted by law. To the maximum extent permitted by law, in the event of an action by a unit holder against any director, including a derivative suit, we must indemnify, hold harmless and pay all costs, liabilities, damages and expenses of the director, including attorneys’ fees incurred in the defense of the action. Notwithstanding the foregoing provisions, no director shall be indemnified by the Company in contradiction of the Iowa Limited Liability Company Act. The Company may purchase and maintain insurance on behalf of any person in his or her official capacity against any liability asserted against and incurred by the person arising from the capacity, regardless of whether the Company would otherwise be required to indemnify the person against the liability.
     Generally, under Iowa law, a member or manager is not personally obligated for any debt or obligation of the Company solely because they are a member or manager of the Company. However, Iowa law allows a member or manager to agree to become personally liable for any or all debts, obligations, and liabilities if the operating agreement provides. Our operating agreement does not impose personal liability on our members.
     The principles of law and equity supplement the Iowa Limited Liability Company Act, unless displaced by particular provisions of the Act.
     There is no pending litigation or proceeding involving a director, officer, employee or agent of the Company as to which indemnification is being sought. The Company is not aware of any other threatened litigation that may result in claims for indemnification by any director, officer, member, manager, employee or agent.
ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

Securities and Exchange Commission registration fee	$10,000
Legal fees and expenses	$90,000
Consulting Fees	$200,000
Accounting fees	$20,000
Blue Sky filing fees	$5,000
Printing expenses	$50,000
Advertising	$100,000
Miscellaneous expenses	$5,000

Total	$480,000	*

*	All of the above items are estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES
     During the time period beginning on Homeland Energy Solutions’ formation on December 7, 2005 and ending on May 10, 2006, we issued and sold 2,250 membership units to our seed capital investors at a purchase price of $500 per unit and 600 units to our founders at a purchase price of $333.33 per unit, without registering the units with the Securities and Exchange Commission. All sales were made pursuant to Rule 506 of Regulation D. Each of these sales was deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) and Rule 506 of the Securities Act of 1933 as transactions by an issuer not involving a public offering. No underwriting discounts or commissions were paid in these transactions and we conducted no general solicitation in connection with the offer or sale of the securities. The purchasers of the securities in each transaction made representations to us regarding their status as accredited investors as defined in Regulation D and their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof. Appropriate legends were affixed to unit certificates and instruments issued in such transactions. All purchasers were provided a private placement memorandum containing all material information concerning our company and the offering. All purchases were made with cash and the total amount of cash consideration for those securities was $1,325,000.
ITEM 27. EXHIBITS.

3.1	Articles of Organization filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

3.2	Certificate of Name Change and Corresponding Amendment to Articles of Organization filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

3.3	Operating Agreement filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

4.1	Form of Membership Unit Certificate filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

4.2	Form of Subscription Agreement filed with this Pre-Effective Amendment No. 1 to registrant’s registration statement on Form SB-2.

4.3	Escrow Agreement between Homeland Energy Solutions and Home Federal Savings Bank dated October 11, 2006 filed with this Pre-Effective Amendment No. 1 to registrant’s registration statement on Form SB-2.

5.1	Form of Opinion of Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C. as to certain securities matters filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

8.1	Form of Opinion of Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C. as to certain tax matters filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.1	Letter of Intent dated April 14, 2006 between Homeland Energy Solutions, LLC and Fagen, Inc filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein.*

10.2	Real Estate Option dated April 7, 2006 between Homeland Energy Solutions and Larry Bodensteiner and Ann S. Bodensteiner filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.3	Real Estate Option dated April 13, 2006 between Homeland Energy Solutions and F.H. Kestel filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.4	Real Estate Option dated April 12, 2006 between Homeland Energy Solutions and Dale Kout, Leo and Paula Kout, and Bill and Julianne Kout filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.5	Real Estate Option dated April 12, 2006 between Homeland Energy Solutions and Dale Kout, Leo and Paula Kout, and Bill and Julianne Kout filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.6	Real Estate Option dated April 1, 2006 between Homeland Energy Solutions and Clair J. Lensing and Mary E. Lensing filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.7	Real Estate Option dated May 10, 2006 between Homeland Energy Solutions and John Lynch and Margaret Ann Lynch filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.8	Real Estate Option dated May 10, 2006 between Homeland Energy Solutions and Eugene Schmitt filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.9	Real Estate Option dated May 5, 2006 between Homeland Energy Solutions and Richard Vrzak and Rodney Vrzak filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.10	Project Development and Consulting Agreement dated June 28, 2006, between Homeland Energy Solutions, LLC and Pat Boyle filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

10.11	Letter of Engagement dated May 15, 2006 between Homeland Energy Solutions and Cornerstone Energy, Inc. filed with this Pre-Effective Amendment No. 1 to registrant’s registration statement on Form SB-2.

23.1	Consent of Eide Bailly LLP dated July 19, 2006 filed as part of the registrant’s registration statement on Form SB-2 and incorporated by reference herein.

23.2	Consent of Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C. (contained in Exhibit 5.1).

23.3	Consent of Brown, Winick, Graves, Gross, Baskerville & Schoenebaum, P.L.C. (contained in Exhibit 8.1).

23.4	Consent of PRX Geographic dated October 10, 2006 filed with this Pre-Effective Amendment No. 1 to registrant’s registration statement on Form SB-2.

23.5	Consent of FC Stone Group, Inc. dated October 5, 2006 filed with this Pre-Effective Amendment No. 1 to registrant’s registration statement on Form SB-2.

99.1	PRX Geographic Feasibility Study dated April 6, 2006 filed with this Pre-Effective Amendment No. 1 to registrant’s registration statement on Form SB-2.

99.2	FC Stone Group, Inc. Feasibility Study dated January 3, 2006 filed with this Pre-Effective Amendment No. 1 to registrant’s registration statement on Form SB-2.

*	Portions omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.
ITEM 28. UNDERTAKINGS.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
     The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:
     (i) Include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

     (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
     (2) To deem, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the registered securities which remain unsold at the end of the offering.
     (4) To determine the liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of the securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (5) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424 (b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES
     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing this Pre-Effective Amendment No. 1 to the registrant’s Form SB-2 and the registrant’s registration statement to be signed on its behalf by the undersigned, in the City of New Hampton, State of Iowa on October 12, 2006.

HOMELAND ENERGY SOLUTIONS, LLC

Date: October 12, 2006	/s/ Stephen Eastman
Stephen Eastman
President (Principal Executive Officer)

Date: October 12, 2006	/s/ Bernard Retterath
Bernard Retterath
Treasurer and Director (Principal Financial and Accounting Officer)

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Date: October 12, 2006	/s/ Stephen Eastman
Stephen Eastman,
President, Director (Principal Executive Officer)

Date: October 12, 2006	/s/ James Boeding
James Boeding,
Vice President and Director

Date: October 12, 2006	/s/ Bernard Retterath
Bernard Retterath, Treasurer, Director
(Principal Financial and Accounting Officer)

Date: October 12, 2006	/s/ Pat Boyle
Pat Boyle, Vice President of Project
Development, Director

Date: October 12, 2006	/s/ Steve Dietz
Steve Dietz, Secretary and Director

Date: October 12, 2006	/s/ Chad Kuhlers
Chad Kuhlers, Director